UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

ENCORE WIRE CORPORATION

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☐
Fee paid previously with preliminary materials.

☒
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED AS OF MAY 10, 2024
1329 Millwood Road
McKinney, Texas 75069
[   ], 2024
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Encore Wire Corporation (“Encore,” the “Company” or “we”) to be held on [         ], [        ], 2024, at [   ] [a.m.] / [p.m.], Central Time online at https://www.virtualshareholdermeeting.com/WIRE2024SM.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 14, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Encore, Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), Applause Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely as provided in Section 9.12 therein, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company, pursuant to which Merger Sub will merge with and into Encore (the “Merger”), with Encore surviving the Merger and becoming a wholly owned subsidiary of Parent (the “Merger Agreement Proposal”). You will also be asked to consider and vote on (i) a non-binding, advisory proposal to approve compensation that will or may become payable by Encore to its named executive officers in connection with the Merger (the “Compensation Proposal”) and (ii) a proposal to approve one or more adjournments of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal”).
If the Merger contemplated by the Merger Agreement is completed, you will be entitled to receive for each share of Encore common stock, par value $0.01 per share (“Encore common stock”) that you own immediately prior to the effective time of the Merger, without interest, $290.00 in cash, plus, if the Merger is not consummated by April 14, 2025, an additional $0.0635 per share of Encore common stock per day beginning on April 15, 2025, up to, but excluding, the date the Merger is consummated, subject to any required tax withholding (unless you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the General Corporation Law of the State of Delaware).
On April 14, 2024, the board of directors of Encore (the “Board”) reviewed and considered the terms and conditions of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement. After considering various factors, including those described in the accompanying Proxy Statement (the “Proxy Statement”), and after consultation with the Company’s independent legal and financial advisors, the Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Encore and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) authorized and approved the execution, delivery and performance of the Merger Agreement by Encore and (iv) recommended the adoption of the Merger Agreement by the holders of Encore common stock (“Encore stockholders”) and directed that the Merger Agreement be submitted for adoption by Encore stockholders at a meeting of the Encore stockholders.
The Board recommends that you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

The enclosed Proxy Statement provides detailed information about the Special Meeting, the Merger Agreement, the Merger, the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. The Proxy Statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. You are encouraged to read the Proxy Statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about Encore from documents we file with the United States Securities and Exchange Commission (the “SEC”) from time to time.
We appreciate you taking the time to vote promptly and encourage you to do so electronically. After reading the Proxy Statement, please vote at your earliest convenience by voting over the Internet using the Internet address on the proxy card or by voting by telephone using the toll-free number on the proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively vote by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting.
If your shares of Encore common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. Because the proposals are “non-routine matters,” your broker, bank, trust or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares of Encore common stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with the Proxy Statement. If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting. We encourage you to authorize your broker, bank, trust or other nominee to vote your shares “FOR” each of the proposals by following the instructions provided on the enclosed voting instruction form to provide your instructions over the Internet, by telephone or by signing, dating and returning the voting instruction form in the postage-paid envelope provided. We encourage you to vote electronically.
Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock because the Merger Agreement makes the approval by the Encore stockholders of the Merger Agreement Proposal a condition to the parties’ obligations to consummate the Merger. The failure of any Encore stockholder of record to either (i) grant a proxy electronically over the Internet, by telephone or by submitting a signed proxy card or (ii) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal. Additionally, such failure will cause the stockholder’s shares to not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting (assuming such stockholder of record has not granted a proxy electronically over the Internet or by telephone, submitted a signed proxy card or voted by virtual ballot at the Special Meeting on any proposal). Abstentions will have the same effect as votes “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal and will be counted as present for purposes of determining whether a quorum is present. Because each of the proposals presented to stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. The failure of any beneficial owner to instruct their broker, bank, trust or other nominee how to vote will result in such beneficial owner’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
The Special Meeting will be held virtually, and you will be able to attend the meeting and vote via the Internet at https://www.virtualshareholdermeeting.com/WIRE2024SM by using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person.

If you have any questions about the Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, please contact D.F. King & Co., Inc., our proxy solicitor, by calling (888) 887-1266 (stockholders) or (212) 269-5550 (banks and brokers).
On behalf of the Board, I thank you for your support and appreciate your consideration of these matters.
Sincerely,

Daniel L. Jones
Chairman, President and Chief Executive Officer
Encore Wire Corporation
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the Proxy Statement, including the Merger, or determined if the information contained in this document or the Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.
The Proxy Statement is dated [         ], 2024 and, together with the enclosed form of proxy card, is first being mailed to Encore stockholders on or about [         ], 2024.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED AS OF MAY 10, 2024
1329 Millwood Road
McKinney, Texas 75069
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
YOUR VOTE IS VERY IMPORTANT.
PLEASE VOTE YOUR SHARES PROMPTLY.
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Encore Wire Corporation (“Encore” or the “Company”) to be held on [    ], [    ], 2024, at [    ] [a.m.] / [p.m.], Central Time online at https://www.virtualshareholdermeeting.com/WIRE2024SM.
The Special Meeting will be held for the following purposes:
1.
to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 14, 2024, by and among Encore, Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), Applause Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely as provided in Section 9.12 therein, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement (the “Proxy Statement”) accompanying this notice and pursuant to which Merger Sub will merge with and into Encore (the “Merger”), with Encore surviving the Merger and becoming a wholly owned subsidiary of Parent (the “Merger Agreement Proposal”);

2.
to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by Encore to its named executive officers in connection with the Merger (the “Compensation Proposal”); and

3.
to consider and vote on a proposal to approve one or more adjournments of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal”).

The affirmative vote of the holders of a majority of the outstanding shares of Encore common stock, par value $0.01 per share (“Encore common stock”), entitled to vote thereon is required to approve the Merger Agreement Proposal. The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Compensation Proposal. The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve the Adjournment Proposal. Abstentions will have the same effect as votes “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal. The failure of any Encore stockholder of record to either (i) grant a proxy electronically over the Internet, by telephone or by submitting a signed proxy card or (ii) attend the Special Meeting will result in such stockholder’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal. Because each of the proposals presented to the stockholders of the Company will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. The failure of any beneficial owner to instruct their broker, bank, trust or other nominee how to vote will result in such beneficial owner’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Only Encore stockholders of record as of the close of business on [      ], 2024 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our principal executive offices located at 1329 Millwood Road, McKinney, Texas 75069, during regular business hours for a period of no less than ten days before the Special Meeting.
The Encore board of directors (the “Board”) recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. In considering the recommendation of the Board, Encore stockholders should be aware that the Company’s executive officers and members of the Board may have agreements and arrangements in place that provide them with interests in the Merger that may be different from, or in addition to, those of the holders of shares of Encore common stock generally. See the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of Encore in the Merger” beginning on page 56 of the Proxy Statement.
Your vote is important. Whether or not you expect to attend the Special Meeting, you are urged to complete, sign, date and return the enclosed proxy card, or to submit your vote by Internet or telephone, at your earliest convenience. If you hold your shares in “street name,” you should instruct your broker, bank, trust or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. Instructions for voting your shares are included on the enclosed proxy card or the voting instruction form you will receive. If you are a record holder and you send in your proxy and then decide to attend the Special Meeting to vote your shares, you may still do so. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Special Meeting.
Our Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com. The Proxy Statement, as well as the Merger Agreement attached thereto, are hereby incorporated by reference in this Notice.
By order of the Board of Directors,

Bret J. Eckert
Secretary
Encore Wire Corporation
[    ], 2024

IMPORTANT
Your vote is extremely important. Whether or not you plan to virtually attend the Special Meeting and regardless of the number of shares you own, we urge you to vote promptly “FOR” each of the proposals.
If you have any questions about submitting your proxy card or otherwise require assistance, please contact:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders May Call: (888) 887-1266 (TOLL-FREE)
Banks and Brokers May Call Collect: (212) 269-5550
Email: WIRE@dfking.com

SUMMARY	1
The Special Meeting	1
Parties Involved in the Merger	3
Effects of the Merger	4
Merger Consideration	4
Effect on Encore if the Merger is Not Consummated	6
Recommendation and Reasons for the Merger	7
Opinion of J.P. Morgan Securities LLC	7
Interests of the Directors and Executive Officers of Encore in the Merger	7
Financing of the Merger	8
Material U.S. Federal Income Tax Consequences of the Merger	8
Regulatory Approvals Required for the Merger	8
Go-Shop Period	9
Non-Solicitation Covenant	9
Company Board Recommendation Change	10
Regulatory Approvals and Related Matters	11
Conditions to the Closing of the Merger	11
Termination of the Merger Agreement	12
Termination Fee Payable by Encore	12
Termination Fee Payable By Parent	12
Guaranty	13
Market Prices	13
Appraisal Rights	13
QUESTIONS AND ANSWERS	15
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	26
THE SPECIAL MEETING	27
Date, Time and Place of the Special Meeting	27
Purpose of the Special Meeting	27
Record Date; Shares Entitled to Vote; Quorum	27
Vote Required; Abstentions and Broker Non-Votes	27
Shares Held by the Company’s Directors and Executive Officers	28
Voting of Proxies	28
How You May Revoke or Change Your Vote	29
Adjournments	29
Technical Difficulties or Trouble Accessing the Virtual Meeting Website	30
Tabulation of Votes	30
Solicitation of Proxies	30
Anticipated Date of Consummation of the Merger	30
Attending the Special Meeting	30
Voting at the Special Meeting Remotely as a Stockholder of Record or as a Beneficial Owner Who Holds Shares Through a Broker, Bank, Trust or Other Nominee	30
Assistance	31

i

ii

iii

SUMMARY
This summary highlights selected information from this proxy statement (this “Proxy Statement”) related to the merger (the “Merger”) of Applause Merger Sub Inc. (“Merger Sub”) with and into Encore Wire Corporation (“Encore” or the “Company”), with the Company surviving the Merger as a wholly owned subsidiary of Prysmian S.p.A. (“Parent”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 109 of this Proxy Statement. The Merger Agreement (as defined below) is attached as Annex A to this Proxy Statement. You are encouraged to read the Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this Proxy Statement, “Encore,” the “Company,” “we,” “our,” “us” and similar words in this Proxy Statement refer to Encore Wire Corporation. Throughout this Proxy Statement we refer to Prysmian S.p.A. as “Parent,” Applause Merger Sub Inc. as “Merger Sub” and Prysmian Cables and Systems USA, LLC as “Guarantor.” In addition, throughout this Proxy Statement we refer to the Agreement and Plan of Merger, dated as of April 14, 2024, as it may be amended, supplemented or otherwise modified from time to time, by and among the Company, Parent and Merger Sub and, solely as provided in Section 9.12 therein, Guarantor, as the “Merger Agreement.”
The Special Meeting (page 27)
Date, Time and Place
The special meeting of the stockholders of Encore (“Encore stockholders”) (the “Special Meeting”) will be held on [      ], [      ], 2024, at [      ] [a.m.] / [p.m.], Central Time online at https://www.virtualshareholdermeeting.com/WIRE2024SM.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of common stock of Encore, par value $0.01 per share (“Encore common stock”), at the close of business on [      ], 2024, the record date for the Special Meeting (the “Record Date”). You will have one vote at the Special Meeting for each share of Encore common stock you owned at the close of business on the Record Date.
Purpose
At the Special Meeting, we will ask Encore stockholders of record as of the Record Date to vote (i) to adopt the Merger Agreement (the “Merger Agreement Proposal”), (ii) to approve, by non-binding, advisory vote, compensation that will or may become payable by Encore to its named executive officers in connection with the Merger (the “Compensation Proposal”) and (iii) to approve one or more adjournments of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal” and, together with the Merger Agreement Proposal and the Compensation Proposal, the “Special Meeting Proposals”).
Quorum
As of the Record Date, there were [      ] shares of Encore common stock outstanding and entitled to be voted at the Special Meeting. The holders of a majority of the issued and outstanding shares of Encore common stock entitled to vote at the Special Meeting, present in person or represented by proxy, constitutes a quorum. As a result, [      ] shares of Encore common stock must be represented by proxy or by stockholders present and entitled to vote at the Special Meeting to have a quorum. Shares of Encore common stock are counted as present for purposes of determining a quorum if:

•
the holders of such shares are present in person at the virtual Special Meeting; or

•
a proxy card has been properly submitted by mail, by telephone or over the Internet with respect to such shares.

If you submit your proxy card, regardless of whether you abstain from voting on one or more of the Special Meeting Proposals, your shares of Encore common stock will be counted as present at the Special Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares of Encore common stock are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. If you hold your shares in “street name” and do not give any instruction to your broker, bank, trust or other nominee as to how your shares should be voted at the Special Meeting, those shares will not be voted on any Special Meeting Proposal and will not be counted for purposes of determining a quorum.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of Encore common stock entitled to vote thereon is required to approve the Merger Agreement Proposal. The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Compensation Proposal. The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve the Adjournment Proposal. This means that the Merger Agreement Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of outstanding shares of Encore common stock entitled to vote on the Merger Agreement Proposal. Abstentions will have the same effect as votes “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal. The failure of any Encore stockholder of record to either (i) grant a proxy electronically over the Internet, by telephone or by submitting a signed proxy card or (ii) attend the Special Meeting will result in such stockholder’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal. Because each of the proposals presented to Encore stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. The failure of any beneficial owner to instruct their broker, bank, trust or other nominee how to vote will result in such beneficial owner’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Share Ownership of Directors and Executive Officers of Encore
As of the Record Date, the directors and executive officers of Encore beneficially owned, and were entitled to vote, in the aggregate, [      ] shares of Encore common stock representing approximately [      ]% of the outstanding shares of Encore common stock. The directors and executive officers of Encore have informed Encore that they currently intend to vote all of their shares of Encore common stock “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
How You Can Vote
If you are a stockholder of record of shares of Encore common stock, you may vote your shares in any of four ways:
1.
by submitting your proxy by voting over the Internet using the website indicated on the enclosed proxy card;

2.
by submitting your proxy by telephone using the toll-free number on the enclosed proxy card;

3.
by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or

4.
by attending the Special Meeting in a virtual format and voting by virtual ballot. To vote during the Special Meeting, you must do so by logging into https://www.virtualshareholdermeeting.com/WIRE2024SM using the 16-digit control number included in your proxy materials.

If your shares of Encore common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares of Encore common stock are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. Because the proposals are “non-routine matters,” your broker, bank, trust or other nominee does not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of Encore common stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with the Proxy Statement. If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting. We encourage you to authorize your broker, bank, trust or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the enclosed voting instruction form to provide your instructions over the Internet, by telephone or by signing, dating and returning the voting instruction form in the postage-paid envelope provided.
YOUR VOTE IS VERY IMPORTANT. We encourage all stockholders to vote electronically. Please submit your proxy via the Internet or by telephone by following the instructions on the enclosed proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively vote by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, even if you plan to attend the Special Meeting.
All shares entitled to vote and represented by properly submitted proxies (including those submitted via the Internet, by telephone and by mail) received at or prior to the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy card, such shares will be voted by the proxy holders named on the enclosed proxy card according to the recommendation of the board of directors of Encore (the “Board”) “FOR” each of the Special Meeting Proposals.
Parties Involved in the Merger (page 32)
Encore Wire Corporation
Encore Wire Corporation is a Delaware corporation, incorporated in 1989. The Company manufactures a broad range of electrical wire and cables, used to distribute power from the transmission grid to the wall outlet or switch. Encore’s diversified product portfolio and low-cost of production positions it exceptionally well to play a key role in the transition to a more sustainable and reliable energy infrastructure. Our products are proudly made in America at our vertically-integrated, single-site, Texas campus.
The Company sells its products through manufacturers’ representatives to wholesale electrical distributors servicing the residential, commercial, and industrial sectors.
Encore common stock is currently listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “WIRE.”

The Company’s principal executive office and manufacturing plants are located at 1329 Millwood Road, McKinney, Texas 75069. The Company’s telephone number is (972) 562-9473.
Prysmian S.p.A.
Prysmian S.p.A., which we refer to as “Parent,” is a company organized under the laws of the Republic of Italy, operates in the business of underground and submarine cables and systems for power transmission and distribution, of specialty cables for applications in many different industries and of medium and low voltage cables for the construction and infrastructure sectors. It produces voice, video and data transmission cables and accessories for the telecommunications industry, offering a comprehensive range of optical fibers, optical and copper cables and connectivity systems.
Parent’s ordinary shares are listed on the Borsa Italiana under the symbol “PRY.”
Parent’s principal executive office is located at Via Chiese 6, 20126 Milano, Italy.
Prysmian Cables and Systems USA, LLC
Prysmian Cables and Systems USA, LLC, which we refer to as “Guarantor,” is a Delaware limited liability company and a wholly owned subsidiary of Parent.
Applause Merger Sub Inc.
Applause Merger Sub Inc., which we refer to as “Merger Sub,” is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on April 12, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Encore and will cease to exist.
Effects of the Merger (page 33)
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub will be merged with and into Encore, whereupon the separate corporate existence of Merger Sub will cease, and Encore will continue as the surviving corporation under the name “Encore Wire Corporation” (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent and Encore common stock will no longer be publicly traded. In addition, Encore common stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case, in accordance with applicable laws, rules and regulations, and Encore will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”) on account of Encore common stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation. The “Effective Time” will occur upon the filing of the certificate of merger (the “certificate of merger”) with the Secretary of State of the State of Delaware (or at such later time as Encore and Parent may mutually agree in writing and specify in the certificate of merger).
Merger Consideration (page 33)
Encore common stock
At the Effective Time, each share of Encore common stock outstanding immediately prior to the Effective Time (excluding (a) each share that is owned by Encore as treasury stock or otherwise, but excluding for the avoidance of doubt any shares of Encore common stock held by any Encore employee benefit plan or trust related thereto (other than, for the avoidance of doubt, shares of Encore common stock reserved for issuance under any of the Company Equity Plans (as such term is defined in the Merger Agreement)), or held by Parent or Merger Sub (or any direct or indirect parent of Merger Sub) immediately prior to the Effective Time, which will be cancelled and will cease to exist, (b) shares that are owned by any wholly owned subsidiary of Parent (other than Merger Sub or any direct or indirect parent of Merger Sub) immediately prior to the Effective Time, which will be converted into such number of shares of common stock of the Surviving Corporation so as to maintain relative ownership percentages and (c) shares that are issued and outstanding immediately prior to the Effective Time (other than the shares described in the foregoing clauses (a) and (b)) that are held by holders (or “beneficial owners” (as defined, for purposes of this section of this Proxy Statement, in Section 262(a) of the DGCL) of such shares) who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and are entitled to demand and properly demand appraisal of such shares pursuant to, and who have properly exercised and perfected their demands for appraisal rights under and comply in all respects with, Section 262 of the DGCL ((a), (b) and (c) collectively, the “Excluded Shares”)) will be converted automatically into the right to receive, without interest, $290.00 in cash (the “Base Consideration”), plus, if the Merger is not consummated by April 14, 2025, an additional $0.0635 per share of Encore common stock per day beginning on April 15, 2025, up to, but excluding, the date the Merger is consummated (the “Additional Consideration” and together with the Base Consideration, the “Merger Consideration”), subject to any required tax withholding.
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Encore common stock that you own (other than any Excluded Shares) immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as a holder of Encore common stock (an “Encore stockholder”) (except that Encore stockholders who properly and validly exercise, perfect and do not withdraw their appraisal rights will not be entitled to receive the Merger Consideration and instead will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by the DGCL. For more information, please see the section of this Proxy Statement entitled “Appraisal Rights” beginning on page 103 of this Proxy Statement).
Treatment of Encore Equity Awards
Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each award of restricted stock units representing the right to be issued shares of Encore common stock or cash valued by reference to the value of shares of Encore common stock granted under the Company Equity Plans that is subject to time-based vesting restrictions (each such award, a “Company RSU Award”) (or portion thereof) granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of such Company RSU Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company RSU Award (or portion thereof).
Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each award of restricted stock units representing the right to be issued shares of Encore common stock or cash valued by reference to the value of shares of Encore common stock granted under the Company Equity Plans that is subject to performance-based vesting restrictions (each such award, a “Company PSU Award”) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of such Company PSU Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company PSU Award (or portion thereof). For purposes of clause (ii) of the immediately preceding sentence, the total number of shares of Encore common stock subject to a Company PSU Award will be determined in accordance with the applicable award terms; it being understood that if any portion of the Company PSU Award has been earned by its terms based on performance for completed performance periods as of the Effective Time, but has not yet become vested pursuant to any applicable time or service-based vesting requirements, the total number of shares of Encore common stock subject to such Company PSU Award will be based on the number of shares of Encore common stock actually earned based on performance for the completed performance periods.
Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each award of options to purchase shares of Encore common stock granted under the Company Equity Plans (each such award, a “Company Option Award”) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right of the holder of such Company Option Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of Encore common stock subject to such Company Option Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award will be cancelled without any consideration being payable in respect thereof and will have no further force or effect.
Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each award of stock appreciation rights representing the right to receive cash valued by reference to the value of Encore common stock in excess of an applicable base or strike price granted under the Company Equity Plans (each such award, a “Company SAR Award”) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right of the holder of such Company SAR Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the excess, if any, of the Merger Consideration over the applicable base or strike price of such Company SAR Award, multiplied by (ii) the number of shares of Encore common stock referenced by such Company SAR Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the base or strike price of any Company SAR Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company SAR Award will be cancelled without any consideration being payable in respect thereof and will have no further force or effect.
Immediately prior to the Effective Time, all shares of Encore common stock that are then unvested and subject to an outstanding award of Encore common stock under the Company Equity Plans (each such award, a “Company Restricted Stock Award”) will become fully vested and free of any applicable repurchase or forfeiture conditions.
Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company RSU Award (or portion thereof) granted on or after the date of the Merger Agreement that is outstanding immediately prior to the Effective Time (each such award, a “Post-Signing Company RSU Award”) will no longer represent a right to acquire shares of Encore common stock, will not accelerate in connection with the Merger, and will automatically become a cash-based award (a “Cash Award”) with respect to an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Post-Signing Company RSU Award immediately prior to the Effective Time. Each Cash Award will otherwise be subject to substantially the same terms and conditions applicable to the related Post-Signing Company RSU Award as of immediately prior to the Effective Time.
For more information, please see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of Encore in the Merger” beginning on page 56 of this Proxy Statement.
Effect on Encore if the Merger is Not Consummated (page 33)
If the Merger Agreement is not adopted by the Encore stockholders, or if the Merger is not consummated for any other reason:
•
the Encore stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Encore common stock pursuant to the Merger Agreement;

•
Encore will remain an independent public company, the Encore common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and Encore will continue to file periodic reports with the SEC on account of the Encore common stock; and

•
under certain circumstances specified in the Merger Agreement, Encore may be required to pay Parent a termination fee (the “Company Termination Fee”) of up to $146.54 million upon the termination of the Merger Agreement. For more information, please see the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement —  Termination Fee Payable by Encore” beginning on page 93 of this Proxy Statement.

Recommendation and Reasons for the Merger (page 45)
On April 14, 2024, after considering various factors described in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Recommendation and Reasons for the Merger” beginning on page 45 of this Proxy Statement, and after consultation with the Company’s independent legal and financial advisors, the Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Encore and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) authorized and approved the execution, delivery and performance of the Merger Agreement by Encore and (iv) recommended the adoption of the Merger Agreement by the Encore stockholders and directed that the Merger Agreement be submitted for adoption by Encore stockholders at a meeting of the Encore stockholders.
The Board recommends that you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Opinion of J.P. Morgan Securities LLC (page 49)
In connection with the Merger, on April 14, 2024, J.P. Morgan Securities LLC (“J.P. Morgan”), Encore’s financial advisor, delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated April 14, 2024, to the effect that, as of April 14, 2024 and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Base Consideration of  $290.00 per share of Encore common stock to be paid to Encore stockholders in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated April 14, 2024, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B. The summary of J.P. Morgan’s opinion contained in this Proxy Statement is qualified in its entirety by reference to the full text of the written opinion. Encore stockholders are urged to read the opinion in its entirety. J.P. Morgan provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. J.P. Morgan did not express any opinion as to the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Encore, or as to the underlying decision by Encore to engage in the Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. J.P. Morgan’s opinion is not a recommendation as to how any holder of Encore common stock should vote with respect to the approval of the Merger or any other matter. For a description of the opinion that the Board received from J.P. Morgan, see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of J.P. Morgan Securities LLC” beginning on page 49.
Interests of the Directors and Executive Officers of Encore in the Merger (page 56)
Encore’s directors and executive officers have certain interests in the Merger that are different from, or in addition to, those of Encore stockholders. See the section entitled “Proposal 1: Adoption of the Merger

Agreement — The Merger — Interests of the Directors and Executive Officers of Encore in the Merger” beginning on page 56 of this Proxy Statement for additional information about interests that Encore’s directors and executive officers have in the Merger that are different than yours.
Financing of the Merger (page 60)
Each of Parent and Merger Sub has agreed to use their respective reasonable best efforts to consummate on a timely basis the Debt Financing (as defined in the Merger Agreement) as contemplated by the Debt Commitment Letters (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Financing of the Merger” beginning on page 60 of this Proxy Statement) in effect on the date of the Merger Agreement (or in the event any portion or all of such Debt Financing becomes unavailable or otherwise undesirable, alternative financing). However, obtaining the Debt Financing is not a condition to the consummation of the Merger.
Guarantor has agreed to absolutely, unconditionally and irrevocably guarantee, as primary obligor and not as surety, to Encore the due and punctual payment and performance of each of the payment obligations of Parent and Merger Sub, as applicable under the Merger Agreement (the “Guaranteed Obligations”). The guaranty is one of payment and performance and not of collection. Guarantor’s obligations under the Merger Agreement are expressly limited to the Guaranteed Obligations and upon the full discharge and performance of all Guaranteed Obligations, Guarantor will no longer have any duties or obligations under the Merger Agreement. For more information, please see the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Financing of the Merger” beginning on page 60 of this Proxy Statement.
Material U.S. Federal Income Tax Consequences of the Merger (page 61)
The receipt of cash by Encore stockholders in exchange for shares of Encore common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 61 of this Proxy Statement) that exchanges shares of Encore common stock for cash pursuant to the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Encore common stock surrendered in exchange therefor.
A Non-U.S. Holder (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 61 of this Proxy Statement) generally will not be subject to U.S. federal income tax with respect to the exchange of its shares of Encore common stock for cash pursuant to the Merger unless such Non-U.S. Holder has certain connections with the United States.
For a general discussion of certain material U.S. federal income tax consequences of the Merger, see the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 61 of this Proxy Statement. That discussion does not address any non-income tax consequences, nor does it address any state, local or non-U.S. tax consequences or any tax consequences to holders that are subject to special treatment under the U.S. federal income tax laws. Encore stockholders should consult their own tax advisors concerning the tax consequences of the Merger to them in light of their particular circumstances and any consequences arising under U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger (page 64)
Pursuant to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement cannot be consummated until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated thereunder (the “HSR Act”), has expired or been terminated and any and all agreements with governmental entities with competent jurisdiction over Encore or Parent pursuant to which such parties have agreed not to consummate the Merger and the other transactions contemplated by the Merger Agreement under the HSR Act have expired or have been terminated.
Additionally, pursuant to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement cannot be consummated until the clearances and approvals requested by any governmental entity under certain specified laws have been obtained, or any waiting periods relating thereto have expired, in the event that an applicable governmental entity has requested such clearances or approvals be obtained or determined that such waiting periods apply to the Merger and the other transactions contemplated by the Merger Agreement.
Go-Shop Period (page 76)
Commencing on April 14, 2024 and continuing until 11:59 p.m. Central Time on May 19, 2024 (such period of time, the “Go-Shop Period,” and such latter date, the “No-Shop Period Start Date”), Encore and its Representatives (as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Go-Shop Period”) have the right to, directly or indirectly, and subject to certain limitations, among other things: solicit and initiate any Alternative Proposals (as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Go-Shop Period”), furnish non-public information relating to Encore to third parties, solely pursuant to an Acceptable Confidentiality Agreement (as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Go-Shop Period”) so long as Parent was or is given access to the same information, and otherwise cooperate with or assist any Alternative Proposal, including by granting a waiver under any “standstill provision” or similar obligation of third parties to allow such parties to submit or amend an Alternative Proposal on a confidential basis to the Board (or any committee thereof).
Non-Solicitation Covenant (page 77)
After the end of the Go-Shop Period (or, in the case of an Excluded Party (as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Go-Shop Period”), the earlier of the date on which such third party is no longer an Excluded Party and fifteen days after the No-Shop Period Start Date), Encore has agreed that it will, and will use its reasonable best efforts to cause its Representatives to, (i) immediately cease and cause to be terminated any solicitation, discussions or negotiations with any person (other than Parent, Merger Sub and their Representatives) in connection with any Alternative Proposal (or any proposal that would reasonably be expected to result in an Alternative Proposal), (ii) terminate access to the virtual data room administered in connection with the transactions contemplated by the Merger Agreement by any person (other than Parent, Merger Sub and their Representatives, and Encore and its Representatives), and (iii) promptly request that any person that has executed a confidentiality agreement within the twelve-month period immediately preceding the No-Shop Period Start Date in connection with such person’s consideration of any Alternative Proposal (other than Parent, Merger Sub and their Representatives) return or destroy all confidential information regarding Encore.
Also after the end of the Go-Shop Period (other than with respect to Excluded Parties until the earlier of, with respect to each Excluded Party, the date on which such party is no longer an Excluded Party and fifteen days after the No-Shop Period Start Date), Encore has agreed that it will not, and will use its reasonable best efforts to cause its Representatives not to, directly or indirectly, among other things, (i) solicit or initiate any Alternative Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions regarding any proposal that would reasonably be expected to result in an Alternative Proposal, (iii) furnish non-public information relating to Encore to third parties relating to any proposal that would reasonably be expected to result in an Alternative Proposal, (iv) take any action to exempt any person from the restrictions on “business combinations” contained in Section 203 of the DGCL or any other applicable state antitakeover statute or otherwise cause such restrictions not to apply to such person or (v) enter into any Alternative Acquisition Agreement (as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Non-Solicitation Covenant”).

After the end of the Go-Shop Period, Encore has also agreed to enforce, and will not be permitted to waive, terminate, fail to enforce or otherwise modify any provision of any standstill, confidentiality or other similar agreement, unless the Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, in which case Encore may waive such agreement solely to the extent necessary to allow for an Alternative Proposal that has not been solicited in breach of the non-solicitation provisions of the Merger Agreement to be made to the Board in a confidential manner so long as Encore notifies Parent at the time the waiver is granted and notifies Parent of the receipt of any proposal within twenty-four hours.
Notwithstanding the foregoing restrictions, under certain specified circumstances, until the adoption of the Merger Agreement by Encore stockholders, Encore may, among other things, furnish information to, and engage in discussions or negotiations with, a person in respect of an unsolicited Alternative Proposal if, subject to complying with certain procedures, the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Alternative Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Non-Solicitation Covenant”), and that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.
Additionally, after the date of the Merger Agreement, Encore has agreed to, subject to certain requirements and procedures, promptly notify Parent of any proposal that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal received by Encore or its Representatives, and such notice must include a summary of the material terms and conditions of  (and the identity of the person making) such proposal and copies of any documents submitted therewith. Encore has also agreed to keep Parent reasonably informed on a prompt basis of any material developments with respect to any such proposal.
For more information, please see the sections of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Go-Shop Period,” and “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Non-Solicitation Covenant.”
Company Board Recommendation Change (page 79)
Prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock and subject to certain requirements and procedures, the Board may change its recommendation regarding the adoption of the Merger Agreement by Encore stockholders, and/or, in certain specified circumstances, terminate the Merger Agreement, in response to an Alternative Proposal received by Encore after the date of the Merger Agreement that has not been subsequently withdrawn, which Alternative Proposal did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and with respect to which the Board determines in good faith, after consultation with Encore’s financial advisors and outside legal counsel, that such Alternative Proposal constitutes a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.
The Board may also, prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock and subject to certain requirements and procedures, in response to an Intervening Event (as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — The Terms of the Merger Agreement — The Board’s Recommendation; Change of Recommendation”) that is continuing, change its recommendation regarding the adoption of the Merger Agreement by Encore stockholders, if the Board determines in good faith, after consultation with Encore’s financial advisors and outside legal counsel, that failure to take such action in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.
For more information, please see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — The Terms of the Merger Agreement — The Board’s Recommendation; Change of Recommendation.”

Regulatory Approvals and Related Matters (page 88)
Pursuant to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement cannot be consummated until the waiting period applicable to the Merger under the HSR Act has expired or been terminated and any and all agreements with governmental entities with competent jurisdiction over Encore or Parent pursuant to which such parties have agreed not to consummate the Merger and the other transactions contemplated by the Merger Agreement under the HSR Act have expired or have been terminated.
Additionally, pursuant to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement cannot be consummated until the clearances and approvals requested by any governmental entity under certain specified laws have been obtained, or any waiting periods relating thereto have expired, in the event that an applicable governmental entity has requested such clearances or approvals be obtained or determined that such waiting periods apply to the Merger and the other transactions contemplated by the Merger Agreement.
Each of Parent and Encore has agreed to cooperate with each other and use reasonable best efforts to take promptly, or cause to be taken promptly, all actions, including all things necessary, proper or advisable under applicable law, to consummate the Merger and the other transactions contemplated by the Merger Agreement, including, among other things, (i) obtaining all waivers consents, clearances, approvals and expirations or terminations of waiting periods from governmental entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval, clearance, or waiver from, or to avoid an action or legal proceeding by, any governmental entity, (ii) obtaining all necessary consents, approvals or waivers from third parties (other than governmental entities) and (iii) defending any actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or challenging, hindering, impeding, interfering with or delaying the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including seeking to have any stay, temporary restraining order or injunction entered by any court or other governmental entity in connection with the foregoing vacated or reversed.
In addition, Parent and Encore have agreed to take certain Remedial Actions and Divestiture Actions (each as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Regulatory Approvals and Related Matters”) to resolve any objections or remove any impediments to the consummation of the Merger. Encore will not be, however, (i) required to or become subject to, or consent or agree to or otherwise take any Remedial Action or Divestiture Action, unless such action is applicable to Encore only from and after the Effective Time or (ii) permitted to offer or agree to or effectuate any Remedial Action or Divestiture Action without Parent’s prior written consent; provided, that if requested by Parent in writing, Encore will agree to any Remedial Action or Divestiture Action so long as such action is conditioned on the occurrence of the closing of the Merger (the “Closing”). Parent (or any of its subsidiaries) will not be required to (i) become subject to any Remedial Action if such Remedial Action would or would reasonably be expected to result in a material adverse effect on Parent and its subsidiaries (including Encore), taken as a whole after giving effect to the Merger and the other transactions contemplated by the Merger Agreement, (ii) become subject to, or consent or agree to or otherwise take any action with respect to any Remedial Action unless such action is applicable to Parent and its subsidiaries only from and after the Effective Time or (iii) propose, commit to, or otherwise be required to take any Divestiture Action.
For more information, please see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Regulatory Approvals and Related Matters.”
Conditions to the Closing of the Merger (page 90)
The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:
•
the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock;

•
the absence of  (i) any injunction or similar charge, order, writ, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative, by any governmental entity in the U.S. and (ii) the absence of any applicable U.S. federal, state or local or non-U.S. law (including common law), statute, code, treaty, convention, ordinance, rule, regulation, charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative, in each case that remains in effect and, in any case, prohibits or makes illegal the consummation of the Merger;

•
(i) the expiration or termination of the waiting period applicable to the consummation of the Merger and the other transactions contemplated by the Merger Agreement under the HSR Act and the expiration or termination of any and all agreements with governmental entities with competent jurisdiction over Encore or Parent pursuant to which such parties have agreed not to consummate the Merger or the other transactions contemplated by the Merger Agreement under the HSR Act and (ii) if applicable, the receipt of all required clearances, approvals and terminations of any waiting periods (as applicable) with respect to certain other specified laws;

•
since April 14, 2024, the absence of a Company Material Adverse Effect (as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Representations and Warranties”);

•
the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers); and

•
the compliance and performance by the parties, in all material respects, of their respective obligations and covenants required by the Merger Agreement to be performed or complied with by such party prior to the Effective Time.

For more information, please see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Conditions to the Closing of the Merger.”
Termination of the Merger Agreement (page 92)
Parent and Encore have certain rights to terminate the Merger Agreement under customary circumstances, including, but not limited to, (i) by mutual agreement, (ii) if the Merger has not been consummated on or before 11:59 p.m. Central Time on April 14, 2025 (the “End Date,” which may be automatically extended to 11:59 p.m. Central Time on July 14, 2025 and 11:59 p.m. Central Time on October 14, 2025 under certain circumstances), (iii) if any governmental entity with competent jurisdiction over any of the parties in the U.S. has issued or enacted a final and nonappealable legal restraint that prohibits or makes illegal the consummation of the Merger, (iv) an uncured breach in any material respect of a party’s representations, warranties, covenants or other agreements contained in the Merger Agreement or (v) if Encore stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof).
Termination Fee Payable by Encore (page 93)
Subject to certain exceptions, under specified circumstances, including in the event Encore terminates the Merger Agreement in connection with a Superior Proposal or Parent terminates the Merger Agreement in connection with the Board’s change in recommendation regarding the adoption of the Merger Agreement by Encore stockholders, Encore is required to pay Parent a termination fee equal to $146.54 million; provided, however, if either of the above terminations occurs in connection with an Excluded Party and subject to certain requirements, Encore would instead be required to pay Parent a termination fee of  $73.27 million.
For more information, please see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination Fee Payable by Encore.”
Termination Fee Payable By Parent (page 94)
Subject to certain exceptions, under specified circumstances, including if Encore or Parent terminate the Merger Agreement due to the existence of a legal restraint issued or granted in respect of the Merger or the other transactions contemplated by the Merger Agreement by a governmental entity in the U.S. pursuant to the HSR Act or any other applicable antitrust law, certain other specified laws, or in connection with certain specified regulatory approvals, Parent is required to pay Encore a termination fee equal to $180 million.
For more information, please see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination Fee Payable by Parent.”
Guaranty (page 85)
Guarantor has agreed to absolutely, unconditionally and irrevocably guarantee, as primary obligor and not as surety, to Encore the due and punctual payment and performance of each of the payment obligations of Parent and Merger Sub, as applicable, under the Merger Agreement. The guaranty is one of payment and performance and not of collection. Guarantor’s obligations under the Merger Agreement are expressly limited to the Guaranteed Obligations and upon the full discharge and performance of all Guaranteed Obligations, Guarantor will no longer have any duties or obligations under the Merger Agreement. For more information, please see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Guaranty.”
Market Prices (page 100)
Encore common stock is listed on Nasdaq under the symbol “WIRE.” The closing price of Encore common stock on April 12, 2024, the last full trading day prior to the Board’s approval of the Merger Agreement, was $260.98. On May 9, 2024, the latest practicable trading day before the date of this Proxy Statement, the closing price of Encore common stock was $280.36 per share.
Appraisal Rights (page 103)
If the Merger is consummated, Encore stockholders of record and beneficial owners who continuously hold shares of Encore common stock through the Effective Time, do not vote in favor of the adoption of the Merger Agreement, validly and properly demand appraisal of their shares of Encore common stock and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares of Encore common stock in connection with the Merger under Section 262 of the DGCL. This means that Encore stockholders of record and beneficial owners who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal, and comply with all other requirements and procedures prescribed by Section 262 of the DGCL may be entitled to have their shares of Encore common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Encore common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this Proxy Statement entitled “Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Encore stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Encore stockholders of record and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of Encore common stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.
To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to Encore before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold your shares of Encore common stock through the Effective Time; and (d) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Encore stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this Proxy Statement entitled “Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262) and is incorporated herein by reference. If you hold your shares of Encore common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. For more information, please see the section of this Proxy Statement entitled “Appraisal Rights.”
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this Proxy Statement, including the Merger, or determined if the information contained in this Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as an Encore stockholder. You are encouraged to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 109 of this Proxy Statement.
Q:
Why am I receiving these materials?

A:
On April 14, 2024, Encore entered into the Merger Agreement providing for the Merger of Merger Sub with and into Encore, with Encore surviving the Merger as the Surviving Corporation. As a result of the Merger, Encore will become a wholly owned subsidiary of Parent. The Board is furnishing this Proxy Statement and form of proxy card to the Encore stockholders in connection with the solicitation of proxies in favor of the Merger Agreement Proposal and the other proposals to be voted on at the Special Meeting or any adjournment or postponement thereof. This Proxy Statement includes information that we are required to provide to you under the SEC rules and is designed to assist you in voting on the matters presented at the Special Meeting. Encore stockholders of record as of the Record Date may attend the Special Meeting and are entitled and requested to vote on the Special Meeting Proposals.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held on [      ], [      ], 2024, at [     ] [a.m.] / [p.m.], Central Time online at https://www.virtualshareholdermeeting.com/WIRE2024SM.

Q:
What is the proposed Merger and what effects will it have on Encore?

A:
The proposed Merger is the acquisition of Encore by Parent through the Merger of Merger Sub with and into Encore pursuant to the Merger Agreement. If the Merger Agreement Proposal is approved by the requisite number of shares of Encore common stock, and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Encore, the separate corporate existence of Merger Sub will cease and Encore will continue its corporate existence under the laws of the State of Delaware as the Surviving Corporation. As a result of the Merger, Encore will become a wholly owned subsidiary of Parent, and you will no longer own shares of Encore common stock. Encore expects to delist the Encore common stock from Nasdaq as promptly as practicable after the Effective Time and deregister the Encore common stock pursuant to the Exchange Act as promptly as practicable after such delisting. Thereafter, Encore would no longer be a publicly traded company, and Encore would no longer file periodic reports with the SEC on account of Encore common stock.

Q:
What will I receive if the Merger is consummated?

A:
Upon the consummation of the Merger, for each share of Encore common stock that you own immediately prior to the Effective Time, you will be entitled to receive, without interest, the Base Consideration of  $290.00 in cash, plus, if the Merger is not consummated by April 14, 2025, the Additional Consideration of  $0.0635 per share of Encore common stock per day beginning on April 15, 2025, up to, but excluding, the date the Merger is consummated, subject to any required tax withholding (unless you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the General Corporation Law of the State of Delaware). For example, if you own 100 shares of Encore common stock, you will be entitled to receive $29,000.00 in cash in exchange for your 100 shares of Encore common stock, assuming the date of the closing of the Merger (the “Closing Date”) occurs on or prior to April 14, 2025. Upon the consummation of the Merger, your shares will be cancelled, and you will not own nor be entitled to acquire shares in the Surviving Corporation or Parent.

Q:
Who is entitled to vote at the Special Meeting?

A:
Only Encore stockholders of record as of the close of business on [          ], 2024 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment thereof. If your shares of Encore common stock are held in street name and you do not instruct your broker, bank, trust or other nominee how to vote your shares, then, because each of the Special Meeting Proposals are “non-routine matters,” your broker, bank, trust or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. Instructions on how to vote shares held in street name are described under the question “— How may I vote?” below.

Q:
How may I vote?

A:
For Encore stockholders of record.   If you are eligible to vote at the Special Meeting and are a stockholder of record, you may vote your shares in any of four ways:

•
by submitting your proxy by voting over the Internet using the website indicated on the enclosed proxy card;

•
by submitting your proxy by telephone using the toll-free number on the enclosed proxy card;

•
by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or

•
by attending the Special Meeting in a virtual format and voting by virtual ballot.

For holders in street name.   If your shares of Encore common stock are held in street name and you do not instruct your broker, bank, trust or other nominee how to vote your shares, then, because each of the Special Meeting Proposals is a “non-routine matter,” your broker, bank, trust or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of Encore common stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with this Proxy Statement. If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting. We encourage you to authorize your broker, bank, trust or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the voting instruction form.
If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of Encore common stock will be voted in accordance with your instructions.
Even if you plan to attend the Special Meeting and vote by ballot, you are encouraged to vote your shares of Encore common stock by proxy. You may still vote your shares of Encore common stock at the Special Meeting even if you have previously submitted a proxy. If you attend the Special Meeting in a virtual format and vote by virtual ballot, your vote by virtual ballot will revoke any proxy previously submitted.
Q:
How many votes do I have?

A:
Each holder of Encore common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Encore common stock that such holder owned as of the Record Date.

Q:
May I attend the Special Meeting and vote in person?

A:
Encore will hold the Special Meeting in a virtual meeting format only on the virtual meeting website. You will not be able to attend the Special Meeting physically in person. Once admitted to the Special Meeting, stockholders may vote their shares by following the instructions available on the meeting website. To vote during the Special Meeting, you must do so by logging into

https://www.virtualshareholdermeeting.com/WIRE2024SM using the 16-digit control number included in your proxy materials.
We recommend that you submit your proxy via the Internet or by telephone by following the instructions on the enclosed proxy card, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, even if you plan to attend the Special Meeting in a virtual format. We encourage all stockholders to vote electronically. If you properly and timely submit your proxy, the individuals named as your proxy holders will vote your shares as you have directed. If you attend the Special Meeting in a virtual format and vote by virtual ballot, your vote by virtual ballot will revoke any proxy previously submitted.
Q:
What matters will be voted on at the Special Meeting?

A:
You are being asked to consider and vote on the following proposals:

•
to approve the Merger Agreement Proposal;

•
to approve the Compensation Proposal; and

•
to approve the Adjournment Proposal.

Q:
How does the Merger Consideration compare to the market price of Encore common stock prior to the announcement of the Merger?

A:
The Base Consideration of  $290.00 per share of Encore common stock represents a premium of approximately 11% over the closing stock price on April 12, 2024, the last full trading day prior to the announcement of the Merger Agreement.

Q:
What do I need to do now?

A:
Encore encourages you to read this Proxy Statement, including all documents incorporated by reference into this Proxy Statement, and its annexes carefully and in their entirety. Then as promptly as possible, follow the instructions on the enclosed proxy card to submit your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting. We encourage all stockholders to vote electronically. Alternatively, if you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed proxy card in the postage-paid envelope provided. If your shares of Encore common stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with this Proxy Statement. Please do not send your stock certificate(s) with your proxy card. See “— How may I vote?” in this section of this Proxy Statement for more information.

Q:
How does the Board recommend that I vote?

A:
On April 14, 2024, the Board, after considering various factors, including the factors described in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Recommendation and Reasons for the Merger” beginning on page 45 of this Proxy Statement, and after consultation with the Company’s independent legal and financial advisors, unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Encore and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) authorized and approved the execution, delivery and performance of the Merger Agreement by Encore and (iv) recommended the adoption of the Merger Agreement by the Encore stockholders and directed that the Merger Agreement be submitted for adoption by Encore stockholders at a meeting of Encore stockholders.

The Board recommends that you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Q:
Should I send in my stock certificate(s) now?

A:
No. If you are a record holder and hold physical stock certificate(s) for shares of Encore common stock, after the Merger is consummated, under the terms of the Merger Agreement, you will receive a letter of transmittal instructing you to send your stock certificate(s) to the paying agent in order to receive the cash payment of the Merger Consideration for each share of Encore common stock represented by such stock certificate(s). You should use the letter of transmittal to exchange your stock certificate(s) for the Merger Consideration to which you are entitled upon the consummation of the Merger. If you hold your shares in “street name,” please contact your broker, bank, trust or other nominee for instructions as to how to effect the surrender of your shares of Encore common stock in exchange for the Merger Consideration in accordance with the terms of the Merger Agreement. Please do not send in your stock certificate(s) now.

Q:
If I do not know where my stock certificates are, how will I get the Merger Consideration for my shares of Encore common stock?

A:
If the Merger is consummated, the transmittal materials you will receive after the Closing will include the procedures that you must follow if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your stock certificate(s). You may also be required to post a bond as indemnity against any potential loss.

Q:
What happens if the Merger is not consummated?

A:
If the Merger Agreement Proposal is not approved by Encore stockholders or if the Merger is not consummated for any other reason, Encore stockholders will not receive any payment for their shares of Encore common stock. Instead, Encore will remain an independent public company, Encore common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC on account of Encore common stock.

Under certain specified circumstances, Encore may be required to pay Parent the Company Termination Fee upon the termination of the Merger Agreement, as described in the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination Fee Payable by Encore” beginning on page 93 of this Proxy Statement.
Q:
Do any of the directors or executive officers of Encore have interests in the Merger that may be in addition to, or differ from, those of Encore stockholders generally?

A:
Yes. In considering the recommendation of the Board with respect to the Merger Agreement Proposal, you should be aware that the directors and executive officers of Encore may have interests in the Merger different from, or in addition to, the interests of Encore stockholders generally. The Board was aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement Proposal be approved by Encore stockholders. For a description of the interests of the directors and executive officers of Encore in the Merger, see the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of Encore in the Merger” beginning on page 56 of this Proxy Statement.

Q:
Why am I being asked to consider and vote on the Compensation Proposal?

A:
Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on, or otherwise relates to, the Merger, commonly referred to as “golden parachute” compensation. If the Merger Agreement is approved and adopted by the Encore stockholders, and the Merger is completed, this compensation will be paid to the Company’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and other contractual arrangements even if the Encore stockholders fail to approve this proposal.

Q:
What vote is required to approve the proposals submitted to a vote at the Special Meeting?

A:
The affirmative vote of the holders of a majority of the outstanding shares of Encore common stock entitled to vote thereon is required to approve the Merger Agreement Proposal. The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Compensation Proposal. The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve the Adjournment Proposal. This means that the Merger Agreement Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of outstanding shares of Encore common stock entitled to vote on the Merger Agreement Proposal, and each of the Compensation Proposal and the Adjournment Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of outstanding shares of Encore common stock the holders of which are present in person or represented by proxy at the Special Meeting and entitled to vote on such proposal. Abstentions will have the same effect as votes “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal. The failure of any Encore stockholder of record to either (i) grant a proxy electronically over the Internet, by telephone or by submitting a signed proxy card or (ii) attend the Special Meeting will result in such stockholder’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal. Because each of the proposals presented to Encore stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. The failure of any beneficial owner to instruct their broker, bank, trust or other nominee how to vote will result in such beneficial owner’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal.

As of the Record Date, there were [      ] shares of Encore common stock issued and outstanding. Each holder of Encore common stock is entitled to one vote per share of Encore common stock owned by such holder as of the Record Date.
As of the Record Date, the Company’s directors and executive officers beneficially owned, and were entitled to vote, in the aggregate, [      ] shares of Encore common stock, representing approximately [   ]% of the outstanding shares of Encore common stock. The directors and executive officers have informed Encore that they currently intend to vote all of their shares of Encore common stock “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares of Encore common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you by Encore. As the stockholder of record, you have the right to vote by proxy, which involves designating another person to vote your shares, or to vote by ballot at the Special Meeting.

If your shares are held through a broker, bank, trust or other nominee, you are considered the beneficial owner of those shares. In that case, this Proxy Statement has been forwarded to you by your broker, bank, trust or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trust or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the Special Meeting Proposals, your broker, bank, trust or other nominee may not vote your shares with respect to the Special Meeting Proposals. However, if you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Encore common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Encore common stock is called a “proxy card.” The Board has designated Daniel L. Jones and Bret J. Eckert, and each of them, with full power of substitution, as proxies for the Special Meeting.

Q:
Can I change or revoke my proxy?

A:
You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting, by voting by ballot at the Special Meeting.

If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:
•
by re-submitting at a subsequent time by Internet or by telephone following the instructions on the enclosed proxy card;

•
by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed proxy card;

•
by delivering a signed revocation letter to Bret J. Eckert, the Company’s Secretary, at the Company’s mailing address on the first page of this Proxy Statement before the Special Meeting, which states that you have revoked your proxy; or

•
by attending the Special Meeting in a virtual format and voting by virtual ballot. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically vote by virtual ballot at the virtual Special Meeting in order for your previous proxy to be revoked.

Your latest dated proxy card, Internet or telephone vote is the one that is counted.
If your shares are held in street name, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.
Q:
If an Encore stockholder gives a proxy, how will the shares be voted?

A:
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Q:
I understand that a quorum is required in order to conduct business at the Special Meeting. What constitutes a quorum?

A:
The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Encore common stock entitled to vote at the Special Meeting constitutes a quorum. As of the close of business on the Record Date, there were [       ] shares of Encore common stock issued and outstanding and entitled to vote. Therefore, holders of  [       ] shares must be present or represented by proxy to have a quorum. If you submit a properly executed proxy by Internet, telephone or mail, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting. If a quorum is not present, the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting pursuant to the Company’s bylaws.
Q:
How can I obtain a proxy card?

A:
If you lose, misplace or otherwise need to obtain a proxy card, please follow the applicable procedure below.

For Encore stockholders of record: Please call D.F. King & Co., Inc. (“D.F. King”) at (888) 887-1266 (TOLL-FREE) or email WIRE@dfking.com.
For holders in “street name”: Please contact your account representative at your broker, bank, trust or other similar institution.
Q:
What happens if I sell or otherwise transfer my shares of Encore common stock after the close of business on the Record Date but before the Special Meeting?

A:
The Record Date is earlier than both the date of the Special Meeting and the date the Merger is expected to be consummated. If you sell or transfer your shares of Encore common stock after the close of business on the Record Date but before the Special Meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Encore common stock and each of you notifies Encore in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your shares of Encore common stock, but you will retain your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Encore common stock after the close of business on the Record Date, you are encouraged to complete, date, sign and return the enclosed proxy card or submit your proxy via the Internet or telephone.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit your proxy or voting instructions via the Internet or telephone (or complete, date, sign and return) with respect to each proxy card and voting instruction card that you receive.

Q:
What happens if I sell my shares of Encore common stock after the Special Meeting but before the Effective Time?

A:
If you transfer your shares of Encore common stock after the Special Meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares of Encore common stock. In order to receive the Merger Consideration, you must hold your shares of Encore common stock through the Effective Time.

Q:
Who will count the votes?

A:
A representative from Broadridge will serve as the independent inspector of elections for the Special

Meeting and will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present.
Q:
Who will solicit votes for, and bear the cost and expenses of, this proxy solicitation?

A:
The cost of this proxy solicitation will be borne by Encore. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Encore common stock. Encore has retained D.F. King as Encore’s proxy solicitor. D.F. King will solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. Under our agreement with D.F. King, D.F. King will receive an estimated fee of  $30,000.00 plus reimbursement of its reasonable, out-of-pocket expenses for its services plus fees for calls (if any) to or from retail Encore stockholders. In addition, D.F. King and certain related persons will be indemnified against certain liabilities arising out of, or in connection with, the engagement.

Q:
Where can I find the voting results of the Special Meeting?

A:
Encore intends to notify Encore stockholders of the results of the Special Meeting by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Encore common stock for cash pursuant to the Merger?

A:
The receipt of cash by Encore stockholders in exchange for shares of Encore common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder that exchanges shares of Encore common stock for cash pursuant to the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Encore common stock surrendered in exchange therefor.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of its shares of Encore common stock for cash pursuant to the Merger unless such Non-U.S. Holder has certain connections with the United States.
Because particular circumstances may differ, all holders should consult their own tax advisors to determine the particular U.S. federal income tax consequences of the Merger to them in light of their particular facts and circumstances, as well as any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. For a general discussion of certain material U.S. federal income tax consequences of the Merger, see the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 61 of this Proxy Statement.
Q:
What will the holders of outstanding Encore equity awards receive in the Merger?

Immediately prior to the Effective Time, each Company RSU Award (or portion thereof) granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled and converted into the right of the holder of such Company RSU Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company RSU Award (or portion thereof).

Immediately prior to the Effective Time, each Company PSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled and converted into the right of the holder of such Company PSU Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company PSU Award (or portion thereof). For purposes of clause (ii) of the immediately preceding sentence, the total number of shares of Encore common stock subject to a Company PSU Award will be determined in accordance with the applicable award terms; it being understood that if any portion of the Company PSU Award has been earned by its terms based on performance for completed performance periods as of the Effective Time, but has not yet become vested pursuant to any applicable time or service-based vesting requirements, the total number of shares of Encore common stock subject to such Company PSU Award will be based on the number of shares of Encore common stock actually earned based on performance for the completed performance periods.
Immediately prior to the Effective Time, each Company Option Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled and converted into the right of the holder of such Company Option Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of Encore common stock subject to such Company Option Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award will be cancelled without any consideration being payable in respect thereof and will have no further force or effect.
Immediately prior to the Effective Time, each Company SAR Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled and converted into the right of the holder of such Company SAR Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the excess, if any, of the Merger Consideration over the applicable base or strike price of such Company SAR Award, multiplied by (ii) the number of shares of Encore common stock referenced by such Company SAR Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the base or strike price of any Company SAR Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company SAR Award will be cancelled without any consideration being payable in respect thereof and will have no further force or effect.
Immediately prior to the Effective Time, all shares of Encore common stock that are then unvested and subject to an outstanding Company Restricted Stock Award will become fully vested and free of any applicable repurchase or forfeiture conditions.
Immediately prior to the Effective Time, each Post-Signing Company RSU Award will no longer represent a right to acquire shares of Encore common stock, will not accelerate in connection with the Merger, and will automatically become a Cash Award with respect to an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Post-Signing Company RSU Award immediately prior to the Effective Time. Each Cash Award will otherwise be subject to substantially the same terms and conditions applicable to the related Post-Signing Company RSU Award as of immediately prior to the Effective Time.

Q:
When do you expect the Merger to be consummated?

A:
Encore and Parent are working toward consummating the Merger as quickly as possible. Assuming the timely receipt of required regulatory clearances and satisfaction or waiver (in accordance with the terms of the Merger Agreement) of other closing conditions, including approval by Encore stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be completed in the second half of 2024.

Q:
Are there any other risks to me from the Merger that I should consider?

A:
Yes. There are risks associated with all business combinations, including the Merger. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26 of this Proxy Statement.

Q:
May I exercise appraisal rights in connection with the Merger?

A:
Yes. If the Merger is consummated, Encore stockholders who continuously hold shares of Encore common stock through the Effective Time, do not vote in favor of the adoption of the Merger Agreement and validly and properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that Encore stockholders who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal and comply with all other requirements and procedures prescribed by Section 262 of the DGCL may be entitled to have their shares of Encore common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Encore common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this Proxy Statement entitled “Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Encore stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Encore stockholders who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights. See the section entitled “Appraisal Rights” beginning on page 103 of this Proxy Statement and the text of Section 262 of the DGCL, which may be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262) and is incorporated herein by reference.

Q:
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:
If Encore experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Encore will promptly notify stockholders of the decision via the virtual meeting website.

Technical support will be ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. Contact information for technical support will appear on the virtual meeting login page prior to the start of the Special Meeting.
Q:
How can I obtain more information about Encore?

A:
You can find more information about Encore from various sources described in the section entitled “Where You Can Find More Information” beginning on page 109 of this Proxy Statement.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special Meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help voting your shares of Encore common stock, please contact the Company’s proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders May Call: (888) 887-1266 (TOLL-FREE)
Banks and Brokers May Call Collect: (212) 269-5550
Email: WIRE@dfking.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement, and the documents to which Encore refers you in this Proxy Statement, as well as information included in oral statements or other written statements made or to be made by Encore or on its behalf, contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to, those statements related to the Merger, including financial estimates and statements as to the expected timing, completion, effects of the Merger and expectations following the closing of the Merger. You can identify forward-looking statements because they contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may” and variations of these terms or the negative of these terms and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Company, our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.
Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the possibility that the Company may be unable to obtain the required stockholder approval, antitrust or other regulatory approvals or that other conditions to consummation of the Merger may not be satisfied, such that the Merger may not be consummated or that the consummation may be delayed; (ii) the reaction of distributors, vendors, other partners and employees to the announcement or consummation of the Merger; (iii) general macroeconomic conditions, including risks associated with unforeseeable events such as pandemics, wars and other hostilities, emergencies or other disasters; (iv) risks associated with certain covenants in the Merger Agreement that may limit or disrupt our current plans and operations; (v) the amount of the costs, fees, expenses and charges related to the Merger that may not be recovered if the Merger is not consummated for any reason; (vi) the outcome of any legal proceedings that may be brought related to the Merger; (vii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (viii) other risks and uncertainties described in the Company’s periodic reports on Forms 10-K and 10-Q that the Company files with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov and (ix) the risks described in this Proxy Statement. All forward-looking statements speak only as of the date hereof.
There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements.
We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

THE SPECIAL MEETING
Date, Time and Place of the Special Meeting
This Proxy Statement is being furnished to Encore stockholders as a part of the solicitation of proxies by the Board for use at the Special Meeting to be held on [      ], [      ], 2024, at [      ] [a.m.] / [p.m.], Central Time or at any adjournment or postponement thereof. Encore will hold the Special Meeting in a virtual format only at https://www.virtualshareholdermeeting.com/WIRE2024SM.
Purpose of the Special Meeting
At the Special Meeting, Encore stockholders will be asked to consider and vote to approve:
•
the Merger Agreement Proposal;

•
the Compensation Proposal; and

•
the Adjournment Proposal.

Record Date; Shares Entitled to Vote; Quorum
Only Encore stockholders of record as of the close of business on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Company’s headquarters located at 1329 Millwood Road, McKinney, Texas 75069, during regular business hours for a period of at least ten days before the Special Meeting.
The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present. The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Encore common stock entitled to vote at the Special Meeting constitutes a quorum. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum is present.
With respect to shares held in street name, your broker, bank, trust or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters but cannot vote such uninstructed shares on “non-routine” matters. Because the Special Meeting Proposals presented to Encore stockholders are considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. The failure of any beneficial owner to instruct their broker, bank, trust or other nominee how to vote will result in such beneficial owner’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the outstanding shares of Encore common stock entitled to vote thereon is required to approve the Merger Agreement Proposal. The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Compensation Proposal. The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve the Adjournment Proposal. This means that the Merger Agreement Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of outstanding shares of Encore common stock entitled to vote on the Merger Agreement Proposal, and each of the Compensation Proposal and the Adjournment Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty percent (50%) of the total number of outstanding shares of Encore common stock the holders of which are present in person or represented by proxy at the Special Meeting and entitled to vote on such proposal. Abstentions will have the same effect as votes “AGAINST” the Merger Agreement Proposal, Compensation Proposal and the Adjournment Proposal. The failure of any Encore stockholder of record to either (i) grant a proxy electronically over the Internet, by telephone or by submitting a signed proxy card or (ii) attend the Special Meeting will result in such stockholder’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal. Because each of the proposals presented to Encore stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. The failure of any beneficial owner to instruct their broker, bank, trust or other nominee how to vote will result in such beneficial owner’s shares not being considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal. If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting.
Shares Held by the Company’s Directors and Executive Officers
As of the Record Date, the Company’s directors and executive officers beneficially owned, and were entitled to vote, in the aggregate, [      ] shares of Encore common stock, representing approximately [      ]% of the outstanding shares of Encore common stock. The directors and executive officers have informed Encore that they currently intend to vote all of their shares of Encore common stock “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
Voting of Proxies
If your shares are registered in your name with the Company’s transfer agent, Equiniti, you may cause your shares to be voted by submitting electronically over the Internet or by telephone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. We encourage all stockholders to vote electronically. Alternatively, if you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed proxy card in the postage-paid envelope provided. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you plan to attend and desire to vote at the Special Meeting in a virtual format, you will be provided with a virtual ballot at the Special Meeting. Even if you plan to attend the Special Meeting, we encourage you to submit your proxy to vote your shares in advance of the Special Meeting.
Voting instructions are included on your enclosed proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the Encore stockholders submitting such proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
If your shares of Encore common stock are held in street name and you do not instruct your broker, bank, trust or other nominee how to vote your shares, then, because each of the Special Meeting Proposals is a “non-routine matter,” your broker, bank, trust or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of Encore common stock are held in street name, your broker, bank, trust or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank, trust or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the voting instruction form. If you do not instruct your vote via the Internet or telephone through your broker, bank, trust or other nominee or do not return your bank’s, broker’s, trust’s or other nominee’s voting form, or do not attend the Special Meeting and vote with a proxy from your broker, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, provided a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
If you hold your shares in street name and give voting instructions to your broker, bank, trust or other nominee with respect to one of the proposals, but give no instruction as to the other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting.
How You May Revoke or Change Your Vote
You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting in a virtual format, by voting by virtual ballot at the Special Meeting. If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:
•
by re-submitting at a subsequent time by Internet or by telephone following the instructions on the enclosed proxy card;

•
by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed proxy card;

•
by delivering a signed revocation letter to Bret J. Eckert, the Company’s Corporate Secretary, at the Company’s address on the first page of this Proxy Statement before the Special Meeting, which states that you have revoked your proxy; or

•
by attending the Special Meeting in a virtual format and voting by virtual ballot. Attending the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically vote by ballot at the Special Meeting for your previous proxy to be revoked. To vote during the Special Meeting, you must do so by logging into https://www.virtualshareholdermeeting.com/WIRE2024SM using the 16-digit control number included in your proxy materials.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Company’s Corporate Secretary prior to the Special Meeting.
If your shares are held in street name, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Encore or by voting virtually at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, trust or other nominee.
Any adjournment, recess or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Encore stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting that was adjourned, recessed or postponed.
Adjournments
Encore stockholders are also being asked to approve the Adjournment Proposal, which will enable the adjournment of the Special Meeting if necessary or appropriate, including if there are insufficient votes for the approval of the proposal to adopt the Merger Agreement. If a quorum is not present, the stockholders entitled to vote at the Special Meeting may adjourn the Special Meeting from time to time until a quorum shall be present.
If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each Encore stockholder of record as of the new record date and who is otherwise entitled to notice of, and to vote at, such meeting.
If the Special Meeting is adjourned, Encore stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the Special Meeting Proposals. At any adjourned meeting, any business may be transacted that might have been transacted at the original

Special Meeting, and all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
Technical Difficulties or Trouble Accessing the Virtual Meeting Website
If Encore experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, Encore will promptly notify stockholders of the decision via the virtual meeting website.
Technical support will be ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. Contact information for technical support will appear on the virtual meeting login page prior to the start of the Special Meeting.
Tabulation of Votes
All votes will be tabulated by the inspector of elections appointed for the Special Meeting. The inspector of elections will separately tabulate affirmative and negative votes and abstentions.
Solicitation of Proxies
The cost of this proxy solicitation will be borne by Encore. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Encore common stock.
Encore has retained D.F. King as its proxy solicitor. D.F. King will solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. Under our agreement with D.F. King, D.F. King will receive an estimated fee of  $30,000.00 plus reimbursement of its reasonable, out-of-pocket expenses for its services plus fees for calls (if any) to or from retail Encore stockholders. In addition, D.F. King and certain related persons will be indemnified against certain liabilities arising out of, or in connection with, the engagement.
Anticipated Date of Consummation of the Merger
Assuming timely satisfaction of necessary closing conditions, including, among other things, the approval by Encore stockholders of the Merger Agreement Proposal and receipt of required regulatory approvals, we currently anticipate that the Merger will be consummated in the second half of 2024.
Attending the Special Meeting
Encore stockholders may log into the Special Meeting using the 16-digit control number on their proxy cards. Once admitted to the Special Meeting, Encore stockholders may vote their shares by following the instructions available on the meeting website.
The virtual meeting site is supported on Internet browsers and devices (e.g., desktops, laptops, tablets and smart phones) running the most updated version of applicable software and plugins. Each participant should ensure strong WiFi or other Internet connection, allow plenty of time to log in and ensure that he or she can hear streaming audio prior to the start of the Special Meeting.
Voting at the Special Meeting Remotely as a Stockholder of Record or as a Beneficial Owner Who Holds Shares Through a Broker, Bank, Trust or Other Nominee
To vote during the Special Meeting, you must do so by logging into https://www.virtualshareholdermeeting.com/WIRE2024SM using the 16-digit control number included in your proxy materials. Instructions on how to participate in the Special Meeting are posted at https://www.virtualshareholdermeeting.com/WIRE2024SM. Confirmation that your vote has been received should appear once submitted. For as long as the polls remain open during the Special Meeting, you will be able to change your vote by selecting another voting choice. We encourage you to vote your proxy via the Internet, telephone or proxy card prior to the Special Meeting, even if you plan to attend the Special Meeting.
Encore stockholders are reminded that they can submit their proxies prior to the Special Meeting over the Internet using the website indicated on the proxy card, by telephone using the toll-free number on the proxy card or by signing, dating and returning the proxy card in the postage-paid envelope previously provided. We encourage Encore stockholders to vote electronically. If you have submitted your vote by proxy in advance of the Special Meeting, you do not need to vote by ballot, unless you wish to change your vote.
Assistance
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact D.F. King, our proxy solicitor, by calling (888) 887-1266 (TOLL-FREE). Brokers, banks and other nominees may call collect at (212) 269-5550.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
THE MERGER
The discussion of the Merger in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Additional information about Encore may be found elsewhere in this Proxy Statement and in our other public filings. See the section entitled “Where You Can Find More Information” beginning on page 109 of this Proxy Statement.
Parties Involved in the Merger
Encore Wire Corporation
Encore Wire Corporation is a Delaware corporation, incorporated in 1989. The Company manufactures a broad range of electrical wire and cables, used to distribute power from the transmission grid to the wall outlet or switch. Encore’s diversified product portfolio and low-cost of production positions it exceptionally well to play a key role in the transition to a more sustainable and reliable energy infrastructure. Our products are proudly made in America at our vertically-integrated, single-site, Texas campus.
The Company sells its products through manufacturers’ representatives to wholesale electrical distributors servicing the residential, commercial, and industrial sectors.
Encore common stock is currently listed on Nasdaq under the symbol “WIRE.”
The Company’s principal executive office and manufacturing plants are located at 1329 Millwood Road, McKinney, Texas 75069. The Company’s telephone number is (972) 562-9473.
Prysmian S.p.A.
Prysmian S.p.A., which we refer to as “Parent,” is a company organized under the laws of the Republic of Italy, operates in the business of underground and submarine cables and systems for power transmission and distribution, of specialty cables for applications in many different industries and of medium and low voltage cables for the construction and infrastructure sectors. It produces voice, video and data transmission cables and accessories for the telecommunications industry, offering a comprehensive range of optical fibers, optical and copper cables and connectivity systems.
Parent’s ordinary shares are listed on the Borsa Italiana under the symbol “PRY.”
Parent’s principal executive office is located at Via Chiese 6, 20126 Milano, Italy.
Prysmian Cables and Systems USA, LLC
Prysmian Cables and Systems USA, LLC, which we refer to as “Guarantor,” is a Delaware limited liability company and a wholly owned subsidiary of Parent.
Applause Merger Sub Inc.
Applause Merger Sub Inc., which we refer to as “Merger Sub,” is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on April 12, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Encore and will cease to exist.

Effects of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Encore, whereupon the separate corporate existence of Merger Sub will cease, and Encore will continue as the Surviving Corporation. As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent and Encore common stock will no longer be publicly traded. In addition, Encore common stock will be delisted from Nasdaq and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and Encore will no longer file periodic reports with the SEC on account of Encore common stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation. The “Effective Time” will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Encore and Parent may mutually agree in writing and specify in the certificate of merger).
Effect on Encore if the Merger is Not Consummated
If the Merger Agreement is not adopted by the Encore stockholders, or if the Merger is not consummated for any other reason:
•
the Encore stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Encore common stock;

•
Encore will remain an independent public company, the Encore common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and Encore will continue to file periodic reports with the SEC on account of the Encore common stock;

•
we anticipate that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) Encore stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including but not limited to, risks and uncertainties with respect to the Company’s business, prospects or results of operations, as such may be affected by, among other things, the highly competitive industry in which Encore operates and adverse economic conditions that Encore could face;

•
the price of Encore common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of Encore common stock would return to the price at which it trades as of the date of this Proxy Statement;

•
the Board will continue to evaluate and review the Company’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Board will be offered or that the Company’s business, prospects or results of operations will be adversely impacted);

•
under certain specified circumstances, Encore will be required to pay Parent the Company Termination Fee upon the termination of the Merger Agreement. For more information, please see the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination Fee Payable by Encore” beginning on page 93 of this Proxy Statement; and

•
under certain specified circumstances, Parent will be required to pay the Company the Parent Termination Fee upon the termination of the Merger Agreement. For more information, please see the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination Fee Payable by Parent” beginning on page 94 of this Proxy Statement.

Merger Consideration
Encore common stock
Upon the consummation of the Merger, each share of Encore common stock outstanding as of immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration, subject to any required tax withholding.
Treatment of Encore Equity Awards
Company RSU Awards Granted Prior to the Date of the Merger Agreement.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company RSU Award (or portion thereof) granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of such Company RSU Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company RSU Award (or portion thereof).
Company PSU Awards.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company PSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of such Company PSU Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company PSU Award (or portion thereof). For purposes of clause (ii) of the immediately preceding sentence, the total number of shares of Encore common stock subject to a Company PSU Award will be determined in accordance with the applicable award terms; it being understood that if any portion of the Company PSU Award has been earned by its terms based on performance for completed performance periods as of the Effective Time, but has not yet become vested pursuant to any applicable time or service-based vesting requirements, the total number of shares of Encore common stock subject to such Company PSU Award will be based on the number of shares of Encore common stock actually earned based on performance for the completed performance periods.
Company Option Awards.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company Option Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right of the holder of such Company Option Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of Encore common stock subject to such Company Option Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award will be cancelled without any consideration being payable in respect thereof and will have no further force or effect.
Company SAR Awards.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company SAR Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right of the holder of such Company SAR Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable base or strike price of such Company SAR Award, multiplied by (ii) the number of shares of Encore common stock referenced by such Company SAR Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the base or strike price of any Company SAR Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company SAR Award will be cancelled without any consideration being payable in respect thereof and will have no further force or effect.

Company Restricted Stock Awards. Immediately prior to the Effective Time, all shares of Encore common stock that are then unvested and subject to an outstanding Company Restricted Stock Award will become fully vested and free of any applicable repurchase or forfeiture conditions.
Company RSU Awards Granted on or After the Date of the Merger Agreement.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Post-Signing Company RSU Award will no longer represent a right to acquire shares of Encore common stock, will not accelerate in connection with the Merger, and will automatically become a Cash Award with respect to an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Post-Signing Company RSU Award immediately prior to the Effective Time. Each Cash Award will otherwise be subject to substantially the same terms and conditions applicable to the related Post-Signing Company RSU Award as of immediately prior to the Effective Time.
Background of the Merger
The following is a summary of the principal events, meetings, negotiations and actions among the parties leading to the execution and public announcement of the Merger Agreement.
The Board has regularly reviewed and evaluated, with Encore’s senior management, Encore’s business strategies, opportunities and challenges as part of its consideration and evaluation of Encore’s prospects and stockholder value. As part of this process, the Board and senior management have considered and regularly reviewed Encore’s strategic direction and business objectives, including strategic opportunities that might be available to Encore, such as possible acquisitions, divestitures and business combination transactions.
On June 7, 2023, at the request of the Chief Executive Officer of a publicly traded manufacturer of industrial products (“Party A”), Daniel L. Jones (“Mr. Jones”), the Chairman, President and Chief Executive Officer of Encore, met with Party A’s Chief Executive Officer for a lunch meeting. At this meeting, Party A’s Chief Executive Officer expressed interest in a potential business combination transaction with Encore and communicated that Party A had recently acquired almost four percent of Encore common stock in open market transactions. Party A’s Chief Executive Officer did not propose financial terms for the potential business combination transaction at that time, but requested a meeting be organized between Mr. Jones, Party A’s Chief Executive Officer and an Encore director to discuss a potential business combination transaction. Party A’s Chief Executive Officer also communicated to Mr. Jones that Party A had engaged a financial advisor that was assisting Party A with financial analyses relating to a potential business combination transaction between Party A and Encore. In a June 12, 2023 email, Mr. Jones communicated to Party A’s Chief Executive Officer that Encore was currently focused on several ongoing expansion projects and was not interested in a potential business combination transaction with Party A at that time. Encore did not enter into any confidentiality, standstill, exclusivity or other similar agreement with Party A at any point in its discussions with Party A. Encore common stock closed trading on June 12, 2023 at $185.17 per share.
On June 13, 2023, Mr. Jones received an email from Party A’s Chief Executive Officer, followed by a letter received on June 25, 2023 (the “June 25 Letter”) from Party A’s Chief Executive Officer, reiterating Party A’s interest in a potential business combination transaction with Encore and requesting that a meeting be organized to discuss a potential business combination transaction with Encore. The June 25 Letter also indicated that Party A had filed a “Notice of Proposed Acquisition of Voting Securities” pursuant to the HSR Act (as defined below), regarding its intent to acquire additional shares of Encore common stock. Copies of the June 25 Letter were shared by Mr. Jones with the other Encore directors. On June 26, 2023, Encore received a notification from the Federal Trade Commission (the “FTC”) confirming Party A’s HSR filing.
On June 28, 2023, Encore held a special meeting of the Board telephonically and in person at Encore’s offices, during which Mr. Jones reviewed for the Board the June 25 Letter and updated the Board regarding his meeting with Party A’s Chief Executive Officer on June 7, 2023 and the communications he had subsequently received from Party A’s Chief Executive Officer. Mr. Jones also reviewed for the Board a description of Party A’s operating model and business structure, including key financial metrics as compared to Encore. Following this discussion, and after taking into consideration factors and information including Party A’s publicly available information, the limited correspondence with Party A, including that Party A had not provided any terms to Encore for a potential business combination transaction, and the Board’s confidence in Encore’s current strategic direction, the Board determined that it would be premature to engage in business combination discussions with Party A at that time. On June 29, 2023, pursuant to instructions provided by the Board, Mr. Jones emailed Party A’s Chief Executive Officer and communicated the Board’s determination. Encore common stock closed trading on June 29, 2023 at $185.50 per share.
On July 24, 2023, Mr. Jones called Party A’s Chief Executive Officer in response to an unrelated request from Party A’s Chief Executive Officer to Mr. Jones and took the opportunity to inquire regarding Party A’s intentions regarding its equity interest in Encore. During this conversation, Party A’s Chief Executive Officer informed Mr. Jones that Party A was pleased with its equity investment in Encore due to the stock price appreciation since Party A made its investment, did not intend to engage in a hostile transaction with Encore and was expected to hold a board of directors meeting in the near term, which Party A’s financial advisor would be attending and during which Party A’s Chief Executive Officer anticipated that Party A’s board of directors would discuss next steps for a potential business combination transaction with Encore.
On August 3, 2023, Party A’s Chief Executive Officer telephonically informed Mr. Jones that Party A’s board of directors had approved submitting a proposal to Encore in connection with a potential business combination transaction, but that due to the potential size of such transaction, Party A would need to raise substantial debt financing and therefore would need a couple of weeks to put together its proposal. Encore common stock closed trading on August 3, 2023 at $165.06 per share.
On August 7, 2023, Encore held a regular meeting of the Board in person at Encore’s offices, with representatives of each of O’Melveny & Myers LLP, Encore’s outside M&A counsel (“O’Melveny”), Akin Gump Strauss Hauer & Feld LLP, Encore’s outside corporate and securities counsel (“Akin”), and members of Encore management present. The Board discussed the communications to date between Encore and Party A, noting that Encore had yet to receive the terms of a potential business combination proposal from Party A. The representative of O’Melveny reviewed for the Board its fiduciary duties in connection with a potential business combination transaction. The Board also discussed engaging a financial advisor in light of the developments with Party A. Mr. Jones and Bret J. Eckert (“Mr. Eckert”), the Executive Vice President and Chief Financial Officer of Encore, reviewed for the Board the qualifications and capabilities of J.P. Morgan, as well as the terms of a proposed engagement letter with J.P. Morgan. Following this discussion, the Board approved Encore’s engagement of J.P. Morgan as its financial advisor, based on, among other things, J.P. Morgan’s experience, qualifications and reputation in connection with transactions similar to the potential business combination transaction under consideration and its familiarity with the industry in which Encore operates. Encore common stock closed trading on August 7, 2023 at $170.83 per share.
On August 16, 2023, Encore formally engaged J.P. Morgan as its financial advisor on the terms previously approved by the Board.
On October 30, 2023, Mr. Jones received a written non-binding indication of interest letter from Party A for the acquisition of Encore, which, among other things, stated that based on its analysis of publicly available information, Party A would be able to offer Encore stockholders a purchase price of  $200 in cash per share of Encore common stock, Party A’s expectation that its financing would be fully committed when a definitive agreement regarding the potential business combination transaction would be signed and that Party A was prepared to immediately conduct confirmatory due diligence, including holding necessary meetings with members of Encore management. Copies of the written non-binding indication of interest letter were shared with the other Encore directors. Encore common stock closed trading on October 30, 2023 at $178.33 per share.
On November 6, 2023, Encore held a regular meeting of the Board in person at Encore’s offices, with representatives of each of O’Melveny, J.P. Morgan, Akin and members of Encore management present. Among other matters, the Board discussed Party A’s indication of interest letter with representatives of each of O’Melveny and J.P. Morgan. The representative of O’Melveny also reviewed for the Board its fiduciary duties in connection with a potential business combination transaction. Following this discussion, and taking into account the presentation received from representatives of J.P. Morgan, as well as the potential risk of leaks that could arise in the event Encore were to engage in substantive business combination discussions with Party A, the Board determined that the offer contained in the indication of interest letter substantially undervalued Encore and was not a basis on which the Board was prepared to engage further with Party A with respect to a business combination transaction. During this meeting, Mr. Jones also informed the Board that Andrea Pirondini (“Mr. Pirondini”), the North American Chief Executive Officer of Parent, had reached out to Mr. Jones requesting to meet in person in connection with a dinner on November 7, 2023 held in connection with the November 8, 2023 National Electrical Manufacturers Association (“NEMA”) annual meeting, which Mr. Jones and Mr. Pirondini were both scheduled to attend. Mr. Jones informed the Board that, if Mr. Pirondini expressed an interest in a business combination transaction with Encore, he would plan to respond by stating that if Parent wishes to submit a business combination proposal to Encore, it could do so on the basis of publicly available information about Encore. The Board agreed with that proposed approach. Later that same day, pursuant to instructions provided by the Board, Mr. Jones informed Party A’s Chief Executive Officer of the Board’s response.
On November 7, 2023, in connection with the NEMA annual meeting dinner, Mr. Jones and Mr. Pirondini met in person. During that discussion, Mr. Pirondini conveyed Parent’s interest in a potential business combination transaction with Encore. Mr. Jones informed Mr. Pirondini that if Parent wished to submit a business combination proposal to Encore, it could do so on the basis of publicly available information. Encore common stock closed trading on November 7, 2023 at $182.80 per share.
On November 13, 2023, Mr. Jones received a revised written non-binding indication of interest letter from Party A for the acquisition of Encore, which included an increased purchase price of  $207 in cash per share of Encore common stock. Copies of the revised written non-binding indication of interest letter were shared with the other Encore directors. Mr. Jones and Mr. Eckert reviewed the revised offer from Party A individually with each Encore director and all Encore directors were aligned that the revised offer continued to substantially undervalue Encore and was not a basis on which the Board was prepared to engage further with Party A. Accordingly, Mr. Jones sent Party A’s Chief Executive Officer an email to that effect on November 15, 2023. Encore common stock closed trading on November 13, 2023 at $186.76 per share and on November 15, 2023 at $200.36 per share.
After additional communications by email between Mr. Jones and Party A’s Chief Executive Officer, and at Party A’s request, on each of November 29, 2023 and December 6, 2023, representatives of J.P. Morgan telephonically discussed with representatives of Party A’s financial advisor Party A’s most recent proposed offer price of  $207 in cash per share of Encore common stock and the Board’s continuing view that this offer substantially undervalued Encore. The representatives of J.P. Morgan further communicated to the representatives of Party A’s financial advisor during these calls that if Party A were to provide the Board with a compelling proposal in connection with a potential business combination transaction with Encore, the Board would carefully consider it. Party A did not submit any additional business combination proposals to Encore, nor did Party A seek to further engage with Encore regarding a potential business combination transaction.
On November 30, 2023, Mr. Jones and Mr. Eckert met in person with Mr. Pirondini at Encore’s offices. The meeting was arranged at Mr. Pirondini’s request. At that meeting, Mr. Pirondini reviewed Parent’s strategic rationale for a potential business combination transaction with Encore. Mr. Jones informed Mr. Pirondini that the Board and Encore management remained focused on executing on Encore’s strategic plan, but that if Parent wished to submit a business combination proposal to Encore, it could do so on the basis of publicly available information.
On December 20, 2023, Mr. Jones received a written non-binding proposal for the acquisition of Encore from Parent (the “December 20 Proposal”). Among other things, the December 20 Proposal stated Parent’s belief that based on publicly available information and subject to satisfactory completion of due diligence, Parent would be able to offer Encore stockholders a purchase price of between $230 and $235 in cash per share of Encore common stock. The December 20 Proposal also proposed as next steps the negotiation and execution of a customary confidentiality agreement between Parent and

Encore. Copies of the December 20 Proposal were shared with the other Encore directors. Encore common stock closed trading on December 20, 2023 at $214.95 per share.
On December 21, 2023, Encore held a special meeting of the Board telephonically and in person at Encore’s offices, with representatives of each of O’Melveny and Akin and members of Encore management present. Mr. Jones reviewed for the Board both his November 30, 2023 meeting with Mr. Pirondini as well as the December 20 Proposal. The Board engaged in a discussion regarding the December 20 Proposal, including potential responses to Parent and other considerations related to the December 20 Proposal. Following this discussion, the Board instructed Encore management to communicate to Parent that Encore was willing to hold a management presentation with Parent and, pursuant to a confidentiality agreement to be entered into between Parent and Encore, provide to Parent certain high level due diligence information, including financial projections, for the express purpose of encouraging Parent to increase the purchase price range contained in the December 20 Proposal.
On December 28, 2023, Mr. Jones and Massimo Battaini (“Mr. Battaini”), the Chief Executive Officer of Parent, telephonically discussed the December 20 Proposal. During this discussion, pursuant to instructions provided by the Board, Mr. Jones communicated to Mr. Battaini that the Board was not willing to transact at the price range included in the December 20 Proposal, but in order to help Parent increase its proposed offer price, Encore was willing to provide certain high level diligence information to Parent, subject to the parties first entering into a customary confidentiality agreement.
On January 2, 2024, Parent sent a draft confidentiality agreement regarding the potential business combination transaction, which included a customary standstill provision, to representatives of Encore. Subsequently, representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), outside legal counsel to Parent, and O’Melveny negotiated and finalized the terms of the confidentiality agreement and it was executed by Parent and Encore on January 9, 2024 (such confidentiality agreement, the “Parent Confidentiality Agreement”).
Following entry into the Parent Confidentiality Agreement, the parties coordinated for a site visit at Encore’s facilities in McKinney, Texas as well as a management presentation, both to be held on January 23, 2024.
On January 16, 2024, Encore held a special meeting of the Board in person at Encore’s offices, with representatives of each of O’Melveny, J.P. Morgan and Akin and members of Encore management present. Mr. Jones reviewed for the Board the developments since the December 21, 2023 Board meeting with respect to Party A and Parent. Mr. Jones noted for the Board that there had been no further outreach from Party A. With regard to Parent, Mr. Jones noted that an Encore management presentation and a site visit of Encore’s facilities in McKinney, Texas had been scheduled for January 23, 2024. Mr. Eckert reviewed for the Board projections of Encore’s future financial performance for fiscal years 2024 through 2026 prepared by Encore management (the “Initial Financial Projections”), including each of the key assumptions and inputs used by Encore management in preparing the Initial Financial Projections, as well as the rationale for such assumptions. Mr. Eckert also noted for the Board that Encore had not historically prepared financial projections due to the inherent uncertainty in future copper market prices and future sale levels for Encore’s copper wire. Representatives of J.P. Morgan reviewed for the Board certain financial considerations relating to the December 20 Proposal and certain publicly available market data relating to Encore and Parent. The representatives of J.P. Morgan also reviewed for the Board information regarding potential additional third parties that the Board could consider outreach to in order to determine if such other third parties were interested in making a potential business combination proposal to Encore on terms more favorable than those offered by Parent. The representatives of J.P. Morgan expressed their view to the Board that due to Encore’s size, the nature of its business, and the cost and availability of debt financing, there may be limited interest by other third parties. The representatives of J.P. Morgan further advised that based on J.P. Morgan’s preliminary leveraged finance analysis, utilizing the Initial Financial Projections and considering the cost and availability of debt financing, J.P. Morgan believe that it would be challenging for financial sponsors to make a competitive proposal to Encore. The representatives of J.P. Morgan also discussed with the Board the potential risks to Encore in performing a limited market check, noting that a leak could adversely impact Parent’s willingness to continue to engage with Encore and could also damage Encore’s relationships with its key stakeholders. The representative of O’Melveny then reviewed for the

Board its fiduciary duties in connection with a potential business combination transaction. The Board adopted the Initial Financial Projections and authorized and directed (i) Encore management to share the Initial Financial Projections with Parent in connection with the management presentation and (ii) J.P. Morgan to use the Initial Financial Projections in connection with its financial analyses. The Board also approved the Encore management presentation and site visit by Parent at Encore’s facilities in McKinney, Texas and authorized and directed Encore management to continue to engage with Parent, including by sharing certain phase one due diligence information requested by Parent. Encore common stock closed trading on January 16, 2024 at $211.59 per share.
On January 23, 2024, representatives of Parent conducted a site visit of Encore’s facilities in McKinney, Texas. Later that day, members of Encore management, with representatives of J.P. Morgan present, conducted a management presentation with representatives of Parent, during which, pursuant to instructions provided by the Board, the Initial Financial Projections were provided to Parent.
On February 2, 2024, Mr. Jones received a revised written non-binding proposal for the acquisition of Encore from Parent (the “February 2 Proposal”). Among other things, the February 2 Proposal stated Parent’s belief that based on publicly available information, the phase one due diligence information it had reviewed to date and subject to satisfactory completion of due diligence, Parent would be able to offer Encore stockholders a purchase price of  $240 in cash per share of Encore common stock. The February 2 Proposal also proposed as next steps that Encore provide Parent with a five-week period of exclusivity in order to complete required due diligence and finalize a definitive agreement relating to a potential business combination. Copies of the February 2 Proposal were shared with the other Encore directors. Encore common stock closed trading on February 2, 2024 at $231.74 per share.
On February 7, 2024, Encore held a special meeting of the Board in person at Encore’s offices, with representatives of each of O’Melveny, J.P. Morgan and Akin and members of Encore management present. Mr. Jones reviewed for the Board the developments with Parent since the January 16, 2024 Board meeting, including a summary of the Encore management presentation and site visit of Encore’s facilities in McKinney, Texas conducted on January 23, 2024. Mr. Jones then reviewed for the Board the content of the February 2 Proposal. Representatives of J.P. Morgan reviewed for the Board certain preliminary financial analyses prepared by J.P. Morgan relating to the February 2 Proposal. The representatives of J.P. Morgan noted that in order to prepare their preliminary financial analyses, they had requested that Encore management extend the Initial Financial Projections for an additional seven years (to 2033) by extrapolating from the Initial Financial Projections based on certain assumptions made by Encore management with respect to the pricing of copper and aluminum, expectations for revenue growth and expectations for gross margin. We refer to the projections prepared by Encore management for years 2027 to 2033 as the “Management Extrapolations”. Mr. Jones and Mr. Eckert then reviewed for the Board the key assumptions and inputs used by Encore management in preparing the Management Extrapolations, and the rationale for such assumptions, as well as noted for the Board the inherent uncertainty in future copper and aluminum market prices. The representatives of J.P. Morgan also reviewed for the Board the further analysis undertaken by J.P. Morgan regarding the prospects for other third parties to make a business combination proposal to Encore on terms more favorable than the February 2 Proposal and expressed their view that no other potential acquiror would be able to do so. The representative of O’Melveny then reviewed for the Board its fiduciary duties in connection with a potential business combination transaction, as well as certain regulatory considerations in connection with a potential business combination transaction with Parent. At the request of Mr. Jones, the representative of O’Melveny also reviewed for the Board a letter received from J.P. Morgan describing certain past investment banking, commercial banking and other financial services it had provided to Encore, Parent and Party A. The Board, together with representatives of each of J.P. Morgan and O’Melveny, engaged in a discussion regarding the February 2 Proposal, including Parent’s request for exclusivity, including potential responses to Parent, as well as whether to conduct a limited market check and the associated risks of conducting a limited market check. The Board authorized and directed Encore management to communicate to Parent a counterproposal consisting of  (i) an increase of the proposed offer price from $240 in cash per share of Encore common stock to $245 in cash per share of Encore common stock and (ii) a $15 special dividend per share of Encore common stock to be paid by Encore to Encore stockholders out of Encore’s cash balance sheet prior to the closing of any business combination transaction with Parent. Encore common stock closed trading on February 7, 2024 at $230.21 per share.

On February 9, 2024, pursuant to instructions provided by the Board, Mr. Jones telephonically informed Mr. Battaini that Encore would be prepared to move forward with the due diligence process and enter into a four-week period of exclusivity with Parent if Parent made certain improvements to the February 2 Proposal including (i) increasing the proposed offer price to a minimum of  $260 per share of Encore common stock (which Mr. Jones communicated was the minimum price per share the Board expected), with the option of bifurcating that into (a) $245 in cash per share of Encore common stock, plus (b) a $15 special dividend per share of Encore common stock and (ii) proposing a reverse termination fee payable to Encore in the event of a failure to obtain regulatory approval (a “reverse termination fee”) in a customary amount for transactions similar to the potential business combination transaction. Following this discussion, Mr. Jones emailed Mr. Battaini Encore’s written counterproposal on the terms previously communicated to Mr. Battaini. Encore common stock closed trading on February 9, 2024 at $244.31 per share.
On February 16, 2024, Mr. Battaini telephonically informed Mr. Jones that Parent’s board of directors would meet in the coming days to discuss Encore’s counterproposal and the possibility of increasing the proposed offer price to $250 in cash per share of Encore common stock. Mr. Battaini objected to the inclusion of any special regulatory provisions in the business combination transaction and reiterated to Mr. Jones Parent’s desire to enter into five weeks of exclusivity with Encore in order to complete required due diligence and finalize a definitive agreement. Encore common stock closed trading on February 16, 2024 at $227.17 per share.
On February 20, 2024, Mr. Jones received an email from Mr. Battaini confirming in writing Parent’s revised non-binding proposal of  $250 in cash per share for all of the outstanding shares of Encore common stock (the “February 20 Proposal”), which Mr. Battaini had previously communicated to Mr. Jones on February 16, 2024. At this time, Parent did not propose a reverse termination fee, but did state its expectation that there would not be any significant regulatory hurdles to obtaining regulatory clearance for the business combination transaction and that Parent would not expect to be required to agree to any potential remedial actions in order to obtain such clearances. Copies of the February 20 Proposal were shared with the other Encore directors. Encore common stock closed trading on February 20, 2024 at $219.19 per share.
On February 21, 2024, Encore held a special meeting of the Board in person at Akin’s offices with representatives of each of O’Melveny, J.P. Morgan and Akin and members of Encore management present. The Board engaged in a discussion regarding the February 20 Proposal, including potential responses to Parent, as well as the current regulatory environment for strategic transactions. The representatives of J.P. Morgan reiterated to the Board their view that no other strategic bidder or financial sponsor would likely be able to be competitive with the February 20 Proposal. Representatives of J.P. Morgan also reviewed for the Board certain preliminary financial analyses relating to the February 20 Proposal based on the Initial Financial Projections and the Management Extrapolations. Following this discussion, the Board authorized and directed Encore management to communicate to Parent a counterproposal to the February 20 Proposal consisting of  (i) an increase in the proposed offer price from $250 in cash per share of Encore common stock to $255 in cash per share of Encore common stock, (ii) a reasonable best efforts standard for the regulatory review process, with the exception that Parent would not be required to agree to any divestitures in order to obtain any required regulatory clearances for the proposed business combination transaction and (iii) a reverse termination fee of $250 million. The Board also authorized Encore management to, subject to Parent’s acceptance of Encore’s counterproposal, agree to up to five weeks of exclusivity with Parent. Encore common stock closed trading on February 21, 2024 at $218.47 per share. Supported by members of Encore management and based on the information available to it, the Board also accepted the guidance provided by J.P. Morgan that proceeding with a market check at that time could potentially be counterproductive and that the risks of doing so outweighed the benefits.
On February 23, 2024, pursuant to instructions provided by the Board, Mr. Jones telephonically informed Mr. Battaini that Encore would be prepared to move forward with the due diligence process and enter into a period of exclusivity with Parent if Parent made certain improvements to the February 20 Proposal including (i) increasing the proposed offer price from $250 in cash per share of Encore common stock to $255 in cash per share of Encore common stock and (ii) based on the discussion between Parent’s and

Encore’s respective regulatory legal counsel, a “reasonable best efforts” standard in connection with regulatory efforts and agreeing to a reverse termination fee of  $250 million. Later that same day, Mr. Jones emailed Mr. Battaini Encore’s written counterproposal on the terms previously communicated to Mr. Battaini. Encore common stock closed trading on February 23, 2024 at $220.41 per share.
On February 28, 2024, at the request of Mr. Battaini, Messrs. Battaini, Jones and Eckert telephonically discussed Encore’s February 23, 2024 response, including the amount of the proposed reverse termination fee.
On March 1, 2024, Mr. Jones received an email from Mr. Battaini communicating that Parent was (i) willing to proceed on the basis of a proposed offer price of  $255 in cash per share of Encore common stock and a “reasonable best efforts” standard in connection with regulatory efforts, with the exception that Parent would not be required to agree to any divestitures in order to obtain any required regulatory clearances, but that the reverse termination fee should be $140 million. Encore common stock closed trading on March 1, 2024 at $241.57 per share.
On March 4, 2024, Mr. Jones telephonically communicated to Mr. Battaini that if Parent could agree to a reverse termination fee of  $180 million, Mr. Jones would present that proposal to the Board. Mr. Battaini subsequently confirmed Parent’s willingness to proceed on the basis of a reverse termination fee of $180 million and communicated that such amount was the highest Parent was willing to accommodate.
On March 4, 2024, Encore held a special meeting of the Board telephonically with representatives of each of O’Melveny, J.P. Morgan and Akin and members of Encore management present. The Board engaged in a discussion regarding Parent’s recent proposal of a reverse termination fee of  $180 million, including potential responses to Parent and other considerations related to the proposal. Following this discussion, based on the proposed offer price of  $255 in cash per share of Encore common stock and a reverse termination fee of  $180 million, the Board approved moving forward with the due diligence process and entering into up to five weeks of exclusivity with Parent. Encore common stock closed trading on March 4, 2024 at $234.59 per share.
On March 5, 2024, a representative of O’Melveny sent a draft exclusivity agreement regarding the potential business combination transaction to representatives of Wachtell Lipton. Representatives of each of Wachtell Lipton and O’Melveny negotiated and finalized the terms of the exclusivity agreement, which provided for a four-week period of exclusivity with the right for a one-week extension at Parent’s option, and it was executed by Parent and Encore on March 8, 2024 (such exclusivity agreement, the “Parent Exclusivity Agreement”).
Beginning on March 16, 2024, certain representatives of each of Parent, Wachtell Lipton and financial advisor to Parent, Goldman Sachs (“Goldman Sachs”), were provided access to an electronic dataroom containing certain non-public financial information regarding Encore.
On March 20, 2024, a representative of O’Melveny sent a draft merger agreement regarding the potential business combination transaction to representatives of Wachtell Lipton. The draft merger agreement, among other things, included a “go-shop” provision, proposed an overall end date construct of nine months, and required Encore to pay Parent a two-tiered termination fee in certain circumstances.
On March 28, 2024, a representative of each of J.P. Morgan and Goldman Sachs telephonically discussed the recent increase in the trading price of Encore common stock and the representative of J.P. Morgan conveyed to the representative of Goldman Sachs that in light of such increase, the proposed offer price of  $255 in cash per share of Encore common stock represented a low premium and would likely no longer be acceptable to the Board. Encore common stock closed trading on March 28, 2024 at $262.78 per share.
On March 29, 2024, a representative of Wachtell Lipton sent a revised draft of the merger agreement to representatives of O’Melveny. The revised draft of the merger agreement, among other things, (i) removed the “go-shop” provision and replaced it with a “window-shop” provision, (ii) increased the amount of the two-tiered termination fee Encore would be required to pay Parent in certain circumstances, (iii) expanded the scope of actions requiring Parent’s consent during the period between signing and closing and (iv) extended the overall end date construct, from nine months to eighteen months. Later that same day, representatives of each of O’Melveny and Wachtell Lipton telephonically discussed the revised draft of the merger agreement sent by representatives of Wachtell Lipton.
On April 4, 2024, a representative of Wachtell Lipton sent representatives of O’Melveny written confirmation of Parent’s election to extend the term of the Parent Exclusivity Agreement through April 12, 2024.
Also on April 4, 2024, a representative of O’Melveny sent a revised draft of the merger agreement and a draft of the Encore disclosure letter (as defined below in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Conduct of Business Pending the Merger” beginning on page 72) to representatives of Wachtell Lipton. The revised draft of the merger agreement, among other things, (i) reinserted the “go-shop” provision, (ii) decreased the amount of the two-tiered termination fee Encore would be required to pay Parent in certain circumstances and (iii) reverted to an overall outside date construct of nine months.
Between April 5, 2024 and April 7, 2024, Mr. Jones spoke individually with each Encore director, updated them on the status of negotiations with Parent and sought and received support from the Board for Mr. Jones to communicate to Parent that (i) Encore expected to report financial results for the first calendar quarter of 2024 that would exceed the Initial Financial Projections and (ii) given the recent increase in the trading price of Encore common stock, an offer price of  $255 in cash per share was no longer acceptable to the Board, and accordingly, Parent would have to increase its proposed offer price in order for the parties to continue to engage in discussions regarding a business combination transaction.
On April 8, 2024, representatives of Wachtell Lipton sent a revised draft of the merger agreement and a revised draft of the Encore disclosure letter to representatives of O’Melveny. The revised draft of the merger agreement, among other things, (i) accepted the “go-shop” concept, but decreased the duration of the “go-shop” period, (ii) increased the amount of the two-tiered termination fee Encore would be required to pay Parent in certain circumstances, and (iii) extended the overall end date from nine months to eighteen months.
On April 9, 2024, Messrs. Jones, Eckert, Battaini and Pier Francesco Facchini, Chief Financial Officer and Executive Director of Parent, met telephonically to discuss the potential business combination transaction as well as Encore’s expected financial results for the first calendar quarter of 2024. Mr. Jones informed Mr. Battaini that in light of the recent increase in the trading price of Encore common stock, the proposed offer price of  $255 in cash per share of Encore common stock would no longer be acceptable to the Board. Mr. Battaini communicated that he was planning to meet with the board of directors of Parent that evening and would convey that message. The parties also discussed additional diligence requests from Parent necessary for Parent to further refine its synergies analysis in order to potentially increase its offer price to Encore. Encore common stock closed trading on April 9, 2024 at $261.11 per share.
In the morning of April 10, 2024, Mr. Jones received a revised written non-binding proposal for the acquisition of Encore from Parent (the “April 10 Proposal”). Among other things, the April 10 Proposal (i) increased the proposed offer price from $255 in cash per share of Encore common stock to $285 in cash per share of Encore common stock, (ii) stated that the overall end date would need to be eighteen months after the date of the merger agreement, (iii) set forth certain outstanding due diligence requests of Parent and (iv) stated Parent’s expectation that the draft merger agreement be finalized on terms consistent with the draft provided by Wachtell Lipton on April 8, 2024 and that the parties enter into the merger agreement by April 13, 2024. Copies of the April 10 Proposal were shared with the other Encore directors. Encore common stock closed trading on April 10, 2024 at $258.30 per share.
On the morning of April 11, 2024, Messrs. Jones, Eckert and Battaini met telephonically to discuss the potential business combination transaction. Mr. Jones communicated to Mr. Battaini that the Board was meeting later that day to discuss the April 10 Proposal. He then communicated to Mr. Battaini that he believed if Parent were to increase the proposed offer price to $300 in cash per share of Encore common stock, the Board would be supportive of such proposal. Mr. Jones also communicated that he understood that signing a definitive merger agreement in the coming days was a meaningful deadline for

Parent and that if Parent were to increase the proposed offer price, the parties could finalize the definitive documentation and close out any open due diligence items expeditiously in order to meet that deadline. Mr. Battaini then communicated to Mr. Jones that the proposed offer price of  $285 in cash per share of Encore common stock was as high as the board of directors of Parent was willing to offer and asked Mr. Jones to convey that message to the Board.
In the afternoon of April 11, 2024, Encore held a special meeting of the Board with representatives of each of O’Melveny, J.P. Morgan and Akin and members of Encore management present. Mr. Jones updated the Board regarding developments in the negotiations with Parent, including the discussion he had earlier that day with Mr. Battaini. At Mr. Jones’s request, representatives of J.P. Morgan reviewed for the Board certain preliminary financial analyses relating to the April 10 Proposal based on the Financial Projections (as defined below). Representatives of J.P. Morgan and Mr. Eckert then reviewed for the Board certain updates that had been made by Encore management to the Initial Financial Projections in connection with performing J.P. Morgan’s discounted cash flow analysis, including certain updates to the first quarter of 2024 projections to reflect actual first quarter results and to the second quarter of 2024 projections to reflect current expectations of Encore management (the “Q1/Q2 Updates”, and together with the Initial Financial Projections and the Management Extrapolations, the “Financial Projections”). The representative of O’Melveny then reviewed for the Board its fiduciary duties in connection with a potential business combination transaction with Parent and a presentation summarizing the material terms of the draft of the merger agreement received from Parent on April 8, 2024, including the representations and warranties, interim operating covenants and certain exceptions, certain restrictions on the ability of the Board to solicit competing proposals as well as exceptions to those restrictions, contemplated closing conditions, termination provisions and the terms of a guaranty by a credit worthy domestic subsidiary of Parent for Parent’s payment obligations under the merger agreement. The representative of O’Melveny also noted for the Board which terms remained under negotiation by the parties and recommendations from management and Encore’s advisors for how to resolve the remaining open points, including, with respect to the “End Date” concept in the merger agreement, by incorporating into the merger agreement a “ticking fee” construct pursuant to which Parent would be required to provide Encore stockholders with additional consideration if the merger was not consummated within a certain time period after the date of the merger agreement. The Board engaged in a discussion regarding the April 10 Proposal, including potential responses to Parent, the presentations made by the representatives of each of J.P. Morgan and O’Melveny and the status of negotiations with Parent, including certain process and timing considerations. Following this discussion, the Board (i) authorized and approved the Financial Projections and authorized J.P. Morgan to use the Financial Projections in connection with its financial analyses, (ii) authorized and directed Mr. Jones and Mr. Eckert to negotiate with Parent to improve the proposed offer price of  $285 in cash per share of Encore common stock and (iii) authorized and directed Mr. Jones and Mr. Eckert and Encore’s advisors to negotiate with Parent to reach a final agreement on the terms of the draft merger agreement and the Encore disclosure letter, consistent with the recommendations reviewed for the Board by O’Melveny. Encore common stock closed trading on April 11, 2024 at $260.45 per share.
Later that same day, pursuant to instructions provided by the Board, a representative of O’Melveny sent a revised draft of the merger agreement and a revised draft of the Encore disclosure letter to representatives of Wachtell Lipton. The revised draft of the merger agreement, among other things, (i) increased the duration of the “go-shop” period, (ii) decreased the amount of the two-tiered termination fee Encore would be required to pay Parent in certain circumstances, (iii) expanded Encore’s flexibility under the interim operating covenants and (iv) added the “ticking fee” construct.
In the morning of April 12, 2024 Mr. Battaini and Mr. Jones met telephonically to discuss the potential business combination transaction. Mr. Jones communicated to Mr. Battaini that the Board had met the previous evening to discuss the April 10 Proposal and Mr. Jones communicated the request that Parent increase its proposed offer price to $292.50 in cash per share of Encore common stock. This counterproposal of  $292.50 in cash per share of Encore common stock reflected the midpoint between the April 10 Proposal and Encore’s prior proposed counterproposal of  $300 in cash per share of Encore common stock. Encore common stock closed trading on April 12, 2024 at $260.98 per share.
On April 12 and 13, 2024, representatives of O’Melveny and Wachtell Lipton exchanged multiple drafts of the merger agreement and Encore disclosure letter, pursuant to which the parties narrowed the remaining open points from the drafts circulated by O’Melveny on April 11, 2024.

On April 13, 2024, Mr. Battaini and Mr. Jones met telephonically to discuss the potential business combination transaction. During this discussion they agreed to a final proposed offer price of  $290.00 in cash per share of Encore common stock.
During the evening of April 13, 2024 and the morning of April 14, 2024, representatives of each of Wachtell Lipton and O’Melveny finalized the draft of the merger agreement and the Encore disclosure letter. On the morning of April 14, 2024, execution versions of the merger agreement, the Encore disclosure letter and the other ancillary documents were prepared by the parties and circulated to the Board.
In the afternoon of April 14, 2024, Encore held a special meeting of the Board with representatives of each of O’Melveny, J.P. Morgan and Akin and members of Encore management present. Mr. Jones updated the Board regarding developments in the negotiations with Parent, including that Parent had agreed to increase the proposed offer price from $285 in cash per share of Encore common stock to $290.00 in cash per share of Encore common stock. Representatives of J.P. Morgan reviewed for the Board its financial analyses relating to the Base Consideration of  $290.00 in cash per share of Encore common stock. Representatives of J.P. Morgan also reviewed for the Board J.P. Morgan’s recommendations for implementation of the go-shop process as permitted by the merger agreement and J.P. Morgan’s recommended list of third parties to approach during such go-shop process. At the request of the Board, representatives of J.P. Morgan, as financial advisor to Encore, rendered an oral opinion to the Board, subsequently confirmed by delivery of a written opinion, dated April 14, 2024, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, as of April 14, 2024, the Base Consideration of  $290.00 to be paid to Encore stockholders in the Merger is fair to such stockholders from a financial point of view. See the section entitled “— Opinion of J.P. Morgan Securities LLC” beginning on page 49 of this Proxy Statement. The representative of O’Melveny summarized the fiduciary duties of the Board in the context of the proposed transaction and then reviewed for the Board a presentation summarizing the substantive revisions to the execution versions of the merger agreement and the Encore disclosure letter against the drafts of the merger agreement and the Encore disclosure letter reviewed by the Board at its meeting on April 11, 2024. The Board engaged in a discussion and considered the various factors that impacted its evaluation and decision regarding the proposed business combination transaction with Parent, including the material factors set forth below in the section entitled “— Recommendation and Reasons for the Merger” beginning on page 45 of this Proxy Statement. Following this discussion and receipt of advice and information from members of Encore management and the Board’s financial and legal advisors, the Board unanimously (a) determined that the Merger and the transactions contemplated by the Merger Agreement, including the Merger, were fair to and in the best interests of Encore and Encore stockholders, (b) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (c) authorized and approved the execution, delivery and performance of the Merger Agreement by Encore and (d) recommended the adoption of the Merger Agreement by Encore stockholders and directed that the Merger Agreement be submitted for adoption by Encore stockholders at the Special Meeting. The Board also unanimously authorized, empowered and directed J.P. Morgan to, among other things, engage with (i) those third parties included in J.P. Morgan’s recommended outreach list, as well as any other third parties that J.P. Morgan or Encore management subsequently recommend for outreach, and (ii) any other third parties that may express interest in a potential business combination transaction with Encore following the public announcement of the Merger.
Later that evening on April 14, 2024, Encore, Parent, Merger Sub and Guarantor entered into the Merger Agreement and Encore and Parent issued separate press releases announcing the Merger.
On April 15, 2024 and April 16, 2024, pursuant to instructions provided by the Board, representatives of J.P. Morgan contacted eleven potential buyers approved by the Board, including Party A, to determine whether they might be interested in pursuing a transaction that would be superior to the Merger.
On April 19, 2024, at the request of Mr. Jones and Mr. Eckert, representatives of J.P. Morgan contacted two additional potential buyers to determine whether they might be interested in pursuing a transaction that would be superior to the Merger.

Recommendation and Reasons for the Merger
Recommendation of the Board
The Board has unanimously: (a) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Encore and its stockholders, (b) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (c) authorized and approved the execution, delivery and performance of the Merger Agreement by Encore and (d) recommended the adoption of the Merger Agreement by the Encore stockholders and directed that the Merger Agreement be submitted for adoption by the Encore stockholders at the Special Meeting.
The Board unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Reasons for the Merger
In evaluating the Merger and reaching its decision, the Board consulted with Encore’s senior management and its legal and financial advisors and considered a number of factors, including the following factors (not in any relative order of importance) that the Board believes support its decision to approve the Merger and adopt the Merger Agreement:
•
historical information regarding (i) Encore’s business, financial performance and results of operations, (ii) market prices, volatility and trading activity with respect to shares of Encore common stock and (iii) market prices with respect to other industry participants and general market indices;

•
current information regarding (i) Encore’s business, prospects, financial condition, operations, technology, products, management, competitive position and strategic business goals and objectives, including the three-year financial forecast provided by Encore’s management to the Board and to J.P. Morgan, (ii) market prices with respect to shares of Encore common stock, other industry participants and general market indices, (iii) the price and availability of copper and aluminum and (iv) general economic, industry and financial market conditions;

•
the prospects and likelihood of realizing superior benefits through remaining an independent company, and the risks associated with remaining an independent company, including (i) the likelihood that Encore’s operating plan could be achieved in the face of macroeconomic, operational and execution risks, (ii) the capital expenditures that would be required to maintain or enhance Encore’s competitive position, (iii) the price and availability of copper and aluminum and (iv) general risks related to market conditions that could negatively impact Encore’s valuation or reduce the price of Encore common stock;

•
the relative confidence of the Board in the ability of Encore to achieve its forecasted financial performance;

•
the fact that Encore’s management at the direction and under the oversight of the Board negotiated vigorously with Parent with respect to price and other terms in the Merger Agreement, including obtaining a price increase from Parent’s original non-binding proposal of  $230 — $235 per share, to the Base Consideration of  $290.00 per share plus the potential Additional Consideration;

•
the Board’s belief that, after negotiations with Parent, the Merger Consideration (including the potential Additional Consideration) in cash provided for in the Merger Agreement is in the best interests of Encore and Encore stockholders and represents the highest per share consideration reasonably attainable;

•
the fact that the Base Consideration of  $290.00 per share represents a premium of approximately 20% to the volume-weighted average price (the “VWAP”) of a share of Encore common stock over the 30-day period ending April 12, 2024 (the last trading day prior to Encore’s entry into the Merger Agreement), and a premium of approximately 29% to the VWAP of a share of Encore common stock over the 90-day period ending April 12, 2024;
•
the fact that the consideration payable under the Merger Agreement is an all cash amount (i) which will not be reduced if the share price of Encore common stock declines prior to the Effective Time and (ii) which provides certainty of value and liquidity immediately upon the consummation of the Merger, while eliminating the effect of long-term business and execution risk to Encore stockholders, compared to continuing to operate Encore as an independent company;

•
the fact that the Additional Consideration increases the Merger Consideration payable to Encore stockholders in the event that the Merger is not consummated within twelve months following the date of the Merger Agreement;

•
the fact that the Board considered the financial analyses presented by representatives of J.P. Morgan at the Board meeting on April 14, 2024, as well as the oral opinion delivered by J.P. Morgan to the Board on April 14, 2024, which was subsequently confirmed by delivery of J.P. Morgan’s written opinion to the Board, dated April 14, 2024, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, it was the opinion of J.P. Morgan that the Base Consideration to be paid to Encore stockholders in the Merger was fair, from a financial point of view, to such holders, as further described in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of J.P. Morgan Securities LLC” beginning on page 49. The full text of the written opinion of J.P. Morgan, dated April 14, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached to this Proxy Statement as Annex B and is incorporated herein by reference;

•
the timing of the Merger and the risk that if Encore did not accept Parent’s offer and enter into the Merger Agreement, it may not have another opportunity to do so or to pursue an opportunity offering at least as much value to Encore stockholders;

•
the assessment of the Board that none of the possible alternatives to the transactions contemplated by the Merger Agreement (including pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to Encore stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for Encore to create greater value for Encore stockholders, taking into account execution risks as well as business, financial, industry, competitive and regulatory risks;

•
the fact that other potential strategic and financial acquirors would have to incur significant indebtedness, and would potentially have to make significant equity investments, to acquire Encore at a price that would be competitive to the price offered by Parent;

•
the potential negative consequences to Encore if the Board determined to conduct an auction process for a sale of Encore or a more limited pre-signing market check with respect to Encore, including (i) the potential that the negotiations with Parent would be negatively impacted by an auction process or limited pre-signing market check if an Alternative Proposal from a third party was not received by Encore and (ii) that an auction process or even a limited pre-signing market check increases the likelihood of leaks and rumors, which could damage Encore’s business and cause Parent to determine not to continue to pursue an acquisition of Encore;

•
Encore’s right under the Merger Agreement to conduct a post-signing market check during the Go-Shop Period, which began on the date of the Merger Agreement and continues until May 19, 2024, which allows Encore to solicit, initiate, induce, propose, facilitate or encourage any Alternative Proposal or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal from third parties, including by furnishing third parties with non-public information and affording such third parties access to non-public information related to the business, properties, personnel, assets, books, records and other non-public information of Encore pursuant to acceptable confidentiality agreements, and cooperate with or assist with or facilitate any Alternative Proposal or any proposal, offer, inquiry or request that constitutes or would reasonably be expected to result in or lead to, an Alternative Proposal;
•
that, under certain circumstances, the Merger Agreement permits Encore to terminate the Merger Agreement in order to enter into a definitive agreement to effect a Superior Proposal with a third party, subject to paying to Parent a termination fee equal to (i) $146.54 million or (ii) the lower amount of  $73.27 million if the Merger Agreement is terminated, subject to certain exceptions, in order to enter into a definitive agreement with a third party from which Encore receives during the Go-Shop Period a written Alternative Proposal that the Board determines in good faith (with such determination to be made no later than the expiration of the Go-Shop Period) and after consultation with Encore’s financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in, a Superior Proposal (an “Excluded Party”);

•
the Board’s right, under certain circumstances, to withhold, withdraw, qualify or modify or amend, in any manner adverse to Parent or Merger Sub, its recommendation that the Encore stockholders adopt the Merger Agreement;

•
the likelihood of consummation of the Merger in light of the current regulatory environment, the required regulatory approvals, Parent’s strong commitment to obtain the required regulatory approvals, including Parent’s obligation (subject to the terms of the Merger Agreement) to pay Encore a $180 million termination fee in the event the parties are not able to obtain the required regulatory approvals, and the absence of a requirement for approval of the Merger Agreement by Parent’s shareholders;

•
the fact that if Parent or Encore terminates the Merger Agreement in connection with a legal restraint issued or granted in respect of the Merger or the other transactions contemplated by the Merger Agreement by a governmental entity pursuant to the HSR Act or other applicable antitrust law or other specified laws or if antitrust clearance of the transactions contemplated by the Merger Agreement or clearance under the specified regulatory approvals are not obtained prior to the End Date, then Parent may be required to pay Encore a $180 million termination fee;

•
Encore’s ability to obtain specific performance, subject to and as provided in the Merger Agreement, to require Parent and Merger Sub to perform their respective obligations under the Merger Agreement;

•
the fact that (i) Parent provided to Encore executed debt commitment letters from certain debt financing sources pursuant to which such debt financing sources have committed to lend an aggregate amount of debt financing to Parent and Merger Sub for the purpose of funding the transactions contemplated by the Merger Agreement and (ii) Parent is representing that the aggregate proceeds from such debt financing, together with cash on hand of Parent, will be sufficient to (a) fund all of the amounts required to be provided by Parent and Merger Sub for the consummation of the transactions contemplated by the Merger Agreement, (b) perform all of Parent’s and Merger Sub’s payment obligations under the Merger Agreement, including the payment of the aggregate Merger Consideration and (c) fund the payment of all associated costs and expenses of the Merger;

•
the fact that Guarantor, a creditworthy subsidiary of Parent located in the United States, has agreed to guarantee the payment obligations of Parent and Merger Sub under the Merger Agreement; and

•
the availability of appraisal rights to Encore stockholders in connection with the Merger.

In the course of its deliberations, the Board also considered certain risks and other potentially adverse factors concerning the Merger Agreement and the Merger, including (not in any relative order of importance):
•
that, after the Go-Shop Period (and subject to certain exceptions for any Excluded Party), the Merger Agreement precludes Encore from (i) soliciting, initiating, inducing, proposing, knowingly facilitating or knowingly encouraging the making or submission of, any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Alternative Proposal and (ii) engaging in, continuing or otherwise participating in any negotiations or discussions regarding any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal, or furnishing any non-public information regarding Encore or providing access to its properties to any third person relating to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in, an Alternative Proposal;
•
that, if the Board effects a Change of Recommendation (as defined in the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — The Board’s Recommendation; Change of Recommendation” beginning on page 79) in connection with an Alternative Proposal, the Merger Agreement permits Parent to terminate the Merger Agreement and obligates Encore to pay Parent a termination fee equal to (i) $146.54 million or (ii) the lower amount of  $73.27 million if such Change of Recommendation is effected in connection with an Alternative Proposal made by an Excluded Party, subject to certain exceptions;

•
the fact that Encore will no longer exist as an independent public company and Encore stockholders will forego any interest in future increases in its value as an independent public company that might result from its possible growth;

•
the possible negative effects of the Merger and public announcement of the Merger on Encore’s financial performance, operating results and stock price and Encore’s relationships with its distributors, suppliers, other business partners, management and employees;

•
the fact that the Merger Agreement imposes restrictions on the conduct of Encore’s business in the pre-closing period, which may adversely affect Encore’s business in the event the Merger is not consummated (including by delaying or preventing Encore from pursuing business opportunities that may arise or precluding actions that would be advisable if Encore were to remain an independent company);

•
the risks involved with the Merger, the possibility that the Merger might not be consummated (including because of failure to obtain the required regulatory approvals) and Encore’s prospects going forward in the event the Merger Agreement is terminated;

•
the fact that the consideration to be received by Encore stockholders in the Merger will be taxable for U.S. federal income tax purposes;

•
the substantial transaction expenses incurred and to be incurred in connection with the Merger and the negative impact of such expenses on Encore’s cash reserves and operating results should the Merger not be consummated;

•
all known interests of directors and executive officers of Encore in the Merger that may be different from, or in addition to, their interests as Encore stockholders or the interests of the other Encore stockholders generally; and

•
other risks described in and incorporated by reference in this Proxy Statement, see “Risk Factors” in Encore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 incorporated by reference herein and the section of this Proxy Statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Board concluded that the uncertainties, risks and other potentially adverse factors relevant to the Merger were outweighed by the potential benefits of the Merger.
The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its unanimous recommendation on the totality of the information presented, including the factors described above. The explanation of the factors and reasoning set forth above is forward-looking in nature and should be read in light of the risk factors set forth in the section of this Proxy Statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter, Encore retained J.P. Morgan as its financial advisor in connection with the proposed Merger.
At the meeting of the Board on April 14, 2024, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Base Consideration to be paid to Encore stockholders in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its April 14, 2024 oral opinion by delivering its written opinion to the Board, dated April 14, 2024, that, as of such date, the Base Consideration to be paid to Encore stockholders in the proposed Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated April 14, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this Proxy Statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. Encore stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Base Consideration to be paid to Encore stockholders in the proposed Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion on the Additional Consideration. J.P. Morgan expressed no opinion as to the fairness of the consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Encore or as to the underlying decision by Encore to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any Encore stockholder as to how such Encore stockholder should vote with respect to the proposed Merger or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
•
reviewed the Merger Agreement;

•
reviewed certain publicly available business and financial information concerning Encore and the industries in which it operates;

•
compared the financial and operating performance of Encore with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Encore common stock and certain publicly traded securities of such other companies;

•
reviewed certain internal financial analyses and forecasts prepared by Encore management relating to its business; and

•
performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of Encore management with respect to certain aspects of the Merger, and the past and current business operations of Encore, the financial condition and future prospects and operations of Encore, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Encore or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with Encore, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Encore or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by Encore management as to the expected future results of operations and financial condition of Encore to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement. J.P. Morgan assumed that the representations and warranties made by Encore, Parent and Merger Sub in the Merger Agreement and the related agreements are and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Encore with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Encore or on the contemplated benefits of the Merger.
The Financial Projections furnished to J.P. Morgan were prepared by Encore management, as discussed more fully under the section of this Proxy Statement entitled “— Certain Financial Projections” beginning on page 53. Encore does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Encore management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section of this Proxy Statement entitled “— Certain Financial Projections” beginning on page 53.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect such opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Base Consideration to be paid to Encore stockholders in the proposed Merger, J.P. Morgan expressed no opinion on the Additional Consideration, and J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of Encore or the underlying decision by Encore to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the Base Consideration to be paid to Encore stockholders in the proposed Merger or with respect to the fairness of any such compensation.
The terms of the Merger Agreement, including the Base Consideration, were determined through arm’s length negotiations between Encore and Parent, and the decision to enter into the Merger Agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or Encore management with respect to the proposed Merger or the consideration, including the Base Consideration to be paid to Encore stockholders.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Board on April 14, 2024 and in the financial analyses presented to the Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Trading Multiples Analysis.   Using publicly available information, J.P. Morgan compared selected financial data of Encore with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to those engaged in by Encore. The companies selected by J.P. Morgan were as follows:
•
Prysmian S.p.A.

•
Mueller Industries, Inc.

•
Nexans S.A.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, were considered in its judgment sufficiently similar in certain respects to those of Encore based on business sector participation, operational characteristics and financial metrics. However, none of the selected companies reviewed are identical or directly comparable to Encore and certain of these companies may have characteristics that are materially different from those of Encore. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Encore.
Using publicly available information, J.P. Morgan calculated, for each selected company, the ratios of the company’s firm value (“FV”) to the consensus equity research analyst estimates for the company’s adjusted earnings before interest, taxes, depreciation and amortization and after the deduction of stock based compensation (“Adj. EBITDA”) for the year ended December 31, 2024 (“FV / 2024E Adj. EBITDA”).
Based on the results of this analysis and other factors J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan selected a multiple reference range for FV / 2024E Adj. EBITDA of 6.5x to 9.5x. After applying such range to Encore’s Adj. EBITDA for the year ending December 31, 2024, as provided by Encore management and reflected in the Financial Projections, the analysis indicated the following range of implied per share firm value (rounded to the nearest $0.25) for Encore common stock:
	Implied Per Share Firm Value
	Low	High
FV / 2024E Adj. EBITDA	$192.00	$263.25
The range of implied per share firm value for Encore common stock was compared to (i) the closing price of Encore common stock of  $260.98 as of April 12, 2024, the last trading day prior to the delivery of J.P. Morgan’s opinion, and (ii) the Base Consideration of  $290.00 per share of Encore common stock.
Discounted Cash Flow Analysis.   J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Encore common stock. J.P. Morgan calculated the unlevered free cash flows that Encore is expected to generate during the period ranging from April 1, 2024 through December 31, 2033, based upon the Financial Projections prepared by Encore management (as set forth in the section of this Proxy Statement entitled “— Certain Financial Projections” beginning on page 53, which were discussed with, and approved by, the Board for use by J.P. Morgan in connection with its financial analyses). J.P. Morgan also calculated a range of terminal values for Encore at the end of this period by applying terminal growth rates ranging from 1.50% to 2.50%, based on guidance provided by Encore management, to estimates of the unlevered terminal free cash flows for Encore at the end of fiscal year 2033, as provided in the Financial Projections. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of March 31, 2024 using discount rates ranging from 9.00% to 10.00% for Encore, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Encore. The present value of the unlevered free cash flow estimates and the range of terminal values were then adjusted by subtracting Encore’s estimated net debt as of March 31, 2024, as provided by Encore management. Based on the foregoing, this analysis indicated a range of implied per share equity value (rounded to the nearest $0.25) for Encore common stock of  $214.50 to $255.25, which was compared to (i) the closing price of Encore common stock of  $260.98 as of April 12, 2024, the last trading day prior to the delivery of J.P. Morgan’s opinion, and (ii) the Base Consideration of  $290.00 per share of Encore common stock.
Miscellaneous.   The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Encore. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary are identical to Encore. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Encore. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Encore.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Encore with respect to the Merger and deliver an opinion to the Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Encore and the industries in which it operates.
For financial advisory services rendered in connection with the Merger, Encore has agreed to pay J.P. Morgan an estimated fee of  $53 million, $5 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the Merger. Encore also previously paid a retainer fee of  $450,000 to J.P. Morgan, which will be credited toward payment of the fee payable upon the consummation of the Merger. In addition, subject to certain limitations, Encore has agreed to reimburse J.P. Morgan for its reasonable and documented out-of-pocket costs and expenses incurred in connection with its services, including the reasonable fees and expenses of outside counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Encore. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Parent, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger on Parent’s credit facilities in June 2022 and June 2023. During the two years preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from Parent were approximately $1 million. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of Encore and less than 2% of the outstanding common stock of Parent. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Encore or Parent for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Certain Financial Projections
The Company does not as a matter of course make public projections as to future performance, earnings or other results due to the inherent unpredictability of projections and their underlying assumptions and estimates. Despite this general practice, the Company provided to Parent (in connection with its due diligence review) and to J.P. Morgan (in connection with the preparation of its valuation analyses and fairness opinion as described in the section entitled “— Opinion of J.P. Morgan Securities LLC,” beginning on page 49 of this Proxy Statement) certain prospective financial information concerning the Company’s future financial condition and performance. As further described above in the section entitled “— Background of the Merger,” beginning on page 35 of this Proxy Statement, in connection with the Board’s evaluation of a potential business combination transaction with Parent and its evaluation of the Company’s strategic alternatives, Encore management prepared the Initial Financial Projections in early January 2024, which reflected forecasts of the Company’s future financial performance for the fiscal years (“FY”) 2024-2026. Drafts of the Initial Financial Projections were reviewed with the Board during this period, were approved by the Board for presentation to Parent in connection with its due diligence and to J.P. Morgan for use in its preliminary valuation analyses, and were provided by the Company to J.P. Morgan on January 16, 2024 and Parent on January 23, 2024. Subsequently, in early February 2024, upon request by J.P. Morgan in connection with its preliminary financial analyses, Encore management prepared the Management Extrapolations, which extended the Initial Financial Projections for an additional seven fiscal years (FY2027-FY2033) by extrapolating from the Initial Management Projections. Additionally, as described above, the Initial Financial Projections, updated for the Q1/Q2 Updates from April of 2024, and supplemented with the Management Extrapolations are described as the “Financial Projections.” The Financial Projections were not prepared with a view toward public disclosure and the summary thereof is included in this Proxy Statement only because the Financial Projections (i) were made available to the Board in connection with its review of the potential business combination transaction with Parent and its evaluation of strategic alternatives of the Company, (ii) in the case of the Initial Financial Projections, were made available to Parent in connection with its due diligence review and (iii) were used by J.P. Morgan for purposes of preparing its valuation analyses and fairness opinion provided to the Board, as described in the section entitled “— Opinion of J.P. Morgan Securities LLC” beginning on page 49 of this Proxy Statement. The summary of the Financial Projections is not being included in this Proxy Statement to influence any Encore stockholder’s decision whether to vote in favor of the proposal to adopt the Merger Agreement or the other Special Meeting Proposals. The Financial Projections may differ from published analyst estimates and forecasts.
The Financial Projections do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles (“GAAP”) (and do not include footnote disclosures as may be required by GAAP). Neither Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, nor any other audit firm has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Financial Projections and, accordingly, neither EY nor any other audit firm has expressed an opinion or any other form of assurance with respect thereto. The EY report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this Proxy Statement, relates to the Company’s historical financial information and does not extend to the Financial Projections and should not be read to do so.

The Financial Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Encore management. Because the Financial Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Financial Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control, including general economic conditions, competition and the risks discussed in this Proxy Statement under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26 of this Proxy Statement. The Financial Projections also reflect the assumptions as to certain business decisions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, competitive environment, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Financial Projections were prepared. In addition, the Financial Projections might be affected by the Company’s ability to achieve proposed initiatives, objectives and targets over the applicable periods.
The Financial Projections treat the Company on a stand-alone basis and without giving effect to, and as if the Company never contemplated, the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger.
There can be no assurance that the Financial Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Financial Projections in this Proxy Statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or consider the Financial Projections to be predictive of actual future events or events that have occurred since the date of such forecasts, and the Financial Projections should not be relied upon as such. The Company has not updated the Financial Projections to reflect Encore management’s current views of the Company or the Company’s future financial performance and the Financial Projections should not be treated as guidance with respect to the projected results for any period. Neither the Company, Parent nor any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ materially from the Financial Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Financial Projections to reflect circumstances existing after the date the Financial Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Financial Projections are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Financial Projections, except as otherwise required by law, and neither the Company, Parent or, after the consummation of the Merger, the Surviving Corporation, undertakes any obligation or otherwise to revise the Financial Projections after the date hereof, except to the extent required by law. Neither the Company, Parent, nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of the Company or other person regarding the ultimate performance of the Company compared to the information contained in the Financial Projections or that the Financial Projections will be achieved. The Company has made no representation to Parent or its affiliates, in the Merger Agreement or otherwise, concerning the Financial Projections. The Financial Projections are forward-looking statements, and are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in the Company’s Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available on the SEC’s website at www.sec.gov.
Certain of the Financial Projections (including Adjusted EBITDA and Unlevered Free Cash Flow) are or may be considered non-GAAP financial measures. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction such as the Merger are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Therefore, no reconciliation of non-GAAP financial measures in the Financial Projections to GAAP measures was created or used in connection with preparing the Financial Projections and no such reconciliation of non-GAAP financial measures in the Financial Projections to GAAP measures was relied upon by the Board or J.P. Morgan in connection with their respective evaluations of the Merger.
In light of the foregoing factors and the uncertainties inherent in the Financial Projections, Encore stockholders are cautioned not to place undue, if any, reliance on the Financial Projections. Neither the Company, Parent nor any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Financial Projections.
Certain key material assumptions underlying the Initial Financial Projections included that projected growth of net sales was driven by the following:
•
a projected volume of net sales for (a) the remainder of FY2024 based on Encore management estimates and (b) FY2025 and FY2026 based on projected year-over-year growth from prior years,

•
projected commodity pricing based on Encore management estimates of  (a) copper prices based on Commodity Exchange Inc. copper pricing reaching $4.25 by the end of FY2024, increasing to $4.50 by the end of FY2025 and remaining constant through the remaining projection period, and (b) aluminum prices based on the London Metal Exchange projected average aluminum pricing for FY2024 growing at a modest rate through the projected period; and

•
a projected share of net sales between commercial sales and residential sales holding constant at approximately 70% and 30%, respectively.

Certain key material assumptions underlying the Management Extrapolations were as follows:
•
projected net sales, based on Encore management estimates, forecasted to decrease from 6% in FY2027 to 2% in the terminal period;

•
projected gross margins forecasted to normalize to 17% in the terminal period reflecting recent margin abatement and long term through-the-cycle estimates of Encore management; and

•
projected annual capital expenditures forecasted to decrease from $150 million in FY2026 to $130 million in FY2029 and then to decrease to $110 million in the terminal period.

The following is a summary of the Financial Projections (which summary is not included in this Proxy Statement to induce any Encore stockholder to vote in favor of approving the Merger Agreement Proposal or approving any other proposals to be voted on at the Special Meeting):
($ in millions)	Q2-Q4 FY2024E	FY2025E	FY2026E	FY2027E	FY2028E	FY2029E	FY2030E	FY2031E	FY2032E	FY2033E
Net Sales	$2,030	$2,979	$3,265	$3,461	$3,645	$3,815	$3,968	$4,100	$4,209	$4,294
Gross Profit	$430	$617	$670	$693	$712	$726	$735	$738	$737	$730
Adj. EBITDA(1)	$310	$445	$485	$504	$519	$527	$529	$528	$522	$512
Unlevered Free Cash Flow(2)	$86	$134	$186	$224	$245	$264	$280	$291	$298	$302

(1)
A non-GAAP financial measure, Adjusted EBITDA is defined as adjusted earnings before interest, taxes, depreciation and amortization, post-stock based compensation and excluding interest income and other significant items of a non-recurring and/or non-operational nature.

(2)
A non-GAAP financial measure, Unlevered Free Cash Flow is defined as Adjusted EBITDA less cash taxes, capital expenditures and changes in working capital.

The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company incorporated by reference into this Proxy Statement.
Interests of the Directors and Executive Officers of Encore in the Merger
In considering the recommendation of the Board that Encore stockholders approve the transaction and vote in favor of the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal, Encore stockholders should be aware that the directors and executive officers of Encore have certain interests in the transactions that are or may be different from, or in addition to, the interests of Encore stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and in making their recommendation that Encore stockholders adopt the Merger Agreement.
These interests are described in more detail below, and certain of these interests are quantified in the narrative below, including compensation that may become payable in connection with the Merger to Encore’s named executive officers, as described under the section entitled “— Quantification of Payments and Benefits to Encore’s Named Executive Officers — 402(t) Table” (which is the subject of the advisory (non-binding) vote of Encore stockholders described in “Proposal 2: Compensation Proposal”). The dates used below to quantify these interests have been selected for illustrative purposes only in accordance with SEC rules and do not necessarily reflect the dates on which certain events will occur.
For purposes of this disclosure, Encore’s executive officers are:
•
Daniel L. Jones, Chairman, President and Chief Executive Officer, and

•
Bret J. Eckert, Executive Vice President and Chief Financial Officer.

For purposes of this disclosure, Encore’s non-employee directors are:
•
Gina A. Norris,

•
William R. Thomas,

•
W. Kelvin Walker,

•
Scott D. Weaver, and

•
John H. Wilson.

Treatment of Encore Equity Awards
Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company RSU Award (or portion thereof) granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of such Company RSU Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company RSU Award (or portion thereof).
Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company PSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of such Company PSU Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company PSU Award (or portion thereof). For purposes of clause (ii) of the immediately preceding sentence, the total number of shares of Encore common stock subject to a Company PSU Award will be determined in accordance with the applicable award terms; it being understood that if any portion of the Company PSU Award has been earned by its terms based on performance for completed performance periods as of the Effective Time, but has not yet become vested pursuant to any applicable time or service-based vesting requirements, the total number of shares of Encore common stock subject to such Company PSU Award will be based on the number of shares of Encore common stock actually earned based on performance for the completed performance periods.
Immediately prior to the Effective Time, all shares of Encore common stock that are then unvested and subject to an outstanding Company Restricted Stock Award will become fully vested and free of any applicable repurchase or forfeiture conditions.
Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Post-Signing Company RSU Award will no longer represent a right to acquire shares of Encore common stock, will not accelerate in connection with the Merger, and will automatically become a Cash Award with respect to an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Post-Signing Company RSU Award immediately prior to the Effective Time. Each Cash Award will otherwise be subject to substantially the same terms and conditions applicable to the related Post-Signing Company RSU Award as of immediately prior to the Effective Time.
We estimate that the aggregate value of unvested equity awards held by our named executive officers as of September 1, 2024 that would vest, assuming the Closing occurs on such date, is $110,804,360, calculated based on the Base Consideration of  $290.00 per share (without taking into account the Additional Consideration). For additional information, see the section of this Proxy Statement entitled “— Quantification of Payments and Benefits to Encore’s Named Executive Officers — 402(t) Table” beginning on page 58.
None of the non-employee directors of Encore hold any unvested equity awards and neither of the named executive officers holds any unvested Company Option Awards or Company SAR Awards.
Section 280G and 4999 of the Code
Encore may enter into “best net” agreements with respect to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), with one or both of our named executive officers, which agreements would generally provide that, if the executive officer would otherwise be subject to the excise tax under Section 4999 of the Code but the individual would be better off  (on an after-tax basis) if his payments subject to such excise tax were reduced to the extent necessary to avoid such excise tax, then such payments will be reduced to such extent.
Annual Bonuses
Encore may pay annual bonuses for 2024 to the named executive officers in amounts not to exceed their respective 2023 annual bonus amounts and, if the Closing occurs before December 15, 2024, Encore may pay such bonuses (without proration) immediately prior to the Closing. If the Closing occurs after January 1, 2025, Encore may pay annual bonuses for 2025 to its Chief Executive Officer and to its Chief Financial Officer in amounts not to exceed their respective 2023 annual bonus amounts and, if the Closing occurs before December 15, 2025, Encore may pay such bonuses on a pro-rated basis immediately prior to the Closing based on the number of days the individual was employed during 2025, relative to 365 days.
Retention Arrangements
Encore may award transaction and retention bonuses to certain employees, including to the named executive officers, in an aggregate amount not to exceed $15,000,000 (the “Transaction and Retention Bonus Pool”). As of the date of this Proxy Statement, the Board currently expects to award fifty percent (50%) of the Transaction and Retention Bonus Pool as a transaction bonus, to be paid prior to the

Closing, to each of Daniel L. Jones, Encore’s Chairman, President and Chief Executive Officer, and Bret J. Eckert, Encore’s Executive Vice President and Chief Financial Officer. However, as of the date of this Proxy Statement, Encore has not made any final decisions on the allocation of the Transaction and Retention Bonus Pool.
Indemnification Insurance
Encore’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six years following the Effective Time under the directors’ and officers’ liability insurance policies from the Surviving Corporation. This indemnification and insurance coverage is further described in the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Indemnification and Insurance.”
New Compensation Arrangements
As of the date of this Proxy Statement, neither of Encore’s executive officers has (1) reached an understanding on potential employment or other retention terms with the Surviving Corporation or with Parent or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the Surviving Corporation or with Parent or Merger Sub to be effective following the consummation of the Merger. However, prior to the Effective Time, Parent or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for Encore’s named executive officers following the consummation of the Merger.
Quantification of Payments and Benefits to Encore’s Named Executive Officers — 402(t) Table
This section and the table below sets forth the information required by Item 402(t) of Regulation S-K regarding the amount of payments and benefits that each of Encore’s named executive officers would receive in connection with the Merger, assuming (i) that the Merger were consummated and each such named executive officer experienced a termination of employment without cause on September 1, 2024 (which is the date we assume the Closing will occur on solely for purposes of this section of this Proxy Statement); (ii) Encore equity awards outstanding as of September 1, 2024; and (iii) a per share price of Encore common stock of  $290.00, which is the per share Base Consideration (without taking into consideration the Additional Consideration). Except as expressly stated otherwise, the calculations in the table below do not attempt to forecast any adjustments in compensation that may occur following the date of this Proxy Statement, including any equity award forfeitures that may occur prior to the Effective Time or any equity awards that, by their terms, vest irrespective of the Merger prior to the Effective Time. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. This Merger-related compensation is the subject of the non-binding, advisory vote set forth in “Proposal 2: Compensation Proposal.” For purposes of this disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Total ($)
Named Executive Officers (“NEOs”)
Daniel L. Jones Chairman, President and Chief Executive Officer	15,000,000	62,833,430	—	77,833,430
Bret J. Eckert Executive Vice President and Chief Financial Officer	11,250,000	47,970,930	—	59,220,930

(1)
Encore has not entered into agreements with the named executive officers that would entitle them to any cash severance in connection with a termination of their employment with Encore. Encore may pay each named executive officer an annual bonus for the year in which the Closing occurs, as discussed under “— Annual Bonuses” above. Encore may also pay each named executive officer a transaction or retention bonus from the Transaction and Retention Bonus Pool, as discussed under “— Retention Arrangements” above. As of the date of this Proxy Statement, the Board currently expects to award fifty percent (50%) of the Transaction and Retention Bonus Pool as a transaction bonus, to be paid prior to the Closing, to each of Messrs. Jones and Eckert. For each of the named executive officers, this column reflects (i) one times the named executive officer’s annual bonus amount for 2023 ($7,500,000 for Mr. Jones and $3,750,000 for Mr. Eckert, with no pro-ration of such amounts assuming a Closing date before January 1, 2025), and (ii) fifty percent (50%) of the Transaction and Retention Bonus Pool ($7,500,000 for each named executive officer). All such amounts are “single-trigger.”

(2)
For a description of the treatment of equity awards (including the awards held by the named executive officers) in connection with the Merger, see “— Treatment of Encore Equity Awards” above. Set forth below are the values of each type of unvested Encore equity award held by the named executive officers that would be payable immediately upon the consummation of the Merger (i.e., each of these payments are “single-trigger”). For purposes of this calculation, we have assumed that Company PSU Awards vest based on maximum performance. If the named executive officers’ Company PSU Awards vested based on the target performance levels provided in the award rather than at the maximum levels, the number of shares subject to the Company PSU Awards that would vest would be, for Mr. Jones, 50,000 shares (with a value of  $14,500,000), and for Mr. Eckert, 37,500 shares (with a value of  $10,875,000). Mr. Jones is eligible for “retirement” as such term is defined in the agreements that govern his Encore equity awards, and accordingly, his Encore equity awards are generally considered vested as the awards would not be forfeited if he were to voluntarily terminate employment with Encore. Although his awards are generally considered to be vested by virtue of such retirement provisions, we have included the value of these awards in the table above, and in the equity award detail below in this footnote, as they will become payable to Mr. Jones in connection with the Closing. The named executive officers do not hold any unvested Company Option Awards or Company SAR Awards.

Name	Company RSU Awards ($)	Company PSU Awards ($)	Company Restricted Stock Awards ($)
Daniel L. Jones	41,083,430	21,750,000	—
Bret J. Eckert	30,208,430	16,312,500	1,450,000
Total	71,291,860	38,062,500	1,450,000

(3)
The named executive officers would not be entitled to any perquisites or other benefits in connection with the Merger or a termination of their employment with Encore.

Section 16 of the Exchange Act
Prior to the Effective Time, the Board, or an appropriate committee of non-employee directors of the Board, may adopt a resolution consistent with the interpretive guidance of the SEC, so that the disposition of any of Encore’s equity securities (including derivative securities) pursuant to the Merger Agreement by any officer or director of Encore who is a covered person of Encore for purposes of Section 16 of the Exchange Act will be an exempt transaction for purposes of Section 16 of the Exchange Act.
Financing of the Merger
The obligation of Parent to consummate the Merger is not subject to any financing condition.
We anticipate that the total amount of funds necessary to pay the aggregate Merger Consideration payable to the Encore stockholders in the Merger is approximately $[      ] in cash.
In connection with the financing of the Merger, Parent entered into debt commitment letters with the Debt Financing Sources (as such term is defined in the Merger Agreement) party thereto, pursuant to which the Debt Financing Sources party thereto have committed to provide Parent and indirectly, Merger Sub, with the Debt Financing consisting of  (i) an up to EUR 1,000,000,000 equivalent unsecured term loan facility, which can be drawn in U.S. dollars or Euros, and (ii) an up to EUR 2,400,000,000 equivalent unsecured bridge loan facility, which can be drawn in U.S. dollars or Euros (the “Debt Commitment Letters”).
The obligations of the Debt Financing Sources to provide the Debt Financing are subject to certain customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Debt Financing in accordance with the terms and conditions of the Debt Commitment Letters, (ii) the consummation of the Merger in all material respects in accordance with the terms and conditions of the Merger Agreement without giving effect to any modifications, amendments, consents or waivers thereto that are material and adverse to the Debt Financing Sources unless the Debt Financing Sources have given their consent (such consent not to be unreasonably withheld, delayed or conditioned), (iii) the absence of certain breaches of the representations and warranties made by Encore in the Merger Agreement, which are material to the interests of the Debt Financing Sources, and (iv) the absence of a Company Material Adverse Effect.
Each of Parent and Merger Sub has agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate on a timely basis the Debt Financing as contemplated by the Debt Commitment Letters. For more information, please see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Debt Financing.”
Encore has agreed to use reasonable best efforts to, at Parent’s sole cost and expense, provide customary cooperation that is reasonably requested by Parent or Merger Sub to assist Parent and Merger Sub in connection with their efforts to obtain the Debt Financing or any Alternative Financing. For more information, please see the section of this Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Cooperation as to Debt Financing.”
Guaranty
Guarantor has agreed to absolutely, unconditionally and irrevocably guarantee, as primary obligor and not as surety, to Encore the due and punctual payment and performance of each of the payment obligations of Parent and Merger Sub, as applicable, under the Merger Agreement. The guaranty is one of payment and performance and not of collection. Guarantor’s obligations under the Merger Agreement are expressly limited to the Guaranteed Obligations and upon the full discharge and performance of all Guaranteed Obligations, Guarantor will no longer have any duties or obligations under the Merger Agreement.
Closing and Effective Time
The Closing will take place on the fourth business day following the satisfaction or waiver of all conditions to the Closing (described below under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Conditions to the Closing of the Merger” beginning on page 90 of this Proxy Statement) (other than those conditions to be satisfied at the Closing) or such other time agreed to in writing by Parent and Encore. The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of the State of Delaware or at such later date or time as may be agreed by Encore and Parent and specified in the certificate of merger in accordance with the DGCL.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares of Encore common stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions and published positions of the Internal Revenue Service (the “IRS”), all as in effect on the date of this Proxy Statement and all of which are subject to change or to differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion.
This discussion is limited to U.S. Holders and Non-U.S. Holders who hold their shares of Encore common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any U.S. federal tax laws other than those pertaining to income taxation (e.g., estate or gift taxation), nor does it address any considerations under any applicable minimum tax or the Medicare net investment income tax. In addition, this discussion does not address any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).
This discussion is for general information purposes only and does not purport to be a complete analysis of all the U.S. federal income tax considerations relating to the Merger. In particular, it does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances nor does it address any consequences to holders subject to special rules under U.S. federal income tax laws, including, for example:
•
banks and other financial institutions;

•
mutual funds;

•
insurance companies;

•
tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations and pension funds;

•
retirement plans, individual retirement accounts and other tax-deferred accounts;

•
S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•
controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•
dealers or brokers in securities, currencies or commodities;

•
traders in securities that elect to use the mark-to-market method of accounting for their securities;

•
regulated investment companies or real estate investment trusts;

•
entities subject to the U.S. anti-inversion rules;

•
U.S. expatriates or certain former citizens or long-term residents of the United States;

•
holders that own or have owned (directly, indirectly or constructively) five percent or more of the shares of Encore common stock (by vote or value);

•
holders holding their shares of Encore common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction or integrated transaction;

•
holders subject to any applicable minimum tax;

•
holders subject to special tax accounting rules as a result of any item of gross income with respect to their shares of Encore common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•
holders that received their shares of Encore common stock in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;

•
holders that hold their shares of Encore common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•
holders that own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

•
holders exercising appraisal rights with respect to their shares of Encore common stock under Section 262 of the Delaware General Corporation Law; and

•
U.S. Holders whose “functional currency” is not the U.S. dollar.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) holds shares of Encore common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Encore common stock and partners therein should consult their tax advisors regarding the tax consequences of the Merger.
No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, regarding the U.S. federal income tax consequences of the Merger. No assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE TO ANY HOLDER. IT IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES UNDER ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Encore common stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or

(2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person as defined in section 7701(a)(30) of the Code.
The receipt of cash by a U.S. Holder in exchange for shares of Encore common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder that receives cash in exchange for shares of Encore common stock pursuant to the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Encore common stock at different times or at different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Encore common stock.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Encore common stock that is neither a U.S. Holder nor a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Subject to the discussion under “— Information Reporting and Backup Withholding” below, any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (or, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net income basis at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Merger occurs and certain other specified conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses and all other requirements are met; or

•
Encore is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time during the shorter of the five-year period ending on the Closing Date or such Non-U.S. Holder’s holding period with respect to the applicable shares of Encore common stock (the “Relevant Period”) and, if shares of Encore common stock are treated as regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns or has owned, directly or constructively, more than five percent (5%) of Encore common stock at any time during the Relevant Period.

With respect to the third bullet point above (if applicable to a particular Non-U.S. Holder), any gain realized by such Non-U.S. Holder pursuant to the Merger will be subject to U.S. federal income tax on a net basis at rates generally applicable to U.S. persons. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are or were a USRPHC.

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to the payment of cash consideration pursuant to the Merger. Backup withholding generally will not apply to a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or a Non-U.S. Holder that provides a certification of such Non-U.S. Holder’s foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E as applicable, or any holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.
THE FOREGOING DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. IT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Regulatory Approvals Required for the Merger
Under the HSR Act, certain transactions, including the Merger, may not be completed until notifications have been submitted to the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the FTC and all statutory waiting period requirements have been satisfied. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification forms or the early termination of that waiting period. The parties may also choose to voluntarily re-start the initial 30-calendar-day waiting period by following certain prescribed procedures. After the expiration of the initial waiting period (or the re-started initial waiting period), the DOJ or the FTC may issue a Request for Additional Information and Documentary Material (a “Second Request”). If a Second Request is issued, the parties may not complete the Merger until they substantially comply with the Second Request and observe a second 30-calendar-day waiting period, unless the waiting period is terminated earlier or extended by the parties.
Pursuant to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement cannot be consummated until the waiting period applicable to the Merger under the HSR Act, has expired or been terminated and any and all agreements with governmental entities with competent jurisdiction over Encore or Parent pursuant to which such parties have agreed not to consummate the Merger and the transactions contemplated by the Merger Agreement under the HSR Act have expired or have been terminated.
Additionally, pursuant to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement cannot be consummated until the clearances and approvals requested by any governmental entity under certain specified laws have been obtained, or any waiting periods relating thereto have expired, in the event that an applicable governmental entity has requested such clearances or approvals be obtained or determined that such waiting periods apply to the Merger and the transactions contemplated by the Merger Agreement.
Each of Parent and Encore filed its respective notification and report form required to be filed pursuant to the HSR Act on April 26, 2024.
At any time before or after the Effective Time, the Antitrust Division or the FTC could take action under the U.S. antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to condition the Merger upon the divestiture of assets of Parent or Encore or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

TERMS OF THE MERGER AGREEMENT
The following summarizes the terms of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this Proxy Statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A and incorporated into this Proxy Statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Proxy Statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (a) were made only for purposes of the Merger Agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; and (c) may be subject to important qualifications, limitations and supplemental information agreed to by Encore, Parent, Merger Sub and Guarantor in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk among Encore, Parent, Merger Sub and Guarantor rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Encore stockholders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Encore, Parent, Merger Sub and Guarantor or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Encore, Parent, Merger Sub and Guarantor, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letters to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and attached as Annex A to this Proxy Statement, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Encore, Parent, Merger Sub or Guarantor or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Encore and our business.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws
The Merger Agreement provides that, in accordance with the DGCL and on the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Encore, the separate existence of Merger Sub will cease and Encore will be the Surviving Corporation and a wholly owned subsidiary of Parent.
Subject to applicable law, prior to the Effective Time, the parties will take all necessary actions so that the directors of Merger Sub as of immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in each case, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. Prior to the Effective Time, the parties will take all necessary actions so that the officers of Merger Sub as of immediately prior to the Effective Time or such other individuals as designated by Parent prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in each case, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the certificate of incorporation of Encore as in effect immediately prior to the Effective Time will be amended and restated to read as set forth on Exhibit A to the Merger Agreement and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable law, and the bylaws of Encore as in effect immediately prior to the Effective Time will be amended and restated to read as set forth on Exhibit B to the Merger Agreement and, as so amended and restated, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable law.
Closing and Effective Time
The Closing will take place at 8:00 a.m., Central European Time, at the offices of O’Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, CA, USA 92660, or remotely by exchange of documents and signatures (or their electronic counterparts) on the fourth business day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions to the Closing, which are described below in the section of this Proxy Statement entitled “— Conditions to the Closing of the Merger,” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other place, time and date as Encore and Parent may agree to in writing.
At the Closing, Encore, Parent and Merger Sub will cause a certificate of merger with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed to by Encore and Parent and specified in the certificate of merger in accordance with the DGCL.
Merger Consideration
Encore Common Stock
At the Effective Time, by virtue of the Merger and without any action on the party of Encore or the holders of any securities of Encore, each share of Encore common stock outstanding immediately prior to the Effective Time (excluding the Excluded Shares) will be converted automatically into the right to receive, without interest, $290.00 in cash, plus, if applicable, the Additional Consideration, subject to any required tax withholding.
Treatment of Encore Equity Awards
Company RSU Awards Granted Prior to the Date of the Merger Agreement.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company RSU Award (or portion thereof) granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company RSU Award (or portion thereof) to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company RSU Award (or portion thereof).
Company PSU Awards.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company PSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company PSU Award (or portion thereof) to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company PSU Award (or portion thereof). For purposes of clause (ii) of the immediately preceding sentence, the total number of shares of Encore common stock subject to a Company PSU Award will be determined in accordance with the applicable award terms; it being understood that if any portion of the Company PSU Award has been earned by its terms based on performance for completed performance periods as of the Effective Time, but has not yet become vested pursuant to any applicable time or service-based vesting requirements, the total number of shares of Encore common stock subject to such Company PSU Award will be based on the number of shares of Encore common stock actually earned based on performance for the completed performance periods.
Company Option Awards.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company Option Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company Option Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of Encore common stock subject to such Company Option Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award will be cancelled without payment and will have no further force or effect.
Company SAR Awards.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Company SAR Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right of the holder of each such Company SAR Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the excess, if any, of the Merger Consideration minus the applicable base or strike price of such Company SAR Award, multiplied by (ii) the number of shares of Encore common stock referenced by such Company SAR Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the base or strike price of any Company SAR Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company SAR Award will be cancelled without payment and will have no further force or effect.
Company Restricted Stock Awards.   Immediately prior to the Effective Time, all shares of Encore common stock then unvested and subject to an outstanding Company Restricted Stock Award will become fully vested and free of any applicable repurchase or forfeiture conditions. Such shares of Encore common stock then unvested and subject to an outstanding Company Restricted Stock Award will be treated the same as the outstanding shares of Encore common stock as described in the section of this Proxy Statement entitled “— Encore Common Stock” and “— Exchange and Payment Procedures.”
Company RSU Awards Granted on or After the Date of the Merger Agreement.   Immediately prior to the Effective Time, and without any action on the part of Parent, Encore or any other person, each Post-Signing Company RSU Award will no longer represent a right to acquire shares of Encore common stock, will not accelerate in connection with the Merger, and will automatically become a Cash Award with respect to an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of shares of Encore common stock subject to such Post-Signing Company RSU Award immediately prior to the Effective Time. Each Cash Award will otherwise be subject to substantially the same terms and conditions applicable to the related Post-Signing Company RSU Award as of immediately prior to the Effective Time.
Exchange and Payment Procedures
Before or on the Closing Date, Parent will deposit, or will cause to be deposited, with a U.S. bank or trust company, that will be appointed by Parent to act as a paying agent under the Merger Agreement and reasonably acceptable to Encore (the “Paying Agent”), in trust for the benefit of holders of shares of Encore common stock, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the shares of Encore common stock outstanding immediately prior to the Effective Time (other than the Excluded Shares), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented shares of Encore common stock (or effective affidavits of loss in lieu thereof) or noncertificated shares of Encore common stock represented by book-entry (such cash, the “Exchange Fund”). In the event that the Exchange Fund is insufficient to pay the aggregate Merger

Consideration, Parent will as promptly as reasonably practicable deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment.
As soon as reasonably practicable after the Effective Time and in any event not later than the fifth business day following the Closing Date, Parent will cause the Paying Agent to mail to each holder of record of shares of Encore common stock represented by certificates whose shares were converted into the right to receive the Merger Consideration, (A) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to certificates will pass, only upon delivery of certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and will be in such form and have such other provisions as Parent and Encore may mutually reasonably agree), and (B) instructions for use in effecting the surrender of certificates (or effective affidavits of loss in lieu thereof) or book-entry shares in exchange for the Merger Consideration. Upon surrender of certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such certificates (or effective affidavits of loss in lieu thereof) will be entitled to receive in exchange therefor an amount in cash equal to the product of  (x) the number of shares of Encore common stock represented by such holder’s properly surrendered certificates (or effective affidavits of loss in lieu thereof) and (y) the Merger Consideration. As soon as reasonably practicable after the later to occur of  (i) the Effective Time, and (ii) to the extent required by the Paying Agent, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), Parent will cause the Paying Agent to issue and deliver to each holder of book-entry shares a check or wire transfer for an amount in cash equal to the product of (x) the number of shares that are represented by such holder’s book-entry shares and (y) the Merger Consideration, in each case, without such holder being required to deliver a certificate or an executed letter of transmittal to the Paying Agent, and such book-entry shares will then be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of certificates (or effective affidavits of loss in lieu thereof) or cancellation of book-entry shares. In the event of a transfer of ownership of shares of Encore common stock that is not registered in the transfer records of Encore, payment of the Merger Consideration upon due surrender of a certificate may be paid to such a transferee if the certificate formerly representing such shares is presented to the Paying Agent in proper form for transfer, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stamp, stock transfer or similar taxes have been paid or are not applicable. In the case of any certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, compliance with the procedures set forth in the Merger Agreement, and, if required by Parent, the Surviving Corporation or the Paying Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate a check in the amount of the number of shares of Encore common stock represented by such lost, stolen or destroyed certificate multiplied by the Merger Consideration.
Any portion of the Exchange Fund (including the proceeds of any investments thereof) that, as of the first anniversary of the Effective Time, remains undistributed to the former holders of shares of Encore common stock will thereafter be delivered to the Surviving Corporation upon demand, and any former holders of shares of Encore common stock who have not surrendered their shares of Encore common stock in accordance with the terms of the Merger Agreement must thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their shares of Encore common stock. Any portion of the aggregate Merger Consideration remaining unclaimed by the former holders of shares of Encore common stock immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity will, to the fullest extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.
Withholding
The Paying Agent, Encore, the Surviving Corporation, Parent and Merger Sub (and their respective affiliates or agents), as applicable, and any other applicable withholding agent (without duplication) will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable under the Merger Agreement such amounts as are required to be withheld or deducted under the Code, or under any provision of applicable U.S. state or local or non-U.S. tax law with respect to the making of such payment. To the extent that such amounts are so deducted or withheld and paid over to the relevant governmental entity, such deducted or withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made. Notwithstanding anything in the Merger Agreement to the contrary, any compensatory amounts payable to any current or former employee of Encore pursuant to or as contemplated by the Merger Agreement will be remitted to the applicable payor for payment to the applicable person through regular payroll procedures, as applicable, or, at the election of Encore, through a payroll agent, in either case subject to any required deductions or withholdings.
Representations and Warranties
The Merger Agreement contains representations and warranties of Encore, Parent and Merger Sub. Some of the representations and warranties in the Merger Agreement made by Encore are qualified as to materiality or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means an event, change, occurrence, effect, condition or development that, individually or in the aggregate with all other events, changes, occurrences, effects, conditions or developments, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of Encore, taken as a whole, but does not include events, changes, occurrences, effects, conditions or developments (by themselves or when aggregated or taken together with any and all other events, changes, occurrences, effects, conditions or developments) to the extent relating to or resulting from the following matters:
•
the market price or trading volume of Encore common stock (or changes thereto) or any change in the credit rating of Encore or any of its securities (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be considered in determining whether a Company Material Adverse Effect has occurred);

•
the execution, announcement, consummation, existence, delivery or performance of the Merger Agreement (including the identity of Parent, Merger Sub or their affiliates), or the announcement or consummation of the transactions contemplated by the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of Encore with employees, customers, suppliers, distributors, manufacturers’ representatives, partners, governmental entities or other business relationships, except with respect to certain representations or warranties and a closing condition to the extent it relates to such representations and warranties;

•
the general conditions or trends in the industries in which Encore operates or in the domestic, foreign or global economy generally or other general business, financial or market conditions;

•
domestic, foreign or global political conditions, economic, regulatory, financial or capital markets conditions (including interest rates, foreign exchange rates, inflation rates, exchange rates, tariffs, trade wars and credit markets);

•
geopolitical conditions, any act of civil unrest, civil disobedience, protests, public demonstrations, insurrection, terrorism, war, sanctions, cyberterrorism, ransomware or malware, military activity, sabotage, or cybercrime, data breach, national or international calamity or any other similar event, including an outbreak or escalation of hostilities involving the United States or any other governmental entity or the declaration by the United States or any other governmental entity of a national emergency or war, or any worsening of any such conditions threatened or existing on the date of the Merger Agreement;

•
any natural or manmade disasters or weather developments, including earthquakes, hurricanes, volcanos, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, any acts of God, epidemics, pandemics or disease outbreaks (including COVID-19) or similar force majeure events, including any worsening of such conditions threatened or existing on the date of the Merger Agreement;

•
any changes in the pricing or availability of copper or aluminum;

•
the failure, in and of itself, of Encore to meet internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets or revenue or earning predictions (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Company Material Adverse Effect);

•
any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, relating to or resulting from the Merger Agreement or the transactions contemplated by the Merger Agreement that is brought by current or former Encore stockholders against Encore or its directors and officers;

•
any action taken by Encore at the express written direction of Parent or any action required to be taken by Parent, Merger Sub or Encore pursuant to the terms of the Merger Agreement; or

•
any change in any applicable law or GAAP or any other applicable accounting principles or standards (or interpretations of any applicable law or GAAP or any other applicable accounting principles or standards) after the date of the Merger Agreement.

However, in the case of the matters in the third through sixth or the eleventh bullets, to the extent such event, change, occurrence, effect, condition or development referred to therein is not otherwise excluded from the definition of Company Material Adverse Effect and has a disproportionate adverse impact on the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of Encore relative to other similarly situated persons engaged in the same industry or industries or geographic markets in which Encore operates, the incremental disproportionate impact of such event, change, occurrence, effect, condition or development may be taken into account for the purpose of determining whether a Company Material Adverse Effect has occurred.
In the Merger Agreement, Encore has made representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•
due organization, valid existence, good standing and authority and qualification to conduct business with respect to Encore;

•
the absence of subsidiaries of Encore;

•
the capital structure of Encore;

•
Encore’s corporate power and authority to enter into the Merger Agreement and perform its obligations thereunder;

•
the absence of, as a result of the performance of the Merger Agreement and consummation of the Merger and other transactions contemplated by the Merger Agreement, (i) any contravention of, conflict with or violation of Encore’s organizational or governing documents; (ii) any contravention of, conflict with or violation of any applicable law; (iii) any contravention of, conflict with, violation of, default under or resulting ability to cause termination, cancellation or acceleration under, any contract; (iv) a resulting creation of a lien on any asset or property owned or used by Encore; or (v) except as may be required by (w) the Exchange Act, (x) the DGCL, (y) the HSR Act and other applicable antitrust laws and (z) certain other specified laws, any requirement of Encore to make any filing with, give any notice to, or obtain any consent from, any governmental entity; in each case, subject to certain exceptions set forth in the Merger Agreement;

•
Encore’s SEC filings;

•
Encore’s financial statements;

•
the absence of any commitment or obligation with respect to any securitization transaction, off-balance sheet partnership or any similar contract, in each case, where the purpose or intended effect of such contract is to avoid disclosure of any material transaction or material liability of Encore in Encore’s financial statements or SEC filings;

•
Encore’s internal controls over financial reporting;

•
Encore’s disclosure controls and procedures;

•
Encore’s compliance with listing requirements of Nasdaq;

•
since January 1, 2024 through the date of the Merger Agreement, there has not been any Company Material Adverse Effect;

•
since January 1, 2024 through the date of the Merger Agreement, Encore has not taken any action, or agreed to take any action, that if taken during the period starting on the date of the Merger Agreement and until the Closing would require Parent’s consent under certain provisions of the Merger Agreement;

•
legal proceedings and orders;

•
Encore’s ownership and possession of good and valid title to material assets free and clear of any liens (other than permitted liens);

•
certain material real property and equipment owned or leased by Encore;

•
matters relating to patents, trademarks, copyrights, domain names, trade secrets, rights of publicity and moral rights and other intellectual property, as well as data security and privacy;

•
the existence and enforceability of specified categories of Encore’s material contracts, and the absence of any violation, breach or default under the terms thereof or occurrence of an event that would constitute a violation or breach thereof or default thereunder;

•
the absence of specified types of undisclosed liabilities;

•
Encore’s compliance with laws, including compliance with applicable information privacy and security laws and anti-corruption, anti-bribery and economic sanctions and trade laws;

•
governmental authorizations and permits;

•
tax matters;

•
employee and labor matters;

•
employee benefit plans;

•
legal proceedings involving employees and employee benefits matters;

•
Encore’s equity awards;

•
environmental matters;

•
insurance policies and programs;

•
Encore’s products;

•
Encore’s significant customers and suppliers;

•
the inapplicability of anti-takeover statutes or similar provisions contained in Encore’s governing documents to the Merger Agreement, the Merger or any of the transactions contemplated by the Merger Agreement;

•
the Encore stockholder vote required to adopt the Merger Agreement;

•
broker, finder and investment banker fees;

•
the rendering of an opinion from J.P. Morgan to the Board; and

•
information included or incorporated by reference into this Proxy Statement.

In the Merger Agreement, Parent and Merger Sub have made representations and warranties to Encore that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•
due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent, Guarantor and Merger Sub;

•
Parent’s, Guarantor’s and Merger Sub’s corporate power and authority to enter into the Merger Agreement and perform their obligations thereunder;

•
required consents, approvals and regulatory filings in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and the performance thereof;

•
the corporate approvals necessary for the Merger to be consummated;

•
the absence of, as a result of the performance of the Merger Agreement and consummation of the Merger and other transactions contemplated by the Merger Agreement, (i) any contravention of or conflict with Parent’s, Guarantor’s or Merger Sub’s organizational or governing documents; (ii) any contravention of, conflict with or violation of any applicable law; (iii) any violation of, or default or resulting ability to cause termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, any contract binding upon Parent, Guarantor or Merger Sub; or (iv) a resulting creation of a lien on any properties or assets of Parent, Guarantor or Merger Sub; in each case, subject to certain exceptions set forth in the Merger Agreement;

•
the absence of certain investigations, legal proceedings or orders;

•
information supplied by or on behalf of Parent, Merger Sub or Guarantor for inclusion in this Proxy Statement;

•
the capital structure of Merger Sub;

•
no required vote of Parent’s stockholders in order for Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•
broker, finder and investment banker fees;

•
the absence of contracts between Parent or Merger Sub or any of their affiliates, on the one hand, and any beneficial owner of five percent or more of the outstanding shares of Encore common stock or any member of Encore management or the Board, on the other hand, relating to Encore, the Merger or the other transactions contemplated by the Merger Agreement or the operations of the Surviving Corporation after the Effective Time;

•
the absence of ownership of Encore common stock by Parent, Merger Sub or any of their respective subsidiaries;

•
delivery and enforceability of the Debt Commitment Letters in connection with the Merger Agreement, and sufficiency of funds to pay the amounts required to be paid by Parent and Merger Sub under the Merger Agreement; and

•
the solvency of Parent and its subsidiaries, on a consolidated basis, following the Closing.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
From the date of the Merger Agreement and until the earlier of the Effective Time and the Termination Date (as defined below in this section of this Proxy Statement), if any (the “Pre-Closing Period”), except (i) as may be required by applicable law, any governmental entity of competent jurisdiction or the rules or regulations of Nasdaq, (ii) as may be agreed to in writing in advance by Parent, which consent may not be unreasonably withheld, delayed or conditioned, (iii) as may be required or expressly permitted by the Merger Agreement, (iv) as set forth in the Encore disclosure letter that was delivered by Encore to Parent concurrently with the entry by the parties into the Merger Agreement (the “Encore disclosure letter”) or (v) for any action reasonably taken, or reasonably omitted to be taken, pursuant to any COVID-19 Measures (as such term is defined in the Merger Agreement), as otherwise necessary or appropriate to protect the health and safety of employees or others having business dealings with Encore, or in response to any Emergency (as such term is defined in the Merger Agreement) (in each case of clause (v), subject to good faith consultation with Parent to the extent reasonably practical under the circumstances), Encore has agreed that it will use its reasonable best efforts to:

•
conduct its business in all material respects in the ordinary course of business;

•
maintain material business relationships;

•
preserve intact its business organization, material assets, properties and governmental authorizations;

•
keep available the services of its key employees; and

•
maintain its insurance coverage with regard to any material assets or properties.

During the Pre-Closing Period, and except (i) as may be required by applicable law, any governmental entity of competent jurisdiction or the rules or regulations of Nasdaq, (ii) as may be agreed to in writing in advance by Parent, which consent may not be unreasonably withheld, delayed or conditioned, (iii) as may be required or expressly permitted by the Merger Agreement, (iv) as set forth in the Encore disclosure letter or (v) for any action reasonably taken, or reasonably omitted to be taken, pursuant to any COVID-19 Measures, as otherwise necessary or appropriate to protect the health and safety of employees or others having business dealings with Encore, or in response to any Emergency (in each case of clause (v), subject to good faith consultation with Parent to the extent reasonably practical under the circumstances), Encore has agreed that it will not:
•
declare, set aside, authorize or pay any dividend or other distribution, except for regular quarterly cash dividends by Encore not to exceed $0.02 per share of Encore common stock per quarter, consistent with past practice, and with record dates and payment dates consistent with past practice of Encore in the prior twelve months;

•
split, combine, subdivide, exchange, reverse split or reclassify any of Encore’s capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of Encore’s capital stock, or form or acquire any subsidiary;

•
except as required by Encore employee benefit plans that were in existence as of the date of the Merger Agreement and were listed in the Encore disclosure letter, (A) increase the compensation, severance, termination pay or other benefits payable or provided to any current or former employee, officer, director or individual independent contractor of Encore, (B) enter into or expand the coverage of any change of control, severance, deferred compensation, retention agreement or plan, (C) materially amend, adopt, establish, agree to establish, enter into, terminate or modify any funding arrangement with respect to, any Encore employee benefit plan or any plan, practice, program, agreement, contract, policy or arrangement that would have been an Encore employee benefit plan if it had been in existence on the date of the Merger Agreement, (D) take any action to waive or amend any performance or vesting criteria or accelerate vesting, exercisability or funding under any Encore employee benefit plan, (E) make any contributions or payments to any trust or other funding vehicle with respect to any Encore employee benefit plan, (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Encore employee benefit plan or change the manner in which such contributions are determined, except as may be required by GAAP, (G) terminate the employment (other than for cause) or hire or promote any employee, officer or director whose annual base compensation is in excess of  $200,000 per year, (H) effectuate a “plant closing,” “mass layoff,” or similar action under the Worker Adjustment and Retraining Notification Act (and any similar applicable state or local statute or regulation), (I) issue, grant or authorize the issuance or grant of, or accelerate or amend, any Encore equity award or other equity or equity-based award or other incentive compensation to any current or former employee, officer, director, or individual independent contractor of Encore or (J) enter into any collective bargaining agreement;

•
enter into or make any loans or advances to any director, employee, officer or other individual service provider of Encore (other than loans or advances in the ordinary course of business or indemnification of attorneys’ fees and expenses or business expenses paid or advanced to or on behalf of directors, officers, employees or independent contractors) or make any change in its existing borrowing or lending arrangements for or on behalf of any such persons, except as required by the terms of any Encore employee benefit plan;

•
change its fiscal year or materially change any financial, actuarial, reserving or accounting methods, accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes or revalue any of its material assets, except as required by GAAP or SEC rule or regulations;

•
adopt any amendments to Encore’s certificate of incorporation or bylaws;

•
grant, issue, sell, pledge, dispose of or encumber, or authorize the grant, issuance, sale, pledge or disposition of, or the creation of any lien on, any shares of capital stock or other securities or ownership interests in Encore or any securities convertible into, exercisable for or exchangeable for any such shares, securities or ownership interests, or take any action to cause to be vested any otherwise unvested equity award (except as otherwise required by the terms of the Merger Agreement or the express terms of any such equity award outstanding as of the date of the Merger Agreement), other than (A) issuances of shares of Encore common stock in respect of any exercise of or settlement of Encore equity awards outstanding on the date of the Merger Agreement or granted in accordance with the terms of the Merger Agreement or the Encore disclosure letter or (B) any permitted lien;

•
directly or indirectly purchase, redeem or otherwise acquire any shares of capital stock, securities or ownership interests in Encore or any rights, warrants or options to acquire any such shares, securities or ownership interests, other than the acquisition of shares of Encore common stock from a holder of an Encore equity award in satisfaction of withholding obligations or the payment of the exercise price with respect to such Encore equity award;

•
(A) incur, assume or guarantee any Indebtedness (as such term is defined in the Merger Agreement), except for (1) Indebtedness incurred pursuant to that certain Credit Agreement, dated as of February 9, 2021, among Encore, the lenders and other parties from time to time party thereto and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, as amended by the First Amendment to Credit Agreement, dated as of October 20, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Company Credit Facility”) (or any Subject Refinancing Indebtedness (as defined below) in respect thereof) provided that the aggregate principal amount outstanding at any time does not exceed $50 million, (2) leases of equipment in the ordinary course of business not to exceed payments by Encore in excess of  $1 million over the life of such lease and (3) Indebtedness for borrowed money incurred on or after February 9, 2025 in order to refinance the Company Credit Facility in an aggregate principal amount not to exceed the principal amount of the Company Credit Facility so refinanced (any such Indebtedness, the “Subject Refinancing Indebtedness”); provided, that (i) such Subject Refinancing Indebtedness (w) has a stated maturity date that is later than that of the Company Credit Facility, (x) will be on customary, market terms, in consultation with Parent, (y) will consist only of bank revolving credit facilities and will not consist of debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise) and (z) will be prepayable at any time (subject to customary notice requirements) without premium or penalty (other than customary reference rate breakage), (ii) none of the execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement or to be consummated in connection with the Merger Agreement will conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation under or any other material right of the lenders (or their agents or trustees) under or any loss of a material benefit of Encore under, or result in the creation of any lien, mortgage, security interest or encumbrance securing such Subject Refinancing Indebtedness, or could require the preparation or delivery of separate financial statements of Encore following the Closing and (iii) immediately upon the incurrence by Encore of any Subject Refinancing Indebtedness, Encore will notify Parent thereof and will provide Parent copies of all definitive documentation related thereto, or (B) amend, modify or supplement the Company Credit Facility, except for a refinancing thereof as permitted by clause (3) above;

•
acquire (by purchase, merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction), or make any investment in, any entity, business, business line or material amount of assets other than (A) acquisitions pursuant to contracts in effect on the date of the Merger Agreement and set forth in the Encore disclosure letter, (B) acquisitions of supplies, equipment or inventory in the ordinary course of business or (C) capital expenditures permitted by the terms of the Merger Agreement;
•
sell, lease, license, transfer, exchange or swap, or subject to any lien (other than permitted liens) or otherwise dispose of any material portion of any of its material properties or assets, including material Encore intellectual property, other than (1) non-exclusive licenses of Encore intellectual property, and dispositions of inventory or obsolete assets in each case, in the ordinary course of business, (2) pursuant to contracts in effect on the date of the Merger Agreement and set forth in the Encore disclosure letter or (3) subject to certain covenants set forth in the Merger Agreement, as may be required by any governmental entity in order to permit or facilitate the consummation of the transactions contemplated by the Merger Agreement;

•
enter into, modify, amend, cancel or terminate (other than expiration in accordance with its terms), waive any material rights under or release or assign any material rights or claims under certain material contracts or certain contracts that would be considered material if in existence as of the date of the Merger Agreement or after giving effect to such amendment, other than in the ordinary course of business (except for (A) certain contracts that would be considered material pursuant to certain sections of the Merger Agreement and (B) entering into material contracts with a term of greater than one year or amending or modifying certain existing material contracts to extend the applicable term by more than one year);

•
make or authorize any payment of, accrual or commitment for, any capital expenditures, except (A) as contemplated by and in accordance with Encore’s capital expenditure budget set forth in the Encore disclosure letter, (B) for capital expenditures not to exceed $5 million individually or $10 million in the aggregate and (C) for reasonable expenditures made in response to an Emergency (provided, in the case of clause (C), Encore has provided prior notice to and reasonably consulted with Parent to the extent practicable under the circumstances);

•
settle, pay, discharge or satisfy any pending or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative or other legal proceeding, other than (x) any such action or legal proceeding relating to taxes or (y) any such action the settlement, payment, discharge or satisfaction of which does not result in the imposition of equitable or other non-monetary relief on, or the admission of wrongdoing by, Encore, or relate to any actual or potential violation of any criminal law and results solely in an obligation involving the payment of moneys by Encore (net of monetary obligations funded by an indemnity obligation to, or an insurance policy of, Encore) of not more than $1 million individually or $5 million in the aggregate; provided, that the settlement, release, waiver or compromise of any action, legal proceeding or claim brought by Encore stockholders against Encore and/or its directors relating to the transactions contemplated by the Merger Agreement will be subject to the covenant in the Merger Agreement regarding such actions and claims rather than this paragraph;

•
adopt or enter into a plan of complete or partial liquidation, dissolution, merger (other than the Merger), consolidation, restructuring, recapitalization or other reorganization of Encore;

•
(A) adopt, change or revoke any material method of tax accounting; (B) change any annual tax accounting period; (C) make (other than in the ordinary course of business and consistent with past practice of Encore), change or revoke any material tax election; (D) file any material tax return reflecting any position, election or method, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing tax returns with respect to prior periods; (E) settle or otherwise compromise any tax proceeding for an amount materially in excess of amounts reserved therefor (if any) in accordance with GAAP in the financial statements contained in Encore’s SEC filings; (F) enter into, cancel or modify any closing agreement with a governmental entity with respect to taxes or tax returns; (G) request any ruling from a governmental entity with respect to taxes or tax returns; (H) extend or waive the period of assessment or collection for any material taxes (in each case other than (i) extensions or waivers in connection with routine tax return filings which extensions or waivers have been consistently applied for and granted with respect to periods ending prior to the Closing, and (ii) extensions or waivers automatically granted under applicable law); (I) enter into any tax sharing agreement relating to any material taxes; (J) surrender any right to claim any material tax refund; or (K) file any materially amended tax return or otherwise amend any material tax return; and
•
agree, in writing or otherwise, to take any of the foregoing actions.

In accordance with the terms of the Merger Agreement, during the Pre-Closing Period, with respect to any consent of Parent sought for any action that would be prohibited by the foregoing, Parent has agreed to promptly review any request for such consent received from Encore and respond to such request within ten business days.
Go-Shop Period
Commencing on April 14, 2024 and continuing until 11:59 p.m. Central Time on May 19, 2024 (such period of time, the “Go-Shop Period,” and such latter date, the “No-Shop Period Start Date”), Encore and the directors, officers, employees, accountants, consultants, legal counsel, financial advisors, agents or other representatives (each, a “Representative”) of Encore have the right to (subject to the conditions set forth in the Merger Agreement), directly or indirectly:
•
solicit, initiate, induce, propose, facilitate, or encourage any Alternative Proposals (as defined in this section of this Proxy Statement) or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal;

•
subject to the prior entry into an Acceptable Confidentiality Agreement (as defined in this section of this Proxy Statement), furnish to any third party or its Representatives any non-public information relating to Encore and afford to such third party or its Representatives access to non-public information related to the business, properties, personnel, assets, books, records and other non-public information of Encore, in each such case with the intent to solicit, initiate, induce, propose, facilitate or encourage any Alternative Proposal or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal (provided that Encore must promptly (and in any event within twenty-four hours) provide to Parent and its Representatives, or provide Parent and its Representatives access to, any such non-public information concerning Encore that is provided to any such third party or its Representatives that was not previously provided or made available to Parent); and

•
otherwise cooperate with or assist with or facilitate any Alternative Proposal or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal, including that Encore may grant a waiver under any “standstill provision” or similar obligation of any third party with respect to Encore to allow such third party to submit or amend an Alternative Proposal on a confidential basis to the Board or any committee thereof.

“Acceptable Confidentiality Agreement” means a confidentiality agreement to which Encore is a party having provisions that are not materially less favorable in any substantive respect to Encore than the provisions of the Parent Confidentiality Agreement; provided, that such confidentiality agreement will not restrict compliance by Encore with the terms of the Merger Agreement; provided, further, that such confidentiality agreement need not contain any “standstill” or similar provisions. In accordance with the terms of the Merger Agreement, (a) a joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement and (b) a clean team agreement entered into with respect to the treatment of competitively sensitive information of Encore will each be an Acceptable Confidentiality Agreement, so long as the provisions therein are not materially less favorable in any substantive respect to Encore than the provisions of the Parent Confidentiality Agreement.
“Alternative Proposal” means any inquiry, proposal or offer made by any person (other than Parent, Merger Sub or any of their respective affiliates) relating to or concerning (i) the direct or indirect acquisition by any person of  (A) twenty percent or more of the assets of Encore, or (B) assets of Encore to which twenty percent or more of the revenues or earnings of Encore are attributable for the most recent fiscal year for which the audited financial statements are then available (other than, in each case, sales of inventory, leases and nonexclusive licenses in the ordinary course of business) or (ii) the direct or indirect acquisition by any person (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction), or a tender offer or exchange offer that if consummated would result in any person beneficially owning, twenty percent or more of the total voting power of the equity securities of Encore (or any direct or indirect parent company thereof), immediately following such transaction, in each of the foregoing clauses (i) and (ii), whether in a single or series of related transactions.
Non-Solicitation Covenant
Except as permitted by the Merger Agreement as discussed in the section above entitled “— Go-Shop Period,” during the period commencing on (i)(x) with respect to any third party who is an Excluded Party (as such term is defined in the Merger Agreement) as of the No-Shop Period Start Date, the earlier of the date on which such third party is no longer an Excluded Party and fifteen days after the No-Shop Period Start Date or (y) with respect to any other third party, the No-Shop Period Start Date, and (ii) continuing until the earlier of the Effective Time and the date on which the Merger Agreement is terminated (the “Termination Date”), Encore has agreed that it will, and will use its reasonable best efforts to cause its Representatives to, (x) immediately cease and cause to be terminated any solicitation, discussions or negotiations with any person (other than Parent, Merger Sub and their Representatives) in connection with any Alternative Proposal or any other proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in, an Alternative Proposal, (y) terminate access to the virtual data room administered in connection with the transactions contemplated by the Merger Agreement by any person (other than (A) Parent, Merger Sub and their Representatives and (B) Encore and its Representatives) and (z) promptly request that each person that has executed a confidentiality agreement within the twelve-month period immediately preceding the No-Shop Period Start Date in connection with such person’s consideration of any Alternative Proposal (other than Parent, Merger Sub and their Representatives) return or destroy all confidential information regarding Encore.
Other than with respect to a third party who is an Excluded Party on the No-Shop Period Start Date (and only until the earlier of such time as such Excluded Party is no longer an Excluded Party and fifteen days after the No-Shop Period Start Date, at which time the following provisions will become applicable), during the period commencing on the No-Shop Period Start Date and continuing until the earlier of the Effective Time and the Termination Date, Encore has agreed that it will not, and will use its reasonable best efforts to cause its Representatives not to, directly or indirectly, take any of the following actions:
•
solicit, initiate, induce, propose, knowingly facilitate or knowingly encourage the making or submission of, any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Alternative Proposal;

•
engage in, continue or otherwise participate in any negotiations or discussions regarding any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal or furnish any non-public information regarding Encore or provide access to its properties to any person (other than Parent, Merger Sub and their Representatives) relating to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal (except, in each case, to notify such person that the non-solicitation provisions of the Merger Agreement prohibit any such discussions or negotiations);

•
take any action to exempt any person from the restrictions on “business combinations” contained in Section 203 of the DGCL or any other applicable state antitakeover statute or otherwise cause such restrictions not to apply to such person;

•
enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar contract (excluding any Acceptable Confidentiality Agreement), in each case constituting or related to any Alternative Proposal (an “Alternative Acquisition Agreement”); or

•
publicly announce any intention to do any of the foregoing.

During the period commencing on the No-Shop Period Start Date until the earlier of the Effective Time and the Termination Date, Encore has agreed that it (i) will not modify, amend or terminate, or waive, release or assign any standstill provisions or similar agreements with any person and (ii) will enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements; provided, that if the Board determines in good faith after consultation with Encore’s outside legal counsel that the failure to waive a particular standstill provision or similar agreement would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, Encore may waive such standstill or similar agreement solely to the extent necessary to allow for an Alternative Proposal that has not been solicited in breach of the non-solicitation provisions of the Merger Agreement to be made to the Board in a confidential manner so long as Encore promptly notifies Parent thereof concurrently with granting any such waiver and Encore complies with the related notice requirements under the terms of the Merger Agreement.
Including during the period prior to the No-Shop Period Start Date, Encore has also agreed that it will (i) promptly (and in any event within twenty-four hours of receipt) notify Parent of the receipt by Encore or its Representatives of any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal, which notice will include a summary of the material terms and conditions of  (and the identity of the person making) such proposal, offer, inquiry or request and will include with such notice copies of such proposal, offer, inquiry or request and copies of any other documents, in each case, evidencing or specifying the material terms and conditions of such proposal, offer, inquiry or request, in each case, to the extent provided in writing and (ii) thereafter keep Parent reasonably informed on a prompt (and, in any event within twenty-four hours) basis of any material developments with respect to, or any material change to the terms of, any such Alternative Proposal, including by providing copies of any additional draft agreements relating to, or written proposals containing any material term of, any such Alternative Proposal received by Encore or any of its Representatives.
Notwithstanding the foregoing and without limiting the provisions discussed in the section of this Proxy Statement entitled “— Go-Shop Period,” if, at any time following the date of the Merger Agreement and prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock, Encore receives a bona fide written Alternative Proposal, which Alternative Proposal did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and the Board determines in good faith after consultation with Encore’s financial advisors and outside legal counsel that (i) such Alternative Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined below), and (ii) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, Encore may take the following actions:
•
furnish information, including material non-public information, to any person making such Alternative Proposal, as well as its Representatives and potential financing sources, if, and only if, prior to so furnishing such information, such third party has executed an Acceptable Confidentiality Agreement (provided, that Encore will, prior to or concurrently with such disclosure, make available to Parent any non-public information that is made available to such person to the extent not previously provided to Parent or its Representatives); and

•
engage in discussions or negotiations with any person (as well as its Representatives) with respect to the Alternative Proposal.

“Superior Proposal” means a bona fide written Alternative Proposal substituting in the definition thereof “fifty percent” for “twenty percent” in each place it appears, made after the date of the Merger Agreement that the Board determines in good faith, after consultation with Encore’s outside financial and legal advisors, and considering such factors as the Board considers to be relevant (including the conditionality, timing and likelihood of consummation of such proposal, as well as, to the extent third party financing is contemplated, the nature of such financing and any commitments with respect thereto, and whether such proposal is reasonably capable of being satisfied in accordance with its terms (if accepted)) to be more favorable from a financial point of view to Encore stockholders than the transactions contemplated by the Merger Agreement (including any binding commitments made by Parent to Encore in writing to amend the terms of the Merger Agreement during the periods contemplated in the Merger Agreement).

The Board’s Recommendation; Change of Recommendation
As described in this Proxy Statement, and subject to the provisions described below, the Board has made the recommendation that Encore stockholders vote to adopt the Merger Agreement (the “Recommendation”).
Encore has agreed that the Board, including any committee thereof, will not:
•
withhold, withdraw or qualify (or modify or amend in any manner adverse to Parent or Merger Sub), or propose publicly to withhold, withdraw or qualify (or modify or amend in any manner adverse to Parent or Merger Sub), the Recommendation;

•
approve, recommend, adopt, authorize or declare advisable, or publicly propose to approve, recommend, adopt, authorize or declare advisable, any Alternative Proposal;

•
fail to include the Recommendation in this Proxy Statement;

•
fail to publish, send or provide to the holders of shares of Encore common stock, pursuant to Rule 14e-2(a) under the Exchange Act a statement recommending against any Alternative Proposal that is a tender or exchange offer and publicly reaffirm the Recommendation within ten business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to maintain such Recommendation against such offer at any time before such offer has expired or been withdrawn;

•
if an Alternative Proposal (other than an Alternative Proposal that is a tender or exchange offer) or any material modification thereof will have been publicly announced or disclosed, fail to recommend against such Alternative Proposal or material modification thereof or fail to reaffirm the Recommendation within ten business days after Parent so requests in writing (or, if earlier, at least two business days prior to the Special Meeting) (it being understood that Encore will have no obligation to make such reaffirmation more than once per Alternative Proposal and each material modification thereof); or

•
resolve to effect or publicly announce an intention to effect any of the foregoing (any of the foregoing, a “Change of Recommendation”).

At any time prior to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock in favor of the adoption of the Merger Agreement, the Board may, in response to an Alternative Proposal received by Encore after the date of the Merger Agreement that has not been subsequently withdrawn, which Alternative Proposal did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and with respect to which the Board determines in good faith, after consultation with Encore’s financial advisors and outside legal counsel, (1) such Alternative Proposal constitutes a Superior Proposal and (2) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, make a Change of Recommendation with respect to such Superior Proposal, and/or, in certain specified circumstances, cause Encore to terminate the Merger Agreement; provided, that the Board will not be entitled to make a Change of Recommendation or cause such termination of the Merger Agreement unless, in each case:
•
Encore has given Parent at least four business days’ prior written notice (a “Superior Proposal Notice”) advising Parent of its intention to make such a Change of Recommendation or terminate the Merger Agreement, which Superior Proposal Notice must include a description of the material terms and conditions of the Superior Proposal, the identity of the person making such proposal and copies of the proposal and any other documents evidencing or specifying the material terms and conditions of such proposal;

•
during such four business day period, if requested by Parent, Encore and its Representatives will engage in good faith negotiations with Parent and its Representatives (to the extent Parent so desires to negotiate) to consider amendments to the terms and conditions of the Merger Agreement in such a manner so that such Alternative Proposal would cease to constitute a Superior Proposal; and

•
at the end of such four business day period, after taking into account any irrevocable commitments or binding proposals made by Parent to Encore in writing to amend the terms of the Merger Agreement during such period, the Board determines in good faith after consultation with Encore’s financial advisors and outside legal counsel, that the Alternative Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; provided, that in the event of any material modification of the financial terms or any other material modifications to the terms of such Superior Proposal, Encore will be required to deliver a new written notice to Parent and to again comply with the requirements set forth in the Merger Agreement (and described above) with respect to such new written notice, except that the new notice period will be three business days.

At any time prior to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock in favor of the adoption of the Merger Agreement, the Board may, in response to an Intervening Event (as defined in this section of this Proxy Statement) that is continuing, make a Change of Recommendation if the Board determines in good faith, after consultation with Encore’s financial advisors and outside legal counsel, that the failure to make a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; provided, that the Board will not be entitled to make such a Change of Recommendation unless:
•
Encore has given Parent at least four business days’ prior written notice (an “Intervening Event Notice”) advising Parent of its intention to make such a Change of Recommendation, which Intervening Event Notice must include a description of the applicable Intervening Event;

•
to the extent requested by Parent during such four business day period, Encore and its Representatives will have engaged in good faith negotiations with Parent and its Representatives (to the extent Parent so desires to negotiate) to consider amendments to the terms and conditions of the Merger Agreement in such a manner that would permit the Board, consistent with the directors’ fiduciary duties, not to make such Change of Recommendation; and

•
at the end of such four business day period, after taking into account any irrevocable commitments or binding proposals made by Parent to Encore in writing to amend the terms of the Merger Agreement during such four business day period, the Board determines in good faith, after consultation with Encore’s financial advisors and outside legal counsel, that the failure of the Board to make such Change of Recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law (it being understood that any such determination in and of itself will not be deemed a Change of Recommendation); provided, that in the event of any material change to such Intervening Event, Encore will be required to deliver a new written notice to Parent and to again comply with the requirements set forth in the Merger Agreement (and described above) with respect to such new written notice, except that the notice period will be three business days.

“Intervening Event” means any event, change, occurrence, development, condition, effect or state of facts or circumstances that (i) is material to Encore, (ii) was unknown to, and not reasonably foreseeable by, the Board as of the date of the Merger Agreement, or if known and reasonably foreseeable to the Board as of the date of the Merger Agreement, the material consequences of which were not known or reasonably foreseeable to the Board as of the date of the Merger Agreement and (iii) does not involve or relate to (A) an Alternative Proposal, (B) any changes in the pricing or availability of copper or aluminum or (C) the fact that Encore exceeds any published analyst estimates or expectations of Encore’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or exceed any internal or published projections, budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself, or any change in the price or trading volume of the shares of Encore common stock or the credit rating of Encore (provided, that for purposes of clause (C), the matters giving rise to or contributing to such events may be deemed to constitute, or be taken into account in determining whether there has been, an Intervening Event).
Nothing in the Merger Agreement will prohibit the Board from (i) complying with its disclosure obligations under applicable law or Nasdaq rules and regulations, including taking or disclosing to Encore stockholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (and no communication that consists solely of a “stop, look and listen” statement, in and of itself, will be considered a Change of Recommendation) or (ii) making any disclosure to Encore stockholders if the Board determines in good faith, after consultation with Encore’s outside legal counsel, that such disclosure is required by applicable law; provided, that no disclosure or communication will be permitted pursuant to the foregoing sentence that constitutes a Change of Recommendation or will require the giving of a Superior Proposal Notice or an Intervening Event Notice except in accordance with the applicable provisions of the Merger Agreement (described above in this section of this Proxy Statement). For the purposes of the Merger Agreement, a public statement by Encore or the Board that describes the receipt of an Alternative Proposal, the identity of the person making such Alternative Proposal, the material terms of such Alternative Proposal and the operation of the Merger Agreement with respect thereto (that does not otherwise indicate or suggest that such Alternative Proposal constitutes a Superior Proposal) will not be deemed to be (A) a withholding, withdrawal, modification or proposal by the Board to withhold, withdraw, or modify, the Recommendation, (B) an approval, recommendation or declaration of advisability with respect to such Alternative Proposal or (C) a Change of Recommendation.
In accordance with the terms of the Merger Agreement, Encore has agreed not to enter into any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement) unless the Merger Agreement has been terminated in accordance with its terms (including the payment of the Company Termination Fee (as defined in the section of this Proxy Statement entitled “— Termination Fee Payable by Encore”), if and as applicable, pursuant to the terms of the Merger Agreement). Encore has also agreed not to enter into any confidentiality agreement with any person subsequent to the date of the Merger Agreement that would restrict Encore’s ability to comply with any of the terms of the Merger Agreement.
Additionally, if Encore provides a Superior Proposal Notice or Intervening Event Notice to Parent on a date that is less than five business days before the Special Meeting, Encore will, if requested by Parent acting reasonably, postpone the Special Meeting to a date determined by Parent that is not more than ten business days after the scheduled date of the Special Meeting, but in no event will the Special Meeting be postponed to a date which would prevent the Effective Time from occurring on or prior to the End Date.
Employee Matters
For a period of twelve months following the Effective Time (or, if shorter, the applicable employee’s period of employment following the Closing Date), Parent will provide or cause to be provided to each employee of Encore who is employed immediately prior to the Effective Time and who remains employed following the Effective Time (each, a “Company Employee”):
•
a base salary or wage rate (as applicable) and an annual target cash incentive opportunity (excluding severance, any change in control, retention or transaction bonus payments, and any equity or equity-based incentive opportunity or arrangement, but including Encore’s deferred bonus program) that, in each case, is no less favorable than were provided to such Company Employee immediately prior to the Effective Time; and

•
broad-based employee health, welfare, and retirement benefits (excluding any defined benefit retirement and retiree medical plans) that are substantially similar, in the aggregate, to those provided to similarly situated employees of Parent (provided, that participation in the Encore employee benefit plans as provided to the Company Employees immediately before the Effective Time will be deemed to satisfy this requirement, and it being understood that the Company Employees may commence participating in the employee benefit plans of Parent on different dates following the Effective Time with respect to different plans).

Parent has also agreed to use its reasonable best efforts to (a) cause each Company Employee’s service with Encore and its predecessors prior to the Effective Time to be credited for all purposes (including for purposes of vesting, eligibility to participate and level of benefits (other than defined benefit pension, non-qualified deferred compensation, and retiree or other post-employment health and welfare benefits)) under any applicable Parent employee benefit plan to the same extent such service was recognized under a corresponding Encore employee benefit plan, and provided that such recognition of service would not result in a duplication of benefits, or for purposes of any pension plan or for purposes of any benefit plan that is a frozen plan or provides grandfathered benefits, (b) cause each Company Employee to be immediately eligible to participate, without any waiting time, in any and all Parent employee benefit plans to the extent coverage under such Parent employee benefit plan is comparable to an Encore employee benefit plan in which such Company Employee participated immediately before the Effective Time and (c) for purposes of each Parent employee benefit plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, (i) waive all pre-existing condition exclusions and actively-at-work requirements of such Parent employee benefit plan for such Company Employee and his or her covered dependents, and (ii) give each Company Employee credit for the plan year in which such Company Employee is first eligible to participate in such Parent employee benefit plan towards applicable deductibles, coinsurance and maximum out-of-pocket requirements for the applicable plan year as if such amounts had been paid in accordance with such Parent employee benefit plan.
In addition, following the date of the Merger Agreement, Parent and Encore will cooperate and use good faith efforts as reasonably necessary for employee and compensation and benefits integration planning, including exchanging information and data relating to employees, organizational structure, compensation and employee benefits. Encore will also provide Parent with the opportunity and a reasonable period of time to review and comment on any broad-based or otherwise material employee notices or communication materials (including website postings) regarding the transactions contemplated by the Merger Agreement from Encore to Encore employees.
Debt Financing
Each of Parent and Merger Sub has agreed to use their respective reasonable best efforts to take, or cause to be taken, and Parent will use its respective reasonable best efforts to cause its subsidiaries and each of their respective Representatives and affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate on a timely basis the Debt Financing as contemplated by the Debt Commitment Letters, (or in the event any portion or all of such Debt Financing becomes unavailable or otherwise undesirable, alternative financing (the “Alternative Financing”) (in an amount sufficient, together with the remaining Debt Financing contemplated by the Debt Commitment Letters, if any, cash on hand, and any other sources available to Parent and Merger Sub, to fund the payment of the Funding Obligations (as such term is defined in the Merger Agreement)) from the same or other sources) as and to the extent (but only to the extent) required to fund the Funding Obligations. To the extent that (i) Parent and Merger Sub require Debt Financing contemplated by the Debt Commitment Letters in order to fund the Funding Obligations and (ii) the Debt Financing under the Debt Commitment Letters has not become unavailable, Parent and Merger Sub have agreed not to amend the Debt Commitment Letters to impose additional conditions or contingencies to the funding of the Debt Financing that would adversely impact the ability of Parent and Merger Sub to consummate the Merger; provided, that if the Debt Financing under the Debt Commitment Letters has become unavailable, Parent and Merger Sub have agreed that the terms of any Alternative Financing they may enter into will not adversely impact the ability of Parent and Merger Sub to consummate the Merger.
Each of Parent and Merger Sub has agreed that none of the availability, the terms or the obtaining of the Debt Financing or any Alternative Financing, nor the completion of any issuance of securities contemplated by the Debt Financing or any Alternative Financing, is in any manner a condition to the Merger, the Closing or the obligations of Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement.
Upon the written request of Encore, Parent and Merger Sub have agreed to keep Encore reasonably informed of the status of the efforts of Parent or Merger Sub to arrange the Debt Financing. Parent and Merger Sub have agreed to (i) give Encore prompt written notice of any (A) material breach or material default by any party to the Debt Commitment Letters of which Parent or Merger Sub becomes aware, including the receipt of any written notice from any Debt Financing Source with respect to any material breach or material default by any party to the Debt Commitment Letters, (B) written withdrawal, repudiation or termination of the Debt Commitment Letters by the financing sources party thereto of which Parent or Merger Sub becomes aware or (C) incurable event or circumstance that makes a condition precedent relating to the Debt Financing unable to be satisfied (in the good faith determination of Parent) by any party of which Parent or Merger Sub becomes aware and (ii) notify Encore promptly if for any reason Parent or Merger Sub no longer believes in good faith that it will be able to obtain all or any portion of the Debt Financing contemplated by the Debt Commitment Letters from the sources described therein.
Cooperation as to Debt Financing
Subject to the terms of the Merger Agreement, Encore has agreed to use reasonable best efforts, and to use reasonable best efforts to cause its Representatives to use their reasonable best efforts, to, in each case at Parent’s sole cost and expense, provide customary cooperation that is reasonably requested by Parent or Merger Sub to assist Parent and Merger Sub in connection with their efforts to obtain the Debt Financing or any Alternative Financing, which cooperation will include reasonable best efforts to do the following:
•
participating (which will be limited to teleconference or virtual meeting platforms) in a reasonable number of lender meetings, lender presentations, due diligence sessions and rating agency meetings, in each case, upon reasonable advance notice, during normal business hours and at mutually agreed times;

•
providing reasonable assistance to Parent and Merger Sub in their preparation of customary rating agency presentations, customary bank information memoranda and similar documents reasonably and customarily required in connection with the Debt Financing or any Alternative Financing, in each case, solely with respect to information relating to Encore and its business, and promptly furnishing, to the extent practicable, to Parent and Merger Sub such information regarding Encore (and updates thereto as reasonably requested by such persons), including historical financial information, in each case, that is readily available from the books and records of Encore in the ordinary course of business, and other customary financial information as is reasonably requested by Parent and Merger Sub in connection with the Debt Financing or any Alternative Financing, or that is customarily required in connection with the execution of financings of a type similar to the Debt Financing or any Alternative Financing;

•
ensuring that an officer of Encore executes prior to the Closing customary “authorization” letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders; and

•
delivering at least four business days prior to the Closing Date information and documentation related to Encore required and reasonably requested in writing by Parent or Merger Sub at least eight business days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

The cooperation and other obligations set forth above do not:
•
require any action that would, or would reasonably be expected to, cause the failures of any condition of Encore to the Closing or any condition related to the availability of the Debt Financing at the Closing to be satisfied;

•
require Encore or its Representatives to:

•
other than the “authorization” letter contemplated above, execute, deliver, enter into, approve or perform any agreement, commitment, document, certificate or instrument, or modification of any agreement, commitment, document, certificate or instrument or incur any other actual or potential liability or obligation relating to the Debt Financing, in each case, that becomes effective prior to the Closing;

•
deliver or cause the delivery of any legal opinions or reliance letters or any certificate as to solvency or any other certificate in connection with the Debt Financing, other than the “authorization” letter contemplated above;

•
adopt any resolutions, execute any consents or otherwise take any corporate or similar action or deliver any certificate, in connection to the Debt Financing or the incurrence of indebtedness thereby, in each case, that becomes effective prior to the Closing; or

•
pay any commitment or other similar fee, incur or reimburse any costs or expenses or incur any liability or obligation of any kind or give any indemnities prior to the Closing in connection with the Debt Financing, other than any payment or reimbursement of incidental out-of-pocket costs and expenses that are subject to reimbursement by Parent or Merger Sub;

•
require the change of any fiscal period;

•
require Encore to provide, or cause to be provided, any information the disclosure of which is prohibited or restricted under applicable law or any binding agreement with a third party that is not entered into for the purpose of evading this covenant or is legally privileged or consists of attorney work product or could reasonably be expected to result in the loss of any attorney-client privilege, attorney work product protections or similar protections;

•
require Encore to take any action that will conflict with or violate any applicable laws or result in a violation or breach of, or default under, any material contract to which Encore is a party (other than any agreement entered into for purposes of evading this covenant);

•
unreasonably interfere with the ongoing operations of Encore;

•
require the preparation or delivery of any financial statements or other financial data that are not prepared in the ordinary course of its financial reporting practice;

•
cause any representation or warranty in the Merger Agreement to be breached;

•
cause Encore, or any director, officer, employee or stockholder of Encore, to incur any personal liability;

•
conflict with Encore’s certificate of incorporation or bylaws; or

•
under any circumstance, require Encore to provide projections, estimates or pro forma financial information relating to the transactions contemplated by the Merger Agreement, including any pro forma cost savings, synergies, capitalization or other pro forma adjustments relating to the transactions contemplated by the Merger Agreement to be incorporated into any pro forma financial information.

Parent has agreed to reimburse Encore, following request by Encore for such reimbursement, for any reasonable and documented out-of-pocket expenses and costs (including reasonable and documented out-of-pocket outside attorneys’ fees and disbursements) incurred by Encore or its affiliates or Representatives in connection with the cooperation obligations described in this section of this Proxy Statement and Parent will indemnify and hold harmless Encore and its Representatives from and against any and all losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines or expenses (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) suffered or incurred by any of them as a result of, or in connection with (i) such cooperation, (ii) the Debt Financing and (iii) any information used in connection with the Debt Financing, subject to certain exceptions, except, in each case, to the extent such losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines, or expenses (including outside attorneys’ fees and disbursements) arose from the fraud, willful misconduct or gross negligence by, or breach of its material obligations under the Merger Agreement by, Encore, its affiliates or any of their respective Representatives, as determined in a final, non-appealable judgment of a court of competent jurisdiction.
Treatment of Encore’s Credit Facility
Encore has agreed to use reasonable best efforts to deliver all notices and take other actions required to facilitate the termination of commitments in respect of the Company Credit Facility and all Subject

Refinancing Indebtedness, repayment in full of all obligations in respect of such Company Credit Facility and all Subject Refinancing Indebtedness upon the Closing, and release of any liens and guarantees in connection therewith upon the Closing; provided that the foregoing will not obligate Encore to terminate any commitments in respect of the Company Credit Facility or any Subject Refinancing Indebtedness prior to the Closing or make any optional prepayment in respect of such obligations prior to the Closing. Encore has agreed to use reasonable best efforts to furnish to Parent, by a date not later than two business days prior to the Closing Date, customary payoff letters with respect to each of the Company Credit Facility and the Subject Refinancing Indebtedness in form and substance reasonably satisfactory to Parent to (x) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or other outstanding and unpaid obligations related to such obligations as of the Closing Date (the “Payoff Amount”) and (y) state that all obligations (including guarantees) in respect of such facilities (other than obligations that expressly survive termination thereof pursuant to the terms of the Company Credit Facility and Subject Refinancing Indebtedness, as applicable) and liens, if any, on the assets of Encore, substantially concurrently with the receipt of the Payoff Amount on the Closing Date by the third parties holding such obligations, will be released or arrangements reasonably satisfactory to Parent for such release will have been made by such time, subject, as applicable, to the replacement (or cash collateralization or backstopping) of any then outstanding letters of credit or similar obligations.
Guaranty
Guarantor has agreed to absolutely, unconditionally and irrevocably guarantee, as primary obligor and not as surety, to Encore the due and punctual payment and performance of each of the payment obligations of Parent and Merger Sub, as applicable under the Merger Agreement. The guaranty is one of payment and performance and not of collection. For so long as the guaranty remains in effect, Guarantor will not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against Encore or any other guarantor of the Guaranteed Obligations or any security therefor. In accordance with the terms of the Merger Agreement, Encore has agreed and acknowledged that Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by Guarantor under the Merger Agreement, any claim, set-off, deduction, defense or release that Parent or Merger Sub could assert against Encore under the terms of, or with respect to, the Merger Agreement, or otherwise with respect to the Guaranteed Obligations.
Subject to the provisions of the guaranty, including the limitations contained therein, the guaranty is a continuing one and remains in force until the Guaranteed Obligations have been performed or satisfied. The Guaranteed Obligations will be discharged as a result of  (i) indefeasible payment in full of the Guaranteed Obligations in accordance with the terms of the Merger Agreement or (ii) those defenses to the payment of the Guaranteed Obligations that Parent or Merger Sub has (A) arising from fraud or willful breach by Encore or (B) under the specific terms of the Merger Agreement.
As a separate and independent stipulation, any of the Guaranteed Obligations that is or becomes unenforceable against, or not capable of recovery from, Parent or Merger Sub by reason of any legal limitation, disability or incapacity on or of Parent or Merger Sub (other than any limitation imposed by the Merger Agreement) will nevertheless be enforceable against and recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor were the sole or principal obligor in respect of that Guaranteed Obligation.
Indemnification and Insurance
Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of Encore (or employees of Encore to the extent serving as fiduciaries with respect to any Encore employee benefit plan) as provided in its certificate of incorporation or bylaws or in any indemnification agreements set forth in the Encore disclosure letter of Encore with any of its directors, officers or employees as in effect as of the date of the Merger Agreement will survive the Merger and will continue at and after the Effective Time in full force and effect for a period of at least six years after the Effective

Time. Additionally, for a period of six years after the Effective Time, the Surviving Corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of Encore’s certificate of incorporation and bylaws as in effect as of the date of the Merger Agreement or in any indemnification agreements set forth in the Encore disclosure letter of Encore with any of its current or former directors, officers or employees as in effect on the date of the Merger Agreement, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of Encore.
For a period of six years after the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of Encore and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Encore (or employees of Encore to the extent serving as fiduciaries with respect to any Encore employee benefit plan), in each case, at or prior to the Effective Time against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any action to the fullest extent permitted by law following receipt of a written undertaking by or on behalf of the applicable indemnified party to repay such advanced amounts if it is ultimately determined that such party was not entitled to such indemnification), liabilities and losses, reasonably incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the Effective Time in connection with the fact that such person is or was a director, officer or employee of Encore or was serving as an officer, director, employee or other fiduciary in any entity if such service was at the request or for the benefit of Encore.
For a period of six years from and after the Effective Time, the Surviving Corporation will either cause to be maintained in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of Encore and its current and former directors and officers or provide substitute policies for Encore and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of Encore, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons in the aggregate than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of Encore and its current and former directors and officers with respect to claims arising from facts or events that occurred at or before the Effective Time (regardless of when such claims are brought) with insurance carriers having the same or better A.M. Best financial rating as Encore’s current directors’ and officers’ and fiduciary liability insurance carriers, except that in no event will Parent or the Surviving Corporation be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by Encore. If the Surviving Corporation is unable to obtain such insurance because its cost exceeds such maximum amount, it will obtain as much comparable insurance as possible for the years within such six-year period for a premium equal to such maximum amount. In lieu of such insurance, prior to the Closing Date Encore may, at its option, purchase, or Parent may, at its option request that Encore purchase, a six-year prepaid “tail” directors’ and officers’ and fiduciary liability insurance policy for Encore and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of Encore, such tail policy to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable in the aggregate to the insured persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of Encore with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, that Encore will not pay an aggregate amount for such policy in excess of the maximum amount set forth above. If Encore is unable to obtain such tail policy because its cost exceeds the maximum amount, it will obtain as much comparable insurance as possible for the years within such six-year period for a premium equal to the maximum amount. Following the Closing, Parent will cause the Surviving Corporation to maintain such policies in full force and effect and to continue to honor the obligations thereunder for a period of at least six years.

Special Meeting
Encore has agreed, as promptly as reasonably practicable after the date of the Merger Agreement (and no later than thirty days after the date of the Merger Agreement), that Encore will:
•
prepare and file with the SEC the preliminary proxy statement, which, subject to the right of the Board to make a Change of Recommendation, will include the Recommendation;

•
use reasonable best efforts to respond to any comments by the staff of the SEC in respect of the preliminary proxy statement as promptly as reasonably practicable after the receipt thereof; and

•
cause the commencement of the mailing of the definitive proxy statement to Encore stockholders as promptly as practicable following the time the preliminary proxy statement is cleared by the SEC (and in any event within three business days after such time); provided, that in no event will the definitive proxy statement be required to be filed with the SEC or mailed to Encore stockholders prior to the No-Shop Period Start Date.

Encore has also agreed that it will:
•
subject to the other provisions of the Merger Agreement, take all action required by Nasdaq and the SEC rules and as required by the DGCL and Encore’s certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Special Meeting promptly (but in no event later than thirty-five days following the commencement of the mailing of this Proxy Statement) for the purpose of obtaining (A) the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock in favor of the adoption of the Merger Agreement and (B) if so desired and mutually agreed between Encore and Parent, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated by the Merger Agreement; provided, that the foregoing obligations will not be affected by a Change of Recommendation (it being understood and agreed that in the event of a Change of Recommendation, Encore will have no obligation to solicit proxies to obtain the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock under the following bullet); and

•
subject to the right of the Board to make a Change of Recommendation, use reasonable best efforts to obtain the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock in favor of the adoption of the Merger Agreement and solicit from Encore stockholders proxies in favor of the adoption of the Merger Agreement.

Encore may adjourn, recess, or postpone, and at the request of Parent it will adjourn, recess or postpone, the Special Meeting for a reasonable period to solicit additional proxies, if Encore or Parent, respectively, reasonably believes there will be insufficient shares of Encore common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock in favor of the adoption of the Merger Agreement (provided, that unless agreed to in writing by Encore and Parent, all such adjournments, recesses or postponements will be for periods of no more than ten business days each (not to exceed twenty business days in the aggregate)) and (y) Encore may adjourn, recess, or postpone the Special Meeting to the extent necessary to ensure that any required supplement or amendment to this Proxy Statement is provided to Encore stockholders within a reasonable amount of time in advance of the Special Meeting. Except in the event of a Change of Recommendation that has been effected in accordance with the terms of the Merger Agreement, Encore will use its reasonable best efforts to provide Parent with periodic updates (including voting reports) concerning proxy solicitation results, as reasonably requested by Parent.
See the section of this Proxy Statement entitled “— The Board’s Recommendation; Change of Recommendation” for related information regarding the Board’s responsibilities with regard to recommending the adoption of the Merger Agreement to Encore stockholders.
Transaction Litigation
During the Pre-Closing Period, and subject to the limitations set forth in the Merger Agreement, Encore will control the defense of any pending or threatened legal proceeding against Encore and/or its directors or officers relating to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement (whether directly or on behalf of Encore or otherwise); provided, that Encore will promptly notify Parent of any such legal proceeding and keep Parent reasonably and promptly informed with respect to the status thereof, give Parent the right to participate in, and the right to review and comment on all material filings or responses to be made by Encore in connection with, any such legal proceeding (and will give due consideration to Parent’s comments and other advice with respect to such legal proceeding, including with respect to strategy and any significant decisions related thereto), and give Parent the opportunity to consult on the settlement, release, waiver or compromise of any such legal proceeding; provided, that Encore will not be required to provide, or cause to be provided, any information the disclosure of which would reasonably be expected to result in the loss of any attorney-client privilege or work-product protection; provided, further, that Encore will use reasonable best efforts to make appropriate substitute arrangements to allow access in a manner that does not result in waiver of such privilege. Encore will in good faith take any comments provided by Parent into account, and no such settlement, release, waiver or compromise of such litigation will be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Regulatory Approvals and Related Matters
Pursuant to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement cannot be consummated until the waiting period applicable to the Merger under the HSR Act has expired or been terminated and any and all agreements with governmental entities with competent jurisdiction over Encore or Parent pursuant to which such parties have agreed not to consummate the Merger and the transactions contemplated by the Merger Agreement under the HSR Act have expired or have been terminated.
Additionally, pursuant to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement cannot be consummated until the clearances and approvals requested by any governmental entity under certain specified laws have been obtained, or any waiting periods relating thereto have expired, in the event that an applicable governmental entity has requested such clearances or approvals be obtained or determined that such waiting periods apply to the Merger and the transactions contemplated by the Merger Agreement.
Each of Parent and Encore filed its respective notification and report form required to be filed pursuant to the HSR Act on April 26, 2024.
Subject to the terms and conditions of the Merger Agreement, each of Parent and Encore has agreed to cooperate with each other and use reasonable best efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable following the date of the Merger Agreement, including:
•
obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from governmental entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or legal proceeding by, any governmental entity;

•
obtaining all necessary consents, approvals or waivers from third parties (other than governmental entities);

•
defending any actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or challenging, hindering, impeding, interfering with or delaying the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including seeking to have any stay, temporary restraining order or injunction entered by any court or other governmental entity in connection with the foregoing vacated or reversed; and

•
executing and delivering any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement.

In connection with the undertakings above, in no event will Encore be required to pay any fee, penalty or other consideration to any third party for any consent or approval required for or triggered by the consummation of the Merger or the other transactions contemplated by the Merger Agreement under any contract or otherwise, unless requested by Parent in writing, in which case it will pay such amount so long as such payment is conditioned on the occurrence of the Closing.
Specifically, without limiting the generality of the above, Parent and Encore have agreed to:
•
prepare and file the notification and report forms required under the HSR Act promptly but in no event later than April 26, 2024, which notification and report form was filed by each of Encore and Parent on April 26, 2024; and

•
prepare and file the notifications as may be requested by any governmental entity under certain other specified laws promptly but in no event later than twenty business days after receiving such request from the applicable governmental entity.

In addition, Parent and Encore have agreed to supply or cause to be supplied to any governmental entity as promptly as practicable any and all additional information or documentary material that may be requested, and certify compliance with such request (as applicable), under any law or by such governmental entity and take the following actions as necessary to resolve any objections or avoid or remove any impediments to the consummation of the Merger and the other transactions contemplated by the Merger Agreement under any applicable antitrust laws or other specified laws to enable the consummation of the Merger to occur as promptly as practicable (each, a “Remedial Action”):
•
terminating, transferring or creating relationships, contractual rights or other obligations of Parent (including its subsidiaries) and Encore; and

•
otherwise taking or committing to take any actions or agree to any undertakings that would limit Parent’s (including its subsidiaries’ and the Surviving Corporation’s) freedom of action with respect to, Parent’s (including its subsidiaries’ and the Surviving Corporation’s) future operations with respect to, assets (whether tangible or intangible), businesses, divisions, personnel, operations, products or product lines or contractual or supply relationships of Parent (and its subsidiaries, including the Surviving Corporation) or Encore, in each case so as to satisfy the conditions to the Closing or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any legal proceeding that would otherwise have the effect of preventing the Closing or delaying the Closing beyond the End Date.

Notwithstanding anything in the Merger Agreement to the contrary, (i) Encore will not be (x) required to or become subject to, or consent or agree to or otherwise take any Remedial Action or Divestiture Action (as defined below in this section of this Proxy Statement) unless such action is applicable to Encore only from and after the Effective Time or (y) permitted to offer or agree to or effectuate any Remedial Action or Divestiture Action without the prior written consent of Parent; (ii) Parent (or any of its subsidiaries) will not be required to: (x) become subject to any Remedial Action if such Remedial Action would or would reasonably be expected to result in a material adverse effect on Parent and its subsidiaries (including Encore) taken as a whole (provided that for this purpose, Parent and its subsidiaries (including Encore) taken as a whole will be deemed a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size of Encore as of the date of the Merger Agreement), after giving effect to the Merger and the other transactions contemplated by the Merger Agreement, (y) become subject to, or consent or agree to or otherwise take any action with respect to any Remedial Action, unless such Remedial Action is binding on or otherwise applicable to Parent or its subsidiaries only from and after the Effective Time or (z) propose, commit to, effect, or execute, by consent decree, settlement, undertaking, stipulations, hold separate order, binding agreement with a third part(ies) or otherwise, the sale, divestiture, hold separate or disposition of any or all of the share capital or other equity voting interests, assets (whether tangible or intangible), businesses, divisions, operations, products or product lines of Parent (including its subsidiaries) or of Encore (each, a “Divestiture Action”); and (iii) if requested by Parent in writing, Encore will agree to any Remedial Action or Divestiture Action so long as such action is conditioned on the occurrence of the Closing.
Parent has agreed to pay all filing fees payable in connection with the HSR Act, certain specified regulatory approvals and other regulatory filings.

Parent and Encore have agreed to work cooperatively in connection with obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods with respect to the Merger and the other transactions contemplated by the Merger Agreement, and (to the extent permitted under applicable law) specifically have agreed to:
•
cooperate and consult with each other in connection with any filing or submission with a governmental entity or any other person relating to the Merger and the other transactions contemplated by the Merger Agreement;

•
subject to any legal restrictions or instructions of governmental entities, keep the other party promptly informed of any communication received from a governmental entity or other person, in each case regarding the Merger and the other transactions contemplated by the Merger Agreement (and in the case of written communications, furnish the other party with a copy of such communication);

•
permit counsel for the other party a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings, and any written communications or submissions to any governmental entity, including any documents submitted therewith; and

•
to the extent not prohibited by such governmental entity, give the other party the opportunity to attend and participate in any meetings or discussions (whether in-person, by videoconference, or by telephone) with such governmental entity.

Parent and Encore further agree that they will not, and Parent will cause its subsidiaries to not, acquire or agree to acquire any other person or business or any material assets or properties of any other person if such acquisition would reasonably be expected to materially impede, prevent or materially delay the parties from obtaining the expiration or termination of the waiting period under the HSR Act or obtaining certain specified regulatory approvals, or to prevent or materially delay or materially impede the consummation of the transactions contemplated by the Merger Agreement.
Other Covenants
The Merger Agreement contains other covenants, including but not limited to those relating to access to information, notification with respect to certain matters, takeover statutes, public announcements, stock exchange delisting and deregistration, matters related to Section 16 of the Exchange Act, director resignations and further assurances.
Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Parent and Encore to the extent permitted by applicable law) of the following conditions:
•
the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock;

•
the absence of any injunction or similar charge, order, writ, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative by any governmental entity in the U.S. and the absence of any U.S. federal, state or local or non-U.S. law (including common law), statute, code, treaty, convention, ordinance, rule, regulation, charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative or similar requirement of any governmental entity, in each case that remains in effect and, in any case, prohibits or makes illegal the consummation of the Merger (such condition, the “No Legal Restraints Condition”); and

•
(a) the expiration or earlier termination of the waiting period (and any extension thereof) applicable to the consummation of the Merger and the other transactions contemplated by the Merger Agreement under the HSR Act and the expiration or termination of any and all agreements with governmental entities with competent jurisdiction over Encore or Parent pursuant to which such parties have agreed not to consummate the Merger and the other transactions contemplated by the Merger Agreement under the HSR Act and (b) if applicable, the receipt of all required clearances, approvals and terminations of any waiting periods (as applicable) with respect to certain other specified laws (such condition, the “Regulatory Approvals Condition”).
In addition, the obligation of Encore to effect the Merger and the other transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver by Encore to the extent permitted by applicable law) of the following conditions:
•
the representations and warranties of Parent and Merger Sub (without regard to any qualifications as to materiality contained in such representations and warranties) being true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except where the failure of such representations and warranties to be so true and correct does not, individually or in the aggregate, prevent or materially delay the Closing or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•
Parent and Merger Sub having performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by the Merger Agreement to be performed or complied with by them prior to the Effective Time (this bullet together with the prior bullet, the “Parent and Merger Sub Representations, Warranties and Covenants Conditions”); and

•
the receipt by Encore of a certificate of Parent, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions described in the preceding two bullets have been satisfied.

In addition, the obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Parent and Merger Sub to the extent permitted by applicable law) of the following conditions:
•
the representations and warranties of Encore (i) related to due organization, valid existence and good standing of Encore, (ii) related to certain aspects of Encore’s capital structure, (iii) related to the absence of a conflict with or violation of the certificate of incorporation or bylaws of Encore caused by the performance of the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement and (iv) related to the absence of a Company Material Adverse Effect since January 1, 2024 through the date of the Merger Agreement, being true and correct in all respects at and as of the date of the Merger Agreement and the Closing Date, except, in the case of clause (ii), for inaccuracies in such representations and warranties that do not exceed $5 million in the aggregate;

•
the representations and warranties of Encore related to certain aspects of Encore’s capital structure, the corporate authority of Encore to enter into the Merger Agreement and the valid and binding nature of the Merger Agreement, takeover statutes, the affirmative vote of the holders of a majority of the shares of Encore common stock outstanding on the Record Date being the only vote of holders of any class or series of Encore’s capital stock necessary to adopt the Merger Agreement and approve the Merger, financial advisor fees owed by Encore and the financial advisor opinion, being true and correct in all material respects at and as of the date of the Merger Agreement and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date);

•
the other representations and warranties of Encore (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) being true and correct in all respects at and as of the date of the Merger Agreement and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except where the failure of such representations and warranties to be so true and correct does not, individually or in the aggregate, constitute a Company Material Adverse Effect;

•
Encore having performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time (this bullet together with the prior three bullets, the “Encore Representations, Warranties and Covenants Conditions”);
•
since the date of the Merger Agreement, the absence of a Company Material Adverse Effect; and

•
the receipt by Parent of a certificate of Encore, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions described in the preceding five bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time in the following ways (whether before or after any approval by Encore stockholders of the matters presented in connection with the Merger):
•
by mutual written consent of Encore and Parent;

•
by either Encore or Parent, if:

•
the Effective Time has not occurred on or before 11:59 p.m. Central Time on April 14, 2025 (the “End Date”) (provided, that if, as of such time and date all conditions to the Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing), except for (i) the Regulatory Approvals Condition or (ii) the No Legal Restraints Condition (only to the extent the applicable legal restraint relates to the HSR Act or any other applicable antitrust law, certain other specified laws, or in connection with certain specified regulatory approvals), each as described in the section of this Proxy Statement entitled “— Conditions to the Closing of the Merger,” then such date will be automatically extended to 11:59 p.m. Central Time on July 14, 2025 (and references to the “End Date” will instead refer to such extended date)) (provided, further that if, as of such extended End Date, all conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing) other than the conditions related to (i) the Regulatory Approvals Condition or (ii) the No Legal Restraints Condition (only to the extent the applicable legal restraint relates to the HSR Act or any other applicable antitrust law, certain other specified laws, or in connection with certain specified regulatory approvals), then such date will automatically be further extended to 11:59 p.m. Central Time on October 14, 2025 (and references to the “End Date” will instead refer to such extended date)). This right to terminate the Merger Agreement will not be available to any party whose breach in any material respect of its obligations under the Merger Agreement in any manner has caused the failure to consummate the Merger on or before such date (such termination right, the “End Date Termination Right”);

•
any governmental entity with competent jurisdiction over any party in the U.S. has issued or enacted a final and nonappealable legal restraint. To utilize this termination right, the party seeking to terminate the Merger Agreement must have used the efforts required by the Merger Agreement to remove such legal restraint. This right to terminate the Merger Agreement will not be available to any party whose breach in any material respect of its obligations under the Merger Agreement in any manner has caused the issuance or entry of such legal restraint (such termination right, the “Legal Restraint Termination Right”); or

•
the Special Meeting (which includes any adjournment or postponement thereof) has been held and concluded and the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock in favor of the adoption of the Merger Agreement has not been obtained (such termination right, the “Required Company Stockholder Vote Termination Right”).

•
by Encore, if:

•
Parent or Merger Sub has breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of one of the Parent and Merger Sub Representations, Warranties and Covenants Conditions and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty business days following Encore’s delivery of written notice to Parent stating Encore’s intention to terminate the Merger Agreement pursuant to this termination right and the basis for such termination; provided, that Encore will not be permitted to terminate the Merger Agreement pursuant to this termination right if any representation, warranty, agreement or covenant of Encore contained in the Merger Agreement has been breached such that one of the Encore Representations, Warranties and Covenants Conditions is not satisfied as of the time of such termination; or
•
it is terminating the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock, as described in the section of this Proxy Statement entitled “— The Board’s Recommendation; Change of Recommendation”; provided, that (A) Encore has complied in all material respects with the Change of Recommendation provisions of the Merger Agreement, (B) Encore has paid the termination fee owed to Parent prior to or at the time of such termination and (C) promptly after such termination, Encore enters into such definitive agreement with respect to such Superior Proposal (such termination right, the “Superior Proposal Termination Right”).

•
by Parent, if:

•
Encore has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of one of the Encore Representations, Warranties and Covenants Conditions and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty business days following Parent’s delivery of written notice to Encore stating Parent’s intention to terminate the Merger Agreement pursuant to this termination right and the basis for such termination; provided, that Parent will not be permitted to terminate the Merger Agreement pursuant to this termination right if any representation, warranty, agreement or covenant of Parent of Merger Sub contained in the Merger Agreement has been breached such that either of the Parent and Merger Sub Representations, Warranties and Covenants Conditions is not satisfied as of the time of such termination (such termination right, the “Encore Breach Termination Right”); or

•
prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock, a Change of Recommendation as described in the section of this Proxy Statement entitled “— The Board’s Recommendation; Change of Recommendation” has occurred (such termination right, the “Change of Recommendation Termination Right”).

Termination Fee Payable by Encore
Encore has agreed to pay to Parent a termination fee of  $146.54 million in cash (the “Company Termination Fee”) if the Merger Agreement is validly terminated:
•
by Encore in accordance with the Superior Proposal Termination Right;

•
by Parent in accordance with the Change of Recommendation Termination Right; or

•
(A) after the date of the Merger Agreement and prior to the Special Meeting, an Alternative Proposal has been publicly proposed or publicly disclosed, and not withdrawn (x) in the case of a termination pursuant to the Required Company Stockholder Vote Termination Right, at least three days prior to the Special Meeting, and (y) in the case of a termination pursuant to the End Date Termination Right or the Encore Breach Termination Right, prior to such termination, (B) the Merger Agreement is subsequently terminated by Parent or Encore pursuant to the End Date Termination Right or the Required Stockholder Vote Termination Right or by Parent pursuant to the Encore Breach Termination Right and (C) concurrently with or within twelve months after such termination, (x) Encore has entered into a definitive agreement providing for a transaction that constitutes an Alternative Proposal (which transaction is subsequently consummated, whether during or following such twelve-month period) or (y) Encore has consummated a transaction that constitutes an Alternative Proposal (for purposes of clause (A) and this clause (C), references to “twenty percent” in the definition of  “Alternative Proposal” will be deemed to reference “fifty percent” for any fee to be payable under the section of the Merger Agreement described in this section of this Proxy Statement).
In accordance with the terms of the Merger Agreement, the “Company Termination Fee” will be $73.27 million if  (i) Encore terminates the Merger Agreement pursuant to the Superior Proposal Termination Right and such termination occurs prior to the sixteenth day after the No-Shop Period Start Date because of a Superior Proposal made by an Excluded Party or (ii) Parent terminates the Merger Agreement pursuant to the Change of Recommendation Termination Right and the Change of Recommendation giving rise to such termination occurs in response to an Alternative Proposal made by an Excluded Party and such termination occurs prior to the sixteenth day after the No-Shop Period Start Date.
Parent’s right (or the rights of Parent’s designee(s)) to receive payment from Encore of the Company Termination Fee pursuant to the Merger Agreement, together with the Enforcement Expenses (as such term is defined in the Merger Agreement), will be the sole and exclusive remedy of the Parent Related Parties (as such term is defined in the Merger Agreement) in circumstances where the Company Termination Fee is payable pursuant to the Merger Agreement against the Company Related Parties (as such term is defined in the Merger Agreement) for any loss suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, and upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement, except for the payment of certain expenses and costs if required under the Merger Agreement or for any liabilities or damages arising from willful breach of any covenant or agreement of the Merger Agreement or fraud.
In no event will Encore be obligated to pay the Company Termination Fee on more than one occasion.
If Encore fails to promptly pay the Company Termination Fee when due, Encore must pay to Parent (or its designee(s)) all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Company Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus two percent per annum.
Termination Fee Payable by Parent
Parent has agreed to pay to Encore a termination fee of  $180 million in cash (the “Parent Termination Fee”) if:
•
the Merger Agreement is terminated by Parent or Encore pursuant to the End Date Termination Right and, at the time of such termination (A) either (or both) the Regulatory Approvals Condition or the No Legal Restraints Condition (as the result of a legal restraint issued or granted by a governmental entity in the U.S. pursuant to the HSR Act or any other applicable antitrust law, certain other specified laws, or in connection with certain specified regulatory approvals) has not been satisfied or waived, (B) the condition requiring approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock has been satisfied and (C) all other conditions to the obligation of Parent and Merger Sub to effect the Merger have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time)); or

•
the Merger Agreement is terminated by Parent or Encore pursuant to the Legal Restraint Termination Right, as the result of a legal restraint issued or granted in respect of the Merger or the other transactions contemplated by the Merger Agreement by a governmental entity in the U.S. pursuant to the HSR Act or any other applicable antitrust law, certain other specified laws, or in connection with certain specified regulatory approvals, and at the time of such termination, the condition requiring approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Encore common stock has been satisfied and either (or both) the Regulatory Approvals Condition or the No Legal Restraints Condition (as the result of a legal restraint issued or granted by a governmental entity in the U.S. pursuant to the HSR Act or any other applicable antitrust law, certain other specified laws, or in connection with certain specified regulatory approvals) has not been satisfied or waived, and all other conditions to the obligation of Parent and Merger Sub to effect the Merger have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time)).
Encore’s right to receive payment from Parent of the Parent Termination Fee pursuant to the Merger Agreement, together with the Enforcement Expenses, will be the sole and exclusive remedy of the Company Related Parties in circumstances where the Parent Termination Fee is payable pursuant to the Merger Agreement against any of the Parent Related Parties or any Debt Financing Source (as such term is defined in the Merger Agreement) for any loss suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise and upon payment of the Parent Termination Fee, the Parent Related Parties and the Debt Financing Sources will not have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement, except for the payment of certain expenses and costs if required under the Merger Agreement or for any liabilities or damages arising from willful breach of any covenant or agreement of the Merger Agreement or fraud.
In no event will Parent be obligated to pay the Parent Termination Fee on more than one occasion.
If Parent fails to promptly pay the Parent Termination Fee when due, Parent must pay to Encore all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus two percent per annum.
Specific Enforcement
The parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached (including any party failing to take such actions as are required of it under the Merger Agreement in order to consummate the transactions contemplated by the Merger Agreement). Each party has agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. The pursuit of specific enforcement or other equitable remedy by any party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time, subject to the limitations or remedies set forth in the Merger Agreement.
Each party has agreed not to raise any objection to the availability of the equitable remedy of specific performance in accordance with and subject to the limitations set forth in the Merger Agreement or to specifically enforce the terms and provisions of the Merger Agreement on the basis that there is adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each party has further agreed that no other party or any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in the provisions of the Merger Agreement relating to specific enforcement, and each party has irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
The parties have acknowledged and agreed that time is of the essence and that the parties would suffer ongoing irreparable injury for so long as any provision of the Merger Agreement is not performed in accordance with its specific terms, including as a result of any dispute over the parties’ obligations to consummate the transactions contemplated by the Merger Agreement. The parties accordingly agreed that, as to any actions or legal proceedings in which a party seeks specific performance or other equitable relief pursuant to the Merger Agreement, the parties will use their reasonable best efforts to seek and obtain an expedited schedule for such proceedings and will not oppose any party’s request for expedited proceedings.
Each party further agreed that by seeking the remedies provided for in the provisions of the Merger Agreement relating to specific enforcement, a party will not in any respect waive its right to seek at any time any other form of relief that may be available to a party under the Merger Agreement, and nothing set forth in the provisions of the Merger Agreement relating to specific enforcement will require any party to institute any proceeding for (or limit any party’s rights to institute any proceeding for) specific performance under the provisions of the Merger Agreement relating to specific enforcement prior to or as a condition to exercising any termination right under the Merger Agreement, nor will the commencement of any legal proceeding pursuant to the provisions of the Merger Agreement relating to specific enforcement or anything set forth in the provisions of the Merger Agreement relating to specific enforcement restrict or limit any party’s right to terminate the Merger Agreement in accordance with the terms of the Merger Agreement or pursue any other remedies under the Merger Agreement, the Debt Commitment Letters or otherwise in connection with the Debt Financing that might be available then or thereafter (subject to the terms and conditions set forth in the Merger Agreement and in connection with the Debt Financing).
While Encore may pursue both a grant of specific performance to the extent expressly permitted by the provisions of the Merger Agreement relating to specific performance and the payment of other monetary damages, subject to the provisions of the Merger Agreement relating to the effect of termination and termination fees, under no circumstances will Parent or Merger Sub be obligated to both (i) specifically perform the terms of the Merger Agreement and (ii) pay the Parent Termination Fee or other monetary damages. Additionally, in the event that Encore (including on behalf of Encore stockholders) or Parent is entitled pursuant to the Merger Agreement to both payment of any monetary damages (including monetary damages in respect of any fraud or willful breach of the other parties) and payment of the Company Termination Fee or the Parent Termination Fee, as applicable, then the Company Termination Fee or Parent Termination Fee to the extent paid will reduce the damages to which such party is entitled (if any) on a dollar-for-dollar basis.
Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur such expenses, except that expenses incurred by any party in connection with the printing, filing and mailing of this Proxy Statement (including applicable SEC filing fees) will be borne equally by Encore and Parent, and all filing fees paid by any party in respect of any HSR Act, certain other specified laws or other regulatory filing will be borne by Parent. Except as otherwise described under the section of this Proxy Statement entitled “— Exchange and Payment Procedures” all transfer, documentary, sales, use, stamp, registration and other similar taxes (for the avoidance of doubt, not including income, capital gain, gross receipt and other similar taxes) imposed on Encore pursuant to the Merger (including such taxes that are also imposed on any holder of shares of Encore common stock with respect to the transfer of shares of Encore common stock as joint and several liability) will be borne by the Surviving Corporation.
Amendments and Waivers
At any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by Encore stockholders, any provision of the Merger Agreement may be amended if, and only if, such amendment is in writing and signed by Encore, Parent and Merger Sub (and Guarantor, if the amendment is to Section 9.12 of the Merger Agreement); provided, that after the adoption of the Merger Agreement by Encore stockholders, if any such amendment requires, pursuant to applicable law or in accordance with the rules and regulations of Nasdaq, further approval of Encore stockholders or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment will be subject to the approval of Encore stockholders or the sole stockholder of Merger Sub, as applicable.
At any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by Encore stockholders, Parent and Merger Sub, on the one hand, and Encore, on the other hand may (i) extend the time for the performance of any of the obligations or other acts of the other party or parties, respectively, (ii) waive any breaches in the representations and warranties of the other party or parties, respectively, contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (iii) waive compliance by the other party or parties, respectively, with any of the agreements or conditions contained in the Merger Agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The foregoing notwithstanding, no failure or delay by any party in exercising any right under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement.
Select provisions relating to the Debt Financing may not be amended in a manner adverse to the Debt Financing Sources without the written consent of the Debt Financing Sources party to the Debt Commitment Letter or any other letter or definitive document relating to the Debt Financing (including Debt Commitment Letters) or any Alternative Financing.
Governing Law
The Merger Agreement, and any action or other legal proceeding arising out of or relating to the Merger Agreement (including the enforcement of any provision of the Merger Agreement, but excluding any action or other proceeding involving any of the Debt Financing Sources, which actions or other proceedings will be governed by New York law), any of the transactions contemplated by the Merger Agreement or the legal relationship of the parties with respect to the transactions contemplated by the Merger Agreement (whether at law or in equity, whether in contract or in tort or otherwise), will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE MERGER AGREEMENT PROPOSAL.

PROPOSAL 2: COMPENSATION PROPOSAL
The Compensation Proposal
Section 14A of the Exchange Act and Rule 14a-21 thereunder, which were enacted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require that Encore provide Encore stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the payment of certain compensation that will or may become payable by Encore to its named executive officers in connection with the Merger, as disclosed in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of Encore in the Merger — Quantification of Payments and Benefits to Encore’s Named Executive Officers — 402(t) Table” beginning on page 58 of this Proxy Statement.
Encore stockholders are asked to indicate their approval of the compensation that will or may become payable by Encore to its named executive officers in connection with the Merger.
Accordingly, Encore is seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the stockholders of Encore Wire Corporation approve, ratify and confirm, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of Encore in the Merger — Quantification of Payments and Benefits to Encore’s Named Executive Officers — 402(t) Table” in the Company’s Proxy Statement for the Special Meeting of stockholders.”
Encore stockholders should note that this proposal is not a condition to consummation of the Merger, and as an advisory vote, the result will not be binding on Encore or the Board. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, the Company’s named executive officers will be eligible to receive the compensation that is based on, or otherwise relates to, the Merger in accordance with the terms and conditions applicable to those payments.
Vote Required
The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Compensation Proposal.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION PROPOSAL.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
The Adjournment Proposal
Encore stockholders are being asked to approve a proposal that will give Encore authority from the Encore stockholders to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.
If a new record date is or must be fixed under law, a notice of the adjourned meeting must be given to each Encore stockholder of record as of the new record date and who is otherwise entitled to notice of and vote at such meeting.
If the Special Meeting is adjourned, Encore stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the Special Meeting Proposals. At any adjourned meeting, any business may be transacted which might have been transacted at the original Special Meeting, and all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
Vote Required
The affirmative vote of the holders of a majority of the shares of Encore common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, provided a quorum is present, is required to approve the Adjournment Proposal.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES
Encore common stock is listed on Nasdaq under the symbol “WIRE.” The closing price of Encore common stock on April 12, 2024, the last full trading day prior to the Board’s approval of the Merger Agreement, was $260.98 per share. On May 9, 2024, the latest practicable trading day before the date of this Proxy Statement, the closing price of Encore common stock was $280.36 per share. Following the Merger, there will be no further market for shares of Encore common stock, and Encore anticipates that its stock will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, Encore would no longer file periodic reports with the SEC. As of the close of business on the Record Date, there were [      ] shares of Encore common stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the total number of shares of Encore common stock beneficially owned and the percentage of the shares so owned as of May 8, 2024 by:
•
each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of Encore common stock based solely on public filings made by such owners with the SEC;

•
each director;

•
each named executive officer; and

•
all directors and current executive officers as a group.

The percentage ownership information is based on 15,797,183 shares of Encore common stock outstanding as of May 8, 2024. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to equity awards or other rights held by such person that are currently exercisable or will become exercisable within 60 days after May 8, 2024, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Except with respect to restricted stock units (which are hypothetical awards of common stock that do not entitle the holder to any rights as a stockholder until such awards are settled in common stock) or as otherwise noted, each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder, subject to community property laws where applicable.
Name of beneficial owner	Number of outstanding shares beneficially owned	Percentage of beneficial ownership
5% Stockholders (excluding persons named below)
BlackRock, Inc.(1)	2,700,890	17.10%
The Vanguard Group(2)	1,710,312	10.83%
Dimensional Fund Advisors LP(3)	1,319,844	8.35%
Named Executive Officers and Directors
Bret J. Eckert(4)	246,667	1.55%
Daniel L. Jones(5)	863,511	5.36%
Gina A. Norris	6,100	*
William R. Thomas	13,600	*
W. Kelvin Walker	3,350	*
Scott D. Weaver	29,100	*
John H. Wilson	14,100	*
All current executive officers and directors as a group (7 persons)	1,176,428	7.24%

*
Represents beneficial ownership of less than 1%.

(1)
As reported in Amendment No. 5 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 22, 2024 with the SEC. BlackRock has sole power to vote or to direct the vote of 2,610,898 shares of common stock, shared voting power with respect to none of the shares of common stock, sole power to dispose or to direct the disposition of 2,700,890 shares of common stock and shared dispositive voting power with respect to none of the shares of common stock.

(2)
As reported in Amendment No. 11 to Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on February 13, 2024 with the SEC. Vanguard Group holds sole voting power with respect to none of such shares, shared voting power with respect to 10,680 shares of common stock, sole power to dispose or to direct the disposition of 1,682,306 shares of common stock and shared dispositive power of 28,006 shares of common stock.

(3)
As reported in Amendment No. 12 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2024 with the SEC. Dimensional has sole power to vote or to direct the vote of 1,303,165 shares of common stock, shared voting power with respect to none of the shares of common stock, sole power to dispose or to direct the disposition of 1,319,844 shares of common stock and shared dispositive power with respect to none of the shares of common stock. Dimensional, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the securities owned by the Funds and may be deemed to be the beneficial owner of such shares. However, all shares reported by Dimensional are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4)
Includes 141,667 restricted stock units that do not carry voting rights that vest over the next one to three years.

(5)
Includes 125,000 shares of common stock underlying stock options that are exercisable within 60 days, 191,667 restricted stock units that do not carry voting rights that vest over the next one to three years, 5,781 shares held in Mr. Jones’s account under the Company’s 401(k) Plan, 10,125 shares of common stock owned by Mr. Jones’s spouse and 337 shares owned by Mr. Jones’s son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse and his son.

APPRAISAL RIGHTS
This section summarizes Delaware law pertaining to appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which may be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262) and is incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that you exercise your appraisal rights under Section 262 of the DGCL.
Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262 of the DGCL, which may be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262), particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of Encore common stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of Encore common stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.
Under Section 262 of the DGCL, stockholders and beneficial owners desiring to exercise their right to appraisal must (1) properly deliver a written demand for an appraisal of their shares of Encore common stock to Encore prior to the stockholder vote on the adoption of the Merger Agreement; (2) not submit a proxy or otherwise vote in favor of the adoption of the Merger Agreement; (3) hold of record or beneficially own, as applicable, shares of Encore common stock upon the making of a demand under clause (1) and continue to hold or beneficially own, respectively, such shares of Encore common stock through the effective date of the Merger; (4) not thereafter withdraw their demand for appraisal of their shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL; and (5) otherwise meet the criteria and follow the procedures set forth in Section 262 of the DGCL. However, assuming the shares of Encore common stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders and beneficial owners of Encore common stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of Encore common stock entitled to appraisal exceeds 1% of the outstanding shares of Encore common stock eligible for appraisal or (y) the value of the Merger Consideration offered pursuant to the Merger Agreement in respect of such total number of shares exceeds $1,000,000. We refer to the conditions described in this paragraph as the “Minimum Conditions.”
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of  (1) the difference, if any, between the amount so paid and the “fair value” of the shares of Encore common stock as determined by the Delaware Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons considering seeking appraisal should be aware that the fair value of their shares of Encore common stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration offered pursuant to the Merger Agreement if they did not seek appraisal of their shares.
Under Section 262 of the DGCL, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the date of the meeting, must notify each of the stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This Proxy Statement constitutes such notice that appraisal rights are available in connection with the Merger, and the full text of Section 262 of the DGCL may be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262). In connection with the Merger, any person who wishes to exercise appraisal rights or who wishes to preserve such person’s right to do so should review Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, we believe that if a person considers exercising such rights, that person should seek the advice of legal counsel.
Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Encore common stock must strictly comply with Section 262 of the DGCL. In addition, a stockholder of record, a beneficial owner or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
Because a properly signed proxy that does not contain voting instructions will, unless timely revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the adoption of the Merger Agreement, abstain or not vote his, her or its shares. Beneficial owners should consult with their broker, bank, trust or other nominee regarding methods of voting.
Filing Written Demand
Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such person’s shares of Encore common stock. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting may constitute a waiver of appraisal rights.
Record Holders
A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares of Encore common stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of Encore common stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of Encore common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a broker, bank, trust or other nominee, who holds shares of Encore common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of Encore common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Encore common stock as to which appraisal is sought. Where no number of shares of Encore common stock is expressly mentioned, the demand will be presumed to cover all shares of Encore common stock held in the name of the holder of record.
Beneficial Owners
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Encore common stock in accordance with the procedures of subsection (d)(1) of Section 262 of the DGCL summarized above, provided, that (i) such beneficial owner continuously owns such shares of Encore common stock through the effective date of the Merger and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 of the DGCL, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of Encore common stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the Verified List (as defined below). Although not expressly required by Section 262 of the DGCL, Encore reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 of the DGCL with respect to any person sharing beneficial ownership of the shares of Encore common stock for which such demand is submitted. All written demands for appraisal pursuant to Section 262 of the DGCL should be mailed or delivered to: Corporate Secretary, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069. Demands for appraisal may not be submitted by electronic transmission.
Actions After Completion of the Merger
If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each stockholder and beneficial owner who has made a written demand for appraisal pursuant to Section 262 of the DGCL and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.
At any time within 60 days after the effective date of the Merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal in respect of some or all of such person’s shares of Encore common stock and accept the Merger Consideration offered pursuant to the Merger Agreement with respect to the shares of Encore common stock subject to the withdrawal by delivering to us as the Surviving Corporation a written withdrawal of the demand for appraisal. Within 120 days after the effective date of the Merger, the Surviving Corporation or any person who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares of Encore common stock held by all our stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and no person should assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Encore common stock. Accordingly, any stockholders or beneficial owners who desire to have their shares of Encore common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Encore common stock within the time and in the manner prescribed in Section 262 of the DGCL. The failure of a record holder or beneficial owner of shares of Encore common stock to file such a petition within the period specified in Section 262 of the DGCL could result in the loss of appraisal rights. Within 120 days after the effective date of the Merger, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Encore common stock not voted in favor of the adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a record holder of shares of Encore common stock or a beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares of Encore common stock and with whom agreements as to the value of their shares of Encore common stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs of these notices shall be borne by the Surviving Corporation.
After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares of Encore common stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
In addition, assuming that shares of Encore common stock remain listed on a national securities exchange immediately prior to the Effective Time, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless one of the Minimum Conditions is met.
Determination of Fair Value
After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of Encore common stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 of the DGCL that have the effect of limiting the sum on which interest accrues as described above).
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that shed any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares of Encore common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Encore common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the Merger Consideration offered pursuant to the Merger Agreement is not an opinion as to, and may not in any manner address, “fair value” under Section 262 of the DGCL. Although we believe that the Merger Consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration offered pursuant to the Merger Agreement. Neither Encore nor Parent anticipates offering more than the Merger Consideration offered pursuant to the Merger Agreement to any person exercising appraisal rights, and Encore and Parent each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of Encore common stock is less than the Merger Consideration offered pursuant to the Merger Agreement. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, neither of the Minimum Conditions is met (assuming that shares of Encore common stock remained listed on a national securities exchange immediately prior to the Effective Time) or other requirements imposed by Section 262 of the DGCL to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.
The Delaware Court of Chancery will direct the payment of the fair value of the shares of Encore common stock, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Encore common stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Subsection (k) of Section 262 of the DGCL.
If any person who demands appraisal of his, her or its shares of Encore common stock under Section 262 of the DGCL fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of Encore common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration offered pursuant to the Merger Agreement, without interest. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, neither of the Minimum Conditions is met (assuming the Encore common stock remained listed on a national securities exchange immediately prior to the Effective Time) or if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in accordance with Section 262 of the DGCL.
From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Encore common stock will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares, except dividends or other distributions payable to stockholders of record as of a time prior to the effective date of the Merger. If no petition for an appraisal is filed, if neither of the Minimum Conditions is met (assuming that shares of Encore common stock remain listed on a national securities exchange immediately prior to the Effective Time), or if the person who has made a demand for appraisal delivers to the Surviving

Corporation a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares of Encore common stock within 60 days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation in accordance with Section 262 of the DGCL, then the right of such person to an appraisal of such shares will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no appraisal proceeding shall be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262 of the DGCL; provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand in respect of some or all of such person’s shares and to accept the terms offered upon the Merger with respect to the shares subject to the withdrawal within 60 days after the effective date of the Merger.
Failure to strictly comply with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel and financial advisors before attempting to exercise those rights. To the extent there are any inconsistences between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.
OTHER MATTERS
The sole business that may be considered at the Special Meeting are the matters set forth in the Notice of Special Meeting accompanying this Proxy Statement.
FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders, and there will be no public participation in any future meetings of Encore stockholders. However, if the Merger is not consummated, Encore stockholders will continue to be entitled to attend and participate in Encore stockholders’ meetings.
As described in our annual proxy statement for the 2024 annual meeting of stockholders filed on March 28, 2024, any proposal or proposals by an Encore stockholder intended to be included in the proxy statement and form of proxy relating to the annual meeting of Encore stockholders to be held in 2025 must comply with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, your proposal(s) must be received by the Company no later than November 28, 2024. Proposals should be sent to the Company Secretary at its principal executive offices, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting of stockholders to be held in 2025 any Encore stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
Alternatively, as more specifically described in the Company’s Third Amended and Restated Bylaws (the “Bylaws”), a stockholder making a nomination for election to the Board or a proposal of business (other than proposals to be included in our proxy statement and proxy as discussed in the previous paragraph) for our 2025 annual meeting of stockholders must deliver proper notice to the Secretary of the Company at Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069 not less than 90 and no more than 120 calendar days before the date that is the one year anniversary of the date of the prior year’s annual meeting. As a result, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2025 annual meeting of stockholders, it must be properly submitted to the Secretary of the Company no earlier than January 7, 2025, and no later than February 6, 2025. In addition to satisfying the deadline in our Bylaws, a stockholder or group of stockholders who intends to solicit proxies in support of nominees other than our nominees must provide the notice required under Rule 14a-19 under the Exchange Act.
HOUSEHOLDING INFORMATION
Encore will not provide householding in connection with the solicitation of proxies.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that Encore can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that Encore has previously filed with the SEC. These documents contain important information about Encore and its financial condition and are incorporated by reference into this Proxy Statement.
The following Encore filings with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 16, 2024;

•
Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on April 25, 2024;

•
Definitive Proxy Statement on Schedule 14A for the May 7, 2024 annual meeting of stockholders, filed with the SEC on March 28, 2024; and

•
Current Reports on Form 8-K, filed with the SEC on April 15, 2024 and May 9, 2024.

Encore also incorporates by reference into this Proxy Statement additional documents that it may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement in accordance with its terms. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on the Company’s website is not part of this Proxy Statement, and therefore is not incorporated by reference into this Proxy Statement.
You may obtain any document we file without charge through the SEC website at www.sec.gov, on our website at https://www.encorewire.com/investors/index.html or upon written request to Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069, Attention: Corporate Secretary, (972) 562-9473. If you request any of these documents from us, we will mail them to you by first-class mail, or similar means. Exhibits will be provided upon request.
If you have any questions about this Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, you should contact:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders May Call: (888) 887-1266 (TOLL-FREE)
Banks and Brokers May Call Collect: (212) 269-5550
Email: WIRE@dfking.com
MISCELLANEOUS
Encore has supplied all information relating to Encore, and Parent has supplied, and Encore has not independently verified, all of the information relating to the Parent, Merger Sub and Guarantor contained in the sections entitled “Summary — Parties Involved in the Merger” beginning on page 3 of this Proxy Statement, “Proposal 1: Adoption of the Merger Agreement — The Merger — Parties Involved in the Merger” beginning on page 32 of this Proxy Statement and “Proposal 1: Adoption of the Merger Agreement — The Merger — Financing of the Merger” beginning on page 60 of this Proxy Statement.
The cost of this proxy solicitation will be borne by Encore. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Encore common stock.
You should not send in your Encore stock certificates until you receive transmittal materials after the Merger is consummated.
You should rely only on the information contained in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement to vote on the Merger. Encore has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated [      ], 2024. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement), and the mailing of this Proxy Statement to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A
EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
by and among
PRYSMIAN S.p.A.
APPLAUSE MERGER SUB INC.,
solely as provided in Section 9.12 of this Agreement,
PRYSMIAN CABLES AND SYSTEMS USA, LLC
and
ENCORE WIRE CORPORATION
Dated as of April 14, 2024

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of April 14, 2024 (this “Agreement”), is entered into by and among Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Parent”), Applause Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), solely as provided in Section 9.12, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company (“Guarantor”), and Encore Wire Corporation, a Delaware corporation (the “Company”). Parent, Merger Sub, and the Company are referred to herein as the “Parties” and each, a “Party.”
RECITALS
WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, in furtherance of such acquisition, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other Transactions, (iii) authorized and approved the execution, delivery and performance of this Agreement by the Company and (iv) recommended the adoption of this Agreement by the holders of Common Stock;
WHEREAS, the Board of Directors of Parent has duly (i) approved this Agreement, the Merger and the other Transactions and (ii) authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Merger and the other Transactions;
WHEREAS, the Board of Directors of Merger Sub has unanimously (i) determined that the Merger and the other Transactions are in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement, the Merger and the other Transactions, (iii) authorized and approved the execution, delivery and performance of this Agreement by the Merger Sub and (iv) recommended adoption of this Agreement and approval of the Merger and the other Transactions by the sole stockholder of Merger Sub; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified in this Agreement in connection with the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1   Definitions.   For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used in this Agreement:
“2010 Plan” means the Company’s 2010 Stock Option Plan, as amended and restated effective February 20, 2017.
“2014 Plan” means the Company’s 2014 Stock Appreciation Rights Plan.
“2020 Plan” means the Company’s 2020 Long Term Incentive Plan.
“Acceptable Confidentiality Agreement” means a confidentiality agreement to which the Company is a party having provisions that are not materially less favorable in any substantive respect to the Company than the provisions of the Confidentiality Agreement; provided, that such confidentiality agreement shall not restrict compliance by the Company with the terms of this Agreement; provided, further, that such confidentiality agreement need not contain any “standstill” or similar provisions. For the avoidance of doubt, (a) a joinder to an Acceptable Confidentiality Agreement pursuant to which a third party agrees to be bound by the confidentiality and use provisions of an Acceptable Confidentiality Agreement and (b) a clean team agreement entered into with respect to the treatment of competitively sensitive information of the Company shall each be an Acceptable Confidentiality Agreement, so long as the provisions therein are not materially less favorable in any substantive respect to the Company than the provisions of the Confidentiality Agreement.
“Additional Consideration” means an amount in cash, rounded to the nearest cent, equal to (i) $0.0635 per Share multiplied by (ii) the number of calendar days elapsed after the Additional Consideration Date to and excluding the Closing Date; provided, however, “Additional Consideration” means $0 if the Closing Date occurs on or prior to the Additional Consideration Date.
“Additional Consideration Date” means April 14, 2025.
“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Antitrust Laws” shall mean the Sherman Antitrust Act, the Clayton Antitrust Act of 1914, the HSR Act and all other federal, state and foreign statutes, rules, regulations, Orders, decrees and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition.
“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized by law or executive order to be closed.
“Collective Bargaining Agreement” means any collective bargaining agreement, works council or similar agreement or other contract with a labor union, works council, employee representative group or labor organization, in each case with respect to any current or former employee of the Company.
“Company Balance Sheet” means the balance sheet of the Company as of December 31, 2023 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC.
“Company Credit Facility” means that certain Credit Agreement, dated as of February 9, 2021, among the Company, the lenders and other parties from time to time party thereto and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, as amended by the First Amendment to Credit Agreement, dated as of October 20, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof in a manner not in contravention hereof.
“Company Employee Plan” means: (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) each other management, employment, consulting, salary, bonus, commission, other remuneration, stock option, restricted stock, restricted stock unit, stock appreciation right, phantom equity, stock purchase or other equity or equity-based award (whether payable in cash, securities or otherwise), incentive compensation, tax gross-up, profit sharing, savings, pension (including defined benefit pension), retirement (including early retirement and supplemental retirement), retiree or post-employment benefit, disability, insurance (including life and health insurance), vacation or other paid time off, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, transaction bonus, change of control, death and disability benefit, accident, hospitalization, medical, life or other insurance, Code Section 125 “cafeteria” or flexible benefit, supplemental unemployment benefit, relocation, repatriation or expatriation, and similar fringe, health, welfare or other employee benefit or compensation plan, practice, program, agreement, contract, policy or arrangement, in each case, whether or not in writing, funded or unfunded, formal or informal, and that is maintained, sponsored or contributed to or required to be contributed to by the Company for the benefit of or relating to any current or former employee, officer, director or other individual service provider of the

Company, or to which the Company is a party or with respect to which the Company has, or would reasonably be expected to have, any Liability (in each case, excluding any Multiemployer Plan and any plan, policy, program, agreement, policy or arrangement maintained by, or required to be established by, a Governmental Entity).
“Company Equity Award” means a Company Option Award, Company RSU Award, Company PSU Award, Company Restricted Stock Award, or Company SAR Award.
“Company Equity Plans” means the 2010 Plan, the 2014 Plan and the 2020 Plan.
“Company IP” means all Intellectual Property owned or purported to be owned by the Company, including all Intellectual Property set forth on Section 4.10(a) of the Company Disclosure Letter.
“Company Material Adverse Effect” means an event, change, occurrence, effect, condition or development that, individually or in the aggregate with all other events, changes, occurrences, effects, conditions or developments, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company, taken as a whole, but shall not include events, changes, occurrences, effects, conditions or developments (by themselves or when aggregated or taken together with any and all other events, changes, occurrences, effects, conditions or developments) to the extent relating to or resulting from (a) the market price or trading volume of Common Stock (or changes thereto) or any change in the credit rating of the Company or any of its securities (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be considered in determining whether a Company Material Adverse Effect has occurred); (b) the execution, announcement, consummation, existence, delivery or performance of this Agreement (including the identity of Parent, Merger Sub or their Affiliates), or the announcement or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, suppliers, distributors, manufacturers’ representatives, partners, Governmental Entities or other business relationships (provided, that this clause (b) shall not apply to any representation or warranty set forth in Section 4.4, Section 4.10(b)(ii) and Section 4.16(h) or with respect to the condition to Closing contained in Section 7.3(a) to the extent it relates to such representations and warranties); (c) the general conditions or trends in the industries in which the Company operates or in the domestic, foreign or global economy generally or other general business, financial or market conditions; (d) domestic, foreign or global political conditions, economic, regulatory, financial or capital markets conditions (including interest rates, foreign exchange rates, inflation rates, exchange rates, tariffs, trade wars and credit markets); (e) geopolitical conditions, any act of civil unrest, civil disobedience, protests, public demonstrations, insurrection, terrorism, war, sanctions, cyberterrorism, ransomware or malware, military activity, sabotage, or cybercrime, data breach, national or international calamity or any other similar event, including an outbreak or escalation of hostilities involving the United States or any other Governmental Entity or the declaration by the United States or any other Governmental Entity of a national emergency or war, or any worsening of any such conditions threatened or existing on the date of this Agreement; (f) any natural or manmade disasters or weather developments, including earthquakes, hurricanes, volcanos, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, any acts of God, epidemics, pandemics or disease outbreaks (including COVID-19) or similar force majeure events, including any worsening of such conditions threatened or existing on the date of this Agreement; (g) any changes in the pricing or availability of copper or aluminum; (h) the failure, in and of itself, of the Company to meet internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets or revenue or earning predictions (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Company Material Adverse Effect; provided, further, that this clause (h) shall not be construed as implying that the Company is making any representation or warranty hereunder with respect to any internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets or revenue or earning predictions); (i) any Action or proceeding relating to or resulting from this Agreement or the Transactions brought by current or former stockholders of the Company against the Company or its directors and officers; (j) any action taken by the Company at the express written direction of Parent or any action required to be taken by Parent, Merger Sub or the Company pursuant to the terms of this Agreement; or (k) any change in any applicable Law or GAAP or any other applicable accounting principles or standards (or interpretations of any applicable Law or GAAP or any other applicable accounting principles or standards) after the date of this Agreement; provided, that in the case of the foregoing clauses (c), (d), (e), (f) or (k) to the extent such event, change, occurrence, effect, condition or development referred to therein is not otherwise excluded from the definition hereof and has a disproportionate adverse impact on the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company relative to other similarly situated

Persons engaged in the same industry or industries or geographic markets in which the Company operates, then the incremental disproportionate impact of such event, change, occurrence, effect, condition or development may be taken into account for the purpose of determining whether a Company Material Adverse Effect has occurred.
“Company Option Award” means each award of options to purchase shares of Common Stock granted under the Company Equity Plans.
“Company Preferred Stock” means the preferred stock, par value $.01 per share, of the Company.
“Company PSU Award” means each award of restricted stock units representing the right to be issued shares of Common Stock or cash valued by reference to the value of Common Stock granted under the Company Equity Plans, and that is subject to performance-based vesting restrictions.
“Company Restricted Stock Award” means each award under the Company Equity Plans of shares of Common Stock that are subject to vesting restrictions.
“Company RSU Award” means each award of restricted stock units representing the right to be issued shares of Common Stock or cash valued by reference to the value of Common Stock granted under the Company Equity Plans, and that is subject to time-based vesting restrictions.
“Company SAR Award” means each award of stock appreciation rights representing the right to receive cash valued by reference to the value of Common Stock in excess of an applicable base or strike price granted under the Company Equity Plans.
“Company Software” means all proprietary Software owned or purported to be owned by the Company.
“Company Termination Fee” means an amount equal to $146,540,000.
“Consent” means any approval, consent, ratification, permission, waiver or authorization of or from, any Governmental Entity (including any Governmental Authorization).
“Contract” means any legally binding contract, agreement, indenture, note, bond, license, lease or any other legally binding commitment, plan or arrangement, whether oral or written.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means (a) any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, recommendation, decree, judgment, injunction or other Order or directive by any Governmental Entity, public health authority or industry group, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19; or (b) any other commercially reasonable measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by the Company that are otherwise substantially consistent with actions taken by others in the industries and geographic regions in which the affected businesses of the Company operate, in each case, in connection with or in response to COVID-19 or any other global or regional health event or circumstance.
“Dataroom” means the virtual electronic dataroom entitled “Applause”, which is hosted by Datasite LLC and administered by J.P. Morgan in connection with the Transactions.
“Debt Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing or any Alternative Financing (including the parties to any Debt Commitment Letters and any joinder agreements, credit agreements, purchase agreements, indentures or other definitive agreements relating to the Debt Financing or any Alternative Financing) and, in each case, including each of their respective former, current and future direct or indirect Affiliates, and their and their Affiliates’ respective representatives, shareholders, members, managers, general or limited partners, management companies, investment vehicles, officers, directors, employees, agents and representatives and each of their respective successors and permitted assigns.

“EDGAR” means the SEC’s online database of public company filings.
“Economic Sanctions/Trade Laws” shall mean all applicable Laws relating to anti-terrorism, the importation of goods, export controls, antiboycott, and economic sanctions, including Laws prohibiting or restricting international trade and financial transactions with Sanctions Targets. For the avoidance of doubt, the applicable Laws referenced in the foregoing sentence include (a) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, or any regulations of the U.S. Treasury Department’s Office of Foreign Assets Controls (“OFAC”), or any export control law applicable to U.S.-origin goods, (b) any U.S. sanctions related to or administered by the U.S. Department of State and (c) any sanctions measures or embargoes imposed by the United Nations Security Council, His Majesty’s Treasury or the European Union and enforced by its member states.
“Emergency” means any sudden, unexpected or abnormal event which causes, or imminently risks causing, physical damage to or the endangerment of the safety or operational condition of any property, endangerment of health or safety of any Person, or death or injury to any Person, or damage to the environment, in each case, whether caused by war (whether declared or undeclared), acts of terrorism, weather events, epidemics, outages, explosions, regulatory requirements, blockades, insurrections, riots, landslides, earthquakes, storms, hurricanes, lightning, floods, extreme cold or freezing, extreme heat, washouts, or acts of Governmental Entities.
“Enforceability Exceptions” means: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Laws affecting the rights of creditors generally; and (b) legal limitations on enforceability arising from rules of Law governing specific performance, injunctive relief and other equitable remedies.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, incorporated or unincorporated joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or other legal entity.
“Environmental Law” means any Law relating to pollution or the protection of the environment, natural resources or occupational health.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person that, together with the Company, is or was treated, at any relevant time, as a single employer with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, or Section 4001 of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Party” shall mean any third party from whom the Company or any of its Representatives has received after the date hereof and prior to the No-Shop Period Start Date a written Alternative Proposal that the Company Board determines in good faith (such determination to be made no later than the No-Shop Period Start Date), after consultation with the Company’s financial advisors and outside legal counsel, constitutes, or would reasonably be expected to result in, a Superior Proposal; provided, that any such third party shall cease to be an Excluded Party at the earliest of such time as such third party withdraws, cancels or terminates its Alternative Proposal or such Alternative Proposal is abandoned or expires or the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Alternative Proposal would no longer reasonably be expected to result in a Superior Proposal.
“Fraud” means, with respect to any Party, the actual and intentional fraud by such Party in the making of any of its representations and warranties set forth in this Agreement, and shall not include constructive or common law fraud.
“GAAP” means United States generally accepted accounting principles.

“Government Official” means: (a) any director, officer, employee, or representative of any Governmental Entity; (b) any Person acting in an official capacity for or on behalf of any Governmental Entity; or (c) any political party, party official, or candidate for political office.
“Governmental Authorization” means any permit, license, certificate, certification, franchise, approval, concession, permission, variance, clearance, registration, qualification, identification number, approval, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Law.
“Governmental Entity” shall mean any U.S. federal, state or local, non-U.S. or transnational governmental, regulatory or administrative agency, commission, court, body, entity, authority or official, including any sub-division thereof, or any non-governmental self-regulatory agency (including stock exchange), commission, authority, arbitration forum or arbitrator, in each case with competent jurisdiction.
“Hazardous Substance” means any substance, material or waste listed, defined, designated or classified as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar meaning) under any Environmental Law, including petroleum or any derivative or byproduct thereof, per- and poly-fluoroalkyl substances, perchlorate, asbestos or asbestos-containing material, urea formaldehyde foam insulation or polychlorinated biphenyls.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, as of the date of determination and without duplication, all liabilities of such Person (a) for borrowed money; (b) evidenced by notes, bonds, debentures or other similar Contracts; (c) in respect of letters of credit, bankers’ acceptances, and surety and performance bonds that have been drawn down, in each case, to the extent of such draw; (d) for lease obligations of such Person which are required to be capitalized on the books and records of such Person in accordance with GAAP; (e) all obligations of such Person to pay the deferred and unpaid purchase price of property (for clarity, excluding equipment); (f) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (g) for Contracts relating to interest rate protection, swap agreements, collar agreements and other hedging arrangements, in each case, in an amount equal to the net cash payment obligations that will be payable upon termination thereof  (assuming they were terminated on the date of determination); (h) in the nature of a guarantee of the obligations described in clauses (a) through (g) above or clause (j) below of any other Person; (i) all obligations of another Person of the type described in clauses (a) through (h) above or clause (j) secured by a Lien on the assets of such Person; and (j) accrued interest, penalties, fees, reimbursements and premiums that would arise at Closing as a result of the discharge of such amount owed in connection with the Transactions. Notwithstanding the foregoing, “Indebtedness” shall not include (i) any trade payables incurred in the ordinary course of business and not overdue for more than sixty (60) days or (ii) operating lease obligations incurred in the ordinary course of business.
“Information Privacy and Security Laws” means all Laws relating to the Processing, use, disclosure, collection, privacy, confidentiality, protection, transfer or security of any data or information (including Personal Information), including any state data breach notification Laws, in each case, applicable to the Company.
“Information Privacy and Security Obligations” means all (a) Contracts to which the Company is a party or otherwise bound, and (b) self-regulatory standards, or written policies or terms of use applicable to the Company, in each case, relating to the Processing, use, disclosure, collection, privacy, confidentiality, protection, transfer or security of Personal Information.
“Intellectual Property” means all rights, title, and interests in and to all intellectual property rights of every kind and nature however denominated, throughout the world, including any of the following: (a) patents and patent applications, including divisionals, continuations, continuations-in-part, reissues and reexaminations of any of the foregoing; (b) trademarks, service marks, trade dress, logos, trade names, and brands and other similar indicia of source or origin, and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (c) copyrights (registered or unregistered) and registrations and applications for registration thereof; (d) internet domain names; (e) database rights and any other rights in Software; (f) trade secrets, know-how, and confidential information, including inventions, know-how, technical data or information, research and development information, rights in customer and vendor lists and customer records, reports, Software development methodologies, process technology, plans, drawings, blueprints, business forecasts and marketing strategies, and business plans; (g) rights of publicity and moral rights; and (h) all renewals for any of the foregoing.
“IRS” means the United States Internal Revenue Service.
“IT System” means any Software (including Company Software), hardware, network or systems owned, used, operated, or controlled by or on behalf of the Company and used in the conduct of the businesses of the Company, including any server, workstation, router, hub, switch, endpoints, platforms, websites, storage, firmware, data line, desktop application, server-based application, mobile application, cloud service hosted or provided by or for the Company.
“Knowledge” means (a) with respect to Parent or Merger Sub, the actual knowledge (after reasonable inquiry of their direct reports) of the individuals listed on Section 1.1(a) of the Parent Disclosure Letter and (b) with respect to the Company, the actual knowledge (after reasonable inquiry of their direct reports) of the individuals listed on Section 1.1(a) of the Company Disclosure Letter.
“Law” means any U.S. federal, state or local or non-U.S. law (including common law), statute, code, treaty, convention, ordinance, rule, regulation, Order or similar requirement of any Governmental Entity.
“Leased Real Property” means all real property leased, subleased or licensed to the Company, including all buildings, structures, fixtures and other improvements thereon.
“Legal Proceeding” means any action, suit, litigation, grievance, arbitration, charge, proceeding (including any civil, criminal, administrative, investigative, regulatory or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any public or private arbitrator or arbitration panel.
“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability is immediately due and payable and regardless of whether such liability would be required to be recorded as a liability on a balance sheet prepared in accordance with GAAP (or required to be disclosed in the notes thereto under GAAP).
“Lien” means a lien, mortgage, pledge, security interest, transfer restriction, charge, title defect, deed of trust, adverse claim, subscription right, option to purchase or other encumbrance of any kind or nature whatsoever.
“Nasdaq” means the NASDAQ Stock Market LLC.
“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative.
“Parent Termination Fee” means an amount in cash equal to $180,000,000.
“Permitted Lien” means a Lien (a) for Taxes or governmental assessments, charges or claims of payment (i) not yet delinquent, or (ii) which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, statutory landlords’ or other similar Lien imposed by Law arising in the ordinary course of business for amounts (i) not yet overdue by more than ninety (90) days or (ii) which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (c) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity that is not violated in any respect that is material to the Company by the current use or occupancy of the real property subject thereto; (d) that is a defect or imperfection of title, easement, encroachment, covenant, right-of-way, condition, matter that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not, in the aggregate, materially impair the value or materially interfere with the present use of such real property; (e) permitted under a Lease; (f) that is disclosed on the most recent consolidated balance sheet of the Company including the notes thereto; (g) consisting of deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (i) in existence on the date of this Agreement or (ii) incurred in the ordinary course of business; (h) that is a nonexclusive license of Intellectual Property; (i) incurred in connection with any purchase money security interests, leases or similar financing arrangements entered into in the ordinary course of business; (j) consisting of the rights of lessors and lessees of goods pursuant to leases and direct finance leases entered into in the ordinary course of business; (k) arising under or relating to this Agreement or any of the organizational documents of any Person; (l) that is a bankers’ lien, right of setoff or other similar encumbrance existing on property on deposit in or credited to one or more deposit accounts, securities accounts or commodity accounts; or (m) Liens set forth on Section 1.1(b) of the Company Disclosure Letter.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint venture or any other entity, group (as such term is used in Section 13(d) of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.
“Personal Information” means any information that, alone or in combination with other information that is held or accessible to the Company, (a) can be used to identify (directly or indirectly) a natural person, household, computer or device, and (b) any other information that constitutes “personal information,” “personal data,” “personal health information,” “personally identifiable information” or similarly regulated information under any applicable Law.
“Process” or “Processing” means the collection, use, storage, processing, recording, distribution, transfer, import, export, disposal, disclosure or other operations performed on data, including any Sensitive Data.
“Proxy Statement” means the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting.
“Registered IP” means all issued patents, registered copyrights, and registered trademarks or service marks, all applications for any of the foregoing and all domain name registrations that are registered, filed or issued with, by or under the authority of any Governmental Entity or domain name registrar, and any Intellectual Property rights in any of the foregoing.
“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Substances into the environment.
“Representatives” means, with respect to a Person, any director, officer, employee, accountant, consultant, legal counsel, financial advisor, agent or other representative of such Person.
“Sanctions Target” shall mean: (a) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, including, as of the date of this Agreement, Iran, Cuba, Syria, the Crimea region and the so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, and North Korea (“Embargoed Jurisdictions”); (b) a Person that is on the list of Specially Designated Nationals and Blocked Persons or any of the other sanctions Persons lists published by OFAC, or any equivalent list of sanctioned Persons issued by the U.S. Department of State; (c) a Person that is located or ordinarily resident in, or organized under the laws of an Embargoed Jurisdiction; or (d) an entity fifty percent (50%) or more owned or controlled by a Person identified in clauses (b) or (c) above.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Breach” means any (a) unauthorized acquisition of, access to, loss of, or misuse (by any means) of Personal Information or Sensitive Data; or (b) phishing, cyberattack, fraud or security failure that results in a monetary loss or a significant business disruption.
“Sensitive Data” means all (a) Personal Information, and (b) confidential or proprietary business information or trade secret information (including source code for Company Software).

“Software” means, collectively, computer software (including drivers), firmware and other code incorporated or embodied in hardware devices, data files, source code and object codes, software tools, user interfaces, databases, manuals and other specifications and documentation relating to the foregoing and all know-how relating thereto.
“Solvent” means, with respect to any Person, that (a) the fair saleable value (determined on a going concern basis) of the assets of such Person is greater than the total amount of such Person’s liabilities (including all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) such Person is able to pay its debts and obligations in the ordinary course of business as they become absolute and matured; and (c) such Person will not have unreasonably small capital to carry on its businesses as presently conducted or as proposed to be conducted.
“Specified Laws” shall have the meaning given to such term in Section 1.1(c) of the Company Disclosure Letter.
“Subsidiary” means, with respect to any Person, any Entity of which (a) more than 50% of the outstanding voting securities are directly or indirectly owned by such Person, or (b) such Person or any Subsidiary of such Person is a general partner (excluding partnerships in which such Person or any Subsidiary of such Person does not have more than 50% of the voting interests in such partnership).
“Tax Return” means any return, election, form, report, statement or other filing or document filed or required to be filed with any Governmental Entity with respect to Taxes, including any information return, claim for refund, or declaration of estimated Taxes, and including any amendment thereof and any attached schedules or other attachments thereto.
“Taxes” means any and all U.S. federal, state or local or non-U.S. taxes, imposts, duties, levies or other similar assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including any income, capital gains, franchise, windfall, profits, license, capital, transfer, estimated, alternative, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, severance, social security, disability, workers’ compensation, occupancy, net worth, excise, withholding, environmental, registration, stamp, goods and services, ad valorem and value added taxes.
“Transactions” means the transactions contemplated by this Agreement, including the Merger.
“Treasury Regulations” means the regulations promulgated under the Code.
“USA PATRIOT Act” means Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.
“Willful Breach” means with respect to any breach or failure to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, with actual knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a material breach of this Agreement.
Section 1.2   Terms Defined Elsewhere.   For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used in this Agreement:
Term	Location Defined
Action	Section 6.11(b)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.5(b)
Alternative Financing	Section 6.16(a)
Alternative Proposal	Section 6.5(k)
Anti-Corruption Laws	Section 4.13(b)
Appraisal Rights	Section 3.1(b)
Approval Request	Section 6.1(c)

Term	Location Defined
Book-Entry Shares	Section 3.1(a)(i)
Cancelled Shares	Section 3.1(a)(ii)
Capex Budget	Section 4.11(a)(i)
Certificate of Merger	Section 2.3
Certificates	Section 3.1(a)(i)
Change of Recommendation	Section 6.5(f)
Closing	Section 2.2
Closing Date	Section 2.2
Code	Section 3.2(b)(iii)
Common Stock	Section 3.1(a)(i)
Company	Preamble
Company Board	Recitals
Company Disclosure Letter	Article 4
Company Employee	Section 6.7(a)
Company Employees	Section 6.7(a)
Company Product	Section 4.19
Company Related Parties	Section 8.3(a)
Company SEC Reports	Section 4.5(a)
Company Stockholders’ Meeting	Section 6.6(b)
Confidentiality Agreement	Section 6.3(b)
control	Definition of Affiliates, Section 1.1
controlled by	Definition of Affiliates, Section 1.1
Converted Shares	Section 3.1(a)(ii)
Debt Commitment Letters	Section 5.11(a)
Debt Financing	Section 5.11(a)
DGCL	Recitals
Dissenting Shares	Section 3.1(b)
Divestiture Action	Section 6.8(c)
DOJ	Section 6.8(c)
Effective Time	Section 2.3
End Date	Section 8.1(b)
Enforcement Expenses	Section 8.3(c)
Exchange Fund	Section 3.2(a)
Fee Letter	Section 5.11(a)
First Extended Date	Section 8.1(b)
FTC	Section 6.8(c)
Funding Obligations	Section 5.11(b)
Funds	Section 5.11(b)
Go-Shop Period	Section 6.4
Guaranteed Obligations	Section 9.12(a)
Guarantor	Preamble
Indemnified Party	Section 6.11(b)
Intervening Event	Section 6.5(m)
Intervening Event Notice	Section 6.5(g)
J.P. Morgan	Section 4.23
Leases	Section 4.9(b)
Legal Restraint	Section 7.1(b)
Material Contract	Section 4.11(a)
Maximum Amount	Section 6.11(c)
Measurement Time	Section 4.2(a)
Merger	Recitals
Merger Consideration	Section 3.1(a)(i)
Merger Sub	Preamble
Multiemployer Plan	Section 4.16(f)
New Plans	Section 6.7(b)
No-Shop Period Start Date	Section 6.4

Term	Location Defined
OFAC	Definition of Economic Sanctions/Trade Wars, Section 1.1
Old Plans	Section 6.7(b)
Owned Real Property	Section 4.9(a)
Parent	Preamble
Parent Disclosure Letter	Article 5
Parent Material Adverse Effect	Section 5.1
Parent Related Parties	Section 8.3(a)
Parties	Preamble
Party	Preamble
Paying Agent	Section 3.2(a)
Payoff Amount	Section 6.21
Payoff Letter	Section 6.21
Proposed Dissenting Shares	Section 3.1(b)
Recommendation	Section 4.3
Remedial Action	Section 6.8(c)
Required Company Stockholder Vote	Section 4.22
Share	Section 3.1(a)(i)
Significant Customers	Section 4.20
Significant Suppliers	Section 4.20
Specified Regulatory Approvals	Section 7.1(c)
Subject Refinancing Indebtedness	Section 6.1(b)(ix)
Superior Proposal	Section 6.5(l)
Superior Proposal Notice	Section 6.5(f)
Surviving Corporation	Section 2.1
Takeover Statute	Section 4.21
Tax Proceeding	Section 4.15(f)
Tax Sharing Agreement	Section 4.15(l)
Termination Date	Section 6.1(a)
U.S. Antitrust Agencies	Section 6.8(c)
under common control with	Definition of Affiliates, Section 1.1
WARN Act	Section 4.16(a)
Section 1.3   Interpretation.   The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof. For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:
(a)   the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and the use of the masculine, feminine, or neuter gender shall not limit any provision of this Agreement;
(b)   where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning;
(c)   the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;
(d)   references made in this Agreement to Articles, Sections, paragraphs, clauses, Exhibits, the Preamble and Recitals are references to articles, sections, paragraphs, clauses, exhibits, the preamble and recitals of this Agreement;
(e)   the words “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” unless otherwise specified;

(f)   documents, materials and information are deemed to have been “made available” to Parent and Merger Sub, if such documents, materials or information were available for review by such Person and its Representatives through the Dataroom or disclosed in a Company SEC Report filed and publicly available, in each case, on or before April 12, 2024.
(g)   references to “day” or “days” are references to calendar days, unless the defined term “Business Days” is used;
(h)   whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the Party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty;
(i)   with respect to any determination of any period of time, the word “from” means “from and including,” the word “to” means “to and including” and the word “through” means “through and including”;
(j)   references to “the date hereof,” “the date of this Agreement” and words of similar import refer to the date set forth in the preamble to this Agreement;
(k)   references to specific Contracts or specific provisions thereof are to such Contracts or provisions as amended, restated, supplemented, consolidated, replaced or modified from time to time, in each case as of the applicable date or period of time, provided, that with respect to any Contract listed in the Company Disclosure Letter, such references shall only include any amendments, replacements or modifications that are made available to Parent prior to the date hereof;
(l)   references to any “copy” of any Contract or other document refer to a true and complete copy thereof;
(m)   the word “or” includes both the conjunctive and disjunctive;
(n)   the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”;
(o)   the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(p)   the term “third party” shall mean any Person, including any “group” as defined in Section 13(d) of the Exchange Act, other than the Company, Parent or any of their respective Affiliates or any “group” that includes the Company, Parent or any of their respective Affiliates;
(q)   all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein;
(r)   all accounting terms used in this Agreement and not expressly defined shall have the meanings given to them under GAAP;
(s)   any reference to any Law is a reference to the Law as amended, modified, supplemented, re-enacted or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under the statute) and any reference to any section of any statute, rule or regulation includes any successor to the section;
(t)   references to dollars or “$” are references to United States of America dollars; and
(u)   any reference to “ordinary course of business” or any similar concept refers to the ordinary course of business of the Company.

ARTICLE 2
THE MERGER
Section 2.1   The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent.
Section 2.2   Closing.   The closing of the Merger (the “Closing”) shall take place (a) at the offices of O’Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, CA, USA 92660, at 8:00 a.m. Central European Time, or remotely by exchange of documents and signatures (or their electronic counterparts) on the fourth (4th) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) at such other place, time and date as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 2.3   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being referred to as the “Effective Time”).
Section 2.4   Effects of the Merger.   The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.
Section 2.5   Organizational Documents of the Surviving Corporation.   Subject to Section 6.11, at the Effective Time:
(a)   the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read as set forth on Exhibit A hereto, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law; and
(b)   the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read as set forth on Exhibit B hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law. Prior to the Effective Time, the Parties shall take all necessary actions to effectuate the provisions of this Section 2.5(b).
Section 2.6   Directors of the Surviving Corporation.   Subject to applicable Law, prior to the Effective Time, the Parties shall take all necessary actions such that the directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in each case, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
Section 2.7   Officers of the Surviving Corporation.   Prior to the Effective Time, the Parties shall take all necessary actions such that the officers of Merger Sub as of immediately prior to the Effective Time or such other individuals as designated by Parent prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in each case, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE 3
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 3.1   Effect on Capital Stock.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:
(i)   Conversion of Common Stock.   Each share of common stock, par value $.01 per share, of the Company (such shares, collectively, the “Common Stock,” and each, a “Share”) that is outstanding immediately prior to the Effective Time, but excluding Cancelled Shares, Converted Shares and Dissenting Shares, shall be converted automatically into the right to receive (A) $290.00 per Share in cash, plus, (B) if applicable, the Additional Consideration (collectively, (A) and (B) are referred to herein as the “Merger Consideration”). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 3.1(a) shall be automatically cancelled upon the conversion thereof and shall cease to exist, and the holders of certificates that, immediately prior to the Effective Time, represented Shares (“Certificates”) or noncertificated Shares represented by book-entry (“Book-Entry Shares”) shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration upon surrender of Certificates or Book-Entry Shares in accordance with Section 3.2.
(ii)   Cancellation of Shares; Converted Shares.   Each Share that is owned by the Company as treasury stock or otherwise, but excluding for the avoidance of doubt any shares of Common Stock held by any Company Employee Plan or trust related thereto (other than, for the avoidance of doubt, shares of Common Stock reserved for issuance under any of the Company Equity Plans), or held by Parent or Merger Sub (or any direct or indirect parent of Merger Sub) immediately prior to the Effective Time (the “Cancelled Shares”) shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each Share, if any, that is owned by any wholly owned Subsidiary of Parent (other than Merger Sub or any direct or indirect parent of Merger Sub) immediately prior to the Effective Time (the “Converted Shares”) shall be converted into such number of shares of common stock of the Surviving Corporation so as to maintain relative ownership percentages.
(iii)   Conversion of Merger Sub Common Stock.   Each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(b)   Dissenters’ Rights.   Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares and the Converted Shares) and that are held by holders of such Shares (or “beneficial owners” (as defined, for purposes of this Section 3.1(b), in Section 262(a) of the DGCL) of such Shares) who have not voted in favor of the adoption of this Agreement or consented thereto in writing and are entitled to demand and properly demand appraisal of such Shares, as applicable (the “Dissenting Shares”), pursuant to, and who have properly exercised and perfected their demands for appraisal rights under and comply in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Merger Consideration, and holders or beneficial owners of such Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the Appraisal Rights (it being understood and acknowledged that such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Shares to the extent afforded by the Appraisal Rights); provided, that if any such holder or beneficial owner (including any holder or beneficial owner of Proposed Dissenting Shares) shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under the Appraisal Rights, then the right of such holder or beneficial owner to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration pursuant to Section 3.1(a). “Proposed Dissenting Shares” means shares of Common Stock whose holders or beneficial owners provide demands for appraisal to the Company prior to the Company Stockholders’ Meeting and do not vote in favor of the adoption of this Agreement, in each case in accordance with the Appraisal Rights. At the Effective Time, any holder or beneficial owner of Dissenting Shares shall cease to have any rights with respect thereto, except the Appraisal Rights and as provided in the first sentence of this Section 3.1(b). The Company shall give Parent (i) notice and copies of any demands received by the Company for appraisals of Shares and (ii) the reasonable opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands, or agree to do any of the foregoing.
(c)   Certain Adjustments.   If, between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided, that nothing in this Section 3.1(c) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement (including Section 6.1(c)).
Section 3.2   Exchange of Certificates.
(a)   Paying Agent.   Before or on the Closing Date, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company, that shall be appointed by Parent to act as a paying agent hereunder and reasonably acceptable to the Company (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares, Converted Shares and Dissenting Shares), payable upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to the provisions of this Article 3 (such cash being referred to as the “Exchange Fund”). In the event the Exchange Fund is insufficient to pay the aggregate Merger Consideration in accordance with Section 3.1(a), Parent shall as promptly as reasonably practicable deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment. Parent shall cause the Paying Agent to make delivery of the Merger Consideration out of the Exchange Fund in accordance with this Agreement.
(b)   Payment Procedures.
(i)   As soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day following the Closing Date, Parent shall cause the Paying Agent to mail to each holder of record of Shares represented by Certificates whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually reasonably agree), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration.
(ii)   Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) shall be entitled to receive in exchange therefor an amount in cash equal to the product of  (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) and (y) the Merger Consideration. As soon as reasonably practicable after the later to occur of  (i) the Effective Time, and (ii) to the extent required by the Paying Agent, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), Parent shall cause the Paying Agent to issue and deliver to each holder of Book-Entry Shares a check or wire transfer for an amount in cash equal to the product of  (x) the number of Shares that are represented by such holder’s Book-Entry Shares and (y) the Merger Consideration, in each case, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such

Book-Entry Shares shall then be cancelled. No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or cancellation of Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration upon due surrender of a Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent in proper form for transfer, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stamp, stock transfer or similar Taxes have been paid or are not applicable.
(iii)   Notwithstanding anything herein to the contrary, the Paying Agent, the Company, the Surviving Corporation, Parent and Merger Sub (and their respective Affiliates or agents), as applicable, and any other applicable withholding agent (without duplication) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of applicable U.S. state or local or non-U.S. Tax Law with respect to the making of such payment. To the extent that such amounts are so deducted or withheld and paid over to the relevant Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Notwithstanding anything herein to the contrary, any compensatory amounts payable to any current or former employee of the Company pursuant to or as contemplated by this Agreement shall be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable, or, at the election of the Company, through a payroll agent, in either case subject to any required deductions or withholdings.
(c)   Closing of Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, the holder of any such Certificates shall be given a copy of the letter of transmittal referred to in Section 3.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article 3.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments thereof) that, as of the first (1st) anniversary of the Effective Time, remains undistributed to the former holders of Shares shall thereafter be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Article 3 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.
(e)   Abandoned Property; No Liability.   Any portion of the aggregate Merger Consideration remaining unclaimed by the former holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. Anything in this Agreement to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(f)   Investment of Exchange Fund.   The Paying Agent shall invest all cash included in the Exchange Fund solely under written instructions of Parent; provided, that any investment of such cash shall be limited to (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article 3, and following any losses from any such investment, Parent shall as promptly as reasonably practicable provide, or cause the Surviving Corporation to provide, additional funds to the Paying Agent for the benefit of the holders of Shares. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 3.2(d).
(g)   Lost Certificates.   In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, compliance with the other procedures set forth in this Article 3, and, if required by Parent, the Surviving Corporation or the Paying Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.
Section 3.3   Treatment of Company Equity Awards.
(a)   Immediately prior to the Effective Time, and without any action on the part of Parent, the Company or any other Person, each Company RSU Award (or portion thereof) granted prior to the date of this Agreement that is outstanding immediately prior to the Effective Time shall, to the extent not vested, automatically become fully vested and shall be cancelled and converted into the right of the holder of each such Company RSU Award (or portion thereof) to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of Shares subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company RSU Award (or portion thereof).
(b)   Immediately prior to the Effective Time, and without any action on the part of Parent, the Company or any other Person, each Company PSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, automatically become fully vested and shall be cancelled and converted into the right of the holder of each such Company PSU Award (or portion thereof) to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the Merger Consideration, multiplied by (ii) the total number of Shares subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid cash dividends corresponding to such vested Company PSU Award (or portion thereof). For purposes of clause (ii) of the immediately preceding sentence, the total number of Shares subject to a Company PSU Award shall be determined in accordance with the applicable award terms; it being understood that if any portion of the Company PSU Award has been earned by its terms based on performance for completed performance periods as of the Effective Time, but has not yet become vested pursuant to any applicable time or service-based vesting requirements, the total number of Shares subject to such Company PSU Award shall be based on the number of Shares actually earned based on performance for the completed performance periods.
(c)   Immediately prior to the Effective Time, and without any action on the part of Parent, the Company or any other Person, each Company Option Award (or portion thereof) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, automatically become fully vested and shall be cancelled, and converted into the right of the holder of each such Company Option Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of Common Stock subject to such Company Option Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.
(d)   Immediately prior to the Effective Time, and without any action on the part of Parent, the Company or any other Person, each Company SAR Award (or portion thereof) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, automatically become fully vested and shall be cancelled, and converted into the right of the holder of each such Company SAR Award to receive (without interest and subject to any applicable withholdings) an amount in cash equal to the product of  (i) the excess, if any, of the Merger Consideration over the applicable base or strike price of such Company SAR Award, multiplied by (ii) the number of shares of Common Stock referenced by such Company SAR Award immediately prior to the Effective Time. For the avoidance of doubt, in the event that the base or strike price of any Company SAR

Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company SAR Award shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.
(e)   Immediately prior to the Effective Time, all shares of Common Stock then unvested and subject to an outstanding Company Restricted Stock Award shall become fully vested and free of any applicable repurchase or forfeiture conditions. For the avoidance of doubt, such shares of Common Stock shall be treated as otherwise provided in Section 3.1 and in Section 3.2.
(f)   The payments described in Section 3.3(a), (b), (c) and (d) shall, at the Company’s election, be made by the Surviving Corporation or through a payroll agent (in either case subject to any required deductions or withholdings) within ten (10) days after the Effective Time or at such later date required to avoid the imposition of Taxes under Section 409A of the Code.
(g)   Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Equity Plans) shall adopt any resolutions and take all other actions necessary to (i) effectuate the provisions set forth in this Section 3.3, (ii) terminate the Company Equity Plans as of the Effective Time, and (iii) ensure that, from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards. Parent shall have a reasonable opportunity to review and comment on all resolutions effectuating the provisions set forth in this Section 3.3.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosed with respect to any other section of this Agreement and the Company Disclosure Letter to the extent that the relevance thereof is reasonably apparent on its face) or (b) any information set forth in any Company SEC Report (including any documents incorporated by reference therein) filed with the SEC at least two (2) Business Days prior to the date of this Agreement and publicly available on EDGAR on or after January 1, 2022 (excluding any disclosures set forth in any risk factors section or any disclosure of risks included in any “forward-looking statements” disclaimer to the extent that such disclosures are general in nature or cautionary, predictive or forward-looking in nature), it being understood that nothing disclosed in any Company SEC Report shall be deemed disclosed in respect of the representations and warranties set forth in Section 4.2, the Company represents and warrants to Parent and Merger Sub as follows:
Section 4.1   Qualification; Organization.
(a)   The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing, except (other than with respect to the Company’s due organization, valid existence, good standing or corporate power and authority), in each case, as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
(b)   The Company has made available to Parent true, complete and correct copies of the certificate of incorporation and bylaws of the Company, each as amended to the date of this Agreement, and each as so made available is in full force and effect. The Company is not in violation in any material respect of any provision of its certificate of incorporation or bylaws.
Section 4.2   Capitalization; No Subsidiaries.
(a)   The authorized capital stock of the Company consists of: (i) 40,000,000 shares of Common Stock, of which 15,788,916 shares have been issued and are outstanding as of the close of business Central time on April 12, 2024 (the “Measurement Time”); and (ii) 2,000,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding as of the date of this Agreement. As of the Measurement Time,

11,661,524 shares of Common Stock are held by the Company as treasury stock. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There is no Contract to which the Company is party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of  (or from granting any option or similar right with respect to), any shares of capital stock of the Company, except for the Confidentiality Agreement and except for any other existing standstill or similar undertakings. The Company is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Common Stock or other securities of the Company (including any Company Equity Awards, except pursuant to the forfeiture conditions of such Company Equity Awards or the cashless exercise or tax withholding provisions of or authorizations related to such Company Equity Awards as in effect as of the date of this Agreement).
(b)   As of the close of business on the Measurement Time:
(i)   378,969 shares of Common Stock are subject to issuance and/or delivery pursuant to outstanding Company RSU Awards with $30,166 of accrued but unpaid dividends thereon;
(ii)   87,500 shares of Common Stock are subject to issuance and/or delivery pursuant to outstanding Company PSU Awards with $1,750 of accrued but unpaid dividends thereon (assuming the target level of performance) and 131,250 shares of Common Stock with $2,625 of accrued but unpaid dividends thereon (assuming the maximum level of performance);
(iii)   213,500 shares of Common Stock subject to outstanding Company Option Awards with a weighted average exercise price per share of  $43.08;
(iv)   119,778 shares of Common Stock referenced by outstanding Company SAR Awards with a weighted average base or strike price per appreciation right of  $55.89;
(v)   8,000 shares of unvested Common Stock subject to outstanding Company Restricted Stock Awards;
(vi)   no Company Equity Awards are outstanding other than those granted under the Company Equity Plans and referenced in the preceding clauses (i) through (v);
(vii)   219,150 shares of Common Stock are reserved for future issuance pursuant to Company Equity Awards not yet granted under the Company Equity Plans; and
(viii)   $3,587,333.33 of deferred cash awards are outstanding under the Company Equity Plans.
(c)   Except as set forth in Section 4.2(a) or Section 4.2(b) and for shares of Common Stock issued following the Measurement Time pursuant to the exercise or vesting of Company Equity Awards outstanding as of the Measurement Time in accordance with the terms of Company Equity Awards as in effect as of the Measurement Time, as of the date of this Agreement there is no: (i) share of capital stock or other equity interest or voting security of the Company authorized, issued or outstanding; (ii) outstanding equity or equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (iii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for or valued by reference to any shares of the capital stock or other securities of the Company; or (iv) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities (other than the Company Equity Plans as to Company Equity Awards that may in the future be granted in accordance with Section 6.1(b) of the Company Disclosure Letter).
(d)   All outstanding shares of Common Stock, options, warrants, equity or equity-based compensation awards, including the Company Equity Awards (whether payable in equity, cash or otherwise) have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Laws; and (ii) all requirements set forth in applicable Contracts.

(e)   As of the date of this Agreement, the Company does not have any Subsidiaries.
Section 4.3   Corporate Authority; Binding Nature of This Agreement.   The Company has the necessary corporate power and authority to enter into, to deliver and to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, subject, in the case of the consummation of the Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote. The Company Board has unanimously: (a) determined that the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders; (b) approved and declared advisable this Agreement, the Merger and the other Transactions; (c) authorized and approved the execution, delivery and performance of this Agreement by the Company; (d) recommended the adoption of this Agreement by the holders of Common Stock (the “Recommendation”) and directed that this Agreement be submitted for adoption by the Company’s stockholders at the Company Stockholders’ Meeting; and (e) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar applicable Law that otherwise might apply to the Merger or any of the other Transactions. Subject to Section 6.5(f) and 6.5(g), the Company Board has not rescinded, modified or withdrawn any of the actions referred to in the immediately preceding sentence. Assuming the accuracy of the representations and warranties set forth in Section 5.10, except for the Required Company Stockholder Vote and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the accuracy of the representations and warranties set forth in Section 5.10 and the due execution and delivery by Parent, Guarantor and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
Section 4.4   Non-Contravention; Consents.
(a)   Assuming the accuracy of the representations and warranties set forth in Section 5.10, neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the Merger or any of the other Transactions by the Company, will directly or indirectly (with or without notice or lapse of time):
(i)   subject, in the case of the consummation of the Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote, contravene, conflict with or result in a violation of the certificate of incorporation or bylaws of the Company;
(ii)   subject to any filings, notices or Consents contemplated by Section 4.4(b), contravene, conflict with or result in a violation of any Law or Order to which the Company is subject;
(iii)   contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Contract; (B) a penalty under any Contract; (C) accelerate the maturity or performance of any Contract; or (D) cancel, terminate or modify any right, benefit, obligation or other term of any Contract; or
(iv)   result in the creation of any Lien (other than Permitted Liens) upon any asset or property owned or used by the Company;
except, in the case of clauses (ii), (iii) and (iv) above, for any such filings, notices or Consents (or lack thereof), contraventions, conflicts, violations, breaches, defaults, rights or Liens that do not, individually or in the aggregate, constitute a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the Transactions.
(b)   Except as may be required by (w) the Exchange Act, (x) the DGCL, (y) the HSR Act and other applicable Antitrust Laws and (z) the Specified Laws, the Company is not required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Entity in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of the Merger or any of the other Transactions, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the other Transactions.

Section 4.5   Reports and Financial Statements.
(a)   All forms, statements, certifications, reports and other documents (including exhibits and all other information incorporated by reference therein) required to have been filed or furnished by the Company with the SEC since January 1, 2022 (the “Company SEC Reports”) have been so filed on a timely basis and, as of the date of this Agreement, are publicly available on EDGAR. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act (as the case may be); and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated in such Company SEC Report or necessary in order to make the statements in such Company SEC Report, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review by the SEC.
(b)   The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Reports: (i) complied as to form in all material respects with the rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be expressly indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by the SEC); and (iii) fairly presented in all material respects the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered in each statement. The Company is not a party to and does not have any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract, in each case, where the purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Reports.
(c)   The Company maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act and internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f) under the Exchange Act) as required by the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurances (i) that all material information concerning the Company required to be disclosed is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (ii) as to the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s independent auditors and the audit committee of the Company Board and in a Company SEC Report (A) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or any other employee who has (or has had) a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the Nasdaq and, since January 1, 2022, has not received any written notice from the Nasdaq asserting any non-compliance with such rules and regulations.
(d)   The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it. The Company has no outstanding, and has not arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.
Section 4.6   Absence of Changes.
(a)   Since January 1, 2024 through the date of this Agreement, there has not occurred a Company Material Adverse Effect.
(b)   Since January 1, 2024 through the date of this Agreement, the Company has not taken any action, or agreed to take any action, that if taken during the period from the date of this Agreement until the Closing, would require Parent’s consent under Section 6.1(b)(i), Section 6.1(b)(ii), Section 6.1(b)(v), Section 6.1(b)(vi), Section 6.1(b)(viii), Section 6.1(b)(ix), Section 6.1(b)(x), Section 6.1(b)(xi), Section 6.1(b)(xv), Section 6.1(b)(xvi) or Section 6.1(b)(xvii) (solely with respect to the foregoing provisions).

Section 4.7   Legal Proceedings; Orders.
(a)   There is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding against the Company, except for Legal Proceedings that do not, individually or in the aggregate, have a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the Transactions.
(b)   There is no Order to which the Company is subject, except for Orders that do not, individually or in the aggregate, have a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the Transactions. To the Knowledge of the Company, no officer of the Company is subject to any Order that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of the Company.
Section 4.8   Title to Assets.   Except for Owned Real Property, for which the representations with respect to title are the subject of Section 4.9, and Intellectual Property, for which the representations with respect to title or ownership are the subject of Section 4.10, the Company owns, and has good and valid title to, all material assets purported to be owned by it. All of the material tangible personal assets are owned by the Company free and clear of any Liens, except for Permitted Liens.
Section 4.9   Real Property; Equipment; Leasehold.
(a)   Section 4.9(a) of the Company Disclosure Letter sets forth a list of material real property owned by the Company as of the date of this Agreement (the “Owned Real Property”). Other than the Owned Real Property, the Company does not own any material real property or any interest in material real property as of the date of this Agreement. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company is the sole owner of the Owned Real Property and, subject to the Permitted Liens, has good and valid fee simple title and, to the Knowledge of the Company, marketable title to the Owned Real Property, and the Owned Real Property is free and clear of any Liens, except for Permitted Liens.
(b)   Section 4.9(b) of the Company Disclosure Letter sets forth a true, complete and accurate list of each material real property lease, sublease, license or occupancy agreement pursuant to which the Company leases, subleases, licenses or occupies real property from any other Person as of the date of this Agreement (the “Leases”). Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company is the sole holders of good and valid leasehold interests in and to all of the Leased Real Property, and the Company’s interests in the Leased Real Property are free and clear of any Liens, except for Permitted Liens. All of the Leases are (i) valid, binding on and enforceable against the Company and, to the Knowledge of the Company, each of the parties thereto, subject to the Enforceability Exceptions, and (ii) in full force and effect. The Company has not received or issued any written notice of an uncured material breach or default under any Lease, nor, to the Knowledge of the Company, has any event or omission occurred which with the giving of notice or the lapse of time, or both, would constitute an uncured material breach or default under any Lease.
(c)   To the Knowledge of the Company, the present use and operation of the Owned Real Property and the Leased Real Property is authorized by, and is in compliance with all applicable zoning, land use, building, fire, labor, safety and health laws and other applicable Laws. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company has not received written notice of a pending or, to the Knowledge of the Company, threatened Legal Proceeding (including, without limitation, any rezoning, condemnation or eminent domain proceedings) that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operation of any Owned Real Property or Leased Real Property.
(d)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) there are no leases, subleases, licenses, occupancy agreements, purchase agreements or other contractual obligations that grant an interest in the right of use or occupancy of any of the Owned Real Property or Leased Real Property to any Person other than the Company, (ii) there is no Person in possession of any of the Owned Real Property or Leased Real Property other than the Company, and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Owned Real Property or any portion thereof or interest therein.

(e)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, all buildings, structures, fixtures, machinery, vehicles, equipment and other tangible assets owned by or leased to the Company (including the Leased Real Property) are adequate for the conduct of the businesses of the Company in the manner in which such businesses are currently being conducted, and, each such asset is in good condition and repair (ordinary wear and tear excepted).
Section 4.10   Intellectual Property.
(a)   Section 4.10(a) of the Company Disclosure Letter identifies each item of Registered IP owned by the Company as of the date of this Agreement, and specifies for each item, as applicable, the title, the jurisdiction in which it is filed and the registration or application number. All Registered IP included in the Company IP is subsisting and, to the Knowledge of the Company, valid and enforceable (except with respect to pending applications for Registered IP).
(b)   The Company exclusively owns all right, title and interest in and to all material Company IP, free and clear of any Liens, except for Permitted Liens. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) the Company has valid and enforceable rights to use all other Intellectual Property used in or necessary to conduct its business, and (ii) neither the consummation of the Merger nor any of the other Transactions will, directly or indirectly (with or without the lapse of time), result in the cancellation, termination, modification or acceleration of right, obligation or payment with respect to any such Intellectual Property, or give rise to any right of any third party to so cancel, terminate, modify or accelerate any rights, obligations or payments with respect to such material Intellectual Property.
(c)   Since January 1, 2018, the Company has not, and the conduct of its business (including the development, manufacture, use, sale, commercialization or other exploitation of any Company Product) has not, infringed, misappropriated or otherwise violated any Intellectual Property of any other Person, except as has not, and would not reasonably be expected to, individually or in the aggregate, constitute a Company Material Adverse Effect. To the Knowledge of the Company, since January 1, 2021, no third party has infringed, misappropriated, or otherwise violated any material Company IP in any material respect. Without limiting the generality of the foregoing, since January 1, 2018, there has been no Legal Proceeding or Order (i) alleging infringement, misappropriation, or violation of any Intellectual Property of another Person by the Company or (ii) challenging, contesting or limiting the Company’s ownership or use of, or the validity or enforceability of, any material Company IP, excluding any ordinary course “office actions” received in connection with the prosecution of Registered IP included in the Company IP. Since January 1, 2021, the Company has not brought any Legal Proceeding, charge, demand, notice or threat against a third party for infringing, misappropriating or violating material Company IP.
(d)   The Company takes, and uses reasonable efforts to require all third parties who hold or Process Sensitive Data for or on the Company’s behalf to take, commercially reasonable steps to protect the confidentiality, integrity and security of the Sensitive Data Processed by or on behalf of the Company, together with the IT Systems used by or on behalf of the Company, against any unauthorized use, access, interruption, modification or corruption, and has implemented and maintains information security, backup and data recovery, disaster recovery, and business continuity plans and procedures that are commercially reasonable for its business and that comply in all material respects with all applicable Information Privacy and Security Laws and Information Privacy and Security Obligations.
(e)   Since January 1, 2021, (i) to the Knowledge of the Company, no Sensitive Data held or Processed by or on behalf of the Company has been subject to any material Security Breach, (ii) the Company has not been notified in writing, or to the Knowledge of the Company, required by Information Privacy and Security Laws, Governmental Entity or Information Privacy and Security Obligations to notify in writing any Person, of any Security Breach, and (iii) the Company has not received any written notice of any material claim, investigation (including investigation by a Governmental Entity) or alleged material violation of any Information Privacy and Security Laws or Information Privacy and Security Obligations with respect to Personal Information used or held for use by the Company in the conduct of its business.
(f)   All current and former employees and contractors of the Company who have developed or contributed to material Intellectual Property within the course of their employment or engagement with the Company have executed Contracts that validly assign to the Company all of such Person’s rights, title and interest in and to such Intellectual Property, or such Intellectual Property has been assigned to the Company by operation of law, and to the Knowledge of the Company, no such employees and contractors have retained, or claim to retain, any right, title or interest in such material Intellectual Property.
(g)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, since January 1, 2021, (i) there has been no malfunction or other substandard performance involving any IT System, and (ii) to the Knowledge of the Company, the IT Systems do not contain any viruses, bugs, vulnerabilities, faults or other disabling code, that in each case of clauses (i) and (ii), that has caused a material disruption to the operation of the business of the Company.
(h)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) the Company has not incorporated or otherwise used open source Software in a manner that would impose any limitation, restriction, waiver of rights, or condition on the right or ability of the Company to use, distribute or commercially exploit any Company Software (excluding such open source Software), other than notice and attribution requirements, and (ii) the Company has, since January 1, 2021, complied in all material respects with all open source licenses and similar obligations to which any Company Software is subject.
(i)   No material Company IP is subject to any Contract or other present or contingent obligation as a result of any funding or support from, or any arrangement with, any Governmental Entity, university, research organization or other nonprofit organization. The Company is not a member of or party to any patent pool, standards-setting organizations, multi-party special interest industry standards body, trade association or other organization requiring that the Company grant any license or similar right to, or refrain from asserting, any Company IP or future-developed Intellectual Property.
Section 4.11   Material Contracts.
(a)   Except for this Agreement, the Company Employee Plans or as filed with the SEC, as of the date of this Agreement, the Company is not a party to or bound by:
(i)   any Contract: (A) involving or related to a joint venture, strategic alliance, partnership or sharing of profits or revenue, in each case material to the Company; or (B) except Contracts for expenditures to the extent accounted for or reflected in the Company’s capital expenditure budget set forth in Section 4.11(a)(i) of the Company Disclosure Letter (the “Capex Budget”), obligating the Company to make any capital investment or capital expenditure in excess of  $5,000,000 individually or $10,000,000 in the aggregate (with those required under any other Contract of the type described in this Section 4.11(a)(i)(B)) over the remaining life of such Contract;
(ii)   any Contract that requires or is expected to require payments by or to the Company in excess of $10,000,000 over the remaining life of such Contract (other than (A) Contracts for expenditures to the extent accounted for or reflected in the Capex Budget, or (B) Contracts for the acquisition or disposition of raw materials, other inventory, supplies, equipment or products in the ordinary course of business);
(iii)   any Contract pursuant to which (A) the Company grants to any other Person a license, covenant not to sue or similar right under any material Company IP, (B) any other Person grants to the Company a license, covenant not to sue or similar right under any material Intellectual Property used in the Company’s business, or (C) the Company agrees to limit its use or enforcement of material Company IP in any material respect (including pursuant to any co-existence or similar agreement), but excluding, in each case of  (A) through (C): any (1) non-exclusive licenses granted to the Company with respect to “off the shelf” Software or Software that is readily commercially available pursuant to a standard “shrink wrap” or other similar standardized license agreement that has a purchase price or annual license fee of less than $1,000,000; (2) non-exclusive licenses granted in the ordinary course of business to any customer for such customer’s end-use of Company Products, or to or from any employee, contractor, consultant, vendor or service provider, solely in connection with the provision or receipt of services by the Company or such parties; (3) open source Software licenses; and (4) non-exclusive licenses incidental to the Company’s sale or purchase of any product or service;
(iv)   any Contract governing the development or ownership of any Intellectual Property, Software or Company Product developed by or jointly with any other Person at the request or direction of the Company, which Intellectual Property, Software or Company Product is material to the Company’s business, but excluding employment, consulting, services or invention assignment agreements entered into in the ordinary course of business with employees, contractors or consultants of the Company, in each case, assigning all rights therein to the Company;
(v)   any Contract entered into at any time since January 1, 2021: (A) relating to the disposition or acquisition by the Company of any business, product line or other material assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) (excluding, in any case, the acquisition or disposition of raw materials, other inventory, supplies, equipment or products in the ordinary course of business), including any put, call or similar right pursuant to which the Company could be required to purchase or sell any such business, product line or other material assets; or (B) pursuant to which the Company will acquire any interest, or will make an investment, in any Person (other than short term investments, including money market funds, bank deposits, commercial paper and other money market instruments as disclosed in the Company Balance Sheet or the notes thereto, incurred in the ordinary course of business) in any other Person;
(vi)   any Contract relating to the disposition or acquisition by the Company of any business, product line or other material assets of the Company or another Entity (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) with (A) continuing material indemnification obligations of the Company or (B) any material remaining “earn out” or other contingent payment or consideration of the Company that has not been substantially satisfied prior to the date of this Agreement;
(vii)   any Contract that by its terms limits in any material respect the ability of the Company or its Affiliates (including, following the Closing, Parent and its Subsidiaries): (A) to engage in any line of business or compete with, or provide any product or service to, any other Person or in any geographic area; or (B) to acquire any product or other asset or any service from any Person, sell any product or other asset to any other Person, or transact business or deal in any other manner with any other Person;
(viii)   any Contract that by its terms: (A) grants exclusive rights to market, sell or deliver any product material to the Company; (B) contains any “most favored nation” or similar provision in favor of the counterparty for a product material to the Company; (C) contains a right of first refusal, first offer or first negotiation or any similar right with respect to a material asset of the Company; (D) obligates the Company to purchase a specified minimum amount of goods or services, in each case, in excess of  $10,000,000 (other than Contracts for the acquisition or disposition of raw materials, other inventory, supplies, equipment or products in the ordinary course of business, in each case, where such Contracts have a remaining term of one year or less from the date of this Agreement or can be terminated by the Company without penalty on ninety days or less prior notice); or (E) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or a material portion of the Company’s requirements from any third party;
(ix)   any Contract relating to Indebtedness in excess of  $1,000,000 or creating a Lien (other than a Permitted Lien) on any of the assets or properties of the Company;
(x)   any settlement or similar Contract arising out of a Legal Proceeding or threatened Legal Proceeding: (A) that materially restricts or imposes any material obligation on the Company or materially disrupts the business of the Company as currently conducted; or (B) that would require the Company to pay consideration valued at more than $1,000,000 individually or $5,000,000 in the aggregate following the date of this Agreement;
(xi)   any material Contract with any Governmental Entity;
(xii)   any Contract between or among the Company, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of the outstanding shares of any class of capital stock of the Company, or any Affiliate of the foregoing, on the other hand (other than a Company Employee Plan); or
(xiii)   any other Contract (other than any other Material Contract), the termination of which would constitute a Company Material Adverse Effect.

Each Contract of the type described in this Section 4.11(a) or filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, together with each lease listed on Section 4.9(b) of the Company Disclosure Letter, in each case, whether entered into prior to, on or following the date hereof, is referred to herein as a “Material Contract.” The Company has made available to Parent a true, correct and complete copy of each Material Contract existing as of the date hereof.
(b)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Company, subject to the Enforceability Exceptions and assuming the validity, binding nature and enforceability against the counterparty or counterparties thereto. The Company has not, and, to the Knowledge of the Company, no other Person has, violated or breached, or committed any default under, any Material Contract, and the Company would not, and, to the Knowledge of the Company, no other Person would, with or without notice or lapse of time, or both, be in breach or violation of, or default under, any such Material Contract, where such violation, breach or default, individually or in the aggregate, constitutes a Company Material Adverse Effect. The Company has not received any written notice regarding any actual or, to the Knowledge of the Company, threatened breach or violation of, or default under, any such Material Contract, or the intention to cancel any such Material Contract.
Section 4.12   Liabilities.   The Company does not have any Liability that would be required to be recorded as a liability on a balance sheet prepared in accordance with GAAP (or required to be disclosed in the notes thereto under GAAP), except for: (a) Liabilities reflected, reserved against or otherwise included or disclosed in the Company Balance Sheet or the notes thereto; (b) Liabilities that have been incurred by the Company since the date of the Company Balance Sheet in the ordinary course of business; (c) Liabilities for performance of obligations of the Company not yet due under any of its Contracts; (d) Liabilities described in Section 4.12 of the Company Disclosure Letter; (e) Liabilities incurred pursuant to this Agreement and the Transactions; and (f) other Liabilities that do not, individually or in the aggregate, constitute a Company Material Adverse Effect.
Section 4.13   Compliance with Laws.
(a)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the other Transactions, the Company is, and at all times since January 1, 2021 has been, in compliance with all applicable Laws, including Information Privacy and Security Laws, as well as all other Information Privacy and Security Obligations. Since January 1, 2021, the Company has not received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity or other Person regarding any actual or alleged violation of, or failure to comply with, any applicable Law.
(b)   Since January 1, 2021, the Company, and to the Knowledge of the Company, its directors, officers, employees, and agents or other third parties acting on behalf of any of the Company, have complied with applicable anti-bribery and anti-corruption Laws, including the Foreign Corrupt Practices Act of 1977, as amended, (“Anti-Corruption Laws”). Since January 1, 2021, neither the Company, nor to the Knowledge of the Company, any of its directors, officers, employees, agents or other third parties acting on behalf of the Company, have paid, given, offered or promised to pay, authorized the payment or transfer of, any monies or anything of value, directly or indirectly, to any Government Official or any other Person for the purpose of corruptly influencing any act or decision of such Government Official, any Governmental Entity, or any other Person, to obtain or retain business, to direct business to any Person, or to secure any other improper benefit or advantage. Since January 1, 2021, neither the Company or, to the Knowledge of the Company, any other Entity under its control has been charged, prosecuted or, to the Knowledge of the Company, investigated, for any violation of any Anti-Corruption Laws. Since January 1, 2021, neither the Company or, to the Knowledge of the Company, any Entity under its control has disclosed to any Governmental Entity information that establishes or indicates that the Company violated or would reasonably be expected to have violated any Anti-Corruption Laws.
(c)   Since January 1, 2021, the Company, and to the Knowledge of the Company, its directors, officers, employees, and agents or other third parties acting on behalf of any of the Company, have complied with all applicable Economic Sanctions/Trade Laws. None of the Company or, to the Knowledge of the Company, its directors, officers, employees, and agents or other third parties acting on behalf of any of the Company is a Sanctions Target. Since January 1, 2021, neither the Company nor, to the Knowledge of the Company, any other Entity under its control has been charged, prosecuted or, to the Knowledge of the Company, investigated, for any violation of any Economic Sanctions/Trade Laws. Since January 1, 2021, neither the Company nor, to the Knowledge of the Company, any Entity under its control has disclosed to any Governmental Entity information that establishes or indicates that the Company violated or would reasonably be expected to have violated any Economic Sanctions/Trade Laws.
Section 4.14   Governmental Authorizations.   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the other Transactions: (a) the Company holds, and since January 1, 2022 has held, all Governmental Authorizations, and has made all filings required under applicable Laws, necessary to enable the Company to conduct its business in the manner currently being conducted and has been conducted since January 1, 2022; (b) all such Governmental Authorizations are valid and in full force and effect or expired at a time when such Governmental Authorizations no longer were required; and (c) the Company is, and since January 1, 2022 has been, in compliance with the terms and requirements of such Governmental Authorizations. Since January 1, 2022, the Company has not received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity regarding (i) any actual or alleged material violation of or material failure to comply with any term or requirement of any material Governmental Authorization or (ii) any actual or threatened revocation, withdrawal, suspension, cancellation or termination of any material Governmental Authorization, in each case except for such violation, failure, revocation, withdrawal, suspension, cancellation or termination that does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
Section 4.15   Tax Matters.   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect:
(a)   Each of the Tax Returns filed, or required to be filed, by or on behalf of the Company with any Governmental Entity (i) has been duly and timely filed on or before the applicable due date (taking into account any validly obtained extensions of such due date) and (ii) is accurate and complete in all respects.
(b)   The Company has duly and timely paid all Taxes due and payable, whether or not shown as due on any Tax Return, except for Taxes contested in good faith for which adequate reserves have been established in accordance with GAAP on the financial statements of the Company contained in the Company SEC Reports.
(c)   The Company has (i) deducted, withheld and collected with respect to all amounts or payments made to or received from any employee, independent contractor, supplier, customer, creditor, stockholder or other Person all Taxes required to be deducted, withheld or collected with respect thereto under applicable Law, (ii) paid over such withheld, deducted and collected amounts to the proper Governmental Entity within the time and in the manner required by applicable Law and (iii) complied with the related information reporting and recordkeeping requirements.
(d)   There are no Liens for Taxes upon any of the assets of the Company except for Liens described in clause (a) of the definition of Permitted Lien.
(e)   The Company has not executed, consented to or requested any extension or waiver of the period of assessment, deficiency or collection of any Tax of the Company, or any statute of limitations or due date with respect to any Tax Return of the Company, which extension or waiver is currently outstanding (other than pursuant to validly obtained automatic extensions of time to file Tax Returns).
(f)   No audit, claim, examination, investigation, Legal Proceeding or other proceeding with respect to Taxes or Tax Returns (a “Tax Proceeding”) is pending or has been threatened in writing against or with respect to the Company. No deficiency for any amount of Taxes has been proposed, asserted or assessed, in each case, in writing by a Governmental Entity against the Company that has not been settled, paid or withdrawn in full.
(g)   No claim has been made in writing within the past six (6) years by any Governmental Entity in a jurisdiction where the Company does not file a type of Tax Return that the Company is or may be subject to such type of taxation by or required to file such type of Tax Return in that jurisdiction, which claim has not been resolved in full.
(h)   The Company will not be required to include any item of income in, or exclude any item of deduction from, its taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in or use of an incorrect method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement,” as described in Section 7121 of the Code (or any similar provision of U.S. state or local or non-U.S. Law) entered into prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received or deferred revenue accrued prior to the Closing, other than in the ordinary course of business and consistent with past practice of the Company; or (v) any deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of U.S. state or local or non-U.S. Law).
(i)   In the two (2) years prior to the date hereof, the Company has not been either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock subject to or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(j)   The Company is not and has not been or become (i) a member of an affiliated group filing a consolidated, joint, unitary, combined or similar Tax Return (other than an “affiliated group” as defined in Section 1504(a) of the Code, or any similar group under other applicable Tax Law, the common parent of which is the Company) or (ii) liable for the Taxes of any Person other than the Company under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Tax Law), or as a transferee or successor or otherwise under applicable Law.
(k)   The Company has not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local or non-U.S. Law).
(l)   The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation Contract or arrangement in respect of any Taxes (other than any customary Tax gross up provisions in Leases or other commercial Contracts entered into in the ordinary of business the principal subject of which is not Taxes or Tax Returns) (a “Tax Sharing Agreement”).
(m)   The Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(n)   The Company has no liability under any escheat or unclaimed property Laws.
Section 4.16   Employee and Labor Matters; Benefit Plans.
(a)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company is and has been since January 1, 2021 in compliance in all respects with all applicable Laws respecting labor and employment, including with respect to hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, discrimination, equal pay, wages and hours, compensation and benefits, overtime, business expense reimbursements, labor relations, leaves of absence, paid sick leave laws, work breaks, classification of independent contractors and employees (including exempt status), occupational health and safety, immigration, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, plant closings, mass layoffs, wrongful discharge and layoffs, including the Worker Adjustment and Retraining Notification Act (and any similar applicable state or local statute or regulation) (collectively, the “WARN Act”). The Company has not taken any action since January 1, 2021 that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act or any similar state, local or foreign Law.
(b)   The Company is not a party to, subject to, or under any obligation to bargain for, any Collective Bargaining Agreement and is not in the process of negotiating any Collective Bargaining Agreement, and there are no labor organizations representing or, to the Knowledge of the Company, purporting to represent any employees of the Company. To the Knowledge of the Company, since January 1, 2021, no demand has been made or petition filed or Legal Proceedings initiated by an employee or group of employees of the Company with any labor relations board or other Governmental Entity seeking recognition of any labor organization. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, since January 1, 2021, (i) the Company has not been the subject of a slowdown, strike, picketing, boycott, group work stoppage, labor dispute, unfair labor practice charge, grievance, arbitration, attempt to organize or union organizing activity, or any similar activity or dispute, against or affecting the Company or any of its employees, and (ii) there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company brought by any current or former employee or independent contractor of the Company.
(c)   To the Knowledge of the Company, in the past five (5) years, (i) no allegations of sexual harassment, sexual misconduct or sexual assault have been made against any member of the Company Board or employee of the Company at the level of Director or above, and (ii) neither the Company nor any of the Company Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment, sexual misconduct or sexual assault involving any member of the Company Board or employee of the Company at the level of Director or above.
(d)   Section 4.16(d) of the Company Disclosure Letter contains an accurate and complete list of each material Company Employee Plan. The Company has made available to Parent, in each case, to the extent applicable: (i) the plan document of any material Company Employee Plan, including any amendments and related trust agreements (or, if such Company Employee Plan is not in writing, a written description of the material terms thereof); (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA with respect to each material Company Employee Plan; (iii) all trust agreements, insurance contracts and funding agreements relating to each material Company Employee Plan, including all amendments thereto; (iv) the most recent financial statements and actuarial valuation report; (v) the most recently filed Form 5500 annual report (with applicable attachments); (vi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (vii) all notices, letters or other correspondence with the Internal Revenue Service or U.S. Department of Labor (other than any routine or non-material correspondence) received in the past three (3) years pertaining to a Company Employee Plan. The Company has delivered or made available to Parent true, correct and complete copies of each Company Equity Plan and the forms of award agreements evidencing the Company Equity Awards, and with respect to the foregoing forms, other than differences with respect to the number of shares of Common Stock covered thereby, the grant date, the exercise price, vesting schedule and vesting acceleration rights and expiration date applicable thereto, no award agreement evidencing any Company Equity Award contains material terms that are not consistent with, or in addition to, such forms.
(e)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each Company Employee Plan has been established, maintained, funded and operated in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code. Each Company Employee Plan intended to be qualified under Section 401(a) of the Code and the trust (if any) intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, nothing has occurred since the date of the most recent determination that reasonably would be expected to result in the loss of such qualification. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, all contributions or other material amounts payable by the Company pursuant to each Company Employee Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 of ERISA or, to the Knowledge of the Company, any breaches of fiduciary duty (as determined under ERISA) with respect to any Company Employee Plan that, in each case, would reasonably be expected to result in any material Liability or material excise tax under ERISA or the Code being imposed on the Company. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, there are no pending, or to the Knowledge of the Company, threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trusts related thereto.
(f)   The Company has not, and no ERISA Affiliate, maintains, sponsors, participates in, or contributes to, or is obligated to contribute to, or in the past six (6) years maintained, sponsored, participated in, or contributed to, or was required to contribute to, or has or could reasonably be expected to have, any Liability in respect of, any: (i) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV, Section 302 of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA (“Multiemployer Plan”); (iii) plan described in Section 413I of the Code; (iv) “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA); or (v) “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that is likely to present a risk to the Company or any ERISA Affiliate of incurring any such Liability.
(g)   The Company does not have any Liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or service providers of the Company, except coverage or benefits as required under Section 4980B of the Code or any other applicable Law at the participant’s sole expense.
(h)   Except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Transactions could (either alone or in combination with another event, which other event, taken alone, would not otherwise trigger such result) (i) result in any payment or increase in payment (whether of bonus, change in control, retention, severance pay, forgiveness of Indebtedness or otherwise) becoming due to any current or former director, officer, employee or other individual service provider of the Company, (ii) result in the acceleration of the time of payment, funding or vesting of any compensation or benefits under any Company Employee Plan or otherwise, (iii) increase the benefits or result in the obligation to fund benefits or the transfer or setting aside of assets to fund any benefits under any Company Employee Plan, (iv) result in any breach or violation of, or default under or limit the right to amend, modify, terminate or transfer the assets of, any Company Employee Plan following the Effective Time, or (v) result in any payments or benefits that, individually or in combination with any other payment or benefit, could constitute the payment of any “excess parachute payment” within the meaning of Section 280G or be nondeductible under Section 280G of the Code.
(i)   The Company does not have any obligation to gross-up or otherwise reimburse or compensate any current or former employee, officer, director or other individual service provider of the Company for any Taxes or interest or penalty related thereto incurred by such individual under or pursuant to Section 409A, Section 4999, or otherwise. The exercise price of each Company Option Award was at least equal to the fair market value (determined in accordance with Treasury Regulation Section 1.409A-1(b)(5)(iv)) of Common Stock on the date such Company Option Award was granted.
(j)   Section 4.16(j) of the Company Disclosure Letter accurately sets forth the following information with respect to each Company Equity Award outstanding as of the Measurement Time: (A) the Company Equity Plan pursuant to which such Company Equity Award was granted; (B) the name or employee identification number of the holder of such Company Equity Award; (C) the number of shares of Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, the target and maximum number of shares of Common Stock); (D) the base, strike or exercise price (if any) of such Company Equity Award; (E) the grant date of such Company Equity Award; (F) the expiration date (if any) of such Company Equity Award; and (G) the vesting schedule of such Company Equity Award.
Section 4.17   Environmental Matters.
(a)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company is and, since January 1, 2021 has been, in compliance with all applicable Environmental Laws.
(b)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, there has been no Release of Hazardous Substances by the Company or, to the Knowledge of the Company, by any other Person at, on, under or from (i) any real property currently owned, operated or leased by the Company or (ii) any real property formerly owned, operated or leased by the Company during its ownership, operation or tenancy, which, in each case, could reasonably be expected to result in liability for or require remediation or other response actions by the Company under any applicable Environmental Law.
(c)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company has received no written notice, and there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company, in any case that is alleging noncompliance with, or liability arising under, any applicable Environmental Law.
(d)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) no capital expenditures are planned or required to be incurred by the Company within the next two (2)

years to achieve or maintain compliance with any Environmental Law, and (ii) the Company is not subject to any Order or consent decree pursuant to Environmental Laws that remains outstanding or unresolved.
(e)   The Company has made available to Parent copies of all third party, non-privileged material environmental reports, audits, studies and correspondence within its possession or control relating to liabilities arising under Environmental Law that are not fully resolved and would, individually or in the aggregate, constitute a Company Material Adverse Effect.
(f)   The representations and warranties contained in this Section 4.17, Section 4.12 and in Section 4.5(a) are the sole and exclusive representations and warranties made by the Company relating to environmental matters, including those concerning Environmental Laws or Hazardous Substances.
Section 4.18   Insurance.   Section 4.18 of the Company Disclosure Letter sets forth an accurate list of all material insurance policies with third party insurers relating to the business, assets and operations of the Company as of the date of this Agreement. The Company has made available to Parent true, correct and complete copies of each such material policy. All material insurance policies maintained by the Company are intended to provide coverage for risks incident to the business of the Company and its properties and assets, and, to the Knowledge of the Company, are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies as does not, individually or in the aggregate, constitute a Company Material Adverse Effect. Each of the material insurance policies relating to the business, assets and operations of the Company is in full force and effect, no written notice of a material default or termination has been received by the Company in respect thereof and all premiums due thereon have been paid in full. Since January 1, 2021, the Companies has not received any written notice or, to the Knowledge of the Company, other communication regarding any: (a) cancellation or invalidation of or material increase in any premiums associated with any material insurance policy or (b) refusal of any coverage or rejection of any material claim under any insurance policy, except for such cancellation, invalidation, material increase, refusal or rejection that does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
Section 4.19   Company Products.   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (a) to the Knowledge of the Company, the Company does not have any liability for replacement or repair of any product developed, manufactured, marketed, sold, leased or distributed by the Company (“Company Product”) or other damages in connection therewith and (b) since January 1, 2021, there has not been any recall or post-sale warning concerning any Company Product conducted by or on behalf of the Company or, to the Knowledge of the Company, any third party as a result of any alleged defect in any Company Product.
Section 4.20   Customers and Suppliers.   Section 4.20 of the Company Disclosure Letter sets forth the fifteen (15) largest customers (by total aggregate annual revenue received by the Company) of the Company for the year ended on December 31, 2023 (the “Significant Customers”) and the fifteen (15) largest suppliers (by total aggregate annual spend amounts paid to such suppliers by, or on behalf of, the Company) of the Company for the year ended on December 31, 2023 (the “Significant Suppliers”). Since January 1, 2024, no Significant Customer or Significant Supplier cancelled, terminated or otherwise modified its relationship with the Company, except as permitted by the terms of a Contract with the Company or as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
Section 4.21   Takeover Statutes; No Rights Plan.   Assuming the accuracy of the representations and warranties set forth in Section 5.10, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations (including the restrictions on “business combinations” with an “interested stockholder” (each as defined in Section 203 of the DGCL)) or similar provisions contained in the governing documents of the Company (each, a “Takeover Statute”) is applicable to this Agreement, as it relates to the Merger or any of the Transactions. The Company Board has taken all actions necessary to render all potentially applicable Takeover Statutes inapplicable to this Agreement, the Merger and the other Transactions. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement that is, or at the Effective Time will be, applicable to this Agreement, the Merger or the other Transactions.
Section 4.22   Vote Required.   Assuming the accuracy of the representations and warranties set forth in Section 5.10, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date for the Company Stockholders’ Meeting in favor of adopting this Agreement (the “Required

Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock, or any holders of any other securities of the Company, necessary to adopt this Agreement and approve the Merger.
Section 4.23   Financial Advisors’ Fees.   Except for the Company’s obligations to J.P. Morgan Securities LLC (“J.P. Morgan”), no broker, finder or investment banker is entitled to any brokerage, finder’s, success, completion or similar fee or commission in connection with the Merger or any of the other Transactions based upon arrangements made by or on behalf of the Company. The Company has delivered or made available to Parent an accurate and complete copy of the engagement letter between the Company and J.P. Morgan.
Section 4.24   Opinion.   The Company Board has received the oral opinion from J.P. Morgan, to be confirmed by delivery of a written opinion that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered and limits on the review undertaken set forth therein, the Merger Consideration to be paid to the holders of Shares (other than Parent and its Affiliates) pursuant to this Agreement is fair from a financial point of view to such holders. A complete and executed copy of such written opinion will be delivered to Parent promptly following receipt thereof by the Company. It is agreed and understood that such opinion is for the information of the Company Board and may not be relied upon by Parent or Merger Sub. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 4.25   Disclosure.   None of the information included or incorporated by reference in the Proxy Statement, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting, as amended or supplemented at that time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements included in the Proxy Statement based on information provided to the Company by Parent in writing and specifically for inclusion in the Proxy Statement.
Section 4.26   No Other Representations or Warranties.
(a)   The Company agrees and acknowledges that, except for the representations and warranties contained in Article 5, neither Parent nor any other Person makes any other express or implied representation or warranty on behalf of Parent or any of its Affiliates. The Company agrees and acknowledges that in making the decision to enter into this Agreement and consummate the Transactions, the Company has relied exclusively on the express representations and warranties contained in Article 5 and have not relied on any other representation or warranty, express or implied. The Company agrees and acknowledges that neither Parent nor any other Person has made, and the Company has not relied on, any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Parent or its Affiliates furnished or made available to the Company and its Representatives except as expressly set forth in Article 5 (which includes the Parent Disclosure Letter).
(b)   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED BY THE COMPANY PURSUANT TO THIS AGREEMENT, THE COMPANY DOES NOT MAKE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY TO PARENT OR MERGER SUB, INCLUDING WITH RESPECT TO VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY, WITH RESPECT TO THE COMPANY, ITS BUSINESS OR THE TRANSACTIONS.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the disclosure letter delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement and the Parent Disclosure Letter to the extent that the relevance thereof is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 5.1   Qualification; Organization.   Each of Parent, Guarantor and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Except, in each case, as would not, and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the Closing or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other Transactions (a “Parent Material Adverse Effect”), each of Parent, Guarantor and Merger Sub is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing.
Section 5.2   Corporate Authority Relative to This Agreement; No Violation.
(a)   Each of Parent, Guarantor and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other Transactions by Parent, Guarantor and Merger Sub have been duly and validly authorized by their respective boards of directors or other applicable governing body and, except for the adoption of this Agreement by Guarantor as the sole stockholder of Merger Sub and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent, Guarantor or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transactions. This Agreement has been duly and validly executed and delivered by Parent, Guarantor and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent, Guarantor and Merger Sub, enforceable against each of Parent, Guarantor and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. Immediately following the execution and delivery of this Agreement, this Agreement will be adopted by Guarantor as the sole stockholder of Merger Sub.
(b)   The execution, delivery and performance by Parent, Guarantor and Merger Sub of this Agreement and the consummation of the Merger and the other Transactions, by Parent, Guarantor and Merger Sub do not and will not require Parent, Guarantor or Merger Sub to procure, make or provide any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or other third party, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with the HSR Act and other applicable Antitrust Laws and the Specified Laws, (iii) compliance with the applicable requirements of the Exchange Act and compliance with the rules and regulations of the Nasdaq or the Milan stock exchange, (iv) compliance with any applicable foreign or state securities or blue sky laws, and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain does not, individually or in the aggregate, constitute a Parent Material Adverse Effect.
(c)   The execution, delivery and performance by Parent, Guarantor and Merger Sub of this Agreement and the consummation by Parent, Guarantor and Merger Sub of the Merger and the other Transactions, do not and will not (i) contravene or conflict with the organizational or governing documents of Parent, Guarantor or Merger Sub (subject, in the case of Merger Sub, to the adoption of this Agreement by Guarantor as the sole stockholder of Merger Sub), (ii) subject to any filings, notices or Consents contemplated by Section 5.2(b), contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent, Guarantor or Merger Sub or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract, instrument, permit, concession, franchise, right or license binding upon Parent, Guarantor or Merger Sub or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent, Guarantor or Merger Sub, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that does not, individually or in the aggregate, constitute a Parent Material Adverse Effect.
Section 5.3   Investigations; Litigation.   As of the date hereof, there is no investigation or review pending (or, to the Knowledge of Parent, threatened) by any Governmental Entity with respect to Parent, Guarantor or Merger Sub that would, individually or in the aggregate, constitute a Parent Material Adverse Effect, and there are no Legal Proceedings pending (or, to the Knowledge of Parent, threatened) against or affecting Parent, Guarantor or Merger Sub, or any of their respective properties at law or in equity before, and there are no Orders of, or before, any Governmental Entity, in each case that would, individually or in the aggregate, constitute a Parent Material Adverse Effect.

Section 5.4   Proxy Statement; Other Information.   None of the information supplied by or on behalf of Parent, Merger Sub or Guarantor in writing and specifically for inclusion in the Proxy Statement will, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.4 shall not apply to, and no representation is made by Parent or Merger Sub with respect to, statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied, or required to be supplied, by or on behalf of the Company or any of its Representatives for inclusion, use or incorporation by reference therein.
Section 5.5   Capitalization of Merger Sub.   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 of which is validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Guarantor. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other Transactions.
Section 5.6   No Vote of Parent Stockholders.   No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent or any of its Affiliates are traded, in order for Parent to consummate the Transactions. The vote or consent of Guarantor, as the sole stockholder of Merger Sub, is the only vote or consent of any holders of any securities of Merger Sub necessary to approve this Agreement and the Merger and the other Transactions.
Section 5.7   Finders or Brokers.   Except for any Person whose fees and expenses will be paid by Parent, neither Parent nor Merger Sub has employed any investment banker, broker or finder in connection with the Transactions who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 5.8   No Additional Representations.
(a)   Each of Parent and Merger Sub acknowledges and agrees that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company to facilitate its review of the Company.
(b)   Parent and Merger Sub agree and acknowledge that, except for the representations and warranties contained in Article 4, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates. Parent and Merger Sub agree and acknowledge that in making the decision to enter into this Agreement and consummate the Transactions, Parent and Merger Sub have relied exclusively on the express representations and warranties contained in Article 4 and have not relied on any other representation or warranty, express or implied. Parent and Merger Sub agree and acknowledge that neither the Company nor any other Person has made, and neither Parent nor Merger Sub has relied on, any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives except as expressly set forth in Article 4, and neither the Company nor any of its directors, officers, employees, agents or other Representatives, nor any other Person, shall be subject to any liability to Parent or any other Person resulting from the Company’s making available to Parent or Parent’s use of any information, including any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the Dataroom, other management presentations (formal or informal) or in any other form in connection with the Transactions, except with respect to the express representations and warranties set forth in Article 4. Without limiting the foregoing, the Company makes no representation or warranty to Parent or Merger Sub with respect to any business or financial projection, guidance or forecast relating to the Company, whether or not included in the Dataroom or any management presentation.

(c)   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS Article 5 (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE LETTERS), Section 9.12 OR IN ANY CERTIFICATE DELIVERED BY PARENT OR MERGER SUB PURSUANT TO THIS AGREEMENT, NONE OF PARENT, MERGER SUB, GUARANTOR OR ANY OTHER PERSON MAKE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY TO THE COMPANY OR ANY OTHER PERSON.
Section 5.9   Certain Arrangements.   As of the date hereof, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, formal or informal, and whether or not binding, between Parent or Merger Sub or any of their Affiliates, on the one hand, and any beneficial owner of five percent (5%) or more of the outstanding Shares or any member of the Company’s management or the Company Board, on the other hand, relating in any way to the Company, the Transactions or to the operations of the Surviving Corporation after the Effective Time.
Section 5.10   Ownership of Common Stock.   None of Parent, Merger Sub or any of their respective Subsidiaries beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares or other securities convertible into, exchangeable for or exercisable for Shares, and none of Parent, Merger Sub or any of their respective Subsidiaries has any rights to acquire, directly or indirectly, any Shares, except pursuant to this Agreement. None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL.
Section 5.11   Financing; Sufficient Funds.
(a)   Parent has delivered to the Company a true, correct and complete copy of the executed debt commitment letters, dated as of the date hereof, from the Debt Financing Sources party thereto, together with true, correct and complete copies of any related executed fee letters (any such letter, a “Fee Letter”) (provided, that, the economic, financial or commercially sensitive provisions (none of which adversely affects availability, timing, conditionality, enforceability, termination or (other than any “flex” provisions) the aggregate principal amount of such financing) may be redacted in a customary manner from such true, correct and complete copies) (collectively, including all exhibits, schedules, annexes thereto and amendments, supplements, and modifications thereto permitted by the terms and conditions of this Agreement, the “Debt Commitment Letters”), pursuant to which, and subject only to the terms and conditions expressly set forth therein, the Debt Financing Sources party thereto have committed to lend the aggregate amount of debt financing set forth therein to Parent and indirectly Merger Sub for the purpose of funding the Transactions (together with any Alternative Financing pursuant to Section 6.16(a), the “Debt Financing”).
(b)   As of the date hereof, (i) the Debt Commitment Letters are in full force and effect, (ii) the Debt Commitments Letters have not been restated, modified, amended or supplemented in any respect or waived and, to the Knowledge of Parent, no such restatement, modification, amendment, supplement or waiver is contemplated, and (iii) to the Knowledge of Parent, the respective obligations and commitments contained in the Debt Commitment Letters have not been withdrawn, reduced, rescinded, amended, restated, otherwise modified or repudiated in any respect or terminated. The Debt Commitment Letters in the forms so delivered, constitute legal, valid and binding obligations of Parent and (to the Knowledge of Parent) the other parties thereto and are enforceable in accordance with their respective terms against Parent and (to the Knowledge of Parent) against each of the other parties thereto, subject to the Enforceability Exceptions, the time barring of claims under applicable Laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defenses of set off or counterclaim. Except for the Fee Letters and the Debt Commitment Letters, there are no engagement letters, side letters or other Contracts to which Parent, any Affiliate thereof or Merger Sub is a party relating to the Debt Financing and that contain any terms that adversely affect availability, timing, conditionality, enforceability, termination or the aggregate principal amount of the Debt Financing. As of the date hereof, assuming the accuracy in all material respects of the representations and warranties set forth in Article 4 and the satisfaction of the conditions in Section 7.1 and 7.3 no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a default under or breach on the part of Parent, or (to the Knowledge of Parent) any other party to the Debt Commitment Letters, under the Debt Commitment Letters, (ii) constitute or result in a failure by Parent or (to the Knowledge of Parent) any other party to the Debt Commitment Letters to satisfy (or any delay in satisfaction of) any condition or other contingency to the full funding of the Debt Financing under the Debt Commitment Letters or (iii) otherwise result in any portion of the Debt Financing being unavailable on a timely basis, and in any event, not later than the Closing. As of the date hereof, assuming the conditions set forth in Section 7.1 and 7.3 will be satisfied,

Parent has no reason to believe that it will be unable to satisfy on a timely basis, and in any event, not later than the Closing, any condition to the Debt Commitment Letters required to be satisfied by it so that the full amounts committed pursuant to the Debt Commitment Letters will be available at the Closing. Parent has fully paid, or caused to be fully paid, any and all commitment fees or other fees or deposits required by the Debt Commitment Letters or the Debt Financing, in each case, to be paid by it on or before the date of this Agreement. The aggregate proceeds from the Debt Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of “flex” (including any original issue discount flex) provided for under the Debt Commitment Letters) when funded in accordance with the Debt Commitment Letters, together with cash on hand of and other sources available to Parent, will be sufficient to (i) fund all of the amounts required to be provided by Parent or Merger Sub for the consummation of the Transactions, (ii) perform all of Parent’s and Merger Sub’s payment obligations under this Agreement, including the payment of the aggregate Merger Consideration, all amounts in respect of the repayment, redemption and/or refinancing of any outstanding Indebtedness of the Company required in connection with the Transactions or the Debt Commitment Letters and all amounts payable pursuant to Section 6.17(d) and (iii) fund the payment of all associated costs and expenses of Parent and Merger Sub (including any fees (including original issue discount), premiums and expenses related to the Transactions, including the Debt Financing) (collectively, the “Funding Obligations” and such sufficient proceeds, the “Funds”). As of the date hereof, there are no conditions precedent or other contingencies related to the funding of the full net proceeds (or any portion) of the Debt Financing at or prior to the Closing, other than as expressly set forth in the Debt Commitment Letters as in effect on the date hereof. Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub acknowledge and agree that their respective obligations hereunder are not conditioned in any manner whatsoever upon obtaining the Funds to satisfy the Funding Obligations.
Section 5.12   Solvency.   Assuming (i) the satisfaction or waiver of the condition to Parent’s and Merger Sub’s obligations to consummate the Merger set forth in Section 7.1 and Section 7.3, (ii) the accuracy of the representations and warranties set forth in Article 4, subject to the terms and limitations set forth therein, (iii) that the most recent financial statements included in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K filed by the Company with the SEC prior to the date hereof present fairly in all material respects the financial condition of the Company as at the end of the periods covered thereby and the results of operations of the Company for the periods covered thereby and (iv) the compliance and performance by the Company of its obligations hereunder in all material respects, then immediately after giving effect to the consummation of the Transactions (including payment of all Funding Obligations), Parent and its Subsidiaries, on a consolidated basis, will be Solvent.
ARTICLE 6
COVENANTS AND AGREEMENTS
Section 6.1   Conduct of Business of the Company.
(a)   From and after the date hereof and prior to the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the “Termination Date”), except (i) as may be required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of Nasdaq, (ii) as may be agreed in writing in advance by Parent, which consent shall not be unreasonably withheld, delayed or conditioned, (iii) as may be required or expressly permitted by this Agreement, (iv) as set forth in Section 6.1 of the Company Disclosure Letter or (v) for any action reasonably taken, or reasonably omitted to be taken, pursuant to any COVID-19 Measures, as otherwise necessary or appropriate to protect the health and safety of employees or others having business dealings with the Company, or in response to any Emergency (in each case of this clause (v), subject to good faith consultation with Parent to the extent reasonably practical under the circumstances), the Company shall use its reasonable best efforts to (A) conduct its business in all material respects in the ordinary course of business, (B) maintain material business relationships, (C) preserve intact its business organization, material assets, properties and Governmental Authorizations, (D) keep available the services of its key employees and (E) maintain its insurance coverage with regard to any material assets or properties; provided, that this sentence shall in no event prohibit allowing any Contracts of the Company with employees, service providers, suppliers, customers, distributors, and other Persons having business relationships with the Company to expire in accordance with their terms; provided, further, that no action by the Company with respect to matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such provision of Section 6.1(b).

(b)   From and after the date hereof and prior to the earlier of the Effective Time and the Termination Date, and except (v) as may be required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of Nasdaq, (w) as may be agreed in writing in advance by Parent, which consent shall not be unreasonably withheld, delayed or conditioned, (x) as may be required or expressly permitted by this Agreement, (y) as set forth in Section 6.1(b) of the Company Disclosure Letter, or (z) for any action reasonably taken, or reasonably omitted to be taken, pursuant to any COVID-19 Measures, as otherwise necessary or appropriate to protect the health and safety of employees or others having business dealings with the Company, or in response to any Emergency (in each case of this clause (z), subject to good faith consultation with Parent to the extent reasonably practical under the circumstances), the Company shall not:
(i)   declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company), except for the authorization and payment by the Company of its regular quarterly dividend in cash not to exceed $0.02 per share of Common Stock per quarter, consistent with past practice, and with record and payment dates consistent with past practice of the Company during the prior 12 months;
(ii)   (a) split, combine, subdivide, exchange, reverse split or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (b) form or acquire any Subsidiary;
(iii)   except as required by Company Employee Plans as in existence as of the date hereof and that are listed on Section 4.16(d) of the Company Disclosure Letter, (A) increase the compensation, severance, termination pay or other benefits payable or provided to any current or former employee, officer, director or individual independent contractor of the Company, it being understood that the cost of compensation and benefits of a new hire permitted under Section 6.1(b)(iii)(G) shall not constitute an increase in compensation or benefits in the year of hire, unless there is an increase of compensation and benefits above the initial new hire package for a similarly situated employee in the year of hire, (B) enter into or expand the coverage of any change of control, severance, deferred compensation, retention agreement or plan, (C) materially amend, adopt, establish, agree to establish, enter into, terminate or modify any funding arrangement with respect to, any Company Employee Plan or any plan, practice, program, agreement, contract, policy or arrangement that would have been a Company Employee Plan if it had been in existence on the date of this Agreement, (D) take any action to waive or amend any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Employee Plan, (E) make any contributions or payments to any trust or other funding vehicle with respect to any Company Employee Plan, (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Employee Plan or change the manner in which such contributions are determined, except as may be required by GAAP, (G) terminate the employment (other than for cause) or hire or promote any employee, officer or director whose annual base compensation is in excess of $200,000 per year, (H) effectuate a “plant closing,” “mass layoff,” or similar action under the WARN Act, (I) issue, grant, or authorize the issuance or grant of, or accelerate or amend, any Company Equity Award or other equity or equity-based award or other incentive compensation to any current or former employee, officer, director, or individual independent contractor of the Company, or (J) enter into any Collective Bargaining Agreement;
(iv)   enter into or make any loans or advances to any director, employee, officer or other individual service provider of the Company (other than loans or advances in the ordinary course of business or indemnification of attorneys’ fees and expenses or business expenses paid or advanced to or on behalf of directors, officers, employees or independent contractors) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Employee Plan;
(v)   change its fiscal year or materially change any financial, actuarial, reserving or accounting methods, accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes or revalue any of its material assets, except as required by GAAP or SEC rule or regulations;
(vi)   adopt any amendments to the Company’s certificate of incorporation or bylaws;
(vii)   grant, issue, sell, pledge, dispose of or encumber, or authorize the grant, issuance, sale, pledge or disposition of, or the creation of any Lien on, any shares of capital stock or other securities or ownership interests in the Company or any securities convertible into, exercisable for or exchangeable for any such shares, securities or ownership interests, or take any action to cause to be vested any otherwise unvested Company Equity Award (except as otherwise required by the terms of this Agreement or the express terms of any such Company Equity Award outstanding as of the date of this Agreement), other than (A) issuances of Shares in respect of any exercise of or settlement of Company Equity Awards outstanding on the date hereof or granted in accordance with this Section 6.1(b) or Section 6.1(b) of the Company Disclosure Letter or (B) any Permitted Lien;
(viii)   directly or indirectly purchase, redeem or otherwise acquire any shares of capital stock, securities or ownership interests in the Company or any rights, warrants or options to acquire any such shares, securities or ownership interests, other than the acquisition of Shares from a holder of a Company Equity Award in satisfaction of withholding obligations or the payment of exercise price;
(ix)   (A) incur, assume or guarantee, any Indebtedness, except for (i) Indebtedness incurred pursuant to the Company Credit Facility (or any Subject Refinancing Indebtedness in respect thereof) provided that the aggregate principal amount outstanding at any time does not exceed $50,000,000, (ii) leases of equipment in the ordinary course of business not to exceed payments by the Company in excess of $1,000,000 over the life of such lease, and (iii) Indebtedness for borrowed money incurred on or after February 9, 2025 in order to refinance the Company Credit Facility in an aggregate principal amount not to exceed the principal amount of the Company Credit Facility so refinanced (any such Indebtedness, the “Subject Refinancing Indebtedness”); provided, that (u) such Subject Refinancing Indebtedness has a stated maturity date that is later than that of the Company Credit Facility, (v) such Subject Refinancing Indebtedness shall be on customary, market terms, in consultation with Parent, (w) such Subject Refinancing Indebtedness shall consist only of bank revolving credit facilities and shall not consist of debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), (x) such Subject Refinancing Indebtedness shall be prepayable at any time (subject to customary notice requirements) without premium or penalty (other than customary reference rate breakage), (y) none of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or to be consummated in connection herewith shall conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under or any other material right of the lenders (or their agents or trustees) under or any loss of a material benefit of the Company under, or result in the creation of any lien, mortgage, security interest or encumbrance securing such Subject Refinancing Indebtedness, or could require the preparation or delivery of separate financial statements of the Company following the Closing and (z) immediately upon the incurrence by the Company of any Subject Refinancing Indebtedness, the Company shall notify Parent thereof and shall provide Parent copies of all definitive documentation related thereto, or (B) amend, modify or supplement the Company Credit Facility, except for a refinancing thereof as permitted by clause (iii) above;
(x)   acquire (by purchase, merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction), or make any investment in, any Entity, business, business line or material amount of assets other than (A) acquisitions pursuant to Contracts in effect on the date hereof and set forth on Section 6.1(b)(x) of the Company Disclosure Letter, (B) acquisitions of supplies, equipment or inventory in the ordinary course of business, or (C) capital expenditures permitted by Section 6.1(b)(xiii);
(xi)   sell, lease, license, transfer, exchange or swap, or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material portion of any of its material properties or assets, including material Company IP, other than (x) non-exclusive licenses of Company IP, and dispositions of inventory or obsolete assets in each case, in the ordinary course of business, (y) pursuant to Contracts in effect on the date hereof and set forth on Section 6.1(b)(xi) of the Company Disclosure Letter, or (z) subject to Section 6.8, as may be required by any Governmental Entity in order to permit or facilitate the consummation of the Transactions;
(xii)   enter into, modify, amend, cancel or terminate (other than expiration in accordance with their terms), waive any material rights under or release or assign any material rights or claims under any Material Contract or any Contract of the Company that would be a Material Contract if in existence as of the date of this Agreement or after giving effect to such amendment, other than in the ordinary course of business (except for (A) those Contracts that would constitute Material Contracts pursuant Section 4.11(a)(i)(A), Section 4.11(a)(v), Section 4.11(a)(vi) and Section 4.11(a)(xi) and (B) entering into a Material Contract with a term of greater than one year or amending or modifying an existing Material Contract to extend its term by more than one year);

(xiii)   make or authorize any payment of, accrual or commitment for, any capital expenditures, except (x) as contemplated by and in accordance with the Capex Budget, (y) for capital expenditures not to exceed $5,000,000 individually or $10,000,000 in the aggregate and (z) for reasonable expenditures made in response to an Emergency (provided, in the case of this clause (z), the Company has provided prior notice to and reasonably consulted with Parent to the extent practicable under the circumstances);
(xiv)   settle, pay, discharge or satisfy any pending or threatened Action or Legal Proceeding, other than (x) any Action or Legal Proceeding relating to Taxes or (y) any Action the settlement payment, discharge or satisfaction of which does not result in the imposition of equitable or other non-monetary relief on, or the admission of wrongdoing by, the Company, or relate to any actual or potential violation of any criminal Law and results solely in an obligation involving the payment of moneys by the Company (net of monetary obligations funded by an indemnity obligation to, or an insurance policy of, the Company) of not more than $1,000,000 individually or $5,000,000 in the aggregate; provided, that the settlement, release, waiver or compromise of any Action, Legal Proceeding or claim brought by the stockholders of the Company against the Company and/or its directors relating to the Transactions shall be subject to Section 6.12 rather than this Section 6.1(b);
(xv)   adopt or enter into a plan of complete or partial liquidation, dissolution, merger (other than the Merger), consolidation, restructuring, recapitalization or other reorganization of the Company;
(xvi)   (A) adopt, change or revoke any material method of Tax accounting, (B) change any annual Tax accounting period, (C) make (other than in the ordinary course of business and consistent with past practice of the Company), change or revoke any material Tax election, (D) file any material Tax Return reflecting any position, election or method, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing Tax Returns with respect to prior periods; (E) settle or otherwise compromise any Tax Proceeding for an amount materially in excess of amounts reserved therefor (if any) in accordance with GAAP in the financial statements contained in the Company SEC Reports; (F) enter into, cancel or modify any closing agreement with a Governmental Entity with respect to Taxes or Tax Returns; (G) request any ruling from a Governmental Entity with respect to Taxes or Tax Returns; (H) extend or waive the period of assessment or collection for any material Taxes (in each case other than (i) extensions or waivers in connection with routine Tax Return filings which extensions or waivers have been consistently applied for and granted with respect to periods ending prior to the Closing, and (ii) extensions or waivers automatically granted under applicable Law); (I) enter into any Tax Sharing Agreement relating to any material Taxes; (J) surrender any right to claim any material Tax refund; or (K) file any materially amended Tax Return or otherwise amend any material Tax Return; or
(xvii)   agree, in writing or otherwise, to take any of the foregoing actions.
(c)   Notwithstanding anything to the contrary in Section 9.6, with respect to any request by the Company for the consent of Parent to any action that would otherwise be prohibited by this Section 6.1, the Company shall send to the Parent Representatives listed on Section 6.1 of the Parent Disclosure Letter a request for written consent via email (to the email addresses set forth on Section 6.1 of the Parent Disclosure Letter) that includes the reason for the request and identifies the subsections of this Section 6.1 with respect to which the Company is seeking Parent’s consent (such request, an “Approval Request”). Parent shall promptly review any Approval Request delivered pursuant to the foregoing sentence, and within ten (10) Business Days of receiving such Approval Request by email to the Company Representatives who sent the applicable Approval Request, either provide the Company with the requested consent or inform the Company of its rejection of the Approval Request.
Section 6.2   Control of Operations.   Nothing contained in this Agreement shall give Parent, Guarantor or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
Section 6.3   Access.
(a)   Subject to compliance with applicable Laws, the Company shall afford to Parent and to its Representatives reasonable access during normal business hours, upon reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s employees, officers, properties, Contracts, books and records, other than any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or that relate to any Alternative Proposal or Superior Proposal, in each case, solely for purposes of consummating the Merger (including for integration planning) (but without limiting the Company’s obligations under Section 6.5 in respect of an Alternative Proposal or Superior Proposal). The foregoing notwithstanding, the Company shall not be required to afford such access (i) if such access would, in the Company’s good-faith discretion, (x) unreasonably disrupt the operations of the Company, (y) jeopardize the health and safety of any officer or employee of the Company, or any attorney-client, work product or other legal privilege or trade secret protection or (z) contravene any applicable Law, fiduciary duty or Contract entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company is a party); provided, that, at Parent’s written request, the Company shall use its reasonable best efforts to (A) make appropriate and mutually agreeable substitute arrangements under circumstances in which any of the foregoing restrictions apply to allow access in a manner that does not result in such effect (including by arrangement of appropriate clean room procedures, redaction of text from documents or entry into a customary joint defense agreement with respect to any information to be so provided) or (B) obtain waivers of any such restrictions; or (ii) to such information that relates to the minutes of the meetings of the Company Board or its committees where the Company Board or any applicable committee discussed the Transactions or any similar transaction between the Company and any other Person (including any presentations or other materials prepared by or for the Company Board, whether in connection with a specific meeting, or otherwise relating to such subject matter). Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure pursuant to this Section 6.3 to the extent such access or information is reasonably pertinent to any Action or Legal Proceeding where the Company or any of its Affiliates, on the one hand, and Parent, Merger Sub or any of their respective Affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties, and any such access will be subject to the Company’s reasonable security measures and insurance requirements. Notwithstanding anything to the contrary contained in this Section 6.3(a), any document, correspondence or information or other access provided pursuant to this Section 6.3(a) may be redacted or otherwise limited to prevent disclosure of information concerning the valuation of the Company and the Merger or other confidential or competitively sensitive information. To the extent that the Company reasonably determines doing so may be required for the purpose of complying with applicable Antitrust Laws or the Specified Laws, information disclosed pursuant to this Section 6.3 may be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above to provide access to employees, officers, properties, Contracts, books and records and any other documents and information by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law (including any COVID-19 Measures). Notwithstanding anything to the contrary contained in this Section 6.3(a), in no event shall the work papers of the Company’s independent accountants and auditors be accessible to Parent or any of its Representatives unless and until such accountants and auditors have provided a consent related thereto in form and substance reasonably acceptable to such auditors or independent accountants; provided, that the Company shall use its reasonable best efforts to assist Parent or any of its Representatives in obtaining such consent at the request of Parent. Notwithstanding the foregoing, Parent and its Representatives shall not be permitted to collect or analyze any environmental samples or to perform any intrusive, invasive or destructive testing, study or assessment (including, without limitation, soil borings, water samplings, Phase II environmental testing or other environmental sampling or analysis) with respect to any property of the Company without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion.
(b)   Parent agrees that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the Transactions shall be deemed to be Evaluation Information and/or Transaction Information, as applicable, as such terms are used in, and shall be treated in accordance with, the confidentiality agreement, dated as of January 9, 2024, between the Company and Parent (the “Confidentiality Agreement”), which, notwithstanding anything to the contrary set forth therein, shall continue in full force and effect until the Closing Date (in accordance with its terms); provided, that the Company shall be deemed to have consented under the Confidentiality Agreement for Parent to, after the date of this Agreement, include any Debt Financing Sources as Parent’s Representative (as defined the Confidentiality Agreement) that Parent determines necessary or desirable in connection with the financing of the Transactions. The Company and Parent hereby agree, in accordance with Section 13(b) of the Confidentiality Agreement, that the Confidentiality Agreement shall be deemed to have been, and hereby is, amended to provide that the term of the Confidentiality Agreement (as set forth in Section 13(d) of the Confidentiality Agreement) is extended until the earlier of  (x) the Closing and (y) the later of January 9, 2025 and one year after the termination of this

Agreement. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms (as modified by the immediately preceding sentence). Notwithstanding anything herein to the contrary, the Parties hereby agree and acknowledge that the standstill and similar restrictions in the Confidentiality Agreement shall not apply upon the execution and delivery of this Agreement to the extent required to permit any action contemplated hereby and in accordance herewith and solely until any valid termination of this Agreement in accordance with its terms.
Section 6.4   Go-Shop.   Notwithstanding any provision in this Agreement to the contrary, during the period commencing on the date of this Agreement and continuing until 11:59 p.m. Central time on the thirty-fifth (35th) day following the date of this Agreement (such latter date, the “No-Shop Period Start Date” and such period of time, the “Go-Shop Period”), the Company and its Representatives shall have the right to (and may without restriction hereunder, but subject to the conditions set forth in this Agreement), directly or indirectly:
(a)   solicit, initiate, induce, propose, facilitate or encourage any Alternative Proposals or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal;
(b)   subject to the prior entry into an Acceptable Confidentiality Agreement, furnish to any third party or its Representatives any non-public information relating to the Company and afford to such third party or its Representatives access to non-public information related to the business, properties, personnel, assets, books, records and other non-public information of the Company, in each such case with the intent to solicit, initiate, induce, propose, facilitate or encourage any Alternative Proposal or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal; provided, that the Company shall promptly (and in any event within twenty-four (24) hours) provide to Parent and its Representatives, or provide Parent and its Representatives access to, any such non-public information concerning the Company that is provided to any such third party or its Representatives that was not previously provided or made available to Parent or its Representatives; and
(c)   otherwise cooperate with or assist with or facilitate any Alternative Proposal or any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal, including that the Company may grant a waiver under any “standstill provision” or similar obligation of any third party with respect to the Company to allow such third party to submit or amend an Alternative Proposal on a confidential basis to the Company Board (or any committee thereof).
Section 6.5   No Solicitation.
(a)   Except as expressly permitted by the provisions of this Section 6.5, during the period commencing on (i)(x) with respect to any third party who is an Excluded Party as of the No-Shop Period Start Date, the earlier of the date on which such third party is no longer an Excluded Party and fifteen days after the No-Shop Period Start Date or (y) with respect to any other third party, the No-Shop Period Start Date, and (ii) continuing until the earlier of the Effective Time and the Termination Date, the Company shall, and shall use its reasonable best efforts to cause its Representatives to, (x) immediately cease and cause to be terminated any solicitation, discussions or negotiations with any Person (other than Parent, Merger Sub and their Representatives) in connection with any Alternative Proposal or any other proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in, an Alternative Proposal, (y) terminate access to the Dataroom by any Person (other than (A) Parent, Merger Sub and their Representatives and (B) the Company and its Representatives) and (z) promptly request that each Person that has executed a confidentiality agreement within the twelve (12) month period immediately preceding the No-Shop Period Start Date in connection with such Person’s consideration of any Alternative Proposal (other than Parent, Merger Sub and their Representatives) return or destroy all confidential information regarding the Company.
(b)   Other than with respect to a third party who is an Excluded Party on the No-Shop Period Start Date (and only until the earlier of such time as such Excluded Party is no longer an Excluded Party and fifteen days after the No-Shop Period Start Date, at which time the provisions of this Section 6.5(b) shall become applicable), subject to the terms of this Section 6.5(b), during the period commencing on the No-Shop Period Start Date and continuing until the earlier of the Effective Time and the Termination Date, the Company agrees that it shall not, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly, (i) solicit, initiate, induce, propose, knowingly facilitate or knowingly encourage the making or submission of, any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Alternative Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions regarding any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal or furnish any non-public information regarding the Company or provide access to its properties to any Person (other than Parent, Merger Sub and their Representatives) relating to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal (except, in each case, to notify such Person that the provisions of this Section 6.5 prohibit any such discussions or negotiations), (iii) take any action to exempt any Person from the restrictions on “business combinations” contained in Section 203 the DGCL or any other applicable state takeover statute or otherwise cause such restrictions not to apply to such Person, (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract (excluding any Acceptable Confidentiality Agreement), in each case constituting or related to any Alternative Proposal (each, an “Alternative Acquisition Agreement”), or (v) publicly announce any intention to do any of the foregoing.
(c)   Notwithstanding anything to the contrary herein, during the period commencing on the No-Shop Period Start Date until the earlier of the Effective Time and the Termination Date the Company (i) shall not modify, amend or terminate, or waive, release, or assign any standstill provisions or similar agreements with any Person and (ii) shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements; provided, that if the Company Board determines in good faith after consultation with the Company’s outside legal counsel that the failure to waive a particular standstill provision or similar agreement would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the Company may waive such standstill or similar agreement solely to the extent necessary to allow for an Alternative Proposal that has not been solicited in breach of Section 6.5(b) to be made to the Company Board in a confidential manner so long as the Company promptly notifies Parent thereof concurrently with granting any such waiver and the Company complies with Section 6.5(d). For the avoidance of doubt, the receipt of an unsolicited proposal, offer, inquiry or request received pursuant to any standstill, confidentiality or other similar agreement that permits the submission of private or confidential proposals to the Company Board shall not, by itself, violate, or be deemed to be in violation of, the preceding sentence. Without limiting the foregoing, it is understood that any breach of the restrictions contained in this Section 6.5 by any of the Company’s Representatives shall be deemed to be a breach of this Section 6.5 by the Company.
(d)   The Company shall promptly (and in any event within twenty four (24) hours), including during the period prior to the No Shop Period Start Date, notify Parent of the receipt by the Company or its Representatives of any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal, which notice shall include a summary of the material terms and conditions of  (and the identity of the Person making) such proposal, offer, inquiry or request and shall include with such notice copies of such proposal, offer, inquiry or request and copies of any other documents, in each case, evidencing or specifying the material terms and conditions of such proposal, offer, inquiry or request, in each case, to the extent provided in writing and (ii) thereafter keep Parent reasonably informed on a prompt (and, in any event within twenty-four (24) hours) basis of any material developments with respect to, or any material change to the terms of, any such Alternative Proposal, including by providing copies of any additional draft agreements relating to, or written proposals containing any material term of, any such Alternative Proposal received by the Company or any of its Representatives.
(e)   Notwithstanding anything in this Section 6.5 to the contrary and without limiting any provisions of Section 6.4, if, at any time following the date hereof and prior to the receipt of the Required Company Stockholder Vote, the Company receives a bona fide written Alternative Proposal, which Alternative Proposal did not result from a material breach of this Section 6.5, and the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that (x) such Alternative Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal, and (y) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the Company may take the following actions: (i) furnish information, including material non-public information, to any Person making such Alternative Proposal, as well as its Representatives and potential financing sources, if, and only if, prior to so furnishing such information, the third party has executed an Acceptable Confidentiality Agreement (provided, that the Company shall, prior to or concurrently with such disclosure, make available to Parent any non-public information that is made available to such Person to the extent not previously provided to Parent or its Representatives), and (ii) engage in discussions or negotiations with any Person (as well as its Representatives) with respect to the Alternative Proposal.

(f)   Except as set forth in this Section 6.5, the Company Board or any committee thereof shall not (i) withhold, withdraw or qualify (or modify or amend in any manner adverse to Parent or Merger Sub), or propose publicly to withhold, withdraw or qualify (or modify or amend in any manner adverse to Parent or Merger Sub), the Recommendation, (ii) approve, recommend, adopt, authorize or declare advisable, or publicly propose to approve, recommend, adopt, authorize or declare advisable, any Alternative Proposal, (iii) fail to include the Recommendation in the Proxy Statement, (iv) fail to publish, send or provide to the holders of Shares, pursuant to Rule 14e-2(a) under the Exchange Act a statement recommending against any Alternative Proposal that is a tender or exchange offer and publicly reaffirm the Recommendation within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to maintain such Recommendation against such offer at any time before such offer has expired or been withdrawn, (v) if an Alternative Proposal (other than an Alternative Proposal that is a tender or exchange offer) or any material modification thereof shall have been publicly announced or disclosed, fail to recommend against such Alternative Proposal or material modification thereof or fail to reaffirm the Recommendation within ten (10) Business Days after Parent so requests in writing (or, if earlier, at least two (2) Business Days prior to the Company Stockholders’ Meeting) (it being understood that the Company will have no obligation to make such reaffirmation more than once per Alternative Proposal and each material modification thereof) or (vi) resolve to effect or publicly announce an intention to effect any of the foregoing (any such action described in the foregoing clauses (i) through (vi), a “Change of Recommendation”). Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Required Company Stockholder Vote, the Company Board may, in response to an Alternative Proposal received by the Company after the date of this Agreement that has not been subsequently withdrawn, which Alternative Proposal did not result from a material breach of this Section 6.5, and with respect to which the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, (1) such Alternative Proposal constitutes a Superior Proposal and (2) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, (x) make a Change of Recommendation with respect to such Superior Proposal and/or (y) cause the Company to terminate this Agreement pursuant to Section 8.1(g)(i); provided, that the Company Board shall not be entitled to make such a Change of Recommendation or cause such termination of this Agreement pursuant to Section 8.1(g)(i) unless, in each case, (A) the Company shall have given Parent at least four (4) Business Days prior written notice (a “Superior Proposal Notice”) advising Parent of its intention to make such a Change of Recommendation or terminate this Agreement, which Superior Proposal Notice shall include a description of the material terms and conditions of the Superior Proposal and the other information specified in Section 6.5(d), (B) during such four (4) Business Day period, if requested by Parent, the Company and its Representatives shall engage in good faith negotiations with Parent and its Representatives (to the extent Parent so desires to negotiate) to consider amendments to the terms and conditions of this Agreement in such a manner so that such Alternative Proposal would cease to constitute a Superior Proposal and (C) at the end of such four (4) Business Day period, after taking into account any irrevocable commitments or binding proposals made by Parent to the Company in writing to amend the terms of this Agreement during such four (4) Business Day period, the Company Board determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that (I) the Alternative Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal and (II) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, that in the event of any material modification of the financial terms or any other material modifications to the terms of such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 6.5(f) with respect to such new written notice, except that the notice period under clause (A) shall be three (3) Business Days. For the avoidance of doubt, the delivery of a Superior Proposal Notice, in and of itself, will not constitute a Change of Recommendation or violate this Section 6.5.
(g)   Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Required Company Stockholder Vote, the Company Board may, in response to an Intervening Event that is continuing, make a Change of Recommendation if the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that the failure of the Company Board to make a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, that the Company Board shall not be entitled to make such a Change of Recommendation unless (i) the Company shall have given Parent at least four (4) Business Days’ prior written notice (an “Intervening Event Notice”) advising Parent of its intention to make such a Change of Recommendation, which Intervening Event Notice shall include a description of the applicable Intervening Event, (ii) to the extent requested by Parent during such four (4) Business Day period, the Company and its Representatives shall have engaged in good faith negotiations with Parent and its

Representatives (to the extent Parent so desires to negotiate) to consider amendments to the terms and conditions of this Agreement in such a manner that would permit the Company Board, consistent with the directors’ fiduciary duties, not to make such Change of Recommendation and (iii) at the end of such four (4) Business Day period, after taking into account any irrevocable commitments or binding proposals made by Parent to the Company in writing to amend the terms of this Agreement during such four (4) Business Day period, the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that the failure of the Company Board to make such Change of Recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law (it being understood that any such determination in and of itself shall not be deemed a Change of Recommendation); provided, that in the event of any material change to such Intervening Event, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 6.5(g) with respect to such new written notice, except that the notice period under clause (i) shall be three (3) Business Days. For the avoidance of doubt, the delivery of an Intervening Event Notice, in and of itself, will not constitute a Change of Recommendation or violate this Section 6.5.
(h)   Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) complying with its disclosure obligations under applicable Law or Nasdaq rules and regulations, including taking or disclosing to its stockholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (and no communication that consists solely of a “stop, look and listen” statement, in and of itself, will be considered a Change of Recommendation) or (ii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that such disclosure is required by applicable Law; provided that no disclosure or communication will be permitted pursuant to the foregoing sentence that constitutes a Change of Recommendation or shall require the giving of a Superior Proposal Notice or an Intervening Event Notice except in accordance with Section 6.5(f) or Section 6.5(g). It is understood and agreed that, for purposes of this Agreement, a public statement by the Company or the Company Board that describes the receipt of an Alternative Proposal, the identity of the Person making such Alternative Proposal, the material terms of such Alternative Proposal and the operation of this Agreement with respect thereto (that does not otherwise indicate or suggest that such Alternative Proposal constitutes a Superior Proposal) will not be deemed to be (A) a withholding, withdrawal, modification or proposal by the Company Board to withhold, withdraw, or modify, the Recommendation; (B) an approval, recommendation or declaration of advisability with respect to such Alternative Proposal; or (C) a Change of Recommendation.
(i)   Notwithstanding anything to the contrary contained herein, the Company shall not enter into any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement) unless this Agreement has been terminated in accordance with its terms (including the payment of the Company Termination Fee, if and as applicable, pursuant to Section 8.3(a)). The Company shall not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to comply with any of the terms of this Section 6.5, and the Company represents that it is not a party to any such agreement.
(j)   If the Company provides a Superior Proposal Notice or Intervening Event Notice to Parent on a date that is less than five (5) Business Days before the Company Stockholders’ Meeting, the Company shall, if requested by Parent acting reasonably, postpone the Company Stockholders’ Meeting to a date determined by Parent that is not more than ten (10) Business Days after the scheduled date of the Company Stockholders’ Meeting but in any event the Company Stockholders’ Meeting shall not be postponed to a date which would prevent the Effective Time from occurring on or prior to the End Date.
(k)   “Alternative Proposal” means any inquiry, proposal or offer made by any Person (other than Parent, Merger Sub or any of their respective Affiliates) relating to or concerning (i) the direct or indirect acquisition by any Person of  (A) twenty percent (20%) or more of the assets of the Company, or (B) assets of the Company to which twenty percent (20%) or more of the revenues or earnings of the Company are attributable for the most recent fiscal year for which the audited financial statements are then available (other than, in each case, sales of inventory, leases and nonexclusive licenses in the ordinary course of business) or (ii) the direct or indirect acquisition by any Person (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction), or a tender offer or exchange offer that if consummated would result in any Person beneficially owning, twenty percent (20%) or more of the total voting power of the equity securities of the Company (or any direct or indirect parent company thereof), immediately following such transaction, in each of the foregoing clauses (i) and (ii), whether in a single or series of related transactions.
(l)   “Superior Proposal” means a bona fide written Alternative Proposal substituting in the definition thereof “fifty percent (50%)” for “twenty percent (20%)” in each place it appears, made after the date hereof that the Company Board determines in good faith, after consultation with the Company’s outside financial and legal advisors, and considering such factors as the Company Board considers to be relevant (including the conditionality, timing and likelihood of consummation of such proposal, as well as, to the extent third party financing is contemplated, the nature of such financing and any commitments with respect thereto, and whether such proposal is reasonably capable of being satisfied in accordance with its terms (if accepted)) to be more favorable from a financial point of view to the Company’s stockholders than the Transactions (including any binding commitments made by Parent to the Company in writing to amend the terms of this Agreement during the periods contemplated by Section 6.5(f)).
(m)   “Intervening Event” means any event, change, occurrence, development, condition, effect or state of facts or circumstances that (i) is material to the Company, (ii) was unknown to, and not reasonably foreseeable by, the Company Board as of the date of this Agreement, or if known and reasonably foreseeable to the Company Board as of the date of this Agreement, the material consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement, and (iii) does not involve or relate to (A) an Alternative Proposal, (B) any changes in the pricing or availability of copper or aluminum, or (C) the fact that the Company exceeds any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or exceed any internal or published projections, budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself, or any change in the price or trading volume of the Shares or the credit rating of the Company (provided, that, for purposes of clause (C), the matters giving rise to or contributing to such events may be deemed to constitute, or be taken into account in determining whether there has been, an Intervening Event).
Section 6.6   Filings; Other Actions.
(a)   As promptly as reasonably practicable after the date hereof  (but in any event within thirty (30) days after the date hereof), the Company shall prepare and file with the SEC the preliminary Proxy Statement, which shall, subject to Section 6.5, include the Recommendation, and shall use reasonable best efforts to respond to any comments by the staff of the SEC in respect of the preliminary Proxy Statement as promptly as reasonably practicable after the receipt thereof, and shall cause the commencement of the mailing of the definitive Proxy Statement to the Company’s stockholders as promptly as practicable following the time the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders (and in any event within three (3) Business Days after such time); provided, that notwithstanding anything to the contrary in the foregoing, in no event shall the definitive Proxy Statement be required to be filed with the SEC or mailed to the Company’s stockholders prior to the No-Shop Period Start Date. For purposes of the prior sentence, the Proxy Statement shall be deemed to be “cleared by the SEC” on (x) the date that is 10 calendar days (calculated in accordance with Rule 14a-6(a) promulgated under the Exchange Act) after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or (y) in the event that the SEC advises during such 10 calendar day period that it intends to review the Proxy Statement, the date on which the Company shall have been informed by the SEC staff that it has no further comments on the Proxy Statement. Parent and Merger Sub shall provide to the Company such information concerning themselves and their Affiliates as is customarily included in a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Law, requested by the SEC or the staff of the SEC. The Company will notify Parent promptly, and in any event, within twenty-four (24) hours, of the receipt of any comments or other communications, whether written or oral, that the Company or its Representatives may receive from time to time from the SEC or the staff of the SEC in connection with the Transactions and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information with respect to the Proxy Statement or the Transactions and the Company will supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. Subject to applicable Law, prior to filing or mailing the Proxy Statement (including the preliminary Proxy Statement) (or any amendment or supplement thereto) or responding to any written comments of the staff of the SEC with respect thereto, the Company shall provide Parent and its counsel a reasonable opportunity to review and to propose comments on such document or response and the Company shall consider in good faith such comments reasonably proposed by Parent or its counsel for inclusion therein. If at any time prior to the Company Stockholders’ Meeting any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by a Party that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information will promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.
(b)   Subject to the other provisions of this Agreement, the Company shall (i) take all action required by the Nasdaq and the SEC rules and as required by the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly (but in no event later than thirty-five (35) days following the commencement of the mailing of the Proxy Statement) for the purpose of obtaining (A) the Required Company Stockholder Vote and (B) if so desired and mutually agreed between the Company and Parent, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the Transactions (as it may be adjourned or postponed in accordance with this Agreement, the “Company Stockholders’ Meeting”); provided, that the foregoing obligations shall not be affected by a Change of Recommendation (it being understood and agreed that in the event of a Change of Recommendation, the Company shall have no obligation to solicit proxies to obtain the Required Company Stockholder Vote under the following clause (ii)), and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement (it being understood and agreed that the foregoing shall not require the Company Board to recommend in favor of the adoption of this Agreement, if a Change of Recommendation has been effected in accordance with Section 6.5). The Company shall consult with Parent regarding the record date of the Company Stockholders’ Meeting, prior to setting such date. Notwithstanding anything to the contrary in this Agreement, (x) the Company may adjourn, recess, or postpone, and at the request of Parent it shall adjourn, recess or postpone, the Company Stockholders’ Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or to obtain the Required Company Stockholder Vote (provided, that, unless agreed in writing by the Company and Parent, all such adjournments, recesses or postponements shall be for periods of no more than ten (10) Business Days each (not to exceed twenty (20) Business Days in the aggregate)) and (y) the Company may adjourn, recess, or postpone the Company Stockholders’ Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders’ Meeting. Except in the event that a Change of Recommendation has been effected in accordance with Section 6.5, the Company shall use its reasonable best efforts to provide Parent with periodic updates (including voting reports) concerning proxy solicitation results, as reasonably requested by Parent.
Section 6.7   Employee Matters.
(a)   For a period of twelve (12) months following the Effective Time (or, if shorter, the applicable employee’s period of employment following the Closing Date), Parent shall provide, or shall cause to be provided, to each employee of the Company who is employed immediately prior to the Effective Time and who remains employed following the Effective Time (each, a “Company Employee,” and collectively, the “Company Employees”) (i) a base salary or wage rate (as applicable) and an annual target cash incentive opportunity (excluding, for the avoidance of doubt, severance, any change in control, retention or transaction bonus payments, and any equity or equity-based incentive opportunity or arrangement; but including the Company’s deferred bonus program) that, in each case, is no less favorable than that provided to the Company Employee immediately before the Effective Time and (ii) broad-based employee health, welfare, and retirement benefits (excluding any defined benefit retirement and retiree medical plans) that are substantially similar, in the aggregate, to those provided to similarly situated employees of Parent (provided that participation in the Company Employee Plans as provided to the Company Employees immediately before the Effective Time shall be deemed to satisfy this clause (ii), it being understood that the Company Employees may commence participating in the employee benefit plans of Parent on different dates following the Effective Time with respect to different plans). For the avoidance of doubt, Parent shall not be prohibited by this Section 6.7(a) from terminating the employment of any Company Employee following the Closing Date.
(b)   If Company Employees participate in the employee benefit plans of the Surviving Corporation or its Subsidiaries after the Effective Time (the “New Plans”), for all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the New Plans, Parent shall use its reasonable best efforts to cause each Company Employee to be credited with his or her years of service with the Company and its predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under the analogous Company Employee Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits, or for purposes of any pension plan or for purposes of any benefit plan that is a frozen plan or provides grandfathered benefits. In addition, and without limiting the generality of the foregoing, if Company Employees participate in the New Plans, (i) Parent shall use its reasonable best efforts to cause each Company Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Employee Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall use its reasonable best efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c)   Following the date hereof, the Parties shall cooperate and use good faith efforts as reasonably necessary for employee and compensation and benefits integration planning, including exchanging information and data relating to employees, organizational structure, compensation and employee benefits. Prior to the Closing, unless such communication is consistent in all material respects with a communication previously reviewed by Parent or previously publicly disclosed, Parent shall be provided the opportunity and a reasonable period of time to review and comment (with such review and comment not to be unreasonably withheld, conditioned, or delayed) on any broad-based or otherwise material employee notices or communication materials (including website postings) regarding the transactions contemplated by this Agreement from the Company to the employees of the Company, including broad-based or otherwise material notices or communication materials with respect to employment, compensation or benefits matters addressed in this Agreement or employment after the Closing prepared by the Company prior to their distribution, and the Company shall consider in good faith any reasonable comments promptly received from Parent.
(d)   Parent acknowledges that a “change in control” (or similar phrase) within the meaning of the Company Employee Plans will occur at or immediately prior to the Effective Time, as applicable.
(e)   Without limiting the generality of Section 6.11, Section 9.9, or Section 6.17(d), the provisions of this Section 6.7 are solely for the benefit of the Parties, and nothing in this Agreement shall confer on any current or former officer, director, employee or other individual service provider or any other person any rights or remedies under any Company Employee Plan or any New Plan or other compensation or benefit plan, program or arrangements, including any right to employment or continued employment for any period or terms of employment or any right to continue in the employ or service of Parent or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any employee, officer, director or other individual service provider at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall create any third-party beneficiary rights in any Company Employee or other current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof) or be construed as an amendment or modification to, or establishment of, or limiting the ability to modify, terminate or amend, any Company Employee Plan or other compensation or benefit plan or arrangement for any purpose. The provisions of this Section 6.7 shall survive the consummation of the Merger.
Section 6.8   Efforts.
(a)   Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use (and Parent shall cause its Subsidiaries to use) their respective reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other Transactions as promptly as practicable and in any event prior to the End Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an Action or Legal Proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties (other than Governmental Entities), (iii) the defending of any Actions, lawsuits or other Legal Proceedings, whether judicial or administrative, challenging this Agreement or challenging, hindering, impeding, interfering with or delaying the consummation of the Merger and the other Transactions, including seeking to have any stay, temporary restraining order or injunction entered by any court or other Governmental Entity in connection with the foregoing vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions; provided, that in no event shall the Company be required to pay any fee, penalty or other consideration to any third party for any consent or approval required for or triggered by the consummation of the Transactions under any Contract or otherwise unless requested by Parent in writing, in which such case, it shall pay such fee, penalty or other consideration so long as such payment is conditioned on the occurrence of the Closing.
(b)   Subject to the terms and conditions in this Agreement and without limiting the foregoing, the Company and Parent shall (and Parent shall cause its Subsidiaries to) (x) promptly, but in no event later than ten (10) Business Days after the date hereof, file or cause to be filed any and all required notification and report forms under the HSR Act with respect to the Merger and the other Transactions; provided that there are no changes in the applicable regulations under the HSR Act between the date hereof and the date of filing pursuant to the HSR Act, in which instance the Company and Parent shall use reasonable best efforts to file or cause to be filed any and all required notification and report forms under the HSR Act as promptly as commercially practicable thereafter, and (y) file or cause to be filed any and all notifications with respect to the Merger and the other Transactions as may be requested by any Governmental Entity under the Specified Laws promptly, but in no event later than twenty (20) Business Days, after receiving such request from the applicable Governmental Entity. Subject to Section 6.8(c), the Company and Parent shall (and Parent shall cause its Subsidiaries to) use all reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act. Parent and the Company may not (i) commit to or agree with any Governmental Entity to voluntarily stay, toll or extend any applicable HSR Act waiting period or review period, (ii) enter into any timing agreement with any Governmental Entity, or (iii) pull and refile any filing under the HSR Act or any other applicable Antitrust Law or the Specified Laws, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).
(c)   In furtherance and not in limitation of the foregoing, Parent and the Company shall (and Parent shall cause its Subsidiaries to) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other Transactions, by taking all such further action as may be necessary to resolve such objections, and to avoid or eliminate each and every impediment, in each case, under the Specified Laws or any Antitrust Law that may be asserted by the United States Federal Trade Commission (“FTC”), the Antitrust Division of the United States Department of Justice (“DOJ,” and together with the FTC, the “U.S. Antitrust Agencies”), state antitrust enforcement authorities or any other Governmental Entity or Person with respect to the Merger and the other Transactions so as to enable the Closing to occur as promptly as practicable after the date hereof  (and in any event no later than the End Date), including (i) supplying or causing to be supplied to any Governmental Entity as promptly as practicable any and all additional information or documentary material that may be requested, and certifying compliance with such request (as applicable), under any Law or by such Governmental Entity, (ii) terminating, transferring or creating relationships, contractual rights or other obligations of Parent (including its Subsidiaries) and the Company, and (iii) otherwise taking or committing to take any actions or agree to any undertakings that would limit Parent’s (including its Subsidiaries’, and the Surviving Corporation’s) freedom of action with respect to Parent’s (including its Subsidiaries’, and the Surviving Corporation’s) future operations with respect to, assets (whether tangible or intangible), businesses, divisions, personnel, operations, products or product lines or contractual or supply relationships of Parent (and its Subsidiaries, including the Surviving Corporation) or the Company, in each case so as to satisfy the conditions to the Closing or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Legal Proceeding that would otherwise have the effect of preventing the Closing or delaying the Closing beyond the End Date (each such action in the foregoing clauses (ii) and (iii), individually or collectively, a “Remedial Action”). Notwithstanding anything in this Agreement to the contrary, (i) the Company shall not be (x) required to or become subject to, or consent or agree to or otherwise take any Remedial Action or Divestiture Action unless such action is applicable to the Company only from and after the Effective Time or (y) permitted to offer or agree to or effectuate any Remedial Action or Divestiture Action without the prior written consent of Parent; (ii) Parent (or any of its Subsidiaries) shall not be required to: (x) become subject to any Remedial Action if such Remedial Action would or would reasonably be expected to result in a material adverse effect on Parent and its Subsidiaries (including the Company) taken as a whole, after giving effect to the Transactions, provided, however, that for this purpose, Parent and its Subsidiaries (including the Company) taken as a whole shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size of the Company as of the date of this Agreement, (y) become subject to, or consent or agree to or otherwise take any action with respect to any Remedial Action, unless such Remedial Action is binding on or otherwise applicable to Parent or its Subsidiaries only from and after the Effective Time, or (z) propose, commit to, effect, or execute, by consent decree, settlement, undertaking, stipulations, hold separate order, binding agreement with a third part(ies) or otherwise, the sale, divestiture, hold separate or disposition of any or all of the share capital or other equity voting interests, assets (whether tangible or intangible), businesses, divisions, operations, products or product lines of Parent (including its Subsidiaries) or of the Company (collectively, “Divestiture Action”); and (iii) if requested by Parent in writing, the Company shall agree to any Remedial Action or Divestiture Action so long as such action is conditioned on the occurrence of the Closing.
(d)   The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions pursuant to this Section 6.8(d), and, subject to applicable legal limitations and the instructions of any Governmental Entity, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications provided to or received by or on behalf of the Company or Parent, as the case may be, or any of Parent’s Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transactions. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall permit counsel for the other Party a reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; provided, that materials may be redacted (i) to remove references concerning the valuation of the businesses of the Company, or proposals from third parties with respect thereto, (ii) as necessary to comply with contractual agreements and (iii) as necessary to address reasonable privilege or confidentiality concerns. The Parties, as they deem advisable and necessary, may designate any competitively sensitive material provided to the other under this Section 6.8(d) as “Outside Counsel Only Material,” and such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed to other Representatives of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel. Each of the Company, Parent and Merger Sub agrees not to participate in any meeting or discussion, either in Person, by videoconference, or by telephone, with any Governmental Entity in connection with the Transactions unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.
(e)   In furtherance and not in limitation of the covenants of the Parties contained in this Section 6.8 and subject to Section 6.8(f), if any administrative or judicial action or proceeding, including any proceeding by a Governmental Entity or by a private party, is instituted (or threatened to be instituted) challenging, hindering, impeding, interfering with or delaying any Transactions, in each case, as violative of any Law, each of the Company, Parent and Merger Sub shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such Action or Legal Proceeding and to have vacated, lifted, reversed or overturned any Action, decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other Transactions.
(f)   Subject to Section 6.8(d), Parent shall, upon reasonable consultation with the Company and in consideration of the Company’s views in good faith, be entitled to direct the defense of this Agreement and the Transactions before any Governmental Entity and to take the lead in the scheduling of, and strategic planning for, any meetings with, and the conducting of discussions and negotiations with, Governmental Entities regarding any consent, approval, waiver, clearance, authorization or permission from a Governmental Entity.
(g)   Without limiting any other obligation under this Agreement, during the period from the date of this Agreement until the Closing Date or earlier termination of this Agreement in accordance with Article 8, each of Parent and the Company shall not, and Parent shall cause its Subsidiaries to not, acquire or agree to acquire any other Person or business or any material assets or properties of any other Person if such acquisition would reasonably be expected to materially impede, prevent or materially delay the Parties from obtaining the expiration or termination of the waiting period under the HSR Act or obtaining the Specified Regulatory Approvals, or to prevent or materially delay or materially impede the consummation of the Transactions.
Section 6.9   Takeover Statute.   If any Takeover Statute may become, or may purport to be, applicable to this Agreement or the Transactions, each of the Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.
Section 6.10   Public Announcements.   The Company, Parent and Merger Sub shall consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the Transactions and shall not issue any such press release or other public statement or comment without obtaining the other Parties’ prior written consent, except that, after having consulted with the other Parties in accordance with this Section 6.10, no such consent shall be required to the extent such press release or other public statement or comment is required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Entity; provided, that the restrictions in this Section 6.10 shall not apply to (i) any communication regarding an Alternative Proposal or from and after a Change of Recommendation, in each case, with respect to the Company, to the extent permitted by Section 6.5 or (ii) any press release, filings with the SEC or other public statement or comment the contents of which are substantially consistent with prior public statements and other communications made by the Company, Parent or Merger Sub in compliance with this Agreement.
Section 6.11   Indemnification and Insurance.
(a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company (or employees of the Company to the extent serving as fiduciaries with respect to any Company Employee Plan) as provided in its certificate of incorporation or bylaws or in any indemnification agreements identified on Section 6.11 of the Company Disclosure Letter of the Company with any of its directors, officers or employees as in effect as of the date of this Agreement shall survive the Merger and shall continue at and after the Effective Time in full force and effect for a period of at least six (6) years after the Effective Time. For a period of six (6) years after the Effective Time, the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s certificate of incorporation and bylaws as in effect as of the date of this Agreement or in any indemnification agreements identified on Section 6.11 of the Company Disclosure Letter of the Company with any of its current or former directors, officers or employees as in effect on the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company; provided, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the final disposition of such Action or resolution of such claim, even if beyond such six (6)-year period. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their respective terms, each of the covenants contained in this Section 6.11.
(b)   For a period of six (6) years after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of the Company and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company (or employees of the Company to the extent serving as fiduciaries with respect to any Company Employee Plan), in each case, at or prior to the Effective Time (each, together with such Person’s heirs, executors or administrators, and successors and assigns, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any Action to each Indemnified Party to the fullest extent permitted by Law following receipt of a written undertaking by or on behalf of such Indemnified Party to repay such advanced amounts if it is ultimately determined by final and non-appealable adjudication that such Indemnified Party was not entitled to indemnification under this Section 6.11(b)), liabilities and losses, reasonably incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the Effective Time in connection with the fact that such Person is or was a director, officer or employee of the Company or was serving as an officer, director, employee or other fiduciary in any entity if such service was at the request or for the benefit of the Company. In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.
(c)   For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of the Company and its current and former directors and officers or provide substitute policies for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company, in either case, of not less than the existing coverage and having other terms not less favorable to the insured Persons in the aggregate than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its current and former directors and officers with respect to claims arising from facts or events that occurred at or before the Effective Time (regardless of when such claims are brought) with insurance carriers having the same or better A.M. Best financial rating as the Company’s current directors’ and officers’ and fiduciary liability insurance carriers, except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by the Company (the “Maximum Amount”). If the Surviving Corporation is unable to obtain the insurance required by this Section 6.11(c) because its cost exceeds the Maximum Amount, it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase, or Parent may, at its option request that the Company purchase, a six (6)-year prepaid “tail” directors’ and officers’ and fiduciary liability insurance policy for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company, such tail policy to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable in the aggregate to the insured Persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that the Company shall not pay an aggregate amount for such policy in excess of the Maximum Amount. If the Company is unable to obtain such tail policy because its cost exceeds the Maximum Amount, it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium equal to the Maximum Amount. Parent shall cause the Surviving Corporation to maintain such policies in full force and effect and to continue to honor the obligations thereunder for a period of at least six (6) years following the Closing.
(d)   Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.11 (subject to the undertaking described in Section 6.11(b)).
(e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 6.11 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.
(f)   In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person or consummates any division transaction, then, and in either such case, proper provision shall be made (whether by operation of law or otherwise) so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11.
Section 6.12   Certain Litigation.   Prior to the earlier of the Effective Time or the valid termination of this Agreement, the Company shall control the defense of any pending or threatened Legal Proceeding against the

Company and/or its directors or officers relating to this Agreement, the Merger or the other Transactions (whether directly or on behalf of the Company or otherwise); provided, that the Company shall promptly notify Parent of any such Legal Proceeding, keep Parent reasonably and promptly informed with respect to the status thereof, give Parent the right to participate in, and the right to review and comment on all material filings or responses to be made by the Company in connection with, any such Legal Proceeding (and shall give due consideration to Parent’s comments and other advice with respect to such Legal Proceeding, including with respect to strategy and any significant decisions related thereto), and give Parent the opportunity to consult on the settlement, release, waiver or compromise of any such Legal Proceeding; provided, that this Section 6.12 shall not require the Company to provide, or cause to be provided, any information the disclosure of which would reasonably be expected to result in the loss of any attorney-client privilege or work product protection; provided, further that the Company shall use reasonable best efforts to make appropriate substitute arrangements to allow access in a manner that does not result in waiver of such privilege. The Company shall in good faith take such comments into account, and no such settlement, release, waiver or compromise of such litigation shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). This Section 6.12 is without prejudice to the provisions in Section 3.1(b) relating to Dissenting Shares and shall not apply to Legal Proceedings between the Company, on the one hand, and Parent or Guarantor, on the other hand.
Section 6.13   Stock Exchange De-listing; Exchange Act Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the Nasdaq and the SEC to enable the de-listing by the Surviving Corporation of Common Stock from the Nasdaq and the deregistration of Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
Section 6.14   Rule 16b-3.   Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of  (or other transactions in) Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.15   Obligations of Parent.   Parent shall cause Merger Sub, each of Parent’s other Subsidiaries, and the Surviving Corporation, to comply with, duly perform, satisfy and discharge on a timely basis, all of their respective covenants, obligations and liabilities under this Agreement, and Parent shall be jointly and severally liable with the Subsidiaries for the due and timely performance, satisfaction and discharge of each of the said covenants, obligations and liabilities. Parent shall cause Guarantor, in its capacity as the sole stockholder of Merger Sub, to approve and adopt this Agreement by written consent immediately following its execution.
Section 6.16   Financing.
(a)   Each of Parent and Merger Sub shall use their respective reasonable best efforts to take or cause to be taken, and Parent shall use its respective reasonable best efforts to cause its Subsidiaries and each of their respective Representatives and Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate on a timely basis the Debt Financing as contemplated by the Debt Commitment Letters (or in the event any portion or all of such Debt Financing becomes unavailable or otherwise undesirable, alternative financing (“Alternative Financing”) (in an amount sufficient, together with the remaining Debt Financing contemplated by the Commitment Letter, if any, cash on hand of and any other sources available to Parent and Merger Sub, to fund the payment of the Funding Obligations) from the same or other sources) as and to the extent (but only to the extent) required to fund the Funding Obligations. To the extent that (i) Parent and Merger Sub require Debt Financing contemplated by the Debt Commitment Letters in order to fund the Funding Obligations and (ii) the Debt Financing under the Debt Commitment Letters has not become unavailable, Parent and Merger Sub shall not amend the Debt Commitment Letters to impose additional conditions or contingencies to the funding of the Debt Financing that would adversely impact the ability of Parent and Merger Sub to consummate the Merger; provided, that if the Debt Financing under the Debt Commitment Letters has become unavailable, the terms of the Alternative Financing will not adversely impact the ability of Parent and Merger Sub to consummate the Merger.

(b)   Each of Parent and Merger Sub expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of the Debt Financing or any Alternative Financing, nor the completion of any issuance of securities contemplated by the Debt Financing or any Alternative Financing, is in any manner a condition to the Merger, the Closing or the obligations of Parent and Merger Sub to consummate the Transactions, and reaffirms its obligation to consummate the Merger and the other Transactions irrespective and independently of the availability of the Debt Financing or any Alternative Financing, or the completion of any such issuance, subject to the applicable conditions set forth in Section 7.1 and Section 7.3.
(c)   Upon the written request of the Company, Parent and Merger Sub shall keep the Company reasonably informed of the status of the efforts of Parent or Merger Sub to arrange the Debt Financing. Parent and Merger Sub shall (i) give the Company prompt written notice of any (A) material breach or material default by any party to the Debt Commitment Letters of which Parent or Merger Sub becomes aware, including the receipt of any written notice from any Debt Financing Source with respect to any material breach or material default by any party to the Debt Commitment Letters, (B) written withdrawal, repudiation or termination of the Debt Commitment Letters by the financing sources party thereto of which Parent or Merger Sub becomes aware, or (C) incurable event or circumstance that makes a condition precedent relating to the Debt Financing unable to be satisfied (in the good faith determination of Parent) by any party of which Parent or Merger Sub becomes aware and (ii) notify the Company promptly if for any reason Parent or Merger Sub no longer believes in good faith that it will be able to obtain all or any portion of the Debt Financing contemplated by the Debt Commitment Letters from the sources described therein; provided, that, that nothing in this sentence or the immediately preceding sentence shall require Parent or Merger Sub to disclose any information that is subject to the attorney-client or work product or similar privilege or the disclosure of which would result in the breach of any of Parent’s confidentiality obligations set forth in the applicable Debt Commitment Letters.
Section 6.17   Financing Cooperation.
(a)   Prior to earlier of the Closing or termination of this Agreement in accordance with Article 8, the Company shall use reasonable best efforts, and shall use reasonable best efforts to cause its Representatives to use their reasonable best efforts, to, in each case at Parent’s sole cost and expense, provide customary cooperation that is reasonably requested by Parent or Merger Sub to assist Parent and Merger Sub in connection with their efforts to obtain the Debt Financing or any Alternative Financing, which cooperation shall include reasonable best efforts to do the following:
(i)   participating (which shall be limited to teleconference or virtual meeting platforms) in a reasonable number of lender meetings, lender presentations, due diligence sessions and rating agency meetings, in each case, upon reasonable advance notice, during normal business hours and at mutually agreed times;
(ii)   providing reasonable assistance to Parent and Merger Sub in their preparation of customary rating agency presentations, customary bank information memoranda and similar documents reasonably and customarily required in connection with the Debt Financing or any Alternative Financing, in each case, solely with respect to information relating to the Company and its business, and promptly furnishing, to the extent practicable, to Parent and Merger Sub such information regarding the Company (and updates thereto as reasonably requested by such Persons), including historical financial information, in each case, that is readily available from the books and records of the Company in the ordinary course of business, and other customary financial information as is reasonably requested by Parent and Merger Sub in connection with the Debt Financing or any Alternative Financing, or that is customarily required in connection with the execution of financings of a type similar to the Debt Financing or any Alternative Financing;
(iii)   ensuring that an officer of the Company executes prior to the Closing customary “authorization” letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders; and
(iv)   delivering at least four (4) Business Days prior to the Closing Date information and documentation related to the Company required and reasonably requested in writing by Parent or Merger Sub at least eight (8) Business Days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(b)   The cooperation and other obligations contemplated by Section 6.17(a) shall not (A) require any action that would (or would reasonably be expected to) cause the failures of any condition of the Company to the Closing or any condition related to the availability of the Debt Financing at the Closing to be satisfied, (B) require the Company or its Representatives to (i) other than with respect to the authorization letter contemplated by Section 6.17(a)(iii), execute, deliver, enter into, approve or perform any agreement, commitment, document, certificate or instrument, or modification of any agreement, commitment, document, certificate or instrument or incur any other actual or potential liability or obligation relating to the Debt Financing, in each case, that becomes effective prior to the Closing, (ii) deliver or cause the delivery of any legal opinions or reliance letters or any certificate as to solvency or any other certificate in connection with the Debt Financing, excluding any customary authorization letters contemplated by Section 6.17(a)(iii), (iii) adopt any resolutions, execute any consents or otherwise take any corporate or similar action or deliver any certificate, in connection to the Debt Financing or the incurrence of indebtedness thereby, in each case, that becomes effective prior to the Closing or (iv) pay any commitment or other similar fee, incur or reimburse any costs or expenses or incur any liability or obligation of any kind or give any indemnities prior to the Closing in connection with the Debt Financing, other than any payment or reimbursement of incidental out-of-pocket costs and expenses that are subject to reimbursement by Parent or Merger Sub, (C) require the change of any fiscal period, (D) require the Company to provide, or cause to be provided, any information the disclosure of which is prohibited or restricted under applicable Law or any binding agreement with a third party that is not entered into for the purpose of evading this covenant or is legally privileged or consists of attorney work product or could reasonably be expected to result in the loss of any attorney-client privilege, attorney work product protections or similar protections, (E) require the Company to take any action that will conflict with or violate any applicable Laws or result in a violation or breach of, or default under, any Material Contract to which the Company is a party (other than any agreement entered into for the purpose of evading this covenant), (F) unreasonably interfere with the ongoing operations of the Company, (G) require the preparation or delivery of any financial statements or other financial data that are not prepared in the ordinary course of its financial reporting practice, (H) cause any representation or warranty in this Agreement to be breached, (I) cause any director, officer, employee or stockholder of the Company or the Company to incur any personal liability or (J) conflict with the Company’s certificate of incorporation or bylaws; it being understood and agreed that under no circumstances shall the Company be required to provide projections, estimates or pro forma financial information relating to the Transactions, including any pro forma cost savings, synergies, capitalization or other pro forma adjustments relating to the Transactions and to be incorporated into any pro forma financial information, all of which shall be the responsibility of Parent and Merger Sub.
(c)   All non-public or other confidential information provided by the Company to Parent or its Affiliates pursuant to this Section 6.17 shall be kept confidential in accordance with the Confidentiality Agreement; provided, that, notwithstanding any of the foregoing, Parent and its Affiliates and the Debt Financing Sources may disclose any such non-public or otherwise confidential information in connection with the arrangement, execution and syndication of the Debt Financing or any Alternative Financing, subject to customary confidentiality undertakings consistent with the Debt Commitment Letters or otherwise as is customary in syndication practices in the relevant financing market.
(d)   Parent shall, following request by the Company, reimburse the Company for any reasonable and documented out-of-pocket expenses and costs (including reasonable and documented out-of-pocket outside attorneys’ fees and disbursements) incurred in connection with the Company’s or its Affiliates’ or Representatives’ obligations under this Section 6.17 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines or expenses (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) suffered or incurred by any of them as a result of, or in connection with, (1) such cooperation, (2) the Debt Financing, and (3) any information used in connection with the Debt Financing that was not provided by, or on behalf of, the Company or any of its Affiliates or that was not included in, or discernable from, public filings by the Company or any of its Affiliates, except, in each case, to the extent such losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines, or expenses (including outside attorneys’ fees and disbursements) arose from fraud, willful misconduct or gross negligence by, or breach of its material obligations under this Agreement by, the Company, its Affiliates or any of their respective Representatives, as determined in a final, non-appealable judgment of a court of competent jurisdiction. The Company hereby consents to the use of its logos in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company or the reputation or goodwill of the Company.

Section 6.18   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 6.19   FIRPTA Certificate.   Unless not otherwise permitted by applicable Law, the Company shall deliver to Parent, at or prior to the Closing, a certificate and corresponding notice to the IRS and duly executed and acknowledged, satisfying the requirements of Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h)(2), as applicable.
Section 6.20   Notification of Certain Matters.   Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of  (a) any notice or other communication received by such party from any Governmental Entity in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any effect, change, event, fact, condition, development or occurrence known to it that (i) would reasonably be expected to, individually or taken together with all other effects, changes, events, facts, conditions, developments or occurrences known to it, result in a Company Material Adverse Effect or (ii) would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein that would reasonably be expected to result in the failure of a condition contained in Section 7.2(a), Section 7.2(b), Section 7.3(a) or Section 7.3(b); provided, however, that (x) the delivery of any notice pursuant to this Section 6.20 shall not cure any breach of representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice and (y) no failure to deliver a notice required by this Section 6.20 shall be considered in determining whether there has occurred a failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3.
Section 6.21   Treatment of Company Credit Facility.   The Company shall use reasonable best efforts to deliver all notices and take other actions required to facilitate the termination of commitments in respect of the Company Credit Facility and all Subject Refinancing Indebtedness, repayment in full of all obligations in respect of such Company Credit Facility and all Subject Refinancing Indebtedness upon the Closing and release of any Liens, if any, and guarantees in connection therewith upon the Closing; provided that the foregoing shall not obligate the Company to terminate any commitments in respect of the Company Credit Facility and all Subject Refinancing Indebtedness prior to the Closing or make any optional prepayment in respect of such obligations prior to the Closing. The Company shall use reasonable best efforts to furnish to Parent, by a date not later than two (2) Business Days prior to the Closing Date, customary payoff letters with respect to each of the Company Credit Facility and the Subject Refinancing Indebtedness (the “Payoff Letter”), in final, executed form and in form and substance reasonably satisfactory to Parent from all financial institutions and other Persons to which obligations under the Company Credit Facility and the Subject Refinancing Indebtedness, as applicable, are owed, or the applicable agent, trustee or other representative on behalf of such Persons, each of which Payoff Letters shall (x) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or other outstanding and unpaid obligations related to such obligations as of the Closing Date (the “Payoff Amount”) and (y) state that all obligations (including guarantees) in respect thereof  (other than obligations that expressly survive termination thereof pursuant to the terms of the Company Credit Facility and Subject Refinancing Indebtedness, as applicable) and Liens, if any, in connection therewith on the assets of the Company, substantially concurrently with the receipt of the Payoff Amount on the Closing Date by the Persons holding such obligations, shall be released or arrangements reasonably satisfactory to Parent for such release shall have been made by such time, subject, as applicable, to the replacement (or cash collateralization or backstopping) of any then outstanding letters of credit or similar obligations.
Section 6.22   Resignations.   Prior to the Effective Time, the Company will use its reasonable best efforts to cause each director of the Company to execute and deliver a letter to the Company effectuating such director’s resignation, effective as of the Effective Time, as a director of the Company.

ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.1   Conditions to Obligation of Each Party to Effect the Merger.   The respective obligations of each Party to effect the Merger and the other Transactions shall be subject to the satisfaction (or waiver by each of Parent and the Company to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:
(a)   Stockholder Approval.   The Required Company Stockholder Vote shall have been obtained.
(b)   No Legal Restraints.   No injunction or similar Order by any Governmental Entity in the U.S. that prohibits the consummation of the Merger and the other Transactions shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity with competent jurisdiction over any Party in the U.S. that remains in effect and, in any case, prohibits or makes illegal the consummation of the Merger (any such Order, injunction or Law, a “Legal Restraint”).
(c)   Regulatory Approvals.   (i) The applicable waiting period (and any extension thereof) under the HSR Act and any agreement with a Governmental Entity (to the extent entered into in compliance with Section 6.8(b)) not to consummate the Merger and the other Transactions shall have expired or been earlier terminated; and (ii) the clearances, approvals, and waiting periods applicable to the consummation of the Merger and the other Transactions set forth in Section 7.1(c) of the Company Disclosure Letter shall have been obtained (“Specified Regulatory Approvals”).
Section 7.2   Conditions to Obligation of the Company to Effect the Merger.   The obligation of the Company to effect the Merger and the other Transactions is further subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law) of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth in Article 5 (without regard to any qualifications as to materiality or Parent Material Adverse Effect contained in such representations and warranties) shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except where the failure of such representations and warranties to be so true and correct does not, individually or in the aggregate, constitute a Parent Material Adverse Effect.
(b)   Parent and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.
(c)   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
Section 7.3   Conditions to Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to effect the Merger and the other Transactions are further subject to the satisfaction (or waiver by Parent and Merger Sub to the extent permitted by applicable Law) of the following conditions:
(a)   (i) The representations and warranties of the Company set forth in Section 4.1(a), the first sentence of Section 4.2(a), Section 4.2(b), Section 4.2(c), Section 4.4(a)(i) and Section 4.6(a) shall be true and correct in all respects at and as of the date hereof and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except, solely in respect of the first sentence of Section 4.2(a), Section 4.2(b) and Section 4.2(c) (solely with respect to the Company), for inaccuracies that do not exceed $5,000,000 in the aggregate; (ii) the representations and warranties of the Company set forth in Section 4.2(a) (other than the first sentence thereof), Section 4.3, Section 4.21, Section 4.22, Section 4.23 and Section 4.24, shall be true and correct in all material respects at and as of the date hereof and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date); and (iii) the other representations and warranties of the Company set forth in Article 4 (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct in all respects at and as of the date hereof and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except with respect to this clause (iii) where the failure of such representations and warranties to be so true and correct does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
(b)   The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.
(c)   Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.
(d)   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied.
ARTICLE 8
TERMINATION
Section 8.1   Termination or Abandonment.   Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval by the stockholders of the Company of the matters presented in connection with the Merger:
(a)   by the mutual written consent of the Company and Parent;
(b)   by either the Company or Parent if  (i) the Effective Time shall not have occurred on or before 11:59 p.m. Central time on April 14, 2025 (the “End Date”) (provided, that (x) if, as of such time and date all conditions set forth in Section 7.1, Section 7.2 and Section 7.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing and other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (but with respect to Section 7.1(b), only to the extent the applicable Legal Restraint relates to the HSR Act or any other applicable Antitrust Law, the Specified Laws or in connection with the Specified Regulatory Approvals)), then such date shall, automatically without the action of any Person, be extended to 11:59 p.m. Central time on July 14, 2025 (“First Extended Date”)), and references to the “End Date” shall instead refer to such extended date; and (y) if, as of the First Extended Date all conditions set forth in Section 7.1, Section 7.2 and Section 7.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing and other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (but with respect to Section 7.1(b), only to the extent the applicable Legal Restraint relates to the HSR Act or any other applicable Antitrust Law, the Specified Laws or in connection with the Specified Regulatory Approvals)), then such date shall, automatically without the action of any Person, be extended to 11:59 p.m. Central time on October 14, 2025; provided, further, that the Parties shall be entitled to extend the End Date by mutual written agreement, and (ii) the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have caused the failure to consummate the Merger on or before such date;
(c)   by either the Company or Parent if any Governmental Entity with competent jurisdiction over any Party in the U.S. shall have issued or enacted a Legal Restraint, and such Legal Restraint shall have become final and nonappealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used the efforts required by this Agreement to remove such Legal Restraint; provided, further, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to a Party if such Party breached in any material respect its obligations under this Agreement in any manner that shall have caused the issuance or entry of such Legal Restraint;
(d)   by either the Company or Parent if the Company Stockholders’ Meeting (which, for the avoidance of doubt, includes any adjournment or postponement thereof) shall have been held and concluded and the Required Company Stockholder Vote contemplated by this Agreement shall not have been obtained;

(e)   by the Company, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) Business Days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination; provided, however, that the Company will not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if any representation, warranty, agreement or covenant of the Company contained in this Agreement has been breached such that any condition to the Merger in Section 7.3(a) or Section 7.3(b) is not satisfied as of the time of such termination;
(f)   by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) Business Days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(f) and the basis for such termination; provided, however, that neither Parent or Merger Sub will be permitted to terminate this Agreement pursuant to this Section 8.1(f) if any representation, warranty, agreement or covenant of Parent or Merger Sub contained in this Agreement has been breached such that any condition to the Merger in Section 7.2(a) or Section 7.2(b) is not satisfied as of the time of such termination; or
(g)   (i) by the Company, in order to enter into a definitive agreement with respect to a Superior Proposal prior to obtaining the Required Company Stockholder Vote (it being agreed that no such termination shall be effective unless (A) the Company has complied in all material respects with Section 6.5(f), (B) the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(a) prior to or at the time of such termination and (C) promptly after such termination, the Company enters into such definitive agreement with respect to such Superior Proposal) or (ii) by Parent prior to obtaining the Required Company Stockholder Vote, if a Change of Recommendation shall have occurred.
Section 8.2   Effect of Termination.   In the event of a valid termination of this Agreement pursuant to Section 8.1, the terminating Party shall give written notice thereof to the other Party or Parties and this Agreement shall terminate, and the Transactions shall be abandoned, without further action by any of the Parties. In the event of a valid termination of this Agreement pursuant to Section 8.1, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Affiliates, or their respective former, current or future directors, partners, stockholders, managers or members, except that (a) no such termination shall relieve any Party of its obligation to pay (i) the Company Termination Fee or the Parent Termination Fee, if, as and when required pursuant to Section 8.3 or (ii) expenses and costs, if, as and when required pursuant to Section 6.17(d); (b) subject to Section 8.3, no such termination shall relieve any Party for liability or damages (which the Parties acknowledge and agree, subject to Section 8.3(b) and Section 9.5, shall not be limited to reimbursement of expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent and Merger Sub, may include the lost stockholder premium) arising from such Party’s Willful Breach of any covenant or agreement of this Agreement or for Fraud by such Party prior to its termination; and (c) the Confidentiality Agreement, Article 1, this Section 8.2, Section 8.3 and Article 9 shall survive the termination of this Agreement.
Section 8.3   Termination Fee.
(a)   Company Termination Fee.   Notwithstanding any provision in this Agreement to the contrary, if  (i) the Company shall have terminated this Agreement pursuant to Section 8.1(g)(i), (ii) Parent shall have terminated this Agreement pursuant to Section 8.1(g)(ii), or (iii) (A) after the date of this Agreement and prior to the Company Stockholders’ Meeting, an Alternative Proposal has been publicly proposed or publicly disclosed, and not withdrawn, (x) in the case of a termination pursuant to Section 8.1(d), at least three (3) days prior to the Company Stockholders’ Meeting and (y) in the case of a termination pursuant to Section 8.1(b) or Section 8.1(f), prior to such termination, (B) this Agreement is subsequently terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d), or by Parent pursuant to Section 8.1(f), and (C) concurrently with or within twelve (12) months after such termination, (x) the Company shall have entered into a definitive agreement providing for a transaction that constitutes an Alternative Proposal (which transaction is subsequently consummated, whether during or following such twelve (12) month period) or (y) the Company shall have consummated a transaction that constitutes an Alternative Proposal (it being understood that, for purposes of clause (A) and of this clause (C), references to “twenty percent (20%)” in the definition of Alternative Proposal shall be “fifty percent (50%)” for any fee to be payable under this Section 8.3(a)), then the Company shall pay the Company Termination Fee to Parent (or its designee(s)) by wire transfer of immediately available funds to an account designated by Parent (or its designee(s)), such payment to be made prior to or concurrently with, and as a condition to the effectiveness of, termination in the case of clause (i) above, within three (3) Business Days after such termination in the case of clause (ii) above, or, in the case of clause (iii) above, within three (3) Business Days after the consummation of the transaction that constitutes an Alternative Proposal; provided, however, that in the case of clause (i) above, if such termination occurs prior to the sixteenth (16th) day after the No-Shop Period Start Date because of a Superior Proposal made by an Excluded Party, or in the case of clause (ii) above, if the Change of Recommendation giving rise to such termination occurs in response to an Alternative Proposal made by an Excluded Party and such termination occurs prior to the sixteenth (16th) day after the No-Shop Period Start Date, then the “Company Termination Fee” shall mean an amount equal to $73,270,000. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Upon the payment by the Company of the Company Termination Fee as and when required by this Section 8.3(a), together with the Enforcement Expenses, none of the Company or any of its former, current or future officers, directors, employees, partners, stockholders, optionholders, managers, members, Affiliates and Representatives (collectively, “Company Related Parties”) shall have any further liability with respect to this Agreement or the Transactions to Parent, Merger Sub or their respective Affiliates or Representatives, except to the extent provided in Section 8.2. Payment of the Company Termination Fee pursuant to this Section 8.3(a), together with the Enforcement Expenses, shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or Representatives or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and, upon payment of the Company Termination Fee, none of Parent, Merger Sub, any of their respective former, current or future officers, directors, employees, partners, stockholders, optionholders, managers, members, other Representatives or Affiliates (collectively, “Parent Related Parties”) or any other Person shall be entitled to bring or maintain any Action or Legal Proceeding against any of the Company Related Parties arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination, except to the extent provided in Section 8.2. Parent’s right (and the rights of Parent’s designee(s)) to receive payment from the Company of the Company Termination Fee pursuant to this Section 8.3(a), together with the Enforcement Expenses, shall be the sole and exclusive remedy of the Parent Related Parties in circumstances where the Company Termination Fee is payable pursuant to this Section 8.3(a) against the Company Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except, in each case, to the extent provided in Section 8.2.
(b)   Parent Termination Fee.   Notwithstanding any provision in this Agreement to the contrary, in the event that:
(i)   this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) and, at the time of such termination, (A) one or more of the conditions set forth in Section 7.1(b) or Section 7.1(c) (with respect to Section 7.1(b), as the result of a Legal Restraint issued or granted in respect of the Merger or the other Transactions by a Governmental Entity in the U.S. pursuant to the HSR Act or any other applicable Antitrust Law, the Specified Laws or in connection with the Specified Regulatory Approvals) have not been satisfied or waived, (B) the condition set forth in Section 7.1(a) has been satisfied, and (C) all of the other conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time)); or
(ii)   this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c) as the result of a Legal Restraint issued or granted in respect of the Transactions by a Governmental Entity in the U.S. pursuant to the HSR Act or any other applicable Antitrust Law, the Specified Laws or in connection with the Specified Regulatory Approvals and, at the time of such termination the condition set forth in Section 7.1(a) has been satisfied and one or more of the conditions set forth in Section 7.1(b) and Section 7.1(c) (with respect to Section 7.1(b), as the result of a Legal Restraint issued or granted in respect of the Merger or the other Transactions by a Governmental Entity in the U.S. pursuant to the HSR Act or any other applicable Antitrust Law, the Specified Laws or in connection with the Specified Regulatory Approvals) have not been satisfied or waived, and all of the other conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time));
then, in each case, Parent shall pay the Parent Termination Fee to the Company as promptly as practicable (and, in any event, within three (3) Business Days following the date of such termination) by wire transfer of immediately available funds to an account designated by the Company. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Upon the payment by Parent of the Parent Termination Fee as and when required by this Section 8.3(b), together with the Enforcement Expenses, none of the Parent Related Parties or any Debt Financing Source shall have any further liability with respect to this Agreement or the Transactions to the Company Related Parties or any other Person, except to the extent provided in Section 8.2. Payment of the Parent Termination Fee pursuant to this Section 8.3(b), together with the Enforcement Expenses, shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company, any of its Affiliates or Representatives or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and upon such payment, none of the Company Related Parties or any other Person shall be entitled to bring or maintain any Action or Legal Proceeding against any of the Parent Related Parties or any Debt Financing Source arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination, except, in each case, to the extent provided in Section 8.2. The Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to this Section 8.3(b), together with the Enforcement Expenses, shall be the sole and exclusive remedy of the Company Related Parties in circumstances where the Parent Termination Fee is payable pursuant to this Section 8.3(b) against any of the Parent Related Parties or any Debt Financing Source for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Parent Termination Fee, none of the Parent Related Parties or any Debt Financing Source shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except, in each case, to the extent provided in Section 8.2.
(c)   Acknowledgements.   Each Party acknowledges that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without Section 8.3(a), Parent would not have entered into this Agreement and that, without Section 8.3(b), the Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 8.3, the Company, or Parent, as applicable, shall pay to Parent (or its designee(s)) or the Company, respectively, all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such Party), together with interest on the amount of the Company Termination Fee or the Parent Termination Fee, as applicable, at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made plus two percent (2%) per annum (such fees, costs, expenses and interest are collectively referred to herein as the “Enforcement Expenses”). The Parties further acknowledge that neither the Company Termination Fee nor the Parent Termination Fee shall constitute a penalty but is each liquidated damages, in a reasonable amount that will compensate such Party in the circumstances in which either the Company Termination Fee or Parent Termination Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.
ARTICLE 9
MISCELLANEOUS
Section 9.1   No Survival of Representations and Warranties.   None of the representations and warranties and, subject to the following sentence, covenants and agreements, in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the Parties which by its terms expressly contemplates performance after the Effective Time.
Section 9.2   Expenses.   Except as set forth in Section 8.3 and subject to the following sentence, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the other Transactions shall be paid by the Party incurring or required to incur such expenses, except that expenses incurred by any Party in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be borne equally by the Company and Parent, and all filing fees paid by any Party in respect of any HSR Act, Specified Regulatory Approval or other regulatory filing shall be borne by Parent. Except as otherwise provided in Section 3.2(b), all transfer, documentary, sales, use, stamp, registration and other similar Taxes (for the avoidance of doubt, not including income, capital gain, gross receipt and other similar Taxes) imposed on the Company pursuant to the Merger (including such Taxes that are also imposed on any holder of Shares with respect to the transfer of Shares as joint and several liability) shall be borne by the Surviving Corporation.
Section 9.3   Counterparts; Effectiveness.   This Agreement may be executed in counterparts (including by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic mail or otherwise as authorized by the prior sentence) to the other Parties. No Party may raise the use of any such electronic delivery or electronic signature as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 9.4   Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement, and any Action or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Transactions or the legal relationship of the Parties with respect to the Transactions (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the Parties arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the Parties with respect to the Transactions (whether at law or in equity, whether in contract or in tort or otherwise), each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless such court shall not have jurisdiction over the matter, in which case the United States District Court for the District of Delaware or other Delaware state court); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless such court shall not have jurisdiction over the matter, in which case the United States District Court for the District of Delaware or other Delaware state court). Service of any process, summons, notice or document to any Party’s address and in the manner set forth in Section 9.6 shall be effective service of process for any such action.
(b)   EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER BODY OF LAW, TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.4.
Section 9.5   Specific Enforcement.   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including any Party failing to take such actions as are required of it hereunder in order to consummate the Transactions). Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. The pursuit of specific enforcement or other equitable remedy by any Party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such Party may be entitled at any time, subject to the limitations (including Section 8.2 and Section 8.3) or remedies set forth in this Agreement. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agrees not to raise any objection to the availability of the equitable remedy of specific performance in accordance with and subject to the limitations set forth in this Agreement or to specifically enforce the terms and provisions of this Agreement on the basis that there is adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.5, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The Parties acknowledge and agree that time is of the essence and that the Parties would suffer ongoing irreparable injury for so long as any provision of this Agreement is not performed in accordance with its specific terms, including as a result of any dispute over the Parties’ obligations to consummate the Transactions. It is accordingly agreed that, as to any Actions or Legal Proceedings in which a Party seeks specific performance or other equitable relief pursuant to this Section 9.5, the Parties shall use their reasonable best efforts to seek and obtain an expedited schedule for such proceedings and shall not oppose any Party’s request for expedited proceedings. Subject to Section 8.3, each Party further agrees that by seeking the remedies provided for in this Section 9.5, a Party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a Party under this Agreement and nothing set forth in this Section 9.5 shall require any Party to institute any proceeding for (or limit any Party’s rights to institute any proceeding for) specific performance under this Section 9.5 prior to or as a condition to exercising any termination right under Article 8, nor shall the commencement of any Legal Proceeding pursuant to this Section 9.5 or anything set forth in this Section 9.5 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement, the Debt Commitment Letters or otherwise in connection with the Debt Financing that might be available then or thereafter (subject to the terms and conditions set forth herein and therein). Notwithstanding anything herein to the contrary, (x) while the Company may pursue both a grant of specific performance to the extent expressly permitted by this Section 9.5 and the payment of, subject to Section 8.2 and Section 8.3, other monetary damages, under no circumstances shall Parent or Merger Sub be obligated to both (i) specifically perform the terms of this Agreement and (ii) pay the Parent Termination Fee or other monetary damages; and (y) in the event that the Company (including on behalf of its stockholders) or Parent is entitled pursuant to this Agreement to both payment of any monetary damages (including monetary damages in respect of any Fraud or Willful Breach of the other parties) and payment of the Company Termination Fee or the Parent Termination Fee, as applicable, then the Company Termination Fee or the Parent Termination Fee to the extent paid shall reduce the damages to which such party is entitled (if any) on a dollar-for-dollar basis.
Section 9.6   Notices.   Any notice required to be given hereunder shall be sufficient if in writing, and sent by email, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or to such other address as any Party shall specify by written notice so given):
If to the Company:
Encore Wire Corporation
1329 Millwood Road
McKinney, TX 75069
Email: daniel.jones@encorewire.com
Attention: Daniel L. Jones
with a copy (which shall not constitute notice) to:
O’Melveny & Myers LLP
610 Newport Center Drive
17th Floor
Newport Beach, CA 92660
Email: ATerner@omm.com
          VShariff@omm.com
Attention:  Andor D. Terner
                Viq Shariff

If to Parent, Merger Sub or Guarantor:
Prysmian S.p.A.
Via Chiese 6
20126 Milano
Italy
Email: jacopo.zirulia@prysmian.com
          iuri.longhi@prysmian.com
Attention: General Counsel
               Chief Strategy Officer
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Email: AOEmmerich@wlrk.com
          ZSPodolsky@wlrk.com
Attention: Adam O. Emmerich
              Zachary S. Podolsky
and such notice shall be deemed to have been delivered (a) when received when sent by email, provided, that the recipient confirms in writing its receipt thereof, (b) upon proof of service when sent by reliable overnight delivery service, (c) upon personal delivery in the case of hand delivery or (d) upon receipt of the return receipt when sent by certified or registered mail. Any Party may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
Section 9.7   Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties and any prohibited assignment is void, except that each of Parent and Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent (and such wholly owned Subsidiary may further assign to its wholly owned Subsidiaries), but no such assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.
Section 9.8   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 9.9   Entire Agreement; No Third-Party Beneficiaries.   This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. Except (a) for the provisions of Article 3 (which, from and after the Effective Time, shall be for the benefit of holders of Common Stock as of the Effective Time and holders of Company Equity Awards as of immediately prior to the Effective Time), and Section 6.11 (which, from and after the Effective Time, shall be for the benefit of the Indemnified Parties), (b) subject to Section 8.3(b) and Section 9.5, that the Company shall have the right to pursue damages, on behalf of its stockholders solely in the event of Parent or Merger Sub’s Fraud or Willful Breach of this Agreement, which right is acknowledged by Parent and Merger Sub, and (c) for the limitations on liability of the Company Related Parties and the Parent Related Parties set forth in Section 8.3, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing in this Agreement is intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. Notwithstanding anything to the contrary in this Agreement, (x) without limitation to the foregoing, subject to Section 8.3(b) and Section 9.5, Parent and Merger Sub expressly acknowledge and agree, at or after the time at which the Required Company Stockholder Vote shall have been obtained, that the Company shall have the right, on behalf of its stockholders, and is hereby appointed as representative of its stockholders solely for purposes of clause (x) of this Section 9.9, to pursue damages against Parent and/or Merger Sub for the loss of the Merger Consideration (including, for the avoidance of doubt, damages based on the loss of the premium offered to each such holder) in the event of any Fraud or Willful Breach of this Agreement by Parent or Merger Sub in respect of which the Company is entitled to bring a claim hereunder and (y) Section 9.4, Section 9.7, Section 9.8, this Section 9.9, Section 9.10 and Section 9.13 are intended for the benefit of the Debt Financing Sources and the Debt Financing Sources shall be entitled to rely on and enforce the provisions of such Sections. The appointment of the Company as representative of the Company’s stockholders pursuant to clause (x) of this Section 9.9 shall be irrevocable and binding on all of the Company’s stockholders from and after the satisfaction of the condition set forth in Section 7.1(a).
Section 9.10   Amendments; Waivers.
(a)   At any time prior to the Effective Time, whether before or after receipt of the Required Company Stockholder Vote, any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Company, Parent and Merger Sub (and Guarantor, if the amendment is to Section 9.12); provided, that after receipt of the Required Company Stockholder Vote, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the Nasdaq require further approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment shall be subject to the approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable.
(b)   At any time prior to the Effective Time, whether before or after receipt of the Required Company Stockholder Vote, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, respectively (ii) waive any breaches in the representations and warranties of the other Party or Parties, respectively, contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other Party or Parties, respectively, with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 9.11   Headings.   Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 9.12   Guaranty .
(a)   To induce the Company to enter into this Agreement, Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, to the Company the due and punctual payment and performance of each of the payment obligations of Parent and Merger Sub, as applicable under this Agreement (the “Guaranteed Obligations”). This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual discharge and performance of the Guaranteed Obligations. This guaranty is a guaranty of payment and performance and not of collection. So long as this Section 9.12 is in effect, Guarantor shall not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against the Company or any other guarantor of the Guaranteed Obligations or any security therefor. Notwithstanding anything herein to the contrary, the Company agrees and acknowledges that the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor hereunder, any claim, set-off, deduction, defense or release that Parent or Merger Sub could assert against the Company under the terms of, or with respect to, this Agreement, or otherwise with respect to the Guaranteed Obligations.
(b)   If and whenever Parent or Merger Sub defaults for any reason whatsoever in the payment of any of the Guaranteed Obligations, Guarantor shall, as soon as reasonably practicable following demand,

unconditionally perform (or procure the performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits are conferred on the Company as such Person would have received if the Guaranteed Obligations had been duly performed and satisfied by Parent and Merger Sub.
(c)   Guarantor represents and warrants to the Company as of the date of this Agreement (except to the extent any representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) as follows:
(i)   Guarantor is a legal Entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.
(ii)   Guarantor has all requisite corporate power and authority to enter into this Section 9.12 and to perform its obligations under this Section 9.12. The execution, delivery and performance of this Section 9.12 by the Guarantor, have been duly and validly authorized by the board of directors of the Guarantor, and this Section 9.12 has been duly and validly executed and delivered by Guarantor and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Section 9.12 constitutes the valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the Enforceability Exceptions.
(d)   Except for the representations and warranties expressly set forth in this Section 9.12, neither Guarantor nor any other Person makes any other express or implied representation or warranty on behalf of Guarantor. Guarantor’s obligations under this Section 9.12 are expressly limited to Guaranteed Obligations and shall automatically expire upon the full discharge and performance of all Guaranteed Obligations and thereafter, Guarantor shall no longer have any duties or obligations under this Agreement.
(e)   This guaranty is to be a continuing guaranty and accordingly is to remain in force until all the Guaranteed Obligations have been performed or satisfied. This guaranty is in addition to and without prejudice to and not in substitution for any rights that the Company, the Surviving Corporation, their successors and assigns and any third-party beneficiary may now or in future have or hold for the performance and observance of the Guaranteed Obligations. The Guaranteed Obligations shall be discharged as a result of  (i) indefeasible payment in full of the Guaranteed Obligations in accordance with the terms of this Agreement, or (ii) those defenses to the payment of the Guaranteed Obligations that Parent or Merger Sub has (A) arising from Fraud or Willful Breach by the Company or (B) under the specific terms of this Agreement.
(f)   As a separate and independent stipulation, Guarantor acknowledges, confirms and agrees that any of the Guaranteed Obligations that is or becomes unenforceable against, or not capable of recovery from, Parent or Merger Sub by reason of any legal limitation, disability or incapacity on or of Parent or Merger Sub (other than any limitation imposed by this Agreement) will nevertheless be enforceable against and recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor were the sole or principal obligor in respect of that Guaranteed Obligation. Guarantor hereby waives: (A) notice of acceptance of this guaranty, and of the creation or existence of any of the Guaranteed Obligations and of any action by the Company in reliance hereon or in connection herewith; (B) presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and (C) any requirement that suit be brought against Parent or Merger Sub, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations or as a condition to the enforcement of this Agreement or the Guaranteed Obligations against Guarantor (in each case except to the extent expressly set forth in this Agreement); and (ii) the liability of Guarantor under this Agreement shall be irrevocable and enforceable irrespective of: (A) any change in the time, manner, terms, place of payment, or in any other term of all or any of the Guaranteed Obligations, or any other document executed in connection therewith in conformity with the terms of this Agreement; (B) any sale, exchange, release, or non-perfection of any property standing as security for the Guaranteed Obligations, or any release, amendment, waiver, or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; (C) failure, omission, delay, waiver, or refusal by the Company to exercise, in whole or in part, any right or remedy held by such Person with respect to the Guaranteed Obligations; and (D) any change in the existence, structure, or ownership of Guarantor, Parent or Merger Sub, or any insolvency, bankruptcy, reorganization, or other similar proceeding.
(g)   Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that (i) no recourse hereunder may be had against any Representative of Guarantor, whether by or through attempted piercing of the corporate veil or otherwise, by the enforcement of any judgment or assessment or by any legal or equitable Legal Proceeding, by virtue of any Law, or otherwise, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative of Guarantor under this Section 9.12 or for any claim based on, in respect of or by reason of the Guaranteed Obligations. The Company acknowledges and agrees that Guarantor is agreeing to enter into this Section 9.12(g) in reliance on the provisions set forth in this Section 9.12(g) and that this Section 9.12(g) shall survive the termination of this Agreement. For the avoidance of doubt, in no event shall the potential liability of Guarantor in connection with this Agreement or the Transactions exceed that of Parent in connection with this Agreement or the Transactions.
Section 9.13   Debt Financing Matters.   Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, and each of its controlled Affiliates (collectively, the “Company Parties”), hereby (a) agrees that any suit, action, charge, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, investigation, or other proceeding commenced, brought, conducted or heard by or before, any Governmental Entity (each a “Proceeding”), whether in law or in equity, whether in contract or in tort or otherwise, involving any of the Debt Financing Sources and any of the Company Parties, arising out of, in connection with or relating to, this Agreement, any Debt Financing, any Alternative Financing or any of the agreements (including the Debt Commitment Letters) entered into in connection with any Debt Financing, any Alternative Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each Company Party irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), except as otherwise provided in the Debt Commitment Letters, (c) agrees not to bring or support, or permit any Company Party to bring or support, any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of, in connection with or relating to, this Agreement, any Debt Financing, any Alternative Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon any Company Party in any such Proceeding shall be effective if notice is given in accordance with Section 9.6, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (f) waives to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against any Debt Financing Source in any way arising out of, in connection with or relating to, this Agreement, any Debt Financing, any Alternative Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Debt Financing Sources shall have any liability to the Company or any Company Party relating to, in connection with or arising out of this Agreement, the Debt Financing, any Alternative Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (subject to the last sentence of this Section 9.13), (h) agrees not to commence (and if commenced, agrees to dismiss or otherwise terminate) any Proceeding relating to, in connection with or arising out of this Agreement, the Debt Financing, any Alternative Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, in each case, against any Debt Financing Source (subject to the last sentence of this Section 9.13) and (i) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of  (solely as they relate directly to the Debt Financing Sources, and subject to the last sentence of this Section 9.13) the third, fourth and fifth sentences of Section 8.3(b) and this Section 9.13 and that none of  (solely as they relate directly to the Debt Financing Sources) the third, fourth and fifth sentences of Section 8.3(b), this Section 9.13 or any of the defined terms to the extent used in such sections may be amended in a manner adverse to the Debt Financing Sources without the written consent of the Debt Financing Sources party to the Debt Commitment Letter or any other letter or definitive document relating to the Debt Financing (including the Debt Commitment Letters) or any Alternative Financing. Notwithstanding the foregoing, (a) nothing in this Section 9.13 shall in any way limit or modify the rights and obligations of Parent or Merger Sub under this Agreement and (b) nothing in this Section 9.13 or in the third, fourth or fifth sentences of Section 8.3(b) shall in any way limit or modify (i) any Debt Financing Source’s obligations to Parent or Merger Sub under, or any rights of Parent or Merger Sub against the Debt Financing Sources with respect to, the Debt Financing, the Alternative Financing, the Debt Commitment Letters or any other document or agreement relating to the Debt Financing or any Alternative Financing or

(ii) following the Closing, the rights of the Company, if any, against the Debt Financing Sources with respect to the Debt Financing, the Alternative Financing or any of the transactions contemplated thereby or any services thereunder.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto and Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
PRYSMIAN S.p.A.
By: /s/ Massimo Battaini Name: Massimo Battaini Title: Chief Executive Officer Designate
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties hereto and Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
APPLAUSE MERGER SUB INC.
By: /s/ Andrea Pirondini Name: Andrea Pirondini Title: President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties hereto and Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
PRYSMIAN CABLES AND SYSTEMS USA, LLC
(solely for purposes of Section 9.12)
By: /s/ Andrea Pirondini Name: Andrea Pirondini Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties hereto and Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
ENCORE WIRE CORPORATION
By: /s/ Daniel L. Jones Name: Daniel L. Jones Title: Chairman, President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Exhibit A
Certificate of Incorporation of the Surviving Corporation

FINAL VERSION
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
ENCORE WIRE CORPORATION
ARTICLE I
The name of the corporation is Encore Wire Corporation (the “Corporation”).
ARTICLE II
The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
Section 1.   The Corporation shall be authorized to issue 1,000 shares of capital stock, all of which 1,000 shares shall be shares of common stock, par value $0.01 per share (the “Common Stock”).
Section 2.   Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of the Common Stock shall have one vote and the Common Stock shall vote together as a single class.
ARTICLE V
Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to be voted in the election of directors.
ARTICLE VI
In furtherance and not in limitation of those powers conferred by law, the board of directors of the Corporation (the “Board”) is expressly authorized and empowered to make, alter and repeal the by-laws of the Corporation (the “By-Laws”).
ARTICLE VII
Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may be designated by, or in the manner provided in, the By-Laws or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

ARTICLE VIII
The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.
ARTICLE IX
Section 1.   To the fullest extent permitted by applicable law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing clause shall not eliminate or limit the liability of a director or officer (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (iii) to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL; or (iv) for any transaction from which such director or officer derived an improper benefit.
Section 2.   Notwithstanding the foregoing provisions of this Article, if the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Section 3.   Any repeal or amendment of this Article, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article, by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of this Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

Exhibit B
Bylaws of the Surviving Corporation

FINAL VERSION
FOURTH AMENDED AND RESTATED BY-LAWS
of
ENCORE WIRE CORPORATION
dated as of  [•]

A-i

A-ii

OFFICES
SECTION 1.   REGISTERED OFFICE — The address, including street, number, city, and county, of the registered office of Encore Wire Corporation (the “Corporation”) in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
SECTION 2.   OTHER OFFICES — The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.
MEETINGS OF STOCKHOLDERS
SECTION 1.   ANNUAL MEETINGS — Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails so to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
SECTION 2.   SPECIAL MEETINGS — Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, the President or the Secretary, or by resolution of the Board of Directors.
SECTION 3.   VOTING — Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

A-1

SECTION 4.   QUORUM — Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of the Corporation shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
SECTION 5.   NOTICE OF MEETINGS — Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.
SECTION 6.   ACTION WITHOUT MEETING — Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
DIRECTORS
SECTION 1.   NUMBER AND TERM — The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The exact number of directors shall initially be two and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. A director need not be a stockholder.
SECTION 2.   RESIGNATIONS — Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

A-2

SECTION 3.   VACANCIES — If the office of any director becomes vacant, the remaining director(s) in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.
SECTION 4.   REMOVAL — Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.
SECTION 5.   COMMITTEES — The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.
Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.
SECTION 6.   MEETINGS — The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.
Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.
Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, or by the Secretary on the written request of any director, on at least one day’s notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the notice of the meeting.
Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 7.   QUORUM — A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.

A-3

SECTION 8.   COMPENSATION — Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 9.   ACTION WITHOUT MEETING — Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
OFFICERS
SECTION 1.   OFFICERS — The officers of the Corporation shall be a President, a Treasurer and a Vice President and Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect a Chairman of the Board of Directors and such Vice Presidents, Assistant Secretaries and Assistant Treasurers as it may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 2.   CHAIRMAN OF THE BOARD OF DIRECTORS — The Chairman of the Board of Directors, if elected by the Board of Directors, shall have such powers and duties as may be prescribed by the Board of Directors. Such officer shall preside at all meetings of the Board of Directors.
SECTION 3.   PRESIDENT — The President shall be the Chief Operating Officer of the Corporation. He or she shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.
SECTION 4.   VICE PRESIDENTS — Vice Presidents, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.
SECTION 5.   TREASURER — The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board of Directors, or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board of Directors, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

A-4

SECTION 6.   SECRETARY — The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors.
SECTION 7.   ASSISTANT TREASURERS AND ASSISTANT SECRETARIES — Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.
MISCELLANEOUS
SECTION 1.   CERTIFICATED AND UNCERTIFICATED STOCK — The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe or be uncertificated.
SECTION 2.   LOST CERTIFICATES — A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
SECTION 3.   TRANSFER OF SHARES — The shares of stock of the Corporation shall be transferred upon its books, (1) in the case of certificated shares of stock, by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued; and (2) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by their duly authorized attorneys or legal representatives, and upon compliance with appropriate procedures for transferring shares in uncertificated form. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

A-5

SECTION 4.   STOCKHOLDERS RECORD DATE — In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (A) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (B) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (C) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 5.   DIVIDENDS — Dividends upon the capital stock of the Corporation shall in the discretion of the Board of Directors from time to time be declared by the Board of Directors out of funds legally available therefor after setting aside of proper reserves.
SECTION 6.   FISCAL YEAR — The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
SECTION 7.   CHECKS — All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
SECTION 8.   NOTICE AND WAIVER OF NOTICE — Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

A-6

SECTION 9.   CORPORATE SEAL. — The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.
INDEMNIFICATION
SECTION 1.   ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. — The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.
SECTION 2.   ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. — The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

A-7

SECTION 3.   INDEMNIFICATION AGAINST EXPENSES ACTUALLY AND REASONABLY INCURRED. — To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in SECTION 1 or SECTION 2 of this ARTICLE VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
SECTION 4.   AUTHORIZATION OF INDEMNIFICATION. — Any indemnification under SECTION 1 or SECTION 2 of this ARTICLE VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in SECTION 1 or SECTION 2 of this ARTICLE VI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
SECTION 5.   ADVANCEMENT OF EXPENSES. — Reasonable expenses, including court costs and attorneys’ fees, incurred by a person who was or is a witness or who was or is named as a defendant or respondent in any threatened, pending or completed Proceeding, any appeal in such Proceeding, and any inquiry or investigation that could lead to such Proceeding, by reason of the fact that such individual is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without the determination set forth in SECTION 4 of this ARTICLE VI, upon receipt by the Corporation of a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this ARTICLE VI, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Corporation if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VI. Such written undertaking shall be an unlimited obligation of such person and it may be accepted without reference to financial ability to make repayment.
SECTION 6.   NON-EXCLUSIVITY AND AMENDMENTS. — The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Any right to indemnification or to advancement of expenses of any person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

A-8

SECTION 7.   INSURANCE. — The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE VI.
SECTION 8.   INDEMNIFICATION AND EXPENSE ADVANCEMENT FOR EMPLOYEES AND AGENTS. — The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and the advancement of expenses to employees and agents of the corporation similar to those conferred in this ARTICLE VI to directors and officers of the Corporation.
SECTION 9.   SURVIVAL OF INDEMNIFICATION AND EXPENSE ADVANCEMENT RIGHTS. — The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 10.   DEFINITIONS. — For purposes of this ARTICLE VI, (1) references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation or while a director or officer of such corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued; (2) references to “other enterprises” shall include employee benefit plans; (3) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (4) references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and (5) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VI.

A-9

AMENDMENTS
These By-Laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws (as either may be amended or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

A-10

ANNEX B
April 14, 2024
The Board of Directors
Encore Wire Corporation
1329 Millwood Road
McKinney, TX 75069
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Encore Wire Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Prysmian S.p.A. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of April 14, 2024 (the “Agreement”), among the Company, the Acquiror, its subsidiary, Applause Merger Sub Inc. (the “Merger Sub”), and solely as provided in Section 9.12 of the Agreement, Prysmian Cables and Systems USA, LLC, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive (i) $290.00 per share in cash (the “Consideration”) plus (ii) if the Transaction has not closed by the date specified in the Agreement, the Additional Consideration (as defined in the Agreement). We express no opinion on the Additional Consideration.
In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror and the Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger on the Acquiror’s credit facilities in June 2022 and June 2023. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company and less than 2% of the outstanding common stock of the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC
/s/ J.P. Morgan Securities LLC J.P. Morgan Securities LLC

PRELIMINARY COPY–SUBJECT TO COMPLETIONSCAN TOVIEW MATERIALS & VOTE ENCORE WIRE CORPORATION ATTN: BRET ECKERT1329 MILLWOOD ROADMCKINNEY, TX 75069 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [TBD], 2024 for shares held directly and by 11:59 P.M. ET on [TBD], 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/WIRE2024SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [TBD], 2024 for shares held directly and by 11:59 P.M. ET on [TBD], 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V51746-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.V51747-TBDENCORE WIRE CORPORATIONSpecial Meeting of Stockholders [TBD], 2024 [TBD] Central TimeTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints DANIEL L. JONES and BRET J. ECKERT, and each of them, as the undersigned’s attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of ENCORE WIRE CORPORATION (the "Company") held of record by the undersigned on [TBD], 2024, at the Special Meeting of Stockholders to be held on [TBD], 2024 or any adjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, and 3. If any other matter is properly presented at the Special Meeting of Stockholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.(Continued and to be signed on the reverse side)